                                  STATEMENT OF
                             ADDITIONAL INFORMATION
                                February 28, 2000

                                 BALANCED FUND
                                   BOND FUND
                              CAPITAL GROWTH FUND
                                CORE EQUITY FUND
                               EQUITY GROWTH FUND
                               EQUITY INCOME FUND
                                  FOCUS FUND
                            GROWTH AND INCOME FUND
                             LARGE CAP EQUITY FUND
                         SELECT GROWTH AND INCOME FUND
                              SHORT TERM BOND FUND
                             SMALL CAP EQUITY FUND
                          SMALL CAP OPPORTUNITIES FUND
                             STRATEGIC INCOME FUND
                        U.S. GOVERNMENT SECURITIES FUND
                           U.S. TREASURY INCOME FUND

          1211 Avenue of The Americas, 41st Floor, New York, NY 10081


     This Statement of Additional Information sets forth information which may be of interest to investors but which is not necessarily included in the Prospectuses offering shares of the Funds. This Statement of Additional Information should be read in conjunction with the Prospectuses offering shares of U.S. Government Securities Fund, U.S. Treasury Income Fund, Bond Fund, Short-Term Bond Fund and Strategic Income Fund (collectively, the "Income Funds"), and Balanced Fund, Core Equity Fund, Equity Income Fund, Equity Growth Fund, Focus Fund, Growth and Income Fund, Capital Growth Fund, Large Cap Equity Fund, Select Growth and Income Fund, Small Cap Equity Fund and Small Cap Opportunities Fund (collectively, the "Equity Funds"). Any references to a "Prospectus" in this Statement of Additional Information is a reference to one or more of the foregoing Prospectuses, as the context requires. Copies of each Prospectus may be obtained by an investor without charge by contacting Vista Fund Distributors, Inc. ("VFD"), the Funds' distributor (the "Distributor"), at the above-listed address.


This Statement of Additional Information is NOT a prospectus and is authorized for distribution to prospective investors only if preceded or accompanied by an effective prospectus.

For more information about your account, simply call or write the Chase Vista Funds Service Center at:

1-800-34-VISTA
Chase Vista Funds Service Center
P.O. Box 419392
Kansas City, MO 64141



                                                                     MFG-SAI-200

Table of Contents                                                         Page
--------------------------------------------------------------------------------
The Funds ............................................................     3
Investment Policies and Restrictions .................................     3
Performance Information ..............................................    25
Determination of Net Asset Value .....................................    36
Purchases, Redemptions and Exchanges .................................    37
Distributions; Tax Matters ...........................................    42
Management of the Trust and the Funds or Portfolios ..................    47
Independent Accountants ..............................................    64
Certain Regulatory Matters ...........................................    64
General Information ..................................................    65
Appendix A--Description of Certain Obligations Issued or Guaranteed by
 U.S. Government Agencies or Instrumentalities .......................    A-1
Appendix B--Description of Ratings ...................................    B-1

                                   THE FUNDS


     Mutual Fund Group (the "Trust") is an open-end management investment company which was organized as a business trust under the laws of the Commonwealth of Massachusetts on May 11, 1987. The Trust presently consists of 21 separate series (the "Funds"). Certain of the Funds are diversified and other Funds are non-diversified, as such term is defined in the Investment Company Act of 1940, as amended (the "1940 Act"). The shares of the Funds are collectively referred to in this Statement of Additional Information as the "Shares."

     The Growth and Income Fund and Capital Growth Fund converted to a master fund/feeder fund structure in December 1993. The Select Growth and Income Fund, Core Equity Fund and Equity Growth Fund were formed with a master fund/feeder fund structure. Under this structure, each of these Funds seeks to achieve its investment objective by investing in all of its investable assets in an open-end management investment company which has the same investment objective as that Fund. Growth and Income Fund and Select Growth and Income Fund invest in Growth and Income Portfolio. Capital Growth Fund, Core Equity Fund and Equity Growth Fund invest in Capital Growth Portfolio, Core Equity Portfolio and Equity Growth Portfolio, respectively. Growth and Income Portfolio, Capital Growth Portfolio, Core Equity Portfolio and Equity Growth Portfolio are hereafter collectively referred to as the "Portfolios". Growth and Income Portfolio and Capital Growth Portfolio are each a New York trust with its principal office in New York. Core Equity Portfolio and Equity Growth Portfolio are separate series of Mutual Fund Master Investment Trust, an open-end management investment company that was organized as a business trust under the laws of the Commonwealth of Massachusetts. Core Equity Portfolio and Equity Growth Portfolio were formed when the Chase Core Equity Fund and Chase Equity Growth Fund series of Mutual Fund Investment Trust, another open-end management investment company, were converted to a master/feeder structure. Certain qualified investors, in addition to a Fund, may invest in a Portfolio. For purposes of this Statement of Additional Information, any information or references to the Portfolios refer to the operations and activities after implementation of the master fund/feeder fund structure.


     On May 3, 1996, The Hanover Large Cap Equity Fund merged into the Institutional Shares of Large Cap Equity Fund, The Hanover Short-Term Bond Fund merged into the Class A shares of Short-Term Bond Fund, Investor Shares of The Hanover Small Cap Equity Fund merged into the Class A shares of Small Cap Equity Fund, CBC Benefit Shares of The Hanover Small Cap Equity Fund merged into the Institutional Shares of Small Cap Equity Fund and The Hanover U.S. Government Securities Fund merged into the Institutional Shares of U.S. Government Securities Fund. The foregoing mergers are referred to herein as the "Hanover Reorganization."

     Effective as of May 6, 1996, U.S. Government Income Fund changed its name to U.S. Treasury Income Fund and Equity Fund changed its name to Large Cap Equity Fund.


     The Board of Trustees of the Trust provides broad supervision over the affairs of the Trust including the Funds. In the case of the Portfolios, separate Boards of Trustees provide broad supervision. The Chase Manhattan Bank ("Chase") is the investment adviser for the Funds (other than the Growth and Income Fund, Capital Growth Fund, Select Growth and Income Fund, Core Equity Fund and Equity Growth Fund, which do not have their own advisers) and the four Portfolios. Chase also serves as the Trust's administrator (the "Administrator") and supervises the overall administration of the Trust, including the Funds, and is the administrator of the Portfolios. A majority of the Trustees of the Trust are not affiliated with the investment adviser or sub-advisers. Similarly, a majority of the Trustees of the Portfolios are not affiliated with the investment adviser or sub-advisers.


                     INVESTMENT POLICIES AND RESTRICTIONS

                              Investment Policies

     The Prospectuses set forth the various investment policies of each Fund and Portfolio. The following information supplements and should be read in conjunction with the related sections of each Prospectus. For descriptions of the securities ratings of Moody's Investors Service, Inc. ("Moody's"), Standard & Poor's

Corporation ("S&P") and Fitch Investors Service, Inc. ("Fitch"), see Appendix B.

     U.S. Government Securities. All the Funds and Portfolios may invest in U.S. Government Securities. U.S. Government Securities include (1) U.S. Treasury obligations, which generally differ only in their interest rates, maturities and times of issuance, including: U.S. Treasury bills (maturities of one year or less), U.S. Treasury notes (maturities of one to ten years) and U.S. Treasury bonds (generally maturities of greater than ten years); and (2) obligations issued or guaranteed by U.S. Government agencies and instrumentalities which are supported by any of the following: (a) the full faith and credit of the U.S. Treasury, (b) the right of the issuer to borrow any amount listed to a specific line of credit from the U.S. Treasury, (c) discretionary authority of the U.S. Government to purchase certain obligations of the U.S. Government agency or instrumentality or (d) the credit of the agency or instrumentality. Agencies and instrumentalities of the U.S. Government include but are not limited to: Federal Land Banks, Federal Financing Banks, Banks for Cooperatives, Federal Intermediate Credit Banks, Farm Credit Banks, Federal Home Loan Banks, Federal Home Loan Mortgage Corporation, Federal National Mortgage Association, Student Loan Marketing Association, United States Postal Service, Chrysler Corporate Loan Guarantee Board, Small Business Administration, Tennessee Valley Authority and any other enterprise established or sponsored by the U.S. Government. Certain U.S. Government Securities, including U.S. Treasury bills, notes and bonds, Government National Mortgage Association certificates and Federal Housing Administration debentures, are supported by the full faith and credit of the United States. Other U.S. Government Securities are issued or guaranteed by federal agencies or government sponsored enterprises and are not supported by the full faith and credit of the United States. These securities include obligations that are supported by the right of the issuer to borrow from the U.S. Treasury, such as obligations of the Federal Home Loan Banks, and obligations that are supported by the creditworthiness of the particular instrumentality, such as obligations of the Federal National Mortgage Association or Federal Home Loan Mortgage Corporation. For a description of certain obligations issued or guaranteed by U.S. Government agencies and instrumentalities, see Appendix A.

     In addition, certain U.S. Government agencies and instrumentalities issue specialized types of securities, such as guaranteed notes of the Small Business Administration, Federal Aviation Administration, Department of Defense, Bureau of Indian Affairs and Private Export Funding Corporation, which often provide higher yields than are available from the more common types of government-backed instruments. However, such specialized instruments may only be available from a few sources, in limited amounts, or only in very large denominations; they may also require specialized capability in portfolio servicing and in legal matters related to government guarantees. While they may frequently offer attractive yields, the limited-activity markets of many of these securities means that, if a Fund or Portfolio were required to liquidate any of them, it might not be able to do so advantageously; accordingly, each Fund and Portfolio investing in such securities normally to hold such securities to maturity or pursuant to repurchase agreements, and would treat such securities (including repurchase agreements maturing in more than seven days) as illiquid for purposes of its limitation on investment in illiquid securities.

     Bank Obligations. Investments in bank obligations are limited to those of U.S. banks (including their foreign branches) which have total assets at the time of purchase in excess of $1 billion and the deposits of which are insured by either the Bank Insurance Fund or the Savings Association Insurance Fund of the Federal Deposit Insurance Corporation, and foreign banks (including their U.S. branches) having total assets in excess of $10 billion (or the equivalent in other currencies), and such other U.S. and foreign commercial banks which are judged by the advisers to meet comparable credit standing criteria.

     Bank obligations include negotiable certificates of deposit, bankers' acceptances, fixed time deposits and deposit notes. A certificate of deposit is a short-term negotiable certificate issued by a commercial bank against funds deposited in the bank and is either interest-bearing or purchased on a discount basis. A bankers' acceptance is a short-term draft drawn on a commercial bank by a borrower, usually in connection with an international commercial transaction. The borrower is liable for payment as is the bank, which unconditionally guarantees to pay the draft at its face amount on the maturity date. Fixed time deposits are obligations of branches of United States banks or foreign banks which are payable at a stated maturity date and bear a fixed rate of interest. Although fixed time deposits do not have a market, there are no contractual restrictions on the right to transfer a beneficial interest in the deposit to a third party. Fixed time deposits subject to withdrawal penalties and with respect to which a Fund or Portfolio cannot realize the proceeds thereon within seven days are deemed "illiquid" for the purposes of its restriction on investments in illiquid securities. Deposit notes are notes issued by commercial banks which generally bear fixed rates of interest and typically have original maturities ranging from eighteen months to five years.

     The dependence on the banking industry may involve certain credit risks, such as defaults or downgrades, if at some future date adverse economic conditions prevail in such industry. Banks are subject to extensive governmental regulations that may limit both the amounts and types of loans and other financial commitments that may be made and the interest rates and fees that may be charged. The profitability of this industry is largely dependent upon the availability and cost of capital funds for the purpose of financing lending operations under prevailing money market conditions. Also, general economic conditions play an important part in the operations of this industry and exposure to credit losses arising from possible financial difficulties of borrowers might affect a bank's ability to meet its obligations. Bank obligations may be general obligations of the parent bank or may be limited to the issuing branch by the terms of the specific obligations or by government regulation. Investors should also be aware that securities of foreign banks and foreign branches of United States banks may involve foreign investment risks in addition to those relating to domestic bank obligations. These investment risks may involve, among other considerations, risks relating to future political and economic developments, more limited liquidity of foreign obligations than comparable domestic obligations, the possible imposition of withholding taxes on interest income, the possible seizure or nationalization of foreign assets and the possible establishment of exchange controls or other restrictions. There may be less publicly available information concerning foreign issuers, there may be difficulties in obtaining or enforcing a judgment against a foreign issuer (including branches) and accounting, auditing and financial reporting standards and practices may differ from those applicable to U.S. issuers. In addition, foreign banks are not subject to regulations comparable to U.S. banking regulations.

     Foreign Securities. For purposes of a Fund's investment policies, the issuer of a security may be deemed to be located in a particular country if (i) the principal trading market for the security is in such country, (ii) the issuer is organized under the laws of such country or (iii) the issuer derives at least 50% of its assets situated in such country.

     Depositary Receipts. The Equity Funds and Portfolios may invest their assets in securities of multinational companies in the form of American Depositary Receipts or other similar securities representing securities of foreign issuers, such as European Depositary Receipts, Global Depositary Receipts and other similar securities representing securities of foreign issuers (collectively, "Depositary Receipts"). The Funds and Portfolios treat Depositary Receipts as interests in the underlying securities for purposes of their investment policies.

     Supranational Obligations. The Balanced Fund, the Equity Income Fund, the Growth and Income Portfolio and the Strategic Income Fund may invest in supranational obligations. Supranational organizations, include organizations such as The World Bank, which was chartered to finance development projects in developing member countries; the European Community, which is a twelve-nation organization engaged in cooperative economic activities; the European Coal and Steel Community, which is an economic union of various European nations steel and coal industries; and, the Asian Development Bank, which is an international development bank established to lend funds, promote investment and provide technical assistance to member nations of the Asian and Pacific regions. Obligations of supranational agencies are supported by subscribed, but unpaid, commitments of member countries. There is no assurance that these commitments will be undertaken or complied with in the future, and foreign and supranational securities are subject to certain risks associated with foreign investing.

     Money Market Instruments. Each Fund and Portfolio may invest in cash or high-quality, short-term money market instruments. These may include U.S. Government securities, commercial paper of domestic and foreign issuers and obligations of domestic and foreign banks. Investments in foreign money market instruments may involve certain risks associated with foreign investment.

     Corporate Reorganizations. In general, securities that are the subject of a tender or exchange offer or proposal sell at a premium to their historic market price immediately prior to the announcement of the offer or proposal. The increased market price of these securities may also discount what the stated or appraised value of the security would be if the contemplated action were approved or consummated. These investments may be advantageous when the discount significantly overstates the risk of the contingencies involved; significantly undervalues the securities, assets or cash to be received by shareholders of the prospective portfolio company as a result of the contemplated transaction; or, fails adequately to recognize the possibility that the offer or proposal may be replaced or superseded by an offer or proposal of greater value. The evaluation of these contingencies requires unusually broad knowledge and experience on the part of the advisers that must appraise not only the value of the issuer and its component businesses as well as the assets or securities to be received as a result of the contemplated transaction, but also the financial resources and business motivation of the offeror as well as the dynamics of the business climate when the offer or proposal is in progress. Investments in reorganization securities may tend to increase the turnover ratio of a Fund or Portfolio and increase its brokerage and other transaction expenses.

     Warrants and Rights. Warrants basically are options to purchase equity securities at a specified price for a specific period of time. Their prices do not necessarily move parallel to the prices of the underlying securities. Rights are similar to warrants but normally have a shorter duration and are distributed directly by the issuer to shareholders. Rights and warrants have no voting rights, receive no dividends and have no rights with respect to the assets of the issuer.

     Commercial Paper. Commercial paper consists of short-term (usually from 1 to 270 days) unsecured promissory notes issued by corporations in order to finance their current operations. A variable amount master demand note (which is a type of commercial paper) represents a direct borrowing arrangement involving periodically fluctuating rates of interest under a letter agreement between a commercial paper issuer and an institutional lender pursuant to which the lender may determine to invest varying amounts.

     Preferred Stock. Preferred Stock are securities that represent an ownership interest in a corporation and that give the owner a prior claim over common stock on the corporation's earnings or assets.

     Investment Grade Debt Securities. The Fixed Income Funds, the Equity Income Fund and the Growth and Income Portfolio may invest in investment grade debt securities. Investment grade debt securities are securities rated in the category BBB or higher by Standard & Poor's Corporation ("S&P"), or Baa or higher by Moody's Investors Service, Inc. ("Moody's") or the equivalent by another national rating organization, or, if unrated, determined by the advisers to be of comparable quality.

     Repurchase Agreements. All the Funds and Portfolios may enter into repurchase agreements. A Fund or Portfolio will enter into repurchase agreements only with member banks of the Federal Reserve System and securities dealers believed creditworthy, and only if fully collateralized by securities in which such Fund or Portfolio is permitted to invest. Under the terms of a typical repurchase agreement, a Fund or Portfolio would acquire an underlying instrument for a relatively short period (usually not more than one week) subject to an obligation of the seller to repurchase the instrument and the Fund or Portfolio to resell the instrument at a fixed price and time, thereby determining the yield during the Fund's or Portfolio's holding period. This procedure results in a fixed rate of return insulated from market fluctuations during such period. A repurchase agreement is subject to the risk that the seller may fail to repurchase the security. Repurchase agreements are considered under the 1940 Act to be loans collateralized by the underlying securities. All repurchase agreements entered into by a Fund or Portfolio will be fully collateralized at all times during the period of the agreement in that the value of the underlying security will be at least equal to 100% of the amount of the loan, including the accrued interest thereon, and the Fund or Portfolio or its custodian or sub-custodian will have possession of the collateral, which the Board of Trustees believes will give it a valid, perfected security interest in the collateral. Whether a repurchase agreement is the purchase and sale of a security or a collateralized loan has not been conclusively established. This might become an issue in the event of the bankruptcy of the other party to the transaction. In the event of default by the seller under a repurchase agreement construed to be a collateralized loan, the underlying securities would not be owned by the Fund or Portfolio, but would only constitute collateral for the seller's obligation to pay the repurchase price. Therefore, a Fund or Portfolio may suffer time delays and incur costs in connection with the disposition of the collateral. The Board of Trustees believes that the collateral underlying repurchase agreements may be more susceptible to claims of the seller's creditors than would be the case with securities owned by a Fund or Portfolio. Repurchase agreements maturing in more than seven days are treated as illiquid for purposes of the Funds' and Portfolios' restrictions on purchases of illiquid securities. Repurchase agreements are also subject to the risks described below with respect to stand-by commitments.

     Forward Commitments. All the Funds and Portfolios may purchase securities on a forward commitment basis. In order to invest a Fund's assets immediately, while awaiting delivery of securities purchased on a forward commitment basis, short-term obligations that offer same-day settlement and earnings will normally be purchased. When a commitment to purchase a security on a forward commitment basis is made, procedures are established consistent with the General Statement of Policy of the Securities and Exchange Commission concerning such purchases. Since that policy currently recommends that an amount of the respective Fund's or Portfolio's assets equal to the amount of the purchase be held aside or segregated to be used to pay for the commitment, a separate account of such Fund or Portfolio consisting of cash or liquid securities equal to the amount of such Fund's or Portfolio's commitments securities will be established at such Fund's or Portfolio's custodian bank. For the purpose of determining the adequacy of the securities in the account, the deposited securities will be valued at market value. If the market value of such securities declines, additional cash, cash equivalents or highly liquid securities will be placed in the account daily so that the value of the account will equal the amount of such commitments by the respective Fund or Portfolio.

     Although it is not intended that such purchases would be made for speculative purposes, purchases of securities on a forward commitment basis may involve more risk than other types of purchases. Securities purchased on a forward commitment basis and the securities held in the respective Fund's or Portfolio's portfolio are subject to changes in value based upon the public's perception of the issuer and changes, real or anticipated, in the level of interest rates. Purchasing securities on a forward commitment basis can involve the risk that the yields available in the market when the delivery takes place may actually be higher or lower than those obtained in the transaction itself. On the settlement date of the forward commitment transaction, the respective Fund or Portfolio will meet its obligations from then available cash flow, sale of securities held in the separate account, sale of other securities or, although it would not normally expect to do so, from sale of the forward commitment securities themselves (which may have a value greater or lesser than such Fund's or Portfolio's payment obligations). The sale of securities to meet such obligations may result in the realization of capital gains or losses. Purchasing securities on a forward commitment basis can also involve the risk of default by the other party on its obligation, delaying or preventing the Fund or Portfolio from recovering the collateral or completing the transaction.

     To the extent a Fund or Portfolio engages in forward commitment transactions, it will do so for the purpose of acquiring securities consistent with its investment objective and policies and not for the purpose of investment leverage, and settlement of such transactions will be within 90 days from the trade date.

     Floating and Variable Rate Securities; Participation Certificates. The Fixed Income Funds may invest in floating rate securities, whose interest rates adjust automatically whenever a specified interest rate changes, and variable rate securities, whose interest rates are periodically adjusted. Certain of these instruments permit the holder to demand payment of principal and accrued interest upon a specified number of days' notice from either the issuer or a third party. The securities in which the Funds may invest include participation certificates and certificates of indebtedness or safekeeping. Participation certificates are pro rata interests in securities held by others; certificates of indebtedness or safekeeping are documentary receipts for such original securities held in custody by others. As a result of the floating or variable rate nature of these investments, the Funds' yields may decline, and they may forego the opportunity for capital appreciation during periods when interest rates decline; however, during periods when interest rates increase, the Funds' yields may increase, and they may have reduced risk of capital depreciation. Demand features on certain floating or variable rate securities may obligate the Funds to pay a "tender fee" to a third party. Demand features provided by foreign banks involve certain risks associated with foreign investments.

     The securities in which certain Funds and Portfolios may be invested include participation certificates issued by a bank, insurance company or other financial institution in securities owned by such institutions or affiliated organizations ("Participation Certificates"). A Participation Certificate gives a Fund or Portfolio an undivided interest in the security in the proportion that the Fund's or Portfolio's participation interest bears to the total principal amount of the security and generally provides the demand feature described below. Each Participation Certificate is backed by an irrevocable letter of credit or guaranty of a bank (which may be the bank issuing the Participation Certificate, a bank issuing a confirming letter of credit to that of the issuing bank, or a bank serving as agent of the issuing bank with respect to the possible repurchase of the Participation Certificate) or insurance policy of an insurance company that the Board of Trustees of the Trust has determined meets the prescribed quality standards for a particular Fund or Portfolio.

     A Fund or Portfolio may have the right to sell the Participation Certificate back to the institution and draw on the letter of credit or insurance on demand after the prescribed notice period, for all or any part of the full principal amount of the Fund's or Portfolio's participation interest in the security, plus accrued interest. The institutions issuing the Participation Certificates would retain a service and letter of credit fee and a fee for providing the demand feature, in an amount equal to the excess of the interest paid on the instruments over the negotiated yield at which the Participation Certificates were purchased by a Fund or Portfolio. The total fees would generally range from 5% to 15% of the applicable prime rate or other short-term rate index. With respect to insurance, a Fund or Portfolio will attempt to have the issuer of the participation certificate bear the cost of any such insurance, although the Funds and Portfolios retain the option to purchase insurance if deemed appropriate. Obligations that have a demand feature permitting a Fund or Portfolio to tender the obligation to a foreign bank may involve certain risks associated with foreign investment. A Fund's or Portfolio's ability to receive payment in such circumstances under the demand feature from such foreign banks may involve certain risks such as future political and economic developments, the possible establishments of laws or restrictions that might adversely affect the payment of the bank's obligations under the demand feature and the difficulty of obtaining or enforcing a judgment against the bank.

     The advisers have been instructed by the Board of Trustees to monitor on an ongoing basis the pricing, quality and liquidity of the floating and variable rate securities held by the Funds and Portfolios, including Participation Certificates, on the basis of published financial information and reports of the rating agencies and other bank analytical services to which the Funds and Portfolios may subscribe. Although these instruments may be sold by a Fund or Portfolio, it is intended that they be held until maturity.

     Past periods of high inflation, together with the fiscal measures adopted to attempt to deal with it, have seen wide fluctuations in interest rates, particularly "prime rates" charged by banks. While the value of the underlying floating or variable rate securities may change with changes in interest rates generally, the floating or variable rate nature of the underlying floating or variable rate securities should minimize changes in value of the instruments. Accordingly, as interest rates decrease or increase, the potential for capital appreciation and the risk of potential capital depreciation is less than would be the case with a portfolio of fixed rate securities. A Fund's or Portfolio's portfolio may contain floating or variable rate securities on which stated minimum or maximum rates, or maximum rates set by state law, limit the degree to which interest on such floating or variable rate securities may fluctuate; to the extent it does, increases or decreases in value may be somewhat greater than would be the case without such limits. Because the adjustment of interest rates on the floating or variable rate securities is made in relation to movements of the applicable banks' "prime rates" or other short-term rate adjustment indices, the floating or variable rate securities are not comparable to long-term fixed rate securities. Accordingly, interest rates on the floating or variable rate securities may be higher or lower than current market rates for fixed rate obligations of comparable quality with similar maturities.

     The maturity of variable rate securities is deemed to be the longer of (i) the notice period required before a Fund or Portfolio is entitled to receive payment of the principal amount of the security upon demand or (ii) the period remaining until the security's next interest rate adjustment.

     Inverse Floaters and Interest Rate Caps. The Balanced Fund, the U.S. Government Securities Fund, the Bond Fund, the Short-Term Bond Fund and the Strategic Income Fund may invest in inverse floaters and in securities with interest rate caps. Inverse floaters are instruments whose interest rates bear an inverse relationship to the interest rate on another security or the value of an index. The market value of an inverse floater will vary inversely with changes in market interest rates and will be more volatile in response to interest rates changes than that of a fixed-rate obligation. Interest rate caps are financial instruments under which payments occur if an interest rate index exceeds a certain predetermined interest rate level, known as the cap rate, which is tied to a specific index. These financial products will be more volatile in price than securities which do not include such a structure.

     Borrowings. Each Fund and Portfolio may borrow money from banks for temporary or short-term purposes. But, none of the Funds or Portfolios, except for the Strategic Income Fund, may borrow money to buy additional securities, which is known as "leveraging."

     Reverse Repurchase Agreements. Each Fund and Portfolio may enter into reverse repurchase agreements. Reverse repurchase agreements involve the sale of securities held by a Fund or Portfolio with an agreement to repurchase the securities at an agreed upon price and date. Each Fund and Portfolio may use this practice to generate cash for shareholder redemptions without selling securities during unfavorable market conditions. Whenever a Fund or Portfolio enters into a reverse repurchase agreement, it will establish a segregated account in which it will maintain liquid assets on a daily basis in an amount at least equal to the repurchase price (including accrued interest). The Fund or Portfolio would be required to pay interest on amounts obtained through reverse repurchase agreements, which are considered borrowings under federal securities laws. The repurchase price is generally equal to the original sales price plus interest. Reverse repurchase agreements are usually for seven days or less and cannot be repaid prior to their expiration dates. Reverse repurchase agreements involve the risk that the market value of the portfolio securities transferred may decline below the price at which the Fund or Portfolio is obliged to purchase the securities.

     Other Investment Companies. Apart from being able to invest all of their investable assets in another investment company having substantially the same investment objectives and policies, each Fund and Portfolio, except the U.S. Treasury Fund, may invest up to 10% of their total assets in shares of other investment companies when consistent with its investment objective and policies, subject to applicable regulatory limitations. Additional fees may be charged by other investment companies.

     Zero Coupon, Payment-in-Kind and Stripped Obligations. The principal and interest components of United States Treasury bonds with remaining maturities of longer than ten years are eligible to be traded independently under the Separate Trading of Registered Interest and Principal of Securities ("STRIPS") program. Under the STRIPS program, the principal and interest components are separately issued by the United States Treasury at the request of depository financial institutions, which then trade the component parts separately. The interest component of STRIPS may be more volatile than that of United States Treasury bills with comparable maturities. The risk is greater when the period to maturity is longer.

     Each Fund and Portfolio, except for the Focus Fund, may invest in stripped obligations. However, whereas the Balanced Fund, the U.S. Government Securities Fund, the Bond Fund, the Short-Term Bond Fund and the Strategic Income Fund can invest in all stripped obligations, the U.S. Treasury Income Fund, the Small Cap Opportunities Fund, the Small Cap Equity Fund, the Large Cap Equity Fund, the Equity Income Fund, the Growth and Income Portfolio and the Capital Growth Portfolio may invest up to 20% of their total assets in stripped obligations only where the underlying obligations are backed by the full faith and credit of the U.S. Government.

     The Balanced Fund, the Bond Fund, the Short-Term Bond Fund, the U.S. Government Securities Fund, the U.S. Treasury Income Fund and the Strategic Income Fund may invest in zero coupon securities issued by governmental and private issuers. Zero coupon securities are debt securities that do not pay regular interest payments, and instead are sold at substantial discounts from their value at maturity. When zero coupon obligations are held to maturity, their entire return, which consists of the amortization of discount, comes from the difference between their purchase price and maturity value. Because interest on a zero coupon obligation is not distributed on a current basis, the obligation tends to be subject to greater price fluctuations in response to changes in interest rates than are ordinary interest-paying securities with similar maturities. As with STRIPS, the risk is greater when the period to maturity is longer. The value of zero coupon obligations appreciates more than such ordinary interest-paying securities during periods of declining interest rates and depreciates more than such ordinary interest-paying securities during periods of rising interest rates. Under the stripped bond rules of the Internal Revenue Code of 1986, as amended, investments by a Fund or Portfolio in zero coupon obligations will result in the accrual of interest income on such investments in advance of the receipt of the cash corresponding to such income.

     Zero coupon securities may be created when a dealer deposits a U.S. Treasury or federal agency security with a custodian and then sells the coupon payments and principal payment that will be generated by this security separately. Proprietary receipts, such as Certificates of Accrual on Treasury Securities, Treasury Investment Growth Receipts and generic Treasury Receipts, are examples of stripped U.S. Treasury securities separated into their component parts through such custodial arrangements.

     The Balanced Fund, the Bond Fund, the Short-Term Bond Fund, the U.S. Government Securities Fund and the Strategic Income Fund may invest in payment-in-kind obligations. Payment-in-kind ("PIK") bonds are debt obligations which provide that the issuer thereof may, at its option, pay interest on such bonds in cash or in the form of additional debt obligations. Such investments benefit the issuer by mitigating its need for cash to meet debt service, but also require a higher rate of return to attract investors who are willing to defer receipt of such cash. Such investments experience greater volatility in market value due to changes in interest rates than debt obligations which provide for regular payments of interest. A Fund or Portfolio will accrue income on such investments for tax and accounting purposes, as required, which is distributable to shareholders and which, because no cash is received at the time of accrual, may require the liquidation of other portfolio securities to satisfy the Fund's or Portfolio's distribution obligations.

     Illiquid Securities. For purposes of its limitation on investments in illiquid securities, each Fund and Portfolio may elect to treat as liquid, in accordance with procedures established by the Board of Trustees, certain investments in restricted securities for which there may be a secondary market of qualified institutional buyers as contemplated by Rule 144A under the Securities Act of 1933, as amended (the "Securities Act") and commercial obligations issued in reliance on the so-called "private placement" exemption from registration afforded by Section 4(2) of the Securities Act ("Section 4(2) paper"). Rule 144A provides an exemption from the registration requirements of the Securities Act for the resale of certain restricted securities to qualified institutional buyers. Section 4(2) paper is restricted as to disposition under the federal securities laws, and generally is sold to institutional investors such as a Fund or Portfolio who agree that they are purchasing the paper for investment and not with a view to public distribution. Any resale of Section 4(2) paper by the purchaser must be in an exempt transaction.

     One effect of Rule 144A and Section 4(2) is that certain restricted securities may now be liquid, though there is no assurance that a liquid market for Rule 144A securities or Section 4(2) paper will develop or be maintained. The Trustees have adopted policies and procedures for the purpose of determining whether securities that are eligible for resale under Rule 144A and
Section 4(2) paper are liquid or illiquid for purposes of the limitation on investment in illiquid securities. Pursuant to those policies and procedures, the Trustees have delegated to the advisers the determination as to whether a particular instrument is liquid or illiquid, requiring that consideration be given to, among other things, the frequency of trades and quotes for the security, the number of dealers willing to sell the security and the number of potential purchasers, dealer undertakings to make a market in the security, the nature of the security and the time needed to dispose of the security. The Trustees will periodically review the Funds' and Portfolios' purchases and sales of Rule 144A securities and Section 4(2) paper.

     Convertible Securities. The Strategic Income Fund and all the Equity Funds and Portfolios, except for the Focus Fund, may invest in convertible securities, which are securities generally offering fixed interest or dividend yields that may be converted either at a stated price or stated rate for common or preferred stock.

     Stand-By Commitments. Each Fund and Portfolio may utilize stand-by commitments in securities sales transactions. In a put transaction, a Fund or Portfolio acquires the right to sell a security at an agreed upon price within a specified period prior to its maturity date, and a stand-by commitment entitles a Fund or Portfolio to same-day settlement and to receive an exercise price equal to the amortized cost of the underlying security plus accrued interest, if any, at the time of exercise. Stand-by commitments are subject to certain risks, which include the inability of the issuer of the commitment to pay for the securities at the time the commitment is exercised, the fact that the commitment is not marketable by a Fund or Portfolio, and that the maturity of the underlying security will generally be different from that of the commitment. A put transaction will increase the cost of the underlying security and consequently reduce the available yield.

     Securities Loans. To the extent specified in its Prospectus, each Fund and Portfolio is permitted to lend its securities to broker-dealers and other institutional investors in order to generate additional income. Such loans of portfolio securities may not exceed 30% of the value of a Fund's or Portfolio's total assets. In connection with such loans, a Fund or Portfolio will receive collateral consisting of cash, cash equivalents, U.S. Government securities or irrevocable letters of credit issued by financial institutions. Such collateral will be maintained at all times in an amount equal to at least 100% of the current market value plus accrued interest of the securities loaned. A Fund or Portfolio can increase its income through the investment of such collateral. A Fund or Portfolio continues to be entitled to the interest payable or any dividend-equivalent payments received on a loaned security and, in addition, to receive interest on the amount of the loan. However, the receipt of any dividend-equivalent payments by a Fund or Portfolio on a loaned security from the borrower will not qualify for the dividends-received deduction. Such loans will be terminable at any time upon specified notice. A Fund or Portfolio might experience risk of loss if the institutions with which it has engaged in portfolio loan transactions breach their agreements with such Fund or Portfolio. The risks in lending portfolio securities, as with other extensions of secured credit, consist of possible delays in receiving additional collateral or in the recovery of the securities or possible loss of rights in the collateral should the borrower experience financial difficulty. Loans will be made only to firms deemed by the advisers to be of good standing and will not be made unless, in the judgment of the advisers, the consideration to be earned from such loans justifies the risk.

     Real Estate Investment Trusts. The Equity Income Fund and the Growth and Income Portfolio may invest in shares of real estate investment trusts ("REITs"), which are pooled investment vehicles which invest primarily in income-producing real estate or real estate related loans or interests. REITs are generally classified as equity REITs or mortgage REITs. Equity REITs invest the majority of their assets directly in real property and derive income primarily from the collection of rents. Equity REITs can also realize capital gains by selling properties that have appreciated in value. Mortgage REITs invest the majority of their assets in real estate mortgages and derive income from the collection of interest payments. The value of equity trusts will depend upon the value of the underlying properties, and the value of mortgage trusts will be sensitive to the value of the underlying loans or interests.


     Diversified Funds. The following Funds are classified as "diversified" under federal securities law: the Bond Fund, the Short-Term Bond Fund, the U.S. Government Securities Fund, the Balanced Fund, the Core Equity Fund, the Equity Income Fund, the Equity Growth Fund, the Large Cap Equity Fund and the Strategic Income Fund.

     Unique Characteristics of Master/Feeder Fund Structure. Unlike other mutual funds which directly acquire and manage their own portfolio securities, each Fund is permitted to invest all of its investable assets in a separate registered investment company (a "Master Portfolio"). The Capital Growth Fund, Growth and Income Fund, Select Growth and Income Fund, Core Equity Fund and Equity Growth Fund utilize this structure. In that event, a shareholder's interest in a Fund's underlying investment securities would be indirect. In addition to selling a beneficial interest to a Fund, a Master Portfolio could also sell beneficial interests to other mutual funds or institutional investors. Such investors would invest in such Master Portfolio on the same terms and conditions and would pay a proportionate share of such Master Portfolio's expenses. However, other investors in a Master Portfolio would not be required to sell their shares at the same public offering price as the Fund, and might bear different levels of ongoing expenses than the Fund. Shareholders of the Funds should be aware that these differences would result in differences in returns experienced in the different funds that invest in a Master Portfolio. Such differences in return are also present in other mutual fund structures.

     Smaller funds investing in a Master Portfolio could be materially affected by the actions of larger funds investing in the Master Portfolio. For example, if a large fund were to withdraw from a Master Portfolio, the remaining funds might experience higher pro rata operating expenses, thereby producing lower returns. Additionally, the Master Portfolio could become less diverse, resulting in increased portfolio risk. However, the possibility also exists for traditionally structured funds which have large or institutional investors. Funds with a greater pro rata ownership in a Master Portfolio could have effective voting control of such Master Portfolio. Under this master/feeder investment approach, whenever the Trust was requested to vote on matters pertaining to a Master Portfolio, the Trust would hold a meeting of shareholders of the relevant Fund and would cast all of its votes in the same proportion as did the Fund's shareholders. Shares of the Fund for which no voting instructions had been received would be voted in the same proportion as those shares for which voting instructions had been received. Certain changes in a Master Portfolio's objective, policies or restrictions might require the Trust to withdraw the Fund's interest in such Master Portfolio. Any such withdrawal could result in a distribution in kind of portfolio securities (as opposed to a cash distribution from such Master Portfolio). The Funds could incur brokerage fees or other transaction costs in converting such securities to cash. In addition, a distribution in kind could result in a less diversified portfolio of investments or adversely affect the liquidity of the Funds.

     State securities regulations generally would not permit the same individuals who are disinterested Trustees of the Trust to be Trustees of a Master Portfolio absent the adoption of procedures by a majority of the disinterested Trustees of the Trust reasonably appropriate to deal with potential conflicts of interest up to and including creating a separate Board of Trustees. The Funds will not adopt a master/feeder structure under which the disinterested Trustees of the Trust are Trustees of the Master Portfolio unless the Trustees of the Trust, including a majority of the disinterested Trustees, adopt procedures they believe to be reasonably appropriate to deal with any conflict of interest up to and including creating a separate Board of Trustees.

     If a Fund invests all of its investable assets in a Master Portfolio, investors in the Fund will be able to obtain information about whether investment in the Master Portfolio might be available through other funds by contacting the Fund at 1-800-622-4273. In the event a Funds adopt a master/feeder structure and invests all of its investable assets in a Master Portfolio, shareholders of the Fund will be given at least 30 days' prior written notice.

       Additional Policies Regarding Derivative and Related Transactions

     Introduction. As explained more fully below, the Funds and Portfolios may employ derivative and related instruments as tools in the management of portfolio assets. Put briefly, a "derivative" instrument may be considered a security or other instrument which derives its value from the value or performance of other instruments or assets, interest or currency exchange rates, or indexes. For instance, derivatives include futures, options, forward contracts, structured notes and various over-the-counter instruments.

     Like other investment tools or techniques, the impact of using derivatives strategies or similar instruments depends to a great extent on how they are used. Derivatives are generally used by portfolio managers in three ways: first, to reduce risk by hedging (offsetting) an investment position; second, to substitute for another security particularly where it is quicker, easier and less expensive to invest in derivatives; and lastly, to speculate or enhance portfolio performance. When used prudently, derivatives can offer several benefits, including easier and more effective hedging, lower transaction costs, quicker investment and more profitable use of portfolio assets. However, derivatives also have the potential to significantly magnify risks, thereby leading to potentially greater losses for a Fund or Portfolio.

     Each Fund and Portfolio may invest its assets in derivative and related instruments subject only to the Fund's or Portfolio's investment objective and policies and the requirement that the Fund or Portfolio maintain segregated accounts consisting of cash or other liquid assets (or, as permitted by applicable regulation, enter into certain offsetting positions) to cover its obligations under such instruments with respect to positions where there is no underlying portfolio asset so as to avoid leveraging the Fund or Portfolio.

     The value of some derivative or similar instruments in which the Funds or Portfolios may invest may be particularly sensitive to changes in prevailing interest rates or other economic factors, and--like other investments of the Funds and Portfolios--the ability of a Fund or Portfolio to successfully utilize these instruments may depend in part upon the ability of the advisers to forecast interest rates and other economic factors correctly. If the advisers inaccurately forecast such factors and has taken positions in derivative or similar instruments contrary to prevailing market trends, a Fund or Portfolio could be exposed to the risk of a loss. The Funds and Portfolios might not employ any or all of the strategies described herein, and no assurance can be given that any strategy used will succeed.

     Set forth below is an explanation of the various derivatives strategies and related instruments the Funds or Portfolios may employ along with risks or special attributes associated with them. This discussion is intended to supplement the Funds' current prospectuses as well as provide useful information to prospective investors.

     Risk Factors. As explained more fully below and in the discussions of particular strategies or instruments, there are a number of risks associated with the use of derivatives and related instruments, and no assurance can be given that any strategy will succeed. The value of certain derivatives or related instruments in which a Fund or Portfolio may invest may be particularly sensitive to changes in prevailing economic conditions and market value. The ability of the Fund or Portfolio to successfully utilize these instruments may depend in part upon the ability of its advisers to forecast these factors correctly. Inaccurate forecasts could expose the Fund or Portfolio to a risk of loss. There can be no guarantee that there will be a correlation between price movements in a hedging vehicle and in the portfolio assets being hedged. An incorrect correlation could result in a loss on both the hedged assets in a Fund or Portfolio and the hedging vehicle so that the portfolio return might have been greater had hedging not been attempted. This risk is particularly acute in the case of "cross-hedges" between currencies. The advisers may inaccurately forecast interest rates, market values or other economic factors in utilizing a derivatives strategy. In such a case, a Fund or Portfolio may have been in a better position had it not entered into such strategy. Hedging strategies, while reducing risk of loss, can also reduce the opportunity for gain. In other words, hedging usually limits both potential losses as well as potential gains. The Funds are not required to use any hedging strategies, and strategies not involving hedging involve leverage and may increase the risk to a Fund or Portfolio. Certain strategies, such as yield enhancement, can have speculative characteristics and may result in more risk to a Fund or Portfolio than hedging strategies using the same instruments. There can be no assurance that a liquid market will exist at a time when a Fund or Portfolio seeks to close out an option, futures contract or other derivative or related position. Many exchanges and boards of trade limit the amount of fluctuation permitted in option or futures contract prices during a single day; once the daily limit has been reached on particular contract, no trades may be made that day at a price beyond that limit. In addition, certain instruments are relatively new and without a significant trading history. As a result, there is no assurance that an active secondary market will develop or continue to exist. Finally, over-the-counter instruments typically do not have a liquid market. Lack of a liquid market for any reason may prevent a Fund from liquidating an unfavorable position. Activities of large traders in the futures and securities markets involving arbitrage, "program trading," and other investment strategies may cause price distortions in these markets. In certain instances, particularly those involving over-the-counter transactions, forward contracts there is a greater potential that a counterparty or broker may default or be unable to perform on its commitments. In the event of such a default, a Fund or Portfolio may experience a loss. In transactions involving currencies, the value of the currency underlying an instrument may fluctuate due to many factors, including economic conditions, interest rates, governmental policies and market forces.

     Specific Uses and Strategies. Set forth below are explanations of various strategies involving derivatives and related instruments which may be used by a Fund or Portfolio.

     Options on Securities, Securities Indexes and Debt Instruments. A Fund or Portfolio may PURCHASE, SELL or EXERCISE call and put options on (i) securities, (ii) securities indexes, and (iii) debt instruments. Specifically, each Fund and Portfolio may (i) purchase, write and exercise call and put options on securities and securities indexes (including using options in combination with securities, other options or derivative instruments) and (ii) enter into swaps, futures contracts and options on futures contracts. Each Fund and Portfolio, except for the Focus Fund, may also (i) employ forward currency contracts and (ii) purchase and sell structured products, which are instruments designed to restructure or reflect the characteristics of certain other investments. In addition, the Fixed Income Funds and the Balanced Fund may employ interest rate contracts. Only the Fixed Income Funds may purchase and sell mortgage-backed and asset-backed securities as well.

     Although in most cases these options will be exchange-traded, the Funds and Portfolios may also purchase, sell or exercise over-the-counter options. Over-the-counter options differ from exchange-traded options in that they are two-party contracts with price and other terms negotiated between buyer and seller. As such, over-the-counter options generally have much less market liquidity and carry the risk of default or nonperformance by the other party.

     One purpose of purchasing put options is to protect holdings in an underlying or related security against a substantial decline in market value. One purpose of purchasing call options is to protect against substantial increases in prices of securities the Fund intends to purchase pending its ability to invest in such securities in an orderly manner. A Fund or Portfolio may also use combinations of options to minimize costs, gain exposure to markets or take advantage of price disparities or market movements. For example, a Fund or Portfolio may sell put or call options it has previously purchased or purchase put or call options it has previously sold. These transactions may result in a net gain or loss depending on whether the amount realized on the sale is more or less than the premium and other transaction costs paid on the put or call option which is sold. A Fund or Portfolio may write a call or put option in order to earn the related premium from such transactions. Prior to exercise or expiration, an option may be closed out by an offsetting purchase or sale of a similar option. The Funds will not write uncovered options.

     In addition to the general risk factors noted above, the purchase and writing of options involve certain special risks. During the option period, a Fund or Portfolio writing a covered call (i.e., where the underlying securities are held by the Fund or Portfolio) has, in return for the premium on the option, given up the opportunity to profit from a price increase in the underlying securities above the exercise price, but has retained the risk of loss should the price of the underlying securities decline. The writer of an option has no control over the time when it may be required to fulfill its obligation as a writer of the option. Once an option writer has received an exercise notice, it cannot effect a closing purchase transaction in order to terminate its obligation under the option and must deliver the underlying securities at the exercise price.

     If a put or call option purchased by a Fund or Portfolio is not sold when it has remaining value, and if the market price of the underlying security, in the case of a put, remains equal to or greater than the exercise price or, in the case of a call, remains less than or equal to the exercise price, such Fund or Portfolio will lose its entire investment in the option. Also, where a put or call option on a particular security is purchased to hedge against price movements in a related security, the price of the put or call option may move more or less than the price of the related security. There can be no assurance that a liquid market will exist when a Fund or Portfolio seeks to close out an option position. Furthermore, if trading restrictions or suspensions are imposed on the options markets, a Fund or Portfolio may be unable to close out a position.

     Futures Contracts and Options on Futures Contracts. A Fund or Portfolio may purchase or sell (i) interest-rate futures contracts, (ii) futures contracts on specified instruments or indices, and (iii) options on these futures contracts ("futures options").

     The futures contracts and futures options may be based on various instruments or indices in which the Funds and Portfolios may invest such as foreign currencies, certificates of deposit, Eurodollar time deposits, securities indices, economic indices (such as the Consumer Price Indices compiled by the U.S. Department of Labor).

     Futures contracts and futures options may be used to hedge portfolio positions and transactions as well as to gain exposure to markets. For example, a Fund or Portfolio may sell a futures contract--or buy a futures option--to protect against a decline in value, or reduce the duration, of portfolio holdings. Likewise, these instruments may be used where a Fund or Portfolio intends to acquire an instrument or enter into a position. For example, a Fund or Portfolio may purchase a futures contract--or buy a futures option--to gain immediate exposure in a market or otherwise offset increases in the purchase price of securities or currencies to be acquired in the future. Futures options may also be written to earn the related premiums.

     When writing or purchasing options, the Funds and Portfolios may simultaneously enter into other transactions involving futures contracts or futures options in order to minimize costs, gain exposure to markets, or take advantage of price disparities or market movements. Such strategies may entail additional risks in certain instances. The Funds and Portfolios may engage in cross-hedging by purchasing or selling futures or options on a security or currency different from the security or currency position being hedged to take advantage of relationships between the two securities or currencies.

     Investments in futures contracts and options thereon involve risks similar to those associated with options transactions discussed above. The Funds and Portfolios will only enter into futures contracts or options on futures contracts which are traded on a U.S. or foreign exchange or board of trade, or similar entity, or quoted on an automated quotation system.

     Forward Contracts. A Fund and Portfolio may use foreign currency and interest-rate forward contracts for various purposes as described below.

     Foreign currency exchange rates may fluctuate significantly over short periods of time. They generally are determined by the forces of supply and demand in the foreign exchange markets and the relative merits of investments in different countries, actual or perceived changes in interest rates and other complex factors, as seen from an international perspective. A Fund or Portfolio that may invest in securities denominated in foreign currencies may, in addition to buying and selling foreign currency futures contracts and options on foreign currencies and foreign currency futures, enter into forward foreign currency exchange contracts to reduce the risks or otherwise take a position in anticipation of changes in foreign exchange rates. A forward foreign currency exchange contract involves an obligation to purchase or sell a specific currency at a future date, which may be a fixed number of days from the date of the contract agreed upon by the parties, at a price set at the time of the contract. By entering into a forward foreign currency contract, a Fund or Portfolio "locks in" the exchange rate between the currency it will deliver and the currency it will receive for the duration of the contract. As a result, a Fund or Portfolio reduces its exposure to changes in the value of the currency it will deliver and increases its exposure to changes in the value of the currency it will exchange into. The effect on the value of a Fund or Portfolio is similar to selling securities denominated in one currency and purchasing securities denominated in another. Transactions that use two foreign currencies are sometimes referred to as "cross-hedges."

     A Fund or Portfolio may enter into these contracts for the purpose of hedging against foreign exchange risk arising from the Fund's or Portfolio' investments or anticipated investments in securities denominated in foreign currencies. A Fund or Portfolio may also enter into these contracts for purposes of increasing exposure to a foreign currency or to shift exposure to foreign currency fluctuations from one country to another.

     A Fund or Portfolio may also use forward contracts to hedge against changes in interest rates, increase exposure to a market or otherwise take advantage of such changes. An interest-rate forward contract involves the obligation to purchase or sell a specific debt instrument at a fixed price at a future date.

     Interest Rate and Currency Transactions. A Fund or Portfolio may employ currency and interest rate management techniques, including transactions in options (including yield curve options), futures, options on futures, forward foreign currency exchange contracts, currency options and futures and currency and interest rate swaps. The aggregate amount of a Fund's or Portfolio's net currency exposure will not exceed the total net asset value of its portfolio. However, to the extent that a Fund or Portfolio is fully invested while also maintaining currency positions, it may be exposed to greater combined risk.

     The Funds and Portfolios will only enter into interest rate and currency swaps on a net basis, i.e., the two payment streams are netted out, with the Fund or Portfolio receiving or paying, as the case may be, only the net amount of the two payments. Interest rate and currency swaps do not involve the delivery of securities, the underlying currency, other underlying assets or principal. Accordingly, the risk of loss with respect to interest rate and currency swaps is limited to the net amount of interest or currency payments that a Fund or Portfolio is contractually obligated to make. If the other party to an interest rate or currency swap defaults, a Fund's or Portfolio's risk of loss consists of the net amount of interest or currency payments that the Fund or Portfolio is contractually entitled to receive. Since interest rate and currency swaps are individually negotiated, the Funds and Portfolios expect to achieve an acceptable degree of correlation between their portfolio investments and their interest rate or currency swap positions.

     A Fund or Portfolio may hold foreign currency received in connection with investments in foreign securities when it would be beneficial to convert such currency into U.S. dollars at a later date, based on anticipated changes in the relevant exchange rate.

     A Fund or Portfolio may purchase or sell without limitation as to a percentage of its assets forward foreign currency exchange contracts when the advisers anticipate that the foreign currency will appreciate or depreciate in value, but securities denominated in that currency do not present attractive investment opportunities and are not held by such Fund or Portfolio. In addition, a Fund or Portfolio may enter into forward foreign currency exchange contracts in order to protect against adverse changes in future foreign currency exchange rates. A Fund or Portfolio may engage in cross-hedging by using forward contracts in one currency to hedge against fluctuations in the value of securities denominated in a different currency if its advisers believe that there is a pattern of correlation between the two currencies. Forward contracts may reduce the potential gain from a positive change in the relationship between the U.S. Dollar and foreign currencies. Unanticipated changes in currency prices may result in poorer overall performance for a Fund or Portfolio than if it had not entered into such contracts. The use of foreign currency forward contracts will not eliminate fluctuations in the underlying U.S. dollar equivalent value of the prices of or rates of return on a Fund's or Portfolio's foreign currency denominated portfolio securities and the use of such techniques will subject the Fund or Portfolio to certain risks.

     The matching of the increase in value of a forward contract and the decline in the U.S. dollar equivalent value of the foreign currency denominated asset that is the subject of the hedge generally will not be precise. In addition, a Fund or Portfolio may not always be able to enter into foreign currency forward contracts at attractive prices, and this will limit a Fund's or Portfolio's ability to use such contract to hedge or cross-hedge its assets. Also, with regard to a Fund's or Portfolio's use of cross-hedges, there can be no assurance that historical correlations between the movement of certain foreign currencies relative to the U.S. dollar will continue. Thus, at any time poor correlation may exist between movements in the exchange rates of the foreign currencies underlying a Fund's or Portfolio's cross-hedges and the movements in the exchange rates of the foreign currencies in which the Fund's or Portfolio's assets that are the subject of such cross-hedges are denominated.

     A Fund or Portfolio may enter into interest rate and currency swaps to the maximum allowed limits under applicable law. A Fund or Portfolio will typically use interest rate swaps to shorten the effective duration of its portfolio. Interest rate swaps involve the exchange by a Fund or Portfolio with another party of their respective commitments to pay or receive interest, such as an exchange of fixed rate payments for floating rate payments. Currency swaps involve the exchange of their respective rights to make or receive payments in specified currencies.

     Mortgage-Related Securities. A Fund or Portfolio may purchase mortgage-backed securities--i.e., securities representing an ownership interest in a pool of mortgage loans issued by lenders such as mortgage bankers, commercial banks and savings and loan associations. Mortgage loans included in the pool--but not the security itself--may be insured by the Government National Mortgage Association or the Federal Housing Administration or guaranteed by the Federal National Mortgage Association, the Federal Home Loan Mortgage Corporation or the Veterans Administration, which guarantees are supported only by the discretionary authority of the U.S. Government to purchase the agency's obligations. Mortgage-backed securities provide investors with payments consisting of both interest and principal as the mortgages in the underlying mortgage pools are paid off. Although providing the potential for enhanced returns, mortgage-backed securities can also be volatile and result in unanticipated losses.

     The average life of a mortgage-backed security is likely to be substantially less than the original maturity of the mortgage pools underlying the securities. Prepayments of principal by mortgagors and mortgage foreclosures will usually result in the return of the greater part of the principal invested far in advance of the maturity of the mortgages in the pool. The actual rate of return of a mortgage-backed security may be adversely affected by the prepayment of mortgages included in the mortgage pool underlying the security. In addition, as with callable fixed-income securities generally, if the Fund or Portfolio purchased the securities at a premium, sustained early repayment would limit the value of the premium.

     A Fund or Portfolio may also invest in securities representing interests in collateralized mortgage obligations ("CMOs"), real estate mortgage investment conduits ("REMICs") and in pools of certain other asset-backed bonds and mortgage pass-through securities. Like a bond, interest and prepaid principal are paid, in most cases, monthly. CMOs may be collateralized by whole residential or commercial mortgage loans but are more typically collateralized by portfolios of mortgage pass-through securities guaranteed by the U.S. Government, or U.S. Government-related entities, and their income streams.

     CMOs are structured into multiple classes, each bearing a different expected average life and/or stated maturity. Actual maturity and average life will depend upon the prepayment experience of the collateral. Monthly payments of principal received from the pool of underlying mortgages, including prepayments, are allocated to different classes in accordance with the terms of the instruments, and changes in prepayment rates or assumptions may significantly affect the expected average life and value of a particular class.

     REMICs include governmental and/or private entities that issue a fixed pool of mortgages secured by an interest in real property. REMICs are similar to CMOs in that they issue multiple classes of securities. REMICs issued by private entities are not U.S. Government securities and are not directly guaranteed by any government agency. They are secured by the underlying collateral of the private issuer.

     The Balanced Fund, the U.S. Government Securities Fund, the Bond Fund, the Short-Term Bond Fund and the Strategic Income Fund may also invest in principal-only or interest-only stripped mortgage-backed securities. Stripped mortgage-backed securities have greater volatility than other types of mortgage-related securities. Stripped mortgage-backed securities, which are purchased at a substantial premium or discount, generally are extremely sensitive not only to changes in prevailing interest rates but also to the rate of principal payments (including prepayments) on the related underlying mortgage assets, and a rapid rate of principal payments may have a material adverse effect on such securities' yield to maturity. In addition, stripped mortgage securities may be illiquid.

     The advisers expect that governmental, government-related or private entities may create mortgage loan pools and other mortgage-related securities offering mortgage pass-through and mortgage-collateralized investments in addition to those described above. The mortgages underlying these securities may include alternative mortgage instruments, that is, mortgage instruments whose principal or interest payments may vary or whose terms to maturity may differ from customary long-term fixed-rate mortgages. A Fund or Portfolio may also invest in debentures and other securities of real estate investment trusts. As new types of mortgage-related securities are developed and offered to investors, the Funds and Portfolios may consider making investments in such new types of mortgage-related securities.

     Dollar Rolls. Under a mortgage "dollar roll," a Fund sells mortgage-backed securities for delivery in the current month and simultaneously contracts to repurchase substantially similar (same type, coupon and maturity) securities on a specified future date. During the roll period, a Fund forgoes principal and interest paid on the mortgage-backed securities. A Fund is compensated by the difference between the current sales price and the lower forward price for the future purchase (often referred to as the "drop") as well as by the interest earned on the cash proceeds of the initial sale. A Fund may only enter into covered rolls. A "covered roll" is a specific type of dollar roll for which there is an offsetting cash position which matures on or before the forward settlement date of the dollar roll transaction. At the time a Fund enters into a mortgage "dollar roll", it will establish a segregated account with its custodian bank in which it will maintain cash or liquid securities equal in value to its obligations in respect of dollar rolls, and accordingly, such dollar rolls will not be considered borrowings. Mortgage dollar rolls involve the risk that the market value of the securities the Fund is obligated to repurchase under the agreement may decline below the repurchase price. Also, these transactions involve some risk to the Fund or Portfolio if the other party should default on its obligation and the Fund or Portfolio is delayed or prevented from completing the transaction. In the event the buyer of securities under a mortgage dollar roll files for bankruptcy or becomes insolvent, the Fund's use of proceeds of the dollar roll may be restricted pending a determination by the other party, or its trustee or receiver, whether to enforce the Fund's obligation to repurchase the securities.

     Asset-Backed Securities. A Fund or Portfolio may invest in asset-backed securities, which represent a participation in, or are secured by and payable from, a stream of payments generated by particular assets, most often a pool of assets similar to one another, such as motor vehicle receivables or credit card receivables. These securities also include conditional sales contracts, equipment lease certificates and equipment trust certificates. The advisers expect that other asset-backed securities (unrelated to mortgage loans) will be offered to investors in the future. Several types of asset-backed securities already exist, including, for example, "Certificates for Automobile ReceivablesSM" or "CARSSM" ("CARS"). CARS represent undivided fractional interests in a trust whose assets consist of a pool of motor vehicle retail installment sales contracts and security interests in the vehicles securing the contracts. Payments of principal and interest on CARS are passed-through monthly to certificate holders, and are guaranteed up to certain amounts and for a certain time period by a letter of credit issued by a financial institution unaffiliated with the trustee or originator of the CARS trust. An investor's return on CARS may be affected by early prepayment of principal on the underlying vehicle sales contracts. If the letter of credit is exhausted, the CARS trust may be prevented from realizing the full amount due on a sales contract because of state law requirements and restrictions relating to foreclosure sales of vehicles and the obtaining of deficiency judgments following such sales or because of depreciation, damage or loss of a vehicle, the application of federal and state bankruptcy and insolvency laws, the failure of servicers to take appropriate steps to perfect the CARS trust's rights in the underlying loans and the servicer's sale of such loans to bona fide purchasers, giving rise to interests in such loans superior to those of the CARS trust, or other factors. As a result, certificate holders may experience delays in payments or losses if the letter of credit is exhausted. A Fund or Portfolio also may invest in other types of asset-backed securities. In the selection of other asset-backed securities, the advisers will attempt to assess the liquidity of the security giving consideration to the nature of the security, the frequency of trading in the security, the number of dealers making a market in the security and the overall nature of the marketplace for the security.

     Structured Products. A Fund or Portfolio may invest in interests in entities organized and operated solely for the purpose of restructuring the investment characteristics of certain other investments. This type of restructuring involves the deposit with or purchase by an entity, such as a corporation or trust, or specified instruments (such as commercial bank loans) and the issuance by that entity of one or more classes of securities ("structured products") backed by, or representing interests in, the underlying instruments. The cash flow on the underlying instruments may be apportioned among the newly issued structured products to create securities with different investment characteristics such as varying maturities, payment priorities and interest rate provisions, and the extent of the payments made with respect to structured products is dependent on the extent of the cash flow on the underlying instruments. A Fund or Portfolio may invest in structured products which represent derived investment positions based on relationships among different markets or asset classes.

     A Fund or Portfolio may also invest in other types of structured products, including, among others, inverse floaters, spread trades and notes linked by a formula to the price of an underlying instrument. Inverse floaters have coupon rates that vary inversely at a multiple of a designated floating rate (which typically is determined by reference to an index rate, but may also be determined through a dutch auction or a remarketing agent or by reference to another security) (the "reference rate"). As an example, inverse floaters may constitute a class of CMOs with a coupon rate that moves inversely to a designated index, such as LIBOR (London Interbank Offered Rate) or the Cost of Funds Index. Any rise in the reference rate of an inverse floater (as a consequence of an increase in interest rates) causes a drop in the coupon rate while any drop in the reference rate of an inverse floater causes an increase in the coupon rate. A spread trade is an investment position relating to a difference in the prices or interest rates of two securities where the value of the investment position is determined by movements in the difference between the prices or interest rates, as the case may be, of the respective securities. When a Fund or Portfolio invests in notes linked to the price of an underlying instrument, the price of the underlying security is determined by a multiple (based on a formula) of the price of such underlying security. A structured product may be considered to be leveraged to the extent its interest rate varies by a magnitude that exceeds the magnitude of the change in the index rate of interest. Because they are linked to their underlying markets or securities, investments in structured products generally are subject to greater volatility than an investment directly in the underlying market or security. Total return on the structured product is derived by linking return to one or more characteristics of the underlying instrument. Because certain structured products of the type in which a Fund or Portfolio may invest may involve no credit enhancement, the credit risk of those structured products generally would be equivalent to that of the underlying instruments. A Fund or Portfolio may invest in a class of structured products that is either subordinated or unsubordinated to the right of payment of another class. Subordinated structured products typically have higher yields and present greater risks than unsubordinated structured products. Although a Fund's or Portfolio's purchase of subordinated structured products would have similar economic effect to that of borrowing against the underlying securities, the purchase will not be deemed to be leverage for purposes of a Fund's or Portfolio' fundamental investment limitation related to borrowing and leverage.

     Certain issuers of structured products may be deemed to be "investment companies" as defined in the 1940 Act. As a result, a Fund's investments in these structured products may be limited by the restrictions contained in the 1940 Act. Structured products are typically sold in private placement transactions, and there currently is no active trading market for structured products. As a result, certain structured products in which a Fund or Portfolio invests may be deemed illiquid and subject to its limitation on illiquid investments.

     Investments in structured products generally are subject to greater volatility than an investment directly in the underlying market or security. In addition, because structured products are typically sold in private placement transactions, there currently is no active trading market for structured products.

     Additional Restrictions on the Use of Futures and Option Contracts. None of the Funds is a "commodity pool" (i.e., a pooled investment vehicle which trades in commodity futures contracts and options thereon and the operator of which is registered with the CFTC) and futures contracts and futures options will be purchased, sold or entered into only for bona fide hedging purposes, provided that a Fund may enter into such transactions for purposes other than bona fide hedging if, immediately thereafter, the sum of the amount of its initial margin and premiums on open contracts and options would not exceed 5% of the liquidation value of the Fund's portfolio, provided, further, that, in the case of an option that is in-the-money, the in-the-money amount may be excluded in calculating the 5% limitation.

     When a Fund or Portfolio purchases a futures contract, an amount of cash or cash equivalents or high quality debt securities will be deposited in a segregated account with such Fund's or Portfolio's custodian or sub-custodian so that the amount so segregated, plus the initial deposit and variation margin held in the account of its broker, will at all times equal the value of the futures contract, thereby insuring that the use of such futures is unleveraged.

                            Investment Restrictions

     The Funds and Portfolios have adopted the following investment restrictions which may not be changed without approval by a "majority of the outstanding shares" of a Fund or Portfolio which, as used in this Statement of Additional Information, means the vote of the lesser of (i) 67% or more of the shares of a Fund or total beneficial interests of a Portfolio present at a meeting, if the holders of more than 50% of the outstanding shares of a Fund or total beneficial interests of a Portfolio are present or represented by proxy, or (ii) more than 50% of the outstanding shares of a Fund or total beneficial interests of a Portfolio. Except as otherwise indicated herein, the Fund or Portfolio is not subject to any percentage limits with respect to the practices described below.

     Whenever the Trust is requested to vote on a fundamental policy of a Portfolio, the Trust will hold a meeting of shareholders of the Fund that invests in such Portfolio and will cast its votes as instructed by the shareholders of such Fund.

     Except for the investment objectives of the Balanced Fund, the Large Cap Equity Fund, the Short-Term Bond Fund, the U.S. Government Securities Fund and the U.S. Treasury Income Fund, as well as the investment policies designated as fundamental herein, the Funds' investment policies are not fundamental. In the event of a change in a Fund's investment objective where the investment objective is not fundamental, shareholders will be given at least 30 days' written notice prior to such a change.


     With respect to the Growth and Income Fund, the Capital Growth Fund, the Select Growth and Income Fund, the Core Equity Fund and the Equity Growth Fund, it is a fundamental policy of each Fund that when the Fund holds no portfolio securities except interests in the Portfolio in which it invests, the Fund's investment objective and policies shall be identical to the Portfolio's investment objective and policies, except for the following: a Fund (1) may invest more than 10% of its net assets in the securities of a registered investment company, (2) may hold more than 10% of the voting securities of a registered investment company, and (3) will concentrate its investments in the investment company. It is a fundamental investment policy of each such Fund that when the Fund holds only portfolio securities other than interests in the Portfolio, the Fund's investment objective and policies shall be identical to the investment objective and policies of the Portfolio at the time the assets of the Fund were withdrawn from the Portfolio.


     Each Fund and Portfolio may not:

          (1) borrow money, except that each Fund and Portfolio may borrow money for temporary or emergency purposes, or by engaging in reverse repurchase transactions, in an amount not exceeding 33-1/3% of the value of its total assets at the time when the loan is made and may pledge, mortgage or hypothecate no more than 1/3 of its net assets to secure such borrowings. Each Fund and Portfolio other than the Strategic Income Fund may borrow money only for temporary or emergency purposes. Any borrowings representing more than 5% of a Fund's or Portfolio's total assets for each Fund or Portfolio other than the Strategic Income Fund, must be repaid before the Fund or Portfolio may make additional investments;

          (2) make loans, except that each Fund and Portfolio may: (i) purchase and hold debt instruments (including without limitation, bonds, notes, debentures or other obligations and certificates of deposit, bankers' acceptances and fixed time deposits) in accordance with its investment objectives and policies; (ii) enter into repurchase agreements with respect to portfolio securities; and (iii) lend portfolio securities with a value not in excess of one-third of the value of its total assets;

          (3) purchase the securities of any issuer (other than securities issued or guaranteed by the U.S. government or any of its agencies or instrumentalities, or repurchase agreements secured thereby) if, as a result, more than 25% of the Fund's or Portfolio's total assets would be invested in the securities of companies whose principal business activities are in the same industry. Notwithstanding the foregoing, with respect to a Fund's or Portfolio's permissible futures and options transactions in U.S. Government securities, positions in such options and futures shall not be subject to this restriction;

          (4) purchase or sell physical commodities unless acquired as a result of ownership of securities or other instruments but this shall not prevent a Fund or Portfolio from (i) purchasing or selling options and futures contracts or from investing in securities or other instruments backed by physical commodities or (ii) engaging in forward purchases or sales of foreign currencies or securities;

          (5) purchase or sell real estate unless acquired as a result of ownership of securities or other instruments (but this shall not prevent a Fund or Portfolio from investing insecurities or other instruments backed by real estate or securities of companies engaged in the real estate business). Investments by a Fund or Portfolio in securities backed by mortgages on real estate or in marketable securities of companies engaged in such activities are not hereby precluded;

          (6) issue any senior security (as defined in the 1940 Act), except that (a) a Fund or Portfolio may engage in transactions that may result in the issuance of senior securities to the extent permitted under applicable regulations and interpretations of the 1940 Act or an exemptive order; (b) a Fund or Portfolio may acquire other securities, the acquisition of which may result in the issuance of a senior security, to the extent permitted under applicable regulations or interpretations of the 1940 Act; and (c) subject to the restrictions set forth above, a Fund or Portfolio may borrow money as authorized by the 1940 Act. For purposes of this restriction, collateral arrangements with respect to permissible options and futures transactions, including deposits of initial and variation margin, are not considered to be the issuance of a senior security; or

          (7) underwrite securities issued by other persons except insofar as a Fund or Portfolio may technically be deemed to be an underwriter under the Securities Act of 1933 in selling a portfolio security.

     In addition, as a matter of fundamental policy, notwithstanding any other investment policy or restriction, each Fund may seek to achieve its investment objective by investing all of its investable assets in another investment company having substantially the same investment objective and policies as the Fund. For purposes of investment restriction (5) above, real estate includes Real Estate Limited Partnerships.

     For purposes of investment restriction (3) above, industrial development bonds, where the payment of principal and interest is the ultimate responsibility of companies within the same industry, are grouped together as an "industry." Investment restriction (3) above, however, is not applicable to investments by a Fund or Portfolio in municipal obligations where the issuer is regarded as a state, city, municipality or other public authority since such entities are not members of an "industry." Supranational organizations are collectively considered to be members of a single "industry" for purposes of restriction (3) above.

     In addition, each Fund and Portfolio is subject to the following nonfundamental restrictions which may be changed without shareholder approval:


          (1) Each Fund other than the Capital Growth Fund, Focus Fund, Growth and Income Fund, Select Growth and Income Fund, Small Cap Opportunities Fund, Small Cap Equity Fund and U.S. Treasury Income Fund may not, with respect to 75% of its assets, hold more than 10% of the outstanding voting securities of any issuer or invest more than 5% of its assets in the securities of any one issuer (other than obligations of the U.S. Government, its agencies and instrumentalities); Each Portfolio and each of the Capital Growth Fund, Focus Fund, Growth and Income Fund, Select Growth and Income Fund, Small Cap Opportunities Fund, Small Cap Equity Fund and U.S. Treasury Income Fund may not, with respect to 50% of its assets, hold more than 10% of the outstanding voting securities of any issuer.


          (2) Each Fund and Portfolio may not make short sales of securities, other than short sales "against the box," or purchase securities on margin except for short-term credits necessary for clearance of portfolio transactions, provided that this restriction will not be applied to limit the use of options, futures contracts and related options, in the manner otherwise permitted by the investment restrictions, policies and investment program of a Fund or Portfolio. No Fund or Portfolio has the current intention of making short sales against the box.

          (3) Each Fund and Portfolio may not purchase or sell interests in oil, gas or mineral leases.

          (4) Each Fund and Portfolio may not invest more than 15% of its net assets in illiquid securities.

          (5) Each Fund and Portfolio may not write, purchase or sell any put or call option or any combination thereof, provided that this shall not prevent (i) the writing, purchasing or selling of puts, calls or combinations thereof with respect to portfolio securities or (ii) with respect to a Fund's or Portfolio's permissible futures and options transactions, the writing, purchasing, ownership, holding or selling of futures and options positions or of puts, calls or combinations thereof with respect to futures.

          (6) Except as specified above, each Fund and Portfolio may invest in the securities of other investment companies to the extent permitted by applicable Federal securities law; provided, however, that a Mauritius holding company (a "Mauritius Portfolio Company") will not be considered an investment company for this purpose.

          For purposes of the Funds' and Portfolios' investment restrictions, the issuer of a tax-exempt security is deemed to be the entity (public or private) ultimately responsible for the payment of the principal of and interest on the security.

          In order to permit the sale of its shares in certain states and foreign countries, a Fund or Portfolio may make commitments more restrictive than the investment policies and limitations described above and in its Prospectus. Should a Fund or Portfolio determine that any such commitment is no longer in its best interests, it will revoke the commitment by terminating sales of its shares in the state or country involved. In order to comply with certain regulatory policies, as a matter of operating policy, each Fund and Portfolio will not: (i) borrow money in an amount which would cause, at the time of such borrowing, the aggregate amount of borrowing by the Fund to exceed 10% of the value of the Fund's total assets, (ii) invest more than 10% of its total assets in the securities of any one issuer (other than obligations of the U.S. Government, its agencies and instrumentalities), (iii) acquire more than 10% of the outstanding shares of any issuer and may not acquire more than 15% of the outstanding shares of any issuer together with other mutual funds managed by The Chase Manhattan Bank, (iv) invest more than 10% of its total assets in the securities of other investment companies, except as they might be acquired as part of a merger, consolidation or acquisition of assets, (v) invest more than 10% of its net assets in illiquid securities (which include securities restricted as to resale unless they are determined to be readily marketable in accordance with the procedures established by the Board of Trustees), (vi) grant privileges to purchase shares of the Fund to shareholders or investors by issuing warrants, subscription rights or options, or other similar rights or (vii) sell, purchase or loan securities (excluding shares in the Fund) or grant or receive a loan or loans to or from the adviser, corporate and domiciliary agent, or paying agent, the distributors and the authorized agents or any of their directors, officers or employees or any of their major shareholders (meaning a shareholder who holds, in his own or other name (as well as a nominee's name), more than 10% of the total issued and outstanding shares of stock of such company) acting as principal, or for their own account, unless the transaction is made within the other restrictions set forth above and either (a) at a price determined by current publicly available quotations, or (b) at competitive prices or interest rates prevailing from time to time on internationally recognized securities markets or internationally recognized money markets.

          A Mauritius Portfolio Company is a special purpose company organized under the laws of the Republic of Mauritius. The Fund may invest in India through a Mauritius Portfolio Company, which is intended to allow a Fund to take advantage of a favorable tax treaty between India and Mauritius.

          If a percentage or rating restriction on investment or use of assets set forth herein or in a Prospectus is adhered to at the time a transaction is effected, later changes in percentage resulting from any cause other than actions by a Fund or Portfolio will not be considered a violation. If the value of a Fund's or Portfolio's holdings of illiquid securities at any time exceeds the percentage limitation applicable at the time of acquisition due to subsequent fluctuations in value or other reasons, the Board of Trustees will consider what actions, if any, are appropriate to maintain adequate liquidity.

                Portfolio Transactions and Brokerage Allocation

     Specific decisions to purchase or sell securities for a Fund or Portfolio are made by a portfolio manager who is an employee of the adviser or sub-adviser to such Fund or Portfolio and who is appointed and supervised by senior officers of such adviser or sub-adviser. Changes in a Fund's or Portfolio's investments are reviewed by the Board of Trustees of the Trust or Portfolio. The portfolio managers may serve other clients of the advisers in a similar capacity.


     The frequency of a Fund's or Portfolio's portfolio transactions--the portfolio turnover rate--will vary from year to year depending upon market conditions. A high turnover rate may increase transaction costs, including brokerage commissions and dealer mark-ups, and the possibility of taxable short-term gains. Therefore, the advisers will weigh the added costs of short-term investment against anticipated gains, and each Fund or Portfolio will engage in portfolio trading if its advisers believe a transaction, net of costs (including custodian charges), will help it achieve its investment objective. Funds investing in both equity and debt securities apply this policy with respect to both the equity and debt portions of their portfolios.

     For the fiscal years ended October 31, 1997, 1998 and 1999, the annual rates of portfolio turnover for the following Funds were as follows:



Funds                                      1997                 1998            1999
-----                                      ----                 ----            ----
Balanced Fund                               136%                  94%             86%
Equity Income Fund                           75%                 160%            172%
Large Cap Equity Fund                        72%                  72%             70%
Focus Fund*                                N/A                    33%            173%
Small Cap Equity Fund                        55%                  74%             92%
Small Cap Opportunities Fund#                 7%                  68%             92%
U.S. Treasury Income Fund                   179%                  75%             59%
U.S. Government Securities Fund             569%                 590%            258%
Bond Fund                                   823%                 329%            283%
Short-Term Bond Fund                        471%                 439%            302%
Strategic Income Fund **                   N/A                  N/A              136%



----------
 * The portfolio turnover for fiscal year 1998 was calculated from June 30, 1998 (commencement of operations) to October 31, 1998.

 ** The portfolio turnover for fiscal year 1999 was calculated from November
    30, 1998 (commencement of operations) to October 31, 1999.

 # The portfolio turnover for fiscal year 1997 was calculated from May 19, 1997 (commencement of operations) to October 31, 1997.

     The Capital Growth Fund, Growth and Income Fund, and Select Growth and Income Fund invest all of their investable assets in their respective Portfolio and do not invest directly in a portfolio of assets, and therefore do not have reportable portfolio turnover rates. The portfolio turnover rates of the Portfolios for the fiscal years ended October 31, 1997, 1998 and 1999 were as follows:




Portfolios                       1997       1998       1999
----------                       ----       ----       ----
Capital Growth Portfolio         67%         104%        86%
Growth and Income Portfolio      65%         113%       125%



     Core Equity Fund and Equity Growth Fund invest all of their investable assets in Core Equity Portfolio and Equity Growth Portfolio, respectively. Core Equity Portfolio and Equity Growth Portfolio are series of

Mutual Fund Master Investment Trust, which has a fiscal year end of December
31. The portfolio turnover rates of Core Equity Portfolio and Equity Growth Portfolio for the period from August 12, 1999 (commencement of operations) to December 31, 1999 were 6% and 1%, respectively.


     Under the advisory agreement and the sub-advisory agreements, the adviser and sub-advisers shall use their best efforts to seek to execute portfolio transactions at prices which, under the circumstances, result in total costs or proceeds being the most favorable to the Funds and Portfolios. In assessing the best overall terms available for any transaction, the adviser and sub-advisers consider all factors they deem relevant, including the breadth of the market in the security, the price of the security, the financial condition and execution capability of the broker or dealer, research services provided to the adviser or sub-advisers, and the reasonableness of the commissions, if any, both for the specific transaction and on a continuing basis. The adviser and sub-advisers are not required to obtain the lowest commission or the best net price for any Fund or Portfolio on any particular transaction, and are not required to execute any order in a fashion either preferential to any or Portfolio Fund relative to other accounts they manage or otherwise materially adverse to such other accounts.

     Debt securities are traded principally in the over-the-counter market through dealers acting on their own account and not as brokers. In the case of securities traded in the over-the-counter market (where no stated commissions are paid but the prices include a dealer's markup or markdown), the adviser or sub-adviser to a Fund or Portfolio normally seeks to deal directly with the primary market makers unless, in its opinion, best execution is available elsewhere. In the case of securities purchased from underwriters, the cost of such securities generally includes a fixed underwriting commission or concession. From time to time, soliciting dealer fees are available to the adviser or sub-adviser on the tender of a Fund's or Portfolio's portfolio securities in so-called tender or exchange offers. Such soliciting dealer fees are in effect recaptured for a Funds and Portfolios by the adviser and sub-advisers. At present, no other recapture arrangements are in effect.

     Under the advisory and sub-advisory agreements and as permitted by Section 28(e) of the Securities Exchange Act of 1934, the adviser or sub-advisers may cause the Funds and Portfolios to pay a broker-dealer which provides brokerage and research services to the adviser or sub-advisers, the Funds or Portfolios and/or other accounts for which they exercise investment discretion an amount of commission for effecting a securities transaction for a Fund or Portfolio in excess of the amount other broker-dealers would have charged for the transaction if they determine in good faith that the greater commission is reasonable in relation to the value of the brokerage and research services provided by the executing broker-dealer viewed in terms of either a particular transaction or their overall responsibilities to accounts over which they exercise investment discretion. Not all of such services are useful or of value in advising the Funds and Portfolios. The adviser and sub-advisers report to the Board of Trustees regarding overall commissions paid by the Funds and Portfolios and their reasonableness in relation to the benefits to the Funds and Portfolios. The term "brokerage and research services" includes advice as to the value of securities, the advisability of investing in, purchasing or selling securities, and the availability of securities or of purchasers or sellers of securities, furnishing analyses and reports concerning issues, industries, securities, economic factors and trends, portfolio strategy and the performance of accounts, and effecting securities transactions and performing functions incidental thereto such as clearance and settlement.

     The management fees that the Funds and Portfolios pay to the adviser will not be reduced as a consequence of the adviser's or sub-advisers' receipt of brokerage and research services. To the extent the Funds' or Portfolios' portfolio transactions are used to obtain such services, the brokerage commissions paid by the Funds or Portfolios will exceed those that might otherwise be paid by an amount which cannot be presently determined. Such services generally would be useful and of value to the adviser or sub-advisers in serving one or more of their other clients and, conversely, such services obtained by the placement of brokerage business of other clients generally would be useful to the adviser and sub-advisers in carrying out their obligations to the Funds and Portfolios. While such services are not expected to reduce the expenses of the adviser or sub-advisers, the advisers would, through use of the services, avoid the additional expenses which would be incurred if they should attempt to develop comparable information through their own staffs.

     In certain instances, there may be securities that are suitable for one or more of the Funds and Portfolios as well as one or more of the adviser's or sub-advisers' other clients. Investment decisions for the Funds and Portfolios and for other clients are made with a view to achieving their respective investment objectives. It may develop that the same investment decision is made for more than one client or that a particular security is bought or sold for only one client even though it might be held by, or bought or sold for, other clients. Likewise, a particular security may be bought for one or more clients when one or more clients are selling that same security. Some simultaneous transactions are inevitable when several clients receive investment advice from the same investment adviser, particularly when the same security is suitable for the investment objectives of more than one client. When two or more Funds or Portfolios or other clients are simultaneously engaged in the purchase or sale of the same security, the securities are allocated among clients in a manner believed to be equitable to each. It is recognized that in some cases this system could have a detrimental effect on the price or volume of the security as far as the Funds or Portfolios are concerned. However, it is believed that the ability of the Funds and Portfolios to participate in volume transactions will generally produce better executions for the Funds and Portfolios.

For the fiscal periods listed, the Funds and Portfolios paid brokerage commissions as detailed below:



                                      Year-Ended           Year-Ended         Year-Ended
                                   October 31,1997      October 31,1998     October 31,1999
                                 -------------------   -----------------   ----------------
Balanced Fund                        $   62,342           $    82,860         $   80,682
Equity Income Fund                       75,090               392,017            453,107
Large Cap Equity Fund                   171,628               258,341            467,214
Growth and Income Portfolio           3,456,823             7,074,824          9,083,706
Focus Fund                                  N/A                52,166*           192,313
Capital Growth Portfolio              2,240,823             3,781,335          3,471,454
Small Cap Equity Fund                   716,769               858,732          1,082,346
Small Cap Opportunities Fund             49,826**             131,466            234,757



----------
 * Represents brokerage commissions paid for the period June 30, 1998 (commencement of operations) through October 31, 1998.

 ** Represents brokerage commissions paid for the period May 19, 1997
    (commencement of operations) through October 31, 1997.

     For the period from August 12, 1999 (commencement of operations) to December 31, 1999, Core Equity Portfolio and Equity Growth Portfolio paid aggregate brokerage commissions of $47,626 and $2,409, respectively.


     No portfolio transactions are executed with the advisers or a Shareholder Servicing Agent, or with any affiliate of the advisers or a Shareholder Servicing Agent, acting either as principal or as broker.

                            PERFORMANCE INFORMATION

     From time to time, a Fund may use hypothetical investment examples and performance information in advertisements, shareholder reports or other communications to shareholders. Performance is calculated separately for each class of shares. Because such performance information is based on past investment results, it should not be considered as an indication or representation of the performance of any classes of a Fund in the future. From time to time, the performance and yield of classes of a Fund may be quoted and compared to those of other mutual funds with similar investment objectives, unmanaged investment accounts, including savings accounts, or other similar products and to stock or other relevant indices or to rankings prepared by independent services or other financial or industry publications that monitor the performance of mutual funds. For example, the performance of a Fund or its classes may be compared to data prepared by Lipper Analytical Services, Inc. or Morningstar Mutual Funds on Disc, widely recognized independent services which monitor the performance of mutual funds. Performance and yield data as reported in national financial publications including, but not limited to, Money Magazine, Forbes, Barron's, The Wall Street Journal and The New York Times, or in local or regional publications, may also be used in comparing the performance and yield of a Fund or its classes. A Fund's performance may be compared with indices such as the Lehman Brothers Government/Corporate Bond Index, the Lehman Brothers Government Bond Index, the Lehman Government Bond 1-3 Year Index and the Lehman Aggregate Bond Index; the S&P 500 Index, the Dow Jones Industrial Average or any other commonly quoted index of common stock prices; and the Russell 2000 Index and the NASDAQ Composite Index. Additionally, a Fund may, with proper authorization, reprint articles written about such Fund and provide them to prospective shareholders.


     A Fund may provide period and average annual "total rates of return." The "total rate of return" refers to the change in the value of an investment in a Fund over a period (which period shall be stated in any advertisement or communication with a shareholder) based on any change in net asset value per share including the value of any shares purchased through the reinvestment of any dividends or capital gains distributions declared during such period. For Class A and Class M shares, the average annual total rate of return figures will assume payment of the maximum initial sales load at the time of purchase. For Class B and Class C shares, the average annual total rate of return figures will assume deduction of the applicable contingent deferred sales charge imposed on a total redemption of shares held for the period. One-, five-, and ten-year periods will be shown, unless the class has been in existence for a shorter-period.


     Unlike some bank deposits or other investments which pay a fixed yield for a stated period of time, the yields and the net asset values of the classes of shares of a Fund will vary based on market conditions, the current market value of the securities held by the Fund and changes in the Fund's expenses. The advisers, Shareholder Servicing Agents, the Administrator, the Distributor and other service providers may voluntarily waive a portion of their fees on a month-to-month basis. In addition, the Distributor may assume a portion of a Fund's operating expenses on a month-to-month basis. These actions would have the effect of increasing the net income (and therefore the yield and total rate of return) of the classes of shares of the Fund during the period such waivers are in effect. These factors and possible differences in the methods used to calculate the yields and total rates of return should be considered when comparing the yields or total rates of return of the classes of shares of a Fund to yields and total rates of return published for other investment companies and other investment vehicles (including different classes of shares). The Trust is advised that certain Shareholder Servicing Agents may credit to the accounts of their customers from whom they are already receiving other fees amounts not exceeding the Shareholder Servicing Agent fees received, which will have the effect of increasing the net return on the investment of customers of those Shareholder Servicing Agents. Such customers may be able to obtain through their Shareholder Servicing Agents quotations reflecting such increased return.


     Each Fund presents performance information for each class thereof since the commencement of operations of that Fund (or the related predecessor fund, as described below), rather than the date such class was introduced. Performance information for each class introduced after the commencement of operations of the related Fund (or predecessor fund) is therefore based on the performance history of a predecessor class or classes. Performance information is restated to reflect the current maximum front-end sales charge (in the case of Class A and Class M Shares) or the maximum applicable contingent deferred sales charge (in the case of Class B and Class C Shares) when presented inclusive of sales charges. Additional performance information may be presented which does not reflect the deduction of sales charges. Historical expenses reflected in performance information are based upon the distribution, shareholder servicing fees and other expenses actually incurred during the periods presented and have not been restated, for periods during which the performance information for a particular class is based upon the performance history of a predecessor class, to reflect the ongoing expenses currently borne by the particular class.


     In connection with the Hanover Reorganization, the U.S. Government Securities Fund was established to receive the assets of The Hanover U.S. Government Securities Fund. Performance results presented for each class of the U.S. Government Securities Fund include the performance of The Hanover U.S. Government Securities Fund for periods prior to the consummation of the Hanover Organization.

     Advertising or communications to shareholders may contain the views of the advisers as to current market, economic, trade and interest rate trends, as well as legislative, regulatory and monetary developments, and may include investment strategies and related matters believed to be of relevance to a Fund.

     Advertisements for the Chase Vista Funds may include references to the asset size of other financial products made available by Chase, such as the offshore assets of other funds.

                             Total Rate of Return

     A Fund's or class' total rate of return for any period will be calculated by (a) dividing (i) the sum of the net asset value per share on the last day of the period and the net asset value per share on the last day of the period of shares purchasable with dividends and capital gains declared during such period with respect to a share held at the beginning of such period and with respect to shares purchased with such dividends and capital gains distributions, by
(ii) the public offering price per share on the first day of such period, and
(b) subtracting 1 from the result. The average annual rate of return quotation will be calculated by (x) adding 1 to the period total rate of return quotation as calculated above, (y) raising such sum to a power which is equal to 365 divided by the number of days in such period, and (z) subtracting 1 from the result.
                         Average Annual Total Returns*

                           (excluding sales charges)

     The average annual total rates of return for the following Funds, reflecting the initial investment and assuming the reinvestment of all distributions (but excluding the effects of any applicable sales charges), for the one, five, and ten year periods ending October 31, 1999 and for the period from commencement of business operations of each such Fund to October 31,1999, were as follows:



                                                                                Since        Date of        Date of
                                       One           Five          Ten          Fund          Fund          Class
                                       Year         Years         Years       Inception     Inception     Introduction
                                   -----------   -----------   -----------   -----------   -----------   -------------
Balanced Fund                                                                                11/4/92
 A Shares                              11.71%        15.40%         N/A         13.65%                       11/4/92
 B Shares+                             10.88%        14.59%         N/A         12.94%                       11/4/93
 C Shares++                            10.79%        14.58%         N/A         12.92%                      11/20/98
Equity Income Fund                                                                           7/15/93
 A Shares                              11.92%        19.61%         N/A         16.09%                       7/15/93
 B Shares+                             11.31%        19.13%         N/A         15.72%                        5/7/96
 C Shares++                            11.35%        19.15%         N/A         15.73%                        1/8/98
Large Cap Equity Fund                                                                       11/30/90
 A Shares***                           14.96%        21.11%         N/A         17.29%                        5/8/96
 B Shares***                           14.38%        20.76%         N/A         17.10%                        5/7/96
 C Shares++                            14.04%        20.69%         N/A         17.06%                      11/11/98
 Institutional Shares                  15.37%        21.60%         N/A         17.55%                      11/30/90
Growth and Income Fund                                                                       9/23/87
 A Shares                              12.82%        17.44%        17.32%       21.11%                       9/23/87
 B Shares+                             12.29%        16.86%        16.96%       20.80%                       11/4/93
 C Shares++                            12.29%        16.47%        16.77%       20.64%                        1/2/98
 Institutional Shares+++               13.30%        17.79%        17.49%       21.26%                       1/25/96
Select Growth and Income Fund^         13.57%        17.91%        17.55%       21.31%        1/6/98          N/A
Focus Fund                                                                                   6/30/98
 A Shares                               4.67%        N/A            N/A         (1.21)%                      6/30/98
 B Shares                               4.16%        N/A            N/A         (1.73)%                      6/30/98
 C Shares                               4.05%        N/A            N/A         (1.80)%                      6/30/98
 Institutional Shares                   5.05%        N/A            N/A         (0.94)%                      6/30/98
Capital Growth Fund                                                                          9/23/87
 A Shares                              14.30%        14.50%        15.93%       18.42%                       9/23/87

                                                                                   Since        Date of        Date of
                                          One           Five          Ten          Fund           Fund          Class
                                          Year         Years         Years      Inception      Inception    Introduction
                                      -----------   -----------   -----------   -----------   -----------   -------------
 B Shares+                               13.71%         13.93%        15.59%        18.14%                      11/4/93
 C Shares++                              13.81%         13.75%        15.50%        18.06%                       1/2/98
 Institutional Shares+++                 14.71%         14.83%        16.10%        18.56%                      1/25/96
Small Cap Equity Fund                                                                          12/20/94
 A Shares                                12.49%         N/A           N/A           20.09%                     12/20/94
 B Shares+                               11.69%         N/A           N/A           19.27%                      3/28/95
 Institutional Shares+++                 13.06%         N/A           N/A           20.44%                       5/7/96
Small Cap Opportunities Fund                                                                    5/19/97
 A Shares                                24.94%         N/A           N/A           21.07%                      5/19/97
 B Shares                                23.99%         N/A           N/A           20.23%                      5/19/97
 C Shares++++                            23.93%         N/A           N/A           20.17%                       1/7/98
 Institutional Shares+++                 24.94%         N/A           N/A           21.07%                       4/5/99
Core Equity Fund@                                                                               8/12/99
 A Shares                                29.39%         23.51%        N/A           18.20%                      8/12/99
 B Shares                                28.90%         23.01%        N/A           17.69%                      8/12/99
 C Shares++++                            28.90%         23.01%        N/A           17.69%                      8/13/99
Equity Growth Fund#                                                                             8/12/99
 A Shares                                31.70%         25.58%        16.15%        16.13%                      8/12/99
 B Shares+                               31.45%         25.53%        16.13%        16.11%                      8/13/99
 C Shares++                              31.45%         25.53%        16.13%        16.11%                      8/20/99
U.S. Treasury Income Fund                                                                        9/8/87
 A Shares                                (2.41)%         6.57%         6.76%         7.98%                       9/8/87
 B Shares+                               (3.27)%         5.75%         6.29%         7.59%                      11/4/93
U.S. Government Securities Fund**                                                               2/19/93
 A Shares***                             (2.11)%         6.50%        N/A            5.10%                       5/6/96
 Institutional Shares                    (1.93)%         6.67%        N/A            5.22%                      2/19/93
Bond Fund                                                                                      11/30/90
 A Shares***                             (0.66)%         7.34%        N/A            7.41%                       5/6/96
 B Shares***                             (1.46)%         6.88%        N/A            7.15%                       5/6/96
 Institutional Shares                    (0.42)%         7.61%        N/A            7.56%                     11/30/90
Short-Term Bond                                                                                11/30/90
 A Shares***                              2.64%          5.44%        N/A            5.43%                       5/6/96
 Institutional Shares                     2.97%          5.73%        N/A            5.60%                     11/30/90
 M Shares****                             2.64%          5.44%        N/A            5.43%                       7/1/99
Strategic Income Fund                                                                          11/30/98
 A Shares                                 N/A            N/A           N/A           3.23%                     11/30/98
 B Shares                                 N/A            N/A           N/A           3.13%                     11/30/98
 C Shares                                 N/A            N/A           N/A           3.12%                     11/30/98
 I Shares                                 N/A            N/A           N/A           3.29%                     11/30/98
 M Shares+++                              N/A            N/A           N/A           3.14%                     10/28/99


----------

 * The ongoing fees and expenses borne by Class B and Class C Shares are greater than those borne by Class A and Class M Shares; the ongoing fees and expenses borne by a Fund's Class A, Class B, Class C and Class M Shares are greater than those borne by the Fund's Institutional Shares. As indicated above, the performance information for each class introduced after the commencement of operations of the related Fund (or predecessor fund) is based on the performance history of a predecessor class or classes and historical expenses have not been restated, for periods during which the performance information for a particular class is based upon the performance history of a predecessor class, to reflect the ongoing expenses currently borne by the particular class. Accordingly, the performance information presented in the table above and in each table that follows may be used in assessing each Fund's performance history but does not reflect how the distinct classes would have performed on a relative basis prior to the introduction of those classes, which would require an adjustment to the ongoing expenses.

       The performance quoted reflects fee waivers that subsidize and reduce the total operating expenses of certain Funds (or classes thereof). Returns on these Funds (or classes) would have been lower if there were not such waivers. With respect to certain Funds, Chase and/or other service providers are obligated to waive certain fees and/or reimburse certain expenses for a stated period of time. In other instances, there is no obligation to waive fees or to reimburse expenses. Each Fund's Prospectus discloses the extent of any agreements to waive fees and/or reimburse expenses.


   ** Performance information presented in the table above and in each table that follows for each class of this Fund includes the performance of its respective predecessor fund for periods prior to the consummation of the Hanover Reorganization. Performance information presented for each class of this Fund is based on the historical expenses and performance of a single class of shares of its predecessor fund and does not reflect the current distribution, service and/or other expenses that an investor would incur as a holder of such class of the Fund. Date of Fund inception shown for this Fund is the date of inception of its respective predecessor fund. This Fund commenced operations as part of the Trust on May 6, 1996.

  *** Performance information presented in the table above and in each table that follows for this class of this Fund prior to the date the class was introduced does not reflect shareholder servicing fees, distribution fees and certain other expenses borne by this class which, if reflected, would reduce the performance quoted.

 **** Performance information presented in the table above and in each table that follows for this class of this Fund prior to the date this class was introduced is based on the performance of predecessor classes and does not reflect the distribution fees and certain other expenses borne by this class which, if reflected, would reduce the performance quoted.


    + Performance information presented in the table above and in each table that follows for this class of this Fund prior to the date the class was introduced does not reflect distribution fees and certain other expenses borne by this class which, if reflected, would reduce the performance quoted.


   ++ Performance information presented in the table above and in each table that follows for this class of this Fund prior to the date this class was introduced is based on the performance of predecessor classes. For the period before Class B shares were launched, such performance information does not reflect the distribution fees and other expenses borne by this class which, if reflected, would reduce the performance quoted.


  +++ Performance information presented in the table above and in each table that follows for this class of this Fund prior to the date the class was introduced is based upon historical expenses of a predecessor class which are higher than the actual expenses that an investor would incur as a holder of shares of this class.


 ++++ Performance information presented in the table above and in each table that follows for Class C shares of this Fund prior to the date Class C shares were introduced is based on the performance of Class B shares which have substantially similar distribution fees and other expenses, excluding deferred sales loads.

    @ The performance information presented in the table above and in each table that follows for each class of this Fund prior to the date of fund inception is based upon the performance of the Core Equity Portfolio. The Core Equity Portfolio was formed after the Chase Core Equity Fund series of Mutual Fund Investment Trust was converted to a master/feeder structure in August 1999. The performance of the Core Equity Portfolio prior to conversion is based upon the performance of Premier Class shares of the Chase Core Equity Fund. For each class, the Core Equity Portfolio's performance has been adjusted to reflect the historical expenses of that class (absent waivers and reimbursements) at the Fund's inception.

    # The performance information presented in the table above and in each table that follows for each class of this Fund prior to the date of fund inception is based upon the performance of the Equity Growth Portfolio. The Equity Growth Portfolio was formed after the Chase Equity Growth Fund series of Mutual Fund Investment Trust was converted to a master/feeder structure in August 1999. The performance of the Equity Growth Portfolio prior to conversion is based upon the performance of Premier Class shares of the Chase Equity Growth Fund. For each class, the Equity Growth Portfolio's performance has been adjusted to reflect the historical expenses of that class (absent waivers and reimbursements) at the Fund's inception.

    ^ The performance information presented in the table above and in each table that follows for this Fund prior to the date of fund inception is based on the historical performance of Class A shares of the Growth and Income Fund, adjusted to eliminate the effects of any sales charges.

                         Average Annual Total Returns*
                           (including sales charges)


     With the current maximum respective sales charges of 5.75% for A shares (1.50% for the Short-Term Bond Fund, 4.50% for the U.S. Treasury Income Fund, U.S. Government Securities Fund, Bond Fund and Strategic Income Fund), 1.50% and 3.00% for M Shares of Short-Term Bond Fund and Strategic Income Fund respectively, and the current applicable CDSC for B and C shares for each period length, reflected, the average annual total rate of return figures would be as follows:



                                                                               Since
                                     One           Five          Ten           Fund
                                    Year          Years         Years        Inception
                                ------------   -----------   -----------   ------------
Balanced Fund
 A Shares                            5.28%         14.04%        N/A           12.69%
 B Shares                            5.88%         14.36%        N/A           12.94%
 C Shares                            9.79%         14.58%        N/A           12.92%
Equity Income Fund
 A Shares                            5.48%         18.20%        N/A           15.00%
 B Shares                            6.31%         18.93%        N/A           15.72%
 C Shares                           10.35%         19.15%        N/A           15.73%
Large Cap Equity Fund
 A Shares                            8.35%         19.69%        N/A           16.51%
 B Shares                            9.38%         20.57%        N/A           17.10%
 C Shares                           13.04%         20.69%        N/A           17.06%
Growth and Income Fund
 A Shares                            6.33%         16.06%        16.63%        20.52%
 B Shares                            7.29%         16.65%        16.96%        20.80%
 C Shares                           11.29%         16.47%        16.77%        20.64%
Focus Fund
 A Shares                           (1.35)%        N/A           N/A           (5.49)%
 B Shares                           (0.84)%        N/A           N/A           (4.68)%
 C Shares                            3.05%         N/A           N/A           (1.80)%
Capital Growth Fund
 A Shares                            7.73%         13.15%        15.25%        17.85%
 B Shares                            8.71%         13.70%        15.59%        18.14%
 C Shares                           12.81%         13.75%        15.50%        18.06%
Small Cap Equity Fund
 A Shares                            6.03%          N/A           N/A          18.64%
 B Shares                            6.69%          N/A           N/A          19.06%
Small Cap Opportunities Fund
 A Shares                           17.76%          N/A           N/A          18.18%
 B Shares                           18.99%          N/A           N/A          19.29%
 C Shares                           22.93%          N/A           N/A          20.17%
Core Equity Fund
 A Shares                           21.95%         22.06%         N/A          17.14%
 B Shares                           23.90%         22.84%         N/A          17.69%
 C Shares                           27.90%         23.01%         N/A          17.69%
Equity Growth Fund
 A Shares                           24.13%         24.10%        15.47%        15.54%
 B Shares                           26.45%         25.37%        16.13%        16.11%
 C Shares                           30.45%         25.53%        16.13%        16.11%
U.S. Treasury Income Fund
 A Shares                           (6.80)%         5.60%         6.27%         7.57%
 B Shares                           (7.85)%         5.43%         6.29%         7.59%

                                                                             Since
                                        One           Five        Ten        Fund
                                        Year          Years      Years     Inception
                                   -------------   ----------   -------   ------------
U.S. Government Securities Fund
 A Shares                            (6.51)%         5.52%        N/A         4.38%
Bond Fund
 A Shares                            (5.13)%         6.35%        N/A         6.86%
 B Shares                            (6.10)%         6.57%        N/A         7.15%
Short-Term Bond
 A Shares                             1.10%          5.12%        N/A         5.25%
 M Shares                             1.10%          5.13%        N/A         5.26%
Strategic Income Fund
 A Shares                              N/A            N/A         N/A        (1.42)%
 B Shares                              N/A            N/A         N/A        (1.66)%
 C Shares                              N/A            N/A         N/A         2.17%
 M Shares                              N/A            N/A         N/A         0.05%



----------
*See the notes to the preceding table.

     The Funds may also from time to time include in advertisements or other communications a total return figure that is not calculated according to the formula set forth above in order to compare more accurately the performance of a Fund with other measures of investment return.

                               Yield Quotations

     Any current "yield" quotation for a class of shares shall consist of an annualized hypothetical yield, carried at least to the nearest hundredth of one percent, based on a thirty calendar day period and shall be calculated by (a) raising to the sixth power the sum of 1 plus the quotient obtained by dividing the Fund's net investment income earned during the period by the product of the average daily number of shares outstanding during the period that were entitled to receive dividends and the maximum offering price per share on the last day of the period, (b) subtracting 1 from the result, and (c) multiplying the result by 2.

     The yields of the shares of the Funds for the thirty-day period ended October 31, 1999 were as follows:



                                     Class A     Class B     Class C     Institutional      Class M
                                    ---------   ---------   ---------   ---------------   ----------
Balanced Fund                          2.64%       2.11%       2.11%            --              --
Equity Income Fund                     0.41%          0%          0%            --              --
Large Cap Equity Fund                  0.78%       0.35%       0.31%          1.22%             --
Growth and Income Fund                 0.48%       0.03%       0.03%          0.89%             --
Focus Fund                                0%          0%          0%             0%             --
Capital Growth Fund                       0%          0%          0%          0.11%             --
Small Cap Equity Fund                     0%          0%         --              0%             --
Small Cap Opportunities Fund              0%          0%          0%             0%             --
Core Equity Fund                          0%          0%          0%            --              --
Equity Growth Fund                        0%          0%          0%            --              --
U.S. Treasury Income Fund              5.19%       4.55%         --             --              --
U.S. Government Securities Fund        5.71%         --          --           6.18%             --
Bond Fund                              5.61%       5.13%         --           6.14%             --
Short-Term Bond Fund                   5.39%         --          --           5.72%           5.22%
Strategic Income Fund                  8.37%       8.66%       8.66%          8.82%              +



----------

   + Strategic Income Fund commenced offering Class M Shares on October 28,
     1999.

     The yield of Select Growth and Income Fund for the thirty-day period ended October 31, 1999 was 1.16%.


     Advertisements for the Funds may include references to the asset size of other financial products made available by Chase, such as the offshore assets of other funds advised by Chase.

                     Non-Standardized Performance Results*
                           (excluding sales charges)


     The table below reflects the net change in the value of an assumed initial investment of $10,000 in each class of Fund shares in the following Funds (excluding the effects of any applicable sale charges) for the period from the commencement date of business for each such Fund through October 31, 1999, or in the case of the Growth and Income Fund, Select Growth and Income Fund, Capital Growth Fund, Equity Growth Fund and the U.S. Treasury Income Fund for the ten-year period ending October 31, 1999. The values reflect an assumption that capital gain distributions and income dividends, if any, have been invested in additional shares of the same class. From time to time, the Funds may provide these performance results in addition to the total rate of return quotations required by the Securities and Exchange Commission. As discussed more fully in the Prospectuses, neither these performance results, nor total rate of return quotations, should be considered as representative of the performance of the Funds in the future. These factors and the possible differences in the methods used to calculate performance results and total rates of return should be considered when comparing such performance results and total rate of return quotations of the Funds with those published for other investment companies and other investment vehicles.



                                                     Fund
                                                   Inception
                                   Total Value       Date
                                  -------------   ----------
Balanced Fund                                       11/4/92
 A Shares                            $24,469
 B Shares                             23,416
 C Shares                             23,399
Equity Income Fund                                  7/15/93
 A Shares                             25,582
 B Shares                             25,073
 C Shares                             25,091
Large Cap Equity Fund                              11/30/90
 A Shares                             41,462
 B Shares                             40,858
 C Shares                             40,737
 Institutional Shares                 42,300
Growth and Income Fund                              9/23/87
 A Shares                             49,393
 B Shares                             47,912
 C Shares                             47,124
 Institutional Shares                 50,137
Select Growth and Income Fund         50,390         1/8/98
Focus Fund                                          6/30/98
 A Shares                              9,839
 B Shares                              9,770
 C Shares                              9,760
 Institutional Shares                  9,875
Capital Growth Fund                                 9/23/87
 A Shares                             43,849
 B Shares                             42,577
 C Shares                             42,244
 Institutional Shares                 44,480
Small Cap Equity Fund                              12/20/94
 A Shares                             24,374
 B Shares                             23,574
 Institutional Shares                 24,720

                                                       Fund
                                                     Inception
                                    Total Value        Date
                                    -------------   ----------
Small Cap Opportunities Fund                          5/19/97
 A Shares                              15,980
 B Shares                              15,710
 C Shares                              15,690
 Institutional Shares                  15,980
Core Equity Fund                                      8/12/99
 A Shares                              30,091
 B Shares                              29,256
 C Shares                              29,256
Equity Growth Fund                                    8/12/99
 A Shares                              44,729
 B Shares                              44,644
 C Shares                              44,644
U.S. Treasury Income Fund                              9/8/87
 A Shares                              19,237
 B Shares                              18,403
U.S. Government Securities Fund                       2/19/93
 A Shares                              13,955
 Institutional Shares                  14,053
Bond Fund                                            11/30/90
 A Shares                              18,915
 B Shares                              18,514
 Institutional Shares                  19,156
Short-Term Bond                                      11/30/90
 A Shares                              16,029
 Institutional Shares                  16,328
 M Shares                              16,034
Strategic Income Fund                                11/30/98
 A Shares                              10,323
 B Shares                              10,313
 C Shares                              10,312
 I Shares                              10,329
 M Shares                              10,314


----------

* See the notes to the table captioned "Average Annual Total Return (excluding sales charges)" above. The table above assumes an initial investment of $10,000 in a particular class of a Fund for the period from the Fund's commencement of operations or, in the case of Growth and Income Fund, Select Growth and Income Fund, Capital Growth Fund, Equity Growth Fund and U.S. Treasury Income Fund, from October 31, 1989, although the particular class may have been introduced at a subsequent date. As indicated above, performance information for each class introduced after the commencement of operations of the related Fund (or predecessor fund) is based on the performance history of a predecessor class or classes, and historical expenses have not been restated, for periods during which the performance information for a particular class is based upon the performance history of a predecessor class, to reflect the ongoing expenses currently borne by the particular class.

                     Non-Standardized Performance Results*
                           (including sales charges)

     With the current maximum respective sales charges of 5.75% for A shares (1.50% for the Short-Term Bond Fund, 4.50% for the U.S. Treasury Income Fund, U.S. Government Securities Fund, Bond Fund and Strategic Income Fund), 1.50% and 3.00% for M Shares of Short-Term Bond Fund and Strategic Income Fund respectively, and the current applicable CDSC for B and C shares for each period length, reflected, the average annual total rate of return figures would be as follows:



                                                    Fund
                                                  Inception
                                  Total Value       Date
                                 -------------   ----------
Balanced Fund                                      11/4/92
 A Shares                           $23,062
 B Shares                            23,416
 C Shares                            23,399
Equity Income Fund                                 7/15/93
 A Shares                            24,111
 B Shares                            25,073
 C Shares                            25,091
Large Cap Equity Fund                             11/30/90
 A Shares                            39,078
 B Shares                            40,858
 C Shares                            40,737
Growth and Income Fund                             9/23/87
 A Shares                            46,553
 B Shares                            47,912
 C Shares                            47,124
Focus Fund                                         6/30/98
 A Shares                             9,273
 B Shares                             9,379
 C Shares                             9,760
Capital Growth Fund                                9/23/87
 A Shares                            41,328
 B Shares                            42,577
 C Shares                            42,244
Small Cap Equity Fund                             12/20/94
 A Shares                            22,973
 B Shares                            23,374
Small Cap Opportunities Fund                       5/19/97
 A Shares                            15,061
 B Shares                            15,410
 C Shares                            15,690
Core Equity Fund                                   8/12/99
 A Shares                            28,361
 B Shares                            29,256
 C Shares                            29,256
Equity Growth Fund                                 8/12/99
 A Shares                            42,157
 B Shares                            44,644
 C Shares                            44,644

                                                       Fund
                                                     Inception
                                    Total Value        Date
                                    -------------   ----------
U.S. Treasury Income Fund                              9/8/87
 A Shares                               18,362
 B Shares                               18,403
U.S. Government Securities Fund                       2/19/93
 A Shares                               13,327
Bond Fund                                            11/30/90
 A Shares                               18,063
 B Shares                               18,514
Short-Term Bond                                      11/30/90
 A Shares                               15,788
 M Shares                               15,793
Strategic Income Fund                                11/30/98
 A Shares                                9,858
 B Shares                                9,834
 C Shares                               10,217
 M Shares                               10,005



----------
* See the notes to the table captioned "Average Annual Total Return (excluding sales charges)" above. The table above assumes an initial investment of $10,000 in a particular class of a Fund for the period from the Fund's commencement of operations or, in the case of Growth and Income Fund, Capital Growth Fund, Equity Growth Fund and U.S. Treasury Income Fund, from October 31, 1989, although the particular class may have been introduced at a subsequent date. As indicated above, performance information for each class introduced after the commencement of operations of the related Fund (or predecessor fund) is based on the performance history of a predecessor class or classes, and historical expenses have not been restated, for periods during which the performance information for a particular class is based upon the performance history of a predecessor class, to reflect the ongoing expenses currently borne by the particular class.


                       DETERMINATION OF NET ASSET VALUE

     As of the date of this Statement of Additional Information, the New York Stock Exchange is open for trading every weekday except for the following holidays: New Year's Day, Martin Luther King Jr.'s Day, Presidents' Day, Good Friday, Memorial Day, Independence Day, Labor Day, Thanksgiving Day and Christmas Day.


     Each Fund calculates its NAV once each day at the close of regular trading on the New York Stock Exchange. Equity securities in a Fund's or Portfolio's portfolio are valued at the last sale price on the exchange on which they are primarily traded or on the NASDAQ National Market System, or at the last quoted bid price for securities in which there were no sales during the day or for other unlisted (over-the-counter) securities not reported on the NASDAQ National Market System. Bonds and other fixed income securities (other than short-term obligations, but including listed issues) in a Fund's or Portfolio's portfolio are valued on the basis of valuations furnished by a pricing service, the use of which has been approved by the Board of Trustees. In making such valuations, the pricing service utilizes both dealer-supplied valuations and electronic data processing techniques that take into account appropriate factors such as institutional-size trading in similar groups of securities, yield, quality, coupon rate, maturity, type of issue, trading characteristics and other market data, without exclusive reliance upon quoted prices or exchange or over-the-counter prices, since such valuations are believed to reflect more accurately the fair value of such securities. Short-term obligations which mature in 60 days or less are valued at amortized cost, which constitutes fair value as determined by the Board of Trustees. Futures and option contracts that are traded on commodities or securities exchanges are normally valued at the settlement price on the exchange on which they are traded. Portfolio securities (other than short-term obligations) for which there are no such quotations or valuations are valued at fair value as determined in good faith by or at the direction of the Board of Trustees.

     Interest income on long-term obligations in a Fund's or Portfolio's portfolio is determined on the basis of coupon interest accrued plus amortization of discount (the difference between acquisition price and stated redemption price at maturity) and premiums (the excess of purchase price over stated redemption price at maturity). Interest income on short-term obligations is determined on the basis of interest and discount accrued less amortization of premium.

                     PURCHASES, REDEMPTIONS AND EXCHANGES

     The Fund has established certain procedures and restrictions, subject to change from time to time, for purchase, redemption, and exchange orders, including procedures for accepting telephone instructions and effecting automatic investments and redemptions. The Funds' Transfer Agent may defer acting on a shareholder's instructions until it has received them in proper form. In addition, the privileges described in the Prospectuses are not available until a completed and signed account application has been received by the Transfer Agent. Telephone transaction privileges are made available to shareholders automatically upon opening an account unless the privilege is declined in Section 6 of the Account Application. The Telephone Exchange Privilege is not available if you were issued certificates for shares that remain outstanding.

     Upon receipt of any instructions or inquiries by telephone from a shareholder or, if held in a joint account, from either party, or from any person claiming to be the shareholder, a Fund or its agent is authorized, without notifying the shareholder or joint account parties, to carry out the instructions or to respond to the inquiries, consistent with the service options chosen by the shareholder or joint shareholders in his or their latest account application or other written request for services, including purchasing, exchanging, or redeeming shares of such Fund and depositing and withdrawing monies from the bank account specified in the Bank Account Registration section of the shareholder's latest account application or as otherwise properly specified to such Fund in writing.

     Subject to compliance with applicable regulations, each Fund has reserved the right to pay the redemption price of its Shares, either totally or partially, by a distribution in kind of readily marketable portfolio securities (instead of cash). The securities so distributed would be valued at the same amount as that assigned to them in calculating the net asset value for the shares being sold. If a shareholder received a distribution in kind, the shareholder could incur brokerage or other charges in converting the securities to cash. The Trust has filed an election under Rule 18f-1 committing to pay in cash all redemptions by a shareholder of record up to amounts specified by the rule (approximately $250,000).


     With respect to the Growth and Income Fund, Select Growth and Income Fund, Capital Growth Fund, Core Equity Fund and Equity Growth Fund, the Trust will redeem Fund shares in kind only if it has received a redemption in kind from the corresponding Portfolio and therefore shareholders of the Fund that receive redemptions in kind will receive portfolio securities of such Portfolio and in no case will they receive a security issued by the Portfolio. Each Portfolio has advised the Trust that the Portfolio will not redeem in kind except in circumstances in which the corresponding Fund is permitted to redeem in kind or unless requested by the corresponding Fund.


     Each investor in a Portfolio, including the corresponding Fund, may add to or reduce its investment in the Portfolio on each day that the New York Stock Exchange is open for business. Once each such day, based upon prices determined as of the close of regular trading on the New York Stock Exchange (normally 4:00 p.m., Eastern time, however, options are priced at 4:15 p.m., Eastern time) the value of each investor's interest in a Portfolio will be determined by multiplying the net asset value of the Portfolio by the percentage representing that investor's share of the aggregate beneficial interests in the Portfolio. Any additions or reductions which are to be effected on that day will then be effected. The investor's percentage of the aggregate beneficial interests in a Portfolio will then be recomputed as the percentage equal to the fraction (i) the numerator of which is the value of such investor's investment in the Portfolio as of such time on such day plus or minus, as the case may be, the amount of net additions to or reductions in the investor's investment in the Portfolio effected on such day and (ii) the denominator of which is the aggregate net asset value of the Portfolio as of such time on such day plus or minus, as the case may be, the amount of net additions to or reductions in the aggregate investments in the Portfolio by all investors in the Portfolio. The percentage so determined will then be applied to determine the value of the investor's interest in the Portfolio as of such time on the following day the New York Stock Exchange is open for trading.


     The public offering price of Class A and Class M shares is the net asset value plus a sales charge that varies depending on the size of your purchase. The Fund receives the net asset value. The sales charge is allocated between your broker-dealer and the Fund's distributor as shown in the following table, except when the Fund's distributor, in its discretion, allocates the entire amount to your broker-dealer.

     The broker-dealer allocation for Funds with a 5.75% sales charge on Class A shares is set forth below:


                                                              Amount of
                                   Sales charge as a         sales charge
                                     percentage of:          reallowed to
                                ------------------------     dealers as a
   Amount of transaction at      Offering    Net amount     percentage of
      offering price($)           price       invested      offering price
-----------------------------   ---------   ------------   ---------------
Under 100,000                       5.75         6.10             5.00
100,000 but under 250,000           3.75         3.90             3.25
250,000 but under 500,000           2.50         2.56             2.25
500,000 but under 1,000,000         2.00         2.04             1.75

     There is no initial sales charge on purchases of Class A shares of $1 million or more.

     The Fund's distributor pays broker-dealers commissions on net sales of Class A shares of $1 million or more based on an investor's cumulative purchases. Such commissions are paid at the rate of 1.00% of the amount under $2.5 million, 0.75% of the next $7.5 million. 0.50% of the next $40 million and 0.20% thereafter. The Fund's distributor may withhold such payments with respect to short-term investments.


     The broker-dealer allocation for Funds with a 4.50% sales charge on Class A shares is set forth below:


                                                              Amount of
                                   Sales charge as a         sales charge
                                     percentage of:          reallowed to
                                ------------------------     dealers as a
   Amount of transaction at      Offering    Net amount     percentage of
      offering price($)           price       invested      offering price
-----------------------------   ---------   ------------   ---------------
Under 100,000                       4.50         4.71             4.00
100,000 but under 250,000           3.75         3.90             3.25
250,000 but under 500,000           2.50         2.56             2.25
500,000 but under 1,000,000         2.00         2.04             1.75

     There is no initial sales charge on purchases of Class A shares of $1 million or more.

     The Fund's distributor pays broker-dealers commissions on net sales of Class A shares of $1 million or more based on an investor's cumulative purchases. Such commissions are paid at the rate of 0.75% of the amount under $2.5 million, 0.50% of the next $7.5 million. 0.25% of the next $40 million and 0.15% thereafter. The Fund's distributor may withhold such payments with respect to short-term investments.

     The broker-dealer allocation for Class A shares of the Short-Term Bond Fund is set forth below:



                                                              Amount of
                                   Sales charge as a         sales charge
                                     percentage of:          reallowed to
                                ------------------------     dealers as a
   Amount of transaction at      Offering    Net amount     percentage of
      offering price($)           price       invested      offering price
-----------------------------   ---------   ------------   ---------------
Under 100,000                       1.50         1.52             1.00
100,000 but under 250,000           1.00         1.00             0.50
250,000 but under 500,000           0.50         0.50             0.25
500,000 but under 1,000,000         0.25         0.25             0.25


     There is no initial sales charge on purchases of Class A shares of $1 million or more.

     The broker-dealer allocation is 1.25% for Class M shares of the Short-Term Bond and 2.75% for Class M shares of the Strategic Income Fund.

     Investors in Class A or Class M shares may qualify for reduced initial sales charges by signing a statement of intention (the "Statement"). This enables the investor to aggregate purchases of Class A or Class M shares in the Fund with purchases of Class A or Class M shares of any other Fund in the Trust (or if a Fund has only one class, shares of such Fund), excluding shares of any Chase Vista money market fund, during a 13-month period. The sales charge is based on the total amount to be invested in Class A or Class M shares during the 13-month period. All Class A or Class M or other qualifying shares of these Funds currently owned by the investor will be credited as purchases (at their current offering prices on the date the Statement is signed) toward completion of the Statement. A 90-day back-dating period can be used to include earlier purchases at the investor's cost. The 13-month period would then begin on the date of the first purchase during the 90-day period. No retroactive adjustment will be made if purchases exceed the amount indicated in the Statement. A shareholder must notify the Transfer Agent or Distributor whenever a purchase is being made pursuant to a Statement.

     The Statement is not a binding obligation on the investor to purchase the full amount indicated; however, on the initial purchase, if required (or subsequent purchases if necessary), 5% of the dollar amount specified in the Statement will be held in escrow by the Transfer Agent in Class A or Class M shares (or if a Fund has only one class and is subject to an initial sales charge, shares of such Fund) registered in the shareholder's name in order to assure payment of the proper sales charge. If total purchases pursuant to the Statement (less any dispositions and exclusive of any distributions on such shares automatically reinvested) are less than the amount specified, the investor will be requested to remit to the Transfer Agent an amount equal to the difference between the sales charge paid and the sales charge applicable to the aggregate purchases actually made. If not remitted within 20 days after written request, an appropriate number of escrowed shares will be redeemed in order to realize the difference. This privilege is subject to modification or discontinuance at any time with respect to all shares purchased thereunder. Reinvested dividend and capital gain distributions are not counted toward satisfying the Statement.

     Class A or Class M shares of a Fund may also be purchased by any person at a reduced initial sales charge which is determined by (a) aggregating the dollar amount of the new purchase and the greater of the purchaser's total (i) net asset value or (ii) cost of any shares acquired and still held in the Fund, or any other Vista fund excluding any Vista money market fund, and (b) applying the initial sales charge applicable to such aggregate dollar value (the "Cumulative Quantity Discount"). The privilege of the Cumulative Quality Discount is subject to modification or discontinuance at any time with respect to all Class A or Class M shares (or if a Fund has only one class and is subject to an initial sales charge, shares of such Fund) purchased thereafter.

     An individual who is a member of a qualified group (as hereinafter defined) may also purchase Class A or Class M shares of a Fund (or if a Fund has only one class and is subject to an initial sales charge, shares of such Fund) at the reduced sales charge applicable to the group taken as a whole. The reduced initial sales charge is based upon the aggregate dollar value of Class A or Class M shares (or if a Fund has only one class and is subject to an initial sales charge, shares of such Fund) previously purchased and still owned by the group plus the securities currently being purchased and is determined as stated in the preceding paragraph. In order to obtain such discount, the purchaser or investment dealer must provide the Transfer Agent with sufficient information, including the purchaser's total cost, at the time of purchase to permit verification that the purchaser qualifies for a cumulative quantity discount, and confirmation of the order is subject to such verification. Information concerning the current initial sales charge applicable to a group may be obtained by contacting the Transfer Agent.

     A "qualified group" is one which (i) has been in existence for more than six months, (ii) has a purpose other than acquiring Class A or Class M shares (or if a Fund has only one class and is subject to an initial sales charge, shares of such Fund) at a discount and (iii) satisfies uniform criteria which enables the Distributor to realize economies of scale in its costs of distributing Class A or Class M shares (or if a Fund has only one class and is subject to an initial sales charge, shares of such Fund). A qualified group must have more than 10 members, must be available to arrange for group meetings between representatives of the Fund and the members must agree to include sales and other materials related to the Fund in its publications and mailings to members at reduced or no cost to the Distributor, and must seek to arrange for payroll deduction or other bulk transmission of investments in the Fund. This privilege is subject to modification or discontinuance at any time with respect to all Class A or Class M shares (or if a Fund has only one class and is subject to an initial sales charge, shares of such Fund) purchased thereafter.


     Under the Exchange Privilege, shares may be exchanged for shares of another fund only if shares of the fund exchanged into are registered in the state where the exchange is to be made. Shares of a Fund may only be exchanged into another fund if the account registrations are identical. With respect to exchanges from any Vista money market fund, shareholders must have acquired their shares in such money market fund by exchange from one of the Vista non-money market funds or the exchange will be done at relative net asset value plus the appropriate sales charge. Any such exchange may create a gain or loss to be recognized for federal income tax purposes. Normally, shares of the fund to be acquired are purchased on the redemption rate, but such purchase may be delayed by either fund for up to five business days if a fund determines that it would be disadvantaged by an immediate transfer of the proceeds.


     The Funds' distributor pays broker-dealers a commission of 4.00% of the offering price on sales of Class B shares and a commission of 1.00% of the offering price on sales of Class C shares. The distributor keeps the entire amount of any CDSC the investor pays.


     The contingent deferred sales charge for Class B and Class C shares will be waived for certain exchanges and for redemptions in connection with a Fund's systematic withdrawal plan, subject to the conditions described in the Prospectuses. In addition, subject to confirmation of a shareholder's status, the contingent deferred sales charge will be waived for: (i) a total or partial redemption made within one year of the shareholder's death or initial qualification for Social Security disability payments; (ii) a redemption in connection with a Minimum Required Distribution from an IRA, Keogh or custodial account under section 403(b) of the Internal Revenue Code or a mandatory distribution from a qualified plan; (iii) redemptions made from an IRA, Keogh or custodial account under section 403(b) of the Internal Revenue Code through an established Systematic Redemption Plan; (iv) a redemption resulting from an over-contribution to an IRA; (v) distributions from a qualified plan upon retirement; and (vi) an involuntary redemption of an account balance under $500.

     Class B shares automatically convert to Class A shares (and thus are then subject to the lower expenses borne by Class A shares) after a period of time specified below has elapsed since the date of purchase (the "CDSC Period"), together with the pro rata portion of all Class B shares representing dividends and other distributions paid in additional Class B shares attributable to the Class B shares then converting. The conversion of Class B shares purchased on or after May 1, 1996, will be effected at the relative net asset values per share of the two classes on the first business day of the month following the eighth anniversary of the original purchase. The conversion of Class B shares purchased prior to May 1, 1996, will be effected at the relative net asset values per share of the two classes on the first business day of the month following the seventh anniversary of the original purchase. Up to 12% of the value of Class B shares subject to a systematic withdrawal plan may also be redeemed each year without a CDSC, provided that the Class B account had a minimum balance of $20,000 at the time the systematic withdrawal plan was established. If any exchanges of Class B shares during the CDSC Period occurred, the holding period for the shares exchanged will be counted toward the CDSC Period. At the time of the conversion the net asset value per share of the Class A shares may be higher or lower than the net asset value per share of the Class B shares; as a result, depending on the relative net asset values per share, a shareholder may receive fewer or more Class A shares than the number of Class B shares converted.


     A Fund may require signature guarantees for changes that shareholders request be made in Fund records with respect to their accounts, including but not limited to, changes in bank accounts, for any written requests for additional account services made after a shareholder has submitted an initial account application to the Fund, and in certain other circumstances described in the Prospectuses. A Fund may also refuse to accept or carry out any transaction that does not satisfy any restrictions then in effect. A signature guarantee may be obtained from a bank, trust company, broker-dealer or other member of a national securities exchange. Please note that a notary public cannot provide a signature guarantee.

     Investors may be eligible to buy Class A or Class M shares at reduced sales charges. Interested parties should consult their investment representative or the Chase Vista Funds Service Center for details about Chase Vista's combined purchase privilege, cumulative quantity discount, statement of intention, group sales plan, employee benefit plans and other plans. Sales charges are waived if the investor is using redemption proceeds received within the prior ninety days from non-Chase Vista mutual funds to buy his or her shares, and on which he or she paid a front-end or contingent deferred sales charge.

     Some participant-directed employee benefit plans participate in a "multi-fund" program which offers both Chase Vista and non-Chase Vista mutual funds. The money that is invested in Chase Vista Funds may be combined with the other mutual funds in the same program when determining the plan's eligibility to buy Class A or Class M shares for purposes of the discount privileges and programs described above.

     No initial sales charge will apply to the purchase of a Fund's Class A or Class M shares if (i) one is investing proceeds from a qualified retirement plan where a portion of the plan was invested in the Chase Vista Funds, (ii) one is investing through any qualified retirement plan with 50 or more participants or (iii) one is a participant in certain qualified retirement plans and is investing (or reinvesting) the proceeds from the repayment of a plan loan made to him or her.

     Purchases of a Fund's Class A or Class M shares may be made with no initial sales charge through an investment adviser or financial planner that charges a fee for its services.

     Purchases of a Fund's Class A or Class M shares may be made with no initial sales charge (i) by an investment adviser, broker or financial planner, provided arrangements are preapproved and purchases are placed through an omnibus account with the Fund or (ii) by clients of such investment adviser or financial planner who place trades for their own accounts, if such accounts are linked to a master account of such investment adviser or financial planner on the books and records of the broker or agent. Such purchases may also be made for retirement and deferred compensation plans and trusts used to fund those plans.

     Purchases of a Fund's Class A or Class M shares may be made with no initial sales charge in accounts opened by a bank, trust company or thrift institution which is acting as a fiduciary exercising investment discretion, provided that appropriate notification of such fiduciary relationship is reported at the time of the investment to the Fund, the Fund's distributor or the Chase Vista Funds Service Center.

     A Fund may sell Class A or Class M shares without an initial sales charge to the current and retired Trustees (and their immediate families), current and retired employees (and their immediate families) of Chase, the Fund's distributor and transfer agent or any affiliates or subsidiaries thereof, registered repre-sentatives and other employees (and their immediate families) of broker-dealers having selected dealer agreements with the Fund's distributor, employees (and their immediate families) of financial institutions having selected dealer agreements with the Fund's distributor (or otherwise having an arrangement with a broker-dealer or financial institution with respect to sales of Chase Vista Fund shares) and financial institution trust departments investing an aggregate of $1 million or more in the Chase Vista Funds.


     Shareholders of record of any Chase Vista fund as of November 30, 1990 and certain immediate family members may purchase a Fund's Class A shares with no initial sales charge for as long as they continue to own Class A or Class M shares of any Chase Vista fund, provided there is no change in account registration.


     Shareholders of other Chase Vista Funds may be entitled to exchange their shares for, or reinvest distributions from their funds in, shares of the Fund at net asset value.

     The Funds reserve the right to change any of these policies at any time and may reject any request to purchase shares at a reduced sales charge.

     Investors may incur a fee if they effect transactions through a broker or agent.

                          DISTRIBUTIONS; TAX MATTERS

     The following is only a summary of certain additional tax considerations generally affecting the Funds and their shareholders that are not described in the respective Fund's Prospectus. No attempt is made to present a detailed explanation of the tax treatment of the Fund or its shareholders, and the discussions here and in each Fund's Prospectus are not intended as substitutes for careful tax planning.

                Qualification as a Regulated Investment Company

     Each Fund has elected to be taxed as a regulated investment company under Subchapter M of the Internal Revenue Code of 1986, as amended (the "Code") and to meet all other requirements that are necessary for it to be relieved of federal taxes on income and gains it distributes to shareholders. Net investment income for each Fund consists of all interest accrued and discounts earned, less amortization of any market premium on the portfolio assets of the Fund and the accrued expenses of the Fund. As a regulated investment company, each Fund is not subject to federal income tax on the portion of its net investment income (i.e., its investment company taxable income, as that term is defined in the Code, without regard to the deduction for dividends paid ) and net capital gain (i.e., the excess of net long-term capital gain over net short-term capital loss) that it distributes to shareholders, provided that it distributes at least 90% of its net investment income for the taxable year (the "Distribution Requirement"), and satisfies certain other requirements of the Code that are described below. Because certain Funds invest all of their assets in Portfolios which will be classified as partnerships for federal income tax purposes, such Funds will be deemed to own a proportionate share of the income of the Portfolio into which each contributes all of its assets for purposes of determining whether such Funds satisfy the Distribution Requirement and the other requirements necessary to qualify as a regulated investment company (e.g., Income Requirement (hereinafter defined), etc.).

     In addition to satisfying the Distribution Requirement for each taxable year, a regulated investment company must: (1) derive at least 90% of its gross income from dividends, interest, certain payments with respect to securities loans, gains from the sale or other disposition of stock or securities or foreign currencies (to the extent such currency gains are directly related to the regulated investment company's principal business of investing in stock or securities) and other income (including but not limited to gains from options, futures or forward contracts) derived with respect to its business of investing in such stock, securities or currencies (the "Income Requirement").

     In addition to satisfying the requirements described above, each Fund must satisfy an asset diversification test in order to qualify as a regulated investment company. Under this test, at the close of each quarter of a Fund's taxable year, at least 50% of the value of the Fund's assets must consist of cash and cash items, U.S. Government securities, securities of other regulated investment companies, and securities of other issuers (as to which the

Fund has not invested more than 5% of the value of the Fund's total assets in securities of such issuer and as to which the Fund does not hold more than 10% of the outstanding voting securities of such issuer), and no more than 25% of the value of its total assets may be invested in the securities of any one issuer (other than U.S. Government securities and securities of other regulated investment companies), or in two or more issuers which the Fund controls and which are engaged in the same or similar trades or businesses.

     Each Fund may engage in hedging or derivatives transactions involving foreign currencies, forward contracts, options and futures contracts (including options, futures and forward contracts on foreign currencies) and short sales. See "Additional Policies Regarding Derivative and Related Transactions." Such transactions will be subject to special provisions of the Code that, among other things, may affect the character of gains and losses realized by the Fund (that is, may affect whether gains or losses are ordinary or capital), accelerate recognition of income of the Fund and defer recognition of certain of the Fund's losses. These rules could therefore affect the character, amount and timing of distributions to shareholders. In addition, these provisions (1) will require a Fund to "mark-to-market" certain types of positions in its portfolio (that is, treat them as if they were closed out) and (2) may cause a Fund to recognize income without receiving cash with which to pay dividends or make distributions in amounts necessary to satisfy the Distribution Requirement and avoid the 4% excise tax (described below). Each Fund intends to monitor its transactions, will make the appropriate tax elections and will make the appropriate entries in its books and records when it acquires any option, futures contract, forward contract or hedged investment in order to mitigate the effect of these rules.

     A Fund or Portfolio may make investments that produce income that is not matched by a corresponding cash distribution to the Fund, such as investments in pay-in-kind bonds or in obligations such as zero coupon securities having original issue discount (i.e., an amount equal to the excess of the stated redemption price of the security at maturity over its issue price) or market discount (i.e., an amount equal to the excess of the stated redemption price of the security over the basis of such bond immediately after it was acquired), if the Fund elects to accrue market discount on a current basis. In addition, income may continue to accrue for federal income tax purposes with respect to a non-performing investment. Any such income would be treated as income earned by a Fund and therefore would be subject to the distribution requirements of the Code. Because such income may not be matched by a corresponding cash distribution to a Fund, the Fund may be required to borrow money or dispose of other securities to be able to make distributions to its investors. In addition, if an election is not made to currently accrue market discount with respect to a market discount bond, all or a portion of any deduction or any interest expenses incurred to purchase or hold such a bond may be deferred until such bond is sold or otherwise disposed.

     If for any taxable year a Fund does not qualify as a regulated investment company, all of its taxable income (including its net capital gain) will be subject to tax at regular corporate rates without any deduction for distributions to shareholders, and such distributions will be taxable to the shareholders as ordinary dividends to the extent of the Fund's current and accumulated earnings and profits. Such distributions generally will be eligible for the dividends-received deduction in the case of corporate shareholders.

                 Excise Tax on Regulated Investment Companies

     A 4% non-deductible excise tax is imposed on a regulated investment company that fails to distribute in each calendar year an amount equal to 98% of ordinary taxable income for the calendar year and 98% of capital gain net income for the one-year period ended on October 31 of such calendar year (or, at the election of a regulated investment company having a taxable year ending November 30 or December 31, for its taxable year (a "taxable year election"). The balance of such income must be distributed during the next calendar year. For the foregoing purposes, a regulated investment company is treated as having distributed any amount on which it is subject to income tax for any taxable year ending in such calendar year.

     Each Fund intends to make sufficient distributions or deemed distributions of its ordinary taxable income and capital gain net income prior to the end of each calendar year to avoid liability for the excise tax. However, investors should note that a Fund may in certain circumstances be required to liquidate portfolio investments to make sufficient distributions to avoid excise tax liability.

                              Fund Distributions

     Each Fund anticipates distributing substantially all of its net investment income for each taxable year. Such distributions will be taxable to shareholders as ordinary income and treated as dividends for federal income tax purposes, but they will qualify for the 70% dividends-received deduction for corporations only to the extent discussed below. Dividends paid on Class A, Class B and Class C shares are calculated at the same time. In general, dividends on Class B and Class C shares are expected to be lower than those on Class A shares due to the higher distribution expenses borne by the Class B and Class C shares. Dividends may also differ between classes as a result of differences in other class specific expenses.

     If a check representing a Fund distribution is not cashed within a specified period, the Chase Vista Service Center will notify the investor that he or she has the option of requesting another check or reinvesting the distribution in the Fund or in an established account of another Chase Vista Fund. If the Chase Vista Service Center does not receive his or her election, the distribution will be reinvested in the Fund. Similarly, if the Fund or the Chase Vista Service Center sends the investor correspondence returned as "undeliverable," distributions will automatically be reinvested in the Fund.

     A Fund may either retain or distribute to shareholders its net capital gain for each taxable year. Each Fund currently intends to distribute any such amounts. If net capital gain is distributed and designated as a "capital gain dividend," it will be taxable to shareholders as long-term capital gain, regardless of the length of time the shareholder has held his shares or whether such gain was recognized by the Fund prior to the date on which the shareholder acquired his shares.


     Under current legislation, the maximum rate of tax on long-term capital gains of individuals is 20% (10% for gains otherwise taxed at 15%) for long-term capital gains with respect to capital assets held for more than 12 months. Additionally, beginning after December 31, 2000, the maximum tax rate for capital assets with a holding period beginning after that date and held for more than five years will be 18%.


     Conversely, if a Fund elects to retain its net capital gain, the Fund will be taxed thereon (except to the extent of any available capital loss carryovers) at the 35% corporate tax rate. If a Fund elects to retain its net capital gain, it is expected that the Fund also will elect to have shareholders of record on the last day of its taxable year treated as if each received a distribution of his pro rata share of such gain, with the result that each shareholder will be required to report his pro rata share of such gain on his tax return as long-term capital gain, will receive a refundable tax credit for his pro rata share of tax paid by the Fund on the gain, and will increase the tax basis for his shares by an amount equal to the deemed distribution less the tax credit.

     Ordinary income dividends paid by a Fund with respect to a taxable year will qualify for the 70% dividends-received deduction generally available to corporations to the extent of the amount of qualifying dividends received by a Fund from domestic corporations for the taxable year. A dividend received by a Fund will not be treated as a qualifying dividend (1) if it has been received with respect to any share of stock that the Fund has held for less than 46 days (91 days in the case of certain preferred stock) during the 90 day period beginning on the date which is 45 days before the date on which such share becomes ex-dividend with respect to such dividend (during the 180 day period beginning 90 days before such date in the case of certain preferred stock) under the Rules of the Code Section 246(c)(3) and (4); (2) to the extent that a Fund is under an obligation (pursuant to a short sale or otherwise) to make related payments with respect to positions in substantially similar or related property; or (3) to the extent the stock on which the dividend is paid is treated as debt-financed under the rules of Code Section 246A. Moreover, the dividends-received deduction for a corporate shareholder may be disallowed or reduced if the corporate shareholder fails to satisfy the foregoing requirements with respect to its shares of a Fund. In the case where a Fund invests all of its assets in a Portfolio and the Fund satisfies the holding period rules pursuant to Code Section 246(c) as to its interest in the Portfolio, a corporate shareholder which satisfies the foregoing requirements with respect to its shares of the Fund should receive the dividends-received deduction.

     For purposes of the Corporate AMT, the corporate dividends-received deduction is not itself an item of tax preference that must be added back to taxable income or is otherwise disallowed in determining a corporation's AMT. However, corporate shareholders will generally be required to take the full amount of any dividend received from a Fund into account (without a dividends-received deduction) in determining its adjusted current earnings.

     Investment income that may be received by certain of the Funds from sources within foreign countries may be subject to foreign taxes withheld at the source. The United States has entered into tax treaties with many foreign countries which entitle any such Fund to a reduced rate of, or exemption from, taxes on such income. It is impossible to determine the effective rate of foreign tax in advance since the amount of any such Fund's assets to be invested in various countries is not known.

     Distributions by a Fund that do not constitute ordinary income dividends, or capital gain dividends will be treated as a return of capital to the extent of (and in reduction of) the shareholder's tax basis in his shares; any excess will be treated as gain from the sale of his shares, as discussed below.

     Distributions by a Fund will be treated in the manner described above regardless of whether such distributions are paid in cash or reinvested in additional shares of the Fund (or of another fund). Shareholders receiving a distribution in the form of additional shares will be treated as receiving a distribution in an amount equal to the fair market value of the shares received, determined as of the reinvestment date. In addition, if the net asset value at the time a shareholder purchases shares of a Fund reflects undistributed net investment income or recognized capital gain net income, or unrealized appreciation in the value of the assets of the Fund, distributions of such amounts will be taxable to the shareholder in the manner described above, although such distributions economically constitute a return of capital to the shareholder.

     Ordinarily, shareholders are required to take distributions by a Fund into account in the year in which the distributions are made. However, dividends declared in October, November or December of any year and payable to shareholders of record on a specified date in such a month will be deemed to have been received by the shareholders (and made by the Fund) on December 31 of such calendar year if such dividends are actually paid in January of the following year. Shareholders will be advised annually as to the U.S. federal income tax consequences of distributions made (or deemed made) during the year.

     A Fund will be required in certain cases to withhold and remit to the U.S. Treasury 31% of ordinary income dividends and capital gain dividends, and the proceeds of redemption of shares, paid to any shareholder (1) who has provided either an incorrect tax identification number or no number at all, (2) who is subject to backup withholding by the IRS for failure to report the receipt of interest or dividend income properly, or (3) who has failed to certify to the Fund that it is not subject to backup withholding or that it is a corporation or other "exempt recipient."

                         Sale or Redemption of Shares

     A shareholder will recognize gain or loss on the sale or redemption of shares of a Fund in an amount equal to the difference between the proceeds of the sale or redemption and the shareholder's adjusted tax basis in the shares. All or a portion of any loss so recognized may be disallowed if the shareholder purchases other shares of the Fund within 30 days before or after the sale or redemption. In general, any gain or loss arising from (or treated as arising from) the sale or redemption of shares of a Fund will be considered capital gain or loss and will be long- term capital gain or loss if the shares were held for longer than one year. However, any capital loss arising from the sale or redemption of shares held for six months or less will be disallowed to the extent of the amount of exempt-interest dividends received on such shares and (to the extent not disallowed) will be treated as a long-term capital loss to the extent of the amount of capital gain dividends received on such shares.

                             Foreign Shareholders

     Taxation of a shareholder who, as to the United States, is a nonresident alien individual, foreign trust or estate, foreign corporation, or foreign partnership ("foreign shareholder"), depends on whether the income from a Fund is "effectively connected" with a U.S. trade or business carried on by such shareholder.

     If the income from a Fund is not effectively connected with a U.S. trade or business carried on by a foreign shareholder, dividends paid to a foreign shareholder from net investment income will be subject to U.S. withholding tax at the rate of 30% (or lower treaty rate) upon the gross amount of the dividend. Such a foreign shareholder would generally be exempt from U.S. federal income tax on gains realized on the sale of shares of the Fund and capital gain dividends and amounts retained by the Fund that are designated as undistributed capital gains.

     If the income from a Fund is effectively connected with a U.S. trade or business carried on by a foreign shareholder, then ordinary income dividends, capital gain dividends, and any gains realized upon the sale of shares of the Fund will be subject to U.S. federal income tax at the rates applicable to U.S. citizens or domestic corporations.

     In the case of foreign noncorporate shareholders, a Fund may be required to withhold U.S. federal income tax at a rate of 31% on distributions that are otherwise exempt from withholding tax (or taxable at a reduced treaty rate) unless such shareholders furnish the Fund with proper notification of their foreign status.

     The tax consequences to a foreign shareholder entitled to claim the benefits of an applicable tax treaty may be different from those described herein. Foreign shareholders are urged to consult their own tax advisers with respect to the particular tax consequences to them of an investment in a Fund, including the applicability of foreign taxes.

                          State and Local Tax Matters

     Depending on the residence of the shareholder for tax purposes, distributions may also be subject to state and local taxes or withholding taxes. Most states provide that a regulated investment company may pass through (without restriction) to its shareholders state and local income tax exemptions available to direct owners of certain types of U.S. government securities (such as U.S. Treasury obligations). Thus, for residents of these states, distributions derived from a Fund's investment in certain types of U.S. government securities should be free from state and local income taxes to the extent that the interest income from such investments would have been exempt from state and local income taxes if such securities had been held directly by the respective shareholders themselves. Certain states, however, do not allow a regulated investment company to pass through to its shareholders the state and local income tax exemptions available to direct owners of certain types of U.S. government securities unless the regulated investment company holds at least a required amount of U.S. government securities. Accordingly, for residents of these states, distributions derived from a Fund's investment in certain types of U.S. government securities may not be entitled to the exemptions from state and local income taxes that would be available if the shareholders had purchased U.S. government securities directly. Shareholders' dividends attributable to a Fund's income from repurchase agreements generally are subject to state and local income taxes, although states and regulations vary in their treatment of such income. The exemption from state and local income taxes does not preclude states from asserting other taxes on the ownership of U.S. government securities. To the extent that a Fund invests to a substantial degree in U.S. government securities which are subject to favorable state and local tax treatment, shareholders of such Fund will be notified as to the extent to which distributions from the Fund are attributable to interest on such securities. Rules of state and local taxation of ordinary income dividends and capital gain dividends from regulated investment companies may differ from the rules for U.S. federal income taxation in other respects. Shareholders are urged to consult their tax advisers as to the consequences of these and other state and local tax rules affecting investment in a Fund.

                         Effect of Future Legislation

     The foregoing general discussion of U.S. federal income tax consequences is based on the Code and the Treasury Regulations issued thereunder as in effect on the date of this Statement of Additional Information. Future legislative or administrative changes or court decisions may significantly change the conclusions expressed herein, and any such changes or decisions may have a retroactive effect with respect to the transactions contemplated herein.

              MANAGEMENT OF THE TRUST AND THE FUNDS OR PORTFOLIOS


                             Trustees and Officers

     The Trustees and officers of the Trust and their principal occupations for at least the past five years are set forth below. Their titles may have varied during that period.


     Fergus Reid, III--Chairman of the Trust. Chairman and Chief Executive Officer, Lumelite Corporation, since September 1985; Trustee, Morgan Stanley Funds. Age: 67. Address: 202 June Road, Stamford, CT 06903.

     *H. Richard Vartabedian--Trustee and President of the Trust. Investment Management Consultant; formerly, Senior Investment Officer, Division Executive of the Investment Management Division of The Chase Manhattan Bank, N.A., 1980 through 1991. Age: 64. Address: P.O. Box 296, Beach Road, Hendrick's Head, Southport, ME 04576.

     William J. Armstrong--Trustee. Vice President and Treasurer,
Ingersoll-Rand Company. Age: 58. Address: 49 Aspen Way, Upper Saddle River, NJ 07458.

     John R.H. Blum--Trustee. Attorney in private practice; formerly, partner in the law firm of Richards, O'Neil & Allegaert; Commissioner of Agriculture - State of Connecticut, 1992-1995. Age: 70. Address: 322 Main Street, Lakeville, CT 06039.

     Stuart W. Cragin, Jr.--Trustee. Retired; formerly President, Fairfield Testing Laboratory, Inc. He has previously served in a variety of marketing, manufacturing and general management positions with Union Camp Corp., Trinity Paper & Plastics Corp., and Conover Industries. Age: 66. Address: 108 Valley Road, Cos Cob, CT 06807.

     Roland R. Eppley, Jr.--Trustee. Retired; formerly President and Chief Executive Officer, Eastern States Bankcard Association Inc. (1971-1988); Director, Janel Hydraulics, Inc.; formerly Director of The Hanover Funds, Inc.
Age: 67. Address: 105 Coventry Place, Palm Beach Gardens, FL 33418.

     Joseph J. Harkins--Trustee. Retired; Commercial Sector Executive and Executive Vice President of The Chase Manhattan Bank, N.A. from 1985 through 1989. He was employed by Chase in numerous capacities and offices from 1954 through 1989. Director of Blessings Corporation, Jefferson Insurance Company of New York, Monticello Insurance Company and National. Age: 68. Address: 257 Plantation Circle South, Ponte Vedra Beach, FL 32082.

     *Sarah E. Jones--Trustee. President and Chief Operating Officer of Chase Mutual Funds Corp.; formerly Managing Director for the Global Asset Management and Private Banking Division of The Chase Manhattan Bank. Age: 47. Address:
1211 Avenue of the Americas, 41st Floor, New York, NY 10081.

     W.D. MacCallan--Trustee. Director of The Adams Express Co. and Petroleum & Resources Corp.; formerly Chairman of the Board and Chief Executive Officer of The Adams Express Co. and Petroleum & Resources Corp.; formerly Director of The Hanover Funds, Inc. and The Hanover Investment Funds, Inc. Age: 72. Address:
624 East 45th Street, Savannah, GA 31405.

     W. Perry Neff--Trustee. Independent Financial Consultant; Director of North America Life Assurance Co., Petroleum & Resources Corp. and The Adams Express Co.; formerly Director and Chairman of The Hanover Funds, Inc.; formerly Director, Chairman and President of The Hanover Investment Funds, Inc.
Age: 72. Address: RR 1 Box 102, Weston, VT 05181.

     *Leonard M. Spalding, Jr.--Trustee. Chief Executive Officer of Chase Mutual Funds Corp.; formerly President and Chief Executive Officer of Vista Capital Management and formerly Chief Investment Executive of The Chase Manhattan Private Bank. Age: 64. Address: One Chase Manhattan Plaza, Third Floor, New York, NY 10081.

     Richard E. Ten Haken--Trustee; Chairman of the Audit Committee. Formerly District Superintendent of Schools, Monroe No. 2 and Orleans Counties, New York; Chairman of the Board and President, New York State Teachers' Retirement System. Age: 65. Address: 4 Barnfield Road, Pittsford, NY 14534.

     Irving L. Thode--Trustee. Retired; formerly Vice President of Quotron Systems. He has previously served in a number of executive positions with Control Data Corp., including President of its Latin American Operations, and General Manager of its Data Services business. Age: 69. Address: 80 Perkins Road, Greenwich, CT 06830.

     Martin R. Dean--Treasurer. Associate Director, Accounting Services, BISYS Fund Services; formerly Senior Manager, KPMG Peat Marwick (1987-1994). Age: 37.
Address: 3435 Stelzer Road, Columbus, OH 43219.

     Lisa Hurley--Secretary. Senior Vice President and General Counsel, BISYS Fund Services; formerly Counsel to Moore Capital Management and General Counsel to Global Asset Management and Northstar Investments Management. Age: 44.
Address: 90 Park Avenue, New York, NY 10016.

     Vicky M. Hayes--Assistant Secretary. Vice President and Global Marketing Manager, Vista Fund Distributors, Inc.; formerly Assistant Vice President, Alliance Capital Management and held various positions with J. & W. Seligman & Co. Age: 37. Address: 1211 Avenue of the Americas, 41st Floor, New York, NY 10081.

     Alaina Metz--Assistant Secretary. Chief Administrative Officer, BISYS Fund Services; formerly Supervisor, Blue Sky Department, Alliance Capital Management L.P. Age: 31. Address: 3435 Stelzer Road, Columbus, OH 43219.

----------
* Asterisks indicate those Trustees that are "interested persons" (as defined in the 1940 Act). Mr. Reid is not an interested person of the Trust's investment advisers or principal underwriter, but may be deemed an interested person of the Trust solely by reason of being Chairman of the Trust.


     The Board of Trustees of the Trust presently has an Audit Committee. The members of the Audit Committee are Messrs. Ten Haken (Chairman), Armstrong, Eppley, MacCallan and Thode. The function of the Audit Committee is to recommend independent auditors and monitor accounting and financial matters. The Audit Committee met two times during the fiscal year ended October 31, 1999.


     The Board of Trustees of the Trust has established an Investment Committee. The members of the Investment Committee are Messrs. Vartabedian (President), Reid and Spalding. The function of the Investment Committee is to review the investment management process of the Trust.

     The Trustees and officers of the Trust appearing in the table above also serve in the same capacities with respect to Mutual Fund Trust, Mutual Fund Variable Annuity Trust, Mutual Fund Select Group, Mutual Fund Select Trust, Capital Growth Portfolio, Growth and Income Portfolio and International Equity Portfolio (these entities, together with the Trust, are referred to below as the "Chase Vista Funds").

           Remuneration of Trustees and Certain Executive Officers:

     Each Trustee is reimbursed for expenses incurred in attending each meeting of the Board of Trustees or any committee thereof. Each Trustee who is not an affiliate of the advisers is compensated for his or her services according to a fee schedule which recognizes the fact that each Trustee also serves as a Trustee of other investment companies advised by the advisers. Each Trustee receives a fee, allocated among all investment companies for which the Trustee serves, which consists of an annual retainer component and a meeting fee component.


     Set forth below is information regarding compensation paid or accrued during the fiscal year ended October 31, 1999 for each Trustee of the Trust:




                                                                                                     Select
                                                      Equity       Large Cap      Growth and       Growth and
                                      Balanced        Income         Equity         Income           Income           Focus
                                        Fund           Fund           Fund           Fund             Fund            Fund
                                    ------------   ------------   -----------   --------------   --------------   ------------
Fergus Reid, III, Trustee            $  466.72      $  404.35      $  710.02     $  3,569.05      $  1,648.74      $  173.85
H. Richard Vartabedian, Trustee         350.04         303.25         534.11        2,675.45         1,216.52         130.90
William J. Armstrong, Trustee           233.36         202.16         356.08        1,783.64           811.01          87.27

                                                                                              Select
                                                   Equity      Large Cap     Growth and     Growth and
                                    Balanced       Income        Equity        Income         Income        Focus
                                      Fund          Fund          Fund          Fund           Fund         Fund
                                   ----------   -----------   -----------   ------------   -----------   ----------
John R. H. Blum, Trustee              251.28        217.16        396.35       1,961.62        859.19        93.97
Stuart W. Cragin, Jr., Trustee        241.48        209.04        369.25       1,843.87        827.25        90.40
Roland R. Eppley, Jr. Trustee         233.36        202.16        356.08       1,783.64        811.01        87.27
Joseph J. Harkins, Trustee            241.48        209.04        369.25       1,843.87        827.25        90.40
Sarah E. Jones, Trustee                  --            --            --             --            --           --
W. D. MacCallan, Trustee              233.36        202.16        356.08       1,783.64        811.01        87.27
W. Perry Neff, Trustee                233.42        202.40        354.94       1,784.98        811.20        87.24
Leonard M. Spalding, Jr.,
 Trustee                              233.36        202.16        356.08       1,783.64        811.01        87.27
Richard E. Ten Haken, Trustee         239.14        206.89        376.66       1,871.45        834.85        89.29
Irving L. Thode, Trustee              233.36        202.16        356.08       1,783.64        811.01        87.27




                                        Capital         Small Cap        Small Cap        Core      Equity
                                        Growth           Equity        Opportunities     Equity     Growth
                                         Fund             Fund              Fund          Fund       Fund
                                    --------------   --------------   ---------------   --------   -------
Fergus Reid, III, Trustee            $  1,782.79      $  1,612.98        $  474.28         $--       $--
H. Richard Vartabedian, Trustee         1,344.92         1,209.56           355.52          --        --
William J. Armstrong, Trustee             896.61           806.38           237.01          --        --
John R. H. Blum, Trustee                  983.55           881.82           254.41          --        --
Stuart W. Cragin, Jr., Trustee            926.19           831.56           244.59          --        --
Roland R. Eppley, Jr. Trustee             896.61           806.38           237.01          --        --
Joseph J. Harkins, Trustee                926.19           831.56           244.59          --        --
Sarah E. Jones, Trustee                       --               --               --          --        --
W. D. MacCallan, Trustee                  896.61           806.38           237.01          --        --
W. Perry Neff, Trustee                    897.36           806.03           236.28          --        --
Leonard M. Spalding, Jr.,
 Trustee                                  896.61           806.38           237.01          --        --
Richard E. Ten Haken, Trustee             939.26           844.09           243.09          --        --
Irving L. Thode, Trustee                  896.61           806.38           237.01          --        --




                                     U.S. Treasury     U.S. Gov't                    Short-Term     Strategic
                                         Income        Securities        Bond           Bond         Income
                                          Fund            Fund           Fund           Fund          Fund
                                    ---------------   ------------   ------------   ------------   ----------
Fergus Reid, III, Trustee              $  298.62       $  195.64      $  205.13      $  177.44      $  11.82
H. Richard Vartabedian, Trustee           224.09          147.55         154.71         133.84          7.88
William J. Armstrong, Trustee             149.39           98.37         103.14          89.23          5.25
John R. H. Blum, Trustee                  160.63          105.06         110.96          95.65          5.68
Stuart W. Cragin, Jr., Trustee            154.48          101.46         106.69          92.13          5.25
Roland R. Eppley, Jr. Trustee             149.39           98.37         103.14          89.23          5.25

                                       U.S. Treasury    U.S. Gov't                   Short-Term     Strategic
                                          Income        Securities        Bond          Bond          Income
                                           Fund            Fund           Fund          Fund           Fund
                                      --------------   ------------   -----------   ------------   -----------
Joseph J. Harkins, Trustee                 154.48          101.46         106.69         92.13          5.25
Sarah E. Jones, Trustee                       --              --             --            --            --
W. D. MacCallan, Trustee                   149.39           98.37         103.14         89.23          5.25
W. Perry Neff, Trustee                     149.56           98.53         103.24         89.29          4.72
Leonard M. Spalding, Jr., Trustee          149.39           98.37         103.14         89.23          5.25
Richard E. Ten Haken, Trustee              153.02          100.47         105.61         91.24          5.70
Irving L. Thode, Trustee                   149.39           98.37         103.14         89.23          5.25




                                            Pension or               Total
                                            Retirement           Compensation
                                         Benefits Accrued            from
                                       as Fund Expenses(1)     "Fund Complex"(2)
                                      ---------------------   ------------------
Fergus Reid, III, Trustee                   $108,490               $160,000
H. Richard Vartabedian, Trustee               69,858                120,000
William J. Armstrong, Trustee                 35,695                 80,000
John R.H. Blum, Trustee                       70,084                 87,500
Stuart W. Cragin, Jr., Trustee                42,785                 82,500
Roland R. Eppley, Jr., Trustee                52,102                 80,000
Joseph J. Harkins, Trustee                    60,009                 80,000
Sarah E. Jones, Trustee                           --                     --
W.D. MacCallan, Trustee                       73,291                 80,000
W. Perry Neff, Trustee                        70,365                 80,000
Leonard M. Spalding, Jr., Trustee             25,509                 80,000
Richard E. Ten Haken, Trustee                 55,162                 83,750
Irving L. Thode, Trustee                      50,414                 80,000



----------

(1) Data reflects total benefits accrued by the Trust, Mutual Fund Select Group, Capital Growth Portfolio, Growth and Income Portfolio and International Equity Portfolio for the fiscal year ended October 31, 1999 and by Mutual Fund Trust, Mutual Fund Select Trust, and Mutual Fund Variable Annuity Trust for the fiscal year ended August 31, 1999.
(2) Data reflects total compensation earned during the period January 1, 1999 to December 31, 1999 for service as a Trustee to the Trust, Mutual Fund Trust, Mutual Fund Variable Annuity Trust, Mutual Select Group, Mutual Fund Select Trust, Capital Growth Portfolio, Growth and Income Portfolio and International Equity Portfolio.

     As of December 31, 1999, the Trustees and officers as a group owned less than 1% of each Fund's outstanding shares, all of which were acquired for investment purposes. For the fiscal year ended October 31, 1999, the Trust paid its disinterested Trustees fees and expenses for all of the meetings of the Board and any committees attended in the aggregate amount of approximately $89,000, which amount was then apportioned among the Funds comprising the Trust.

               Vista Funds Retirement Plan for Eligible Trustees

     Effective August 21, 1995, the Trustees also instituted a Retirement Plan for Eligible Trustees (the "Plan") pursuant to which each Trustee (who is not an employee of any of the Funds, the advisers, administrator or distributor or any of their affiliates) may be entitled to certain benefits upon retirement from the Board of Trustees. Pursuant to the Plan, the normal retirement date is the date on which the eligible Trustee has attained age 65 and has completed at least five years of continuous service with one or more of the investment companies advised by the adviser (collectively, the "Covered Funds"). Each Eligible Trustee is entitled to receive from the Covered Funds an annual benefit commencing on the first day of the calendar quarter coincident with or following his date of retirement equal to the sum of (i) 8% of the highest annual compensation received from the Covered Funds multiplied by the number of such Trustee's years of service (not in excess of 10 years) completed with respect to any of the Covered Funds and (ii) 4% of the highest annual compensation received from the Covered Funds for each year of service in excess of 10 years, provided that no Trustee's annual benefit will exceed the highest annual compensation received by that Trustee from the Covered Funds. Such benefit is payable to each eligible Trustee in monthly installments for the life of the Trustee.


     Set forth below in the table are the estimated annual benefits payable to an eligible Trustee upon retirement assuming various compensation and years of service classifications. As of October 31, 1999, the estimated credited years of service for Messrs.Reid, Vartabedian, Armstrong, Blum, Cragin, Eppley, Harkins, Neff, MacCallan, Spalding, TenHaken, Thode and Ms. Jones are 15, 7, 12, 15, 6, 10, 9, 9, 15, 1, 14, 6 and 0, respectively.




                       Highest Annual Compensation Paid by All Vista Funds
              ---------------------------------------------------------------------
               $80,000      $100,000      $120,000      $140,000      $160,000

 Years of
 Service                   Estimated Annual Benefits Upon Retirement
--------      ---------------------------------------------------------------------
     16        $80,000      $100,000      $120,000      $140,000      $160,000
     14         76,800        96,000       115,200       134,400       153,600
     12         70,400        88,000       105,600       123,200       140,800
     10         64,000        80,000        96,000       112,000       128,000
      8         51,200        64,000        76,800        89,600       102,400
      6         38,400        48,000        57,600        67,200        76,800
      4         25,600        32,000        38,400        44,800        51,200



     Effective August 21, 1995, the Trustees instituted a Deferred Compensation Plan for Eligible Trustees (the "Deferred Compensation Plan") pursuant to which each Trustee (who is not an employee of any of the Funds, the advisers, administrator or distributor or any of their affiliates) may enter into agreements with the Funds whereby payment of the Trustee's fees are deferred until the payment date elected by the Trustee (or the Trustee's termination of service). The deferred amounts are invested in shares of Vista funds selected by the Trustee. The deferred amounts are paid out in a lump sum or over a period of several years as elected by the Trustee at the time of deferral. If a deferring Trustee dies prior to the distribution of amounts held in the deferral account, the balance of the deferral account will be distributed to the Trustee's designated beneficiary in a single lump sum payment as soon as practicable after such deferring Trustee's death.

     Messrs. Eppley, Ten Haken, Thode and Vartabedian have each executed a deferred compensation agreement for the 1999 calendar year and as of October 31, 1999 they had contributed $52,400, $27,700, $58,950, and $98,250, respectively.


     The Declaration of Trust provides that the Trust will indemnify its Trustees and officers against liabilities and expenses incurred in connection with litigation in which they may be involved because of their offices with the Trust, unless, as to liability to the Trust or its shareholders, it is finally adjudicated that they engaged in willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in their offices or with respect to any matter unless it is finally adjudicated that they did not act in good faith in the reasonable belief that their actions were in the best interest of the Trust. In the case of settlement, such indemnification will not be provided unless it has been determined by a court or other body approving the settlement or other disposition, or by a reasonable determination based upon a review of readily available facts, by vote of a majority of disinterested Trustees or in a written opinion of independent counsel, that such officers or Trustees have not engaged in willful misfeasance, bad faith, gross negligence or reckless disregard of their duties.

                            Adviser and Sub-Adviser

     Chase acts as investment adviser to the Funds or Portfolios pursuant to an Investment Advisory Agreement, dated as of May 6, 1996 (the "Advisory Agreement"). Subject to such policies as the Board of

Trustees may determine, Chase is responsible for investment decisions for the Funds or Portfolios. Pursuant to the terms of the Advisory Agreement, Chase provides the Funds or Portfolios with such investment advice and supervision as it deems necessary for the proper supervision of the Funds' or Portfolios' investments. The advisers continuously provide investment programs and determine from time to time what securities shall be purchased, sold or exchanged and what portion of the Funds' or Portfolios' assets shall be held uninvested. The advisers to the Funds or Portfolios furnish, at their own expense, all services, facilities and personnel necessary in connection with managing the investments and effecting portfolio transactions for the Funds or Portfolios. The Advisory Agreement for the Funds or Portfolios will continue in effect from year to year only if such continuance is specifically approved at least annually by the Board of Trustees or by vote of a majority of a Fund's or Portfolio's outstanding voting securities and by a majority of the Trustees who are not parties to the Advisory Agreement or interested persons of any such party, at a meeting called for the purpose of voting on such Advisory Agreement.

     Under the Advisory Agreement, the adviser may utilize the specialized portfolio skills of all its various affiliates, thereby providing the Funds and Portfolios with greater opportunities and flexibility in accessing investment expertise.

     Pursuant to the terms of the Advisory Agreement and the sub-advisers' agreements with the adviser, the adviser and sub-advisers are permitted to render services to others. Each advisory agreement is terminable without penalty by the Trust on behalf of the Funds on not more than 60 days', nor less than 30 days', written notice when authorized either by a majority vote of a Fund's shareholders or by a vote of a majority of the Board of Trustees of the Trust, or by the adviser or sub-adviser on not more than 60 days', nor less than 30 days', written notice, and will automatically terminate in the event of its "assignment" (as defined in the 1940 Act). The advisory agreements provide that the adviser or sub-adviser under such agreement shall not be liable for any error of judgment or mistake of law or for any loss arising out of any investment or for any act or omission in the execution of portfolio transactions for the respective Fund, except for wilful misfeasance, bad faith or gross negligence in the performance of its duties, or by reason of reckless disregard of its obligations and duties thereunder.

     With respect to the Equity Funds or Equity Portfolios, the equity research team of the adviser looks for two key variables when analyzing stocks for potential investment by equity portfolios: value and momentum. To uncover these qualities, the team uses a combination of quantitative analysis, fundamental research and computer technology to help identify undervalued stocks.

     In the event the operating expenses of the Funds, including all investment advisory, administration and sub-administration fees, but excluding brokerage commissions and fees, taxes, interest and extraordinary expenses such as litigation, for any fiscal year exceed the most restrictive expense limitation applicable to the Funds imposed by the securities laws or regulations thereunder of any state in which the shares of the Funds are qualified for sale, as such limitations may be raised or lowered from time to time, the adviser shall reduce its advisory fee (which fee is described below) to the extent of its share of such excess expenses. The amount of any such reduction to be borne by the adviser shall be deducted from the monthly advisory fee otherwise payable with respect to the Funds during such fiscal year; and if such amounts should exceed the monthly fee, the adviser shall pay to a Fund its share of such excess expenses no later than the last day of the first month of the next succeeding fiscal year.

     Under the Advisory Agreement, Chase may delegate a portion of its responsibilities to a sub-adviser. In addition, the Advisory Agreement provides that Chase may render services through its own employees or the employees of one or more affiliated companies that are qualified to act as an investment adviser of the Fund and are under the common control of Chase as long as all such persons are functioning as part of an organized group of persons, managed by authorized officers of Chase.


     Chase, on behalf of the Funds or Portfolios (other than Strategic Income Fund, Core Equity Portfolio and Equity Growth Portfolio), has entered into an investment sub-advisory agreement with Chase Asset Management, Inc. ("CAM"). With respect to the Strategic Income Fund, Chase has entered into investment sub-advisory agreements with each of CAM and State Street Research & Management Company ("State Street"). With respect to the Core Equity Portfolio and Equity Growth Portfolio, Chase has entered into an investment sub-advisory agreement with Chase Bank of Texas, National Association ("Chase Texas"). With respect to the day-to-day management of the Funds or Portfolios, under the sub-advisory agreements, the sub-advisers make decisions concerning, and place all orders for, purchases and sales of securities and helps maintain the records relating to such purchases and sales. The sub-advisers may, in their discretion, provide such services through their own employees or the employees of one or more affiliated companies that are qualified to act as an investment adviser to the Company under applicable laws and are under the common control of Chase; provided that (i) all persons, when providing services under the sub-advisory agreement, are functioning as part of an organized group of persons, and (ii) such organized group of persons is managed at all times by authorized officers of the sub-advisers. This arrangement will not result in the payment of additional fees by the Funds.


     Chase, a wholly-owned subsidiary of The Chase Manhattan Corporation, a registered bank holding company, is a commercial bank offering a wide range of banking and investment services to customers throughout the United States and around the world. Also included among Chase's accounts are commingled trust funds and a broad spectrum of individual trust and investment management portfolios. These accounts have varying investment objectives.

     CAM is a wholly-owned operating subsidiary of the Adviser. CAM is registered with the Securities and Exchange Commission as an investment adviser and provides discretionary investment advisory services to institutional clients, and the same individuals who serve as portfolio managers for CAM also serve as portfolio managers for Chase. CAM is located at 1211 Avenue of the Americas, New York, New York 10036.

     State Street is a subsidiary of the Metropolitan Life Insurance Company. State Street is registered with the Securities and Exchange Commission as an investment adviser and provides discretionary investment advisory services to institutional and other clients.


     Chase Texas (and its predecessors) have been in the investment counseling business since 1987. Chase Texas is a wholly-owned subsidiary of The Chase Manhattan Corporation. Chase Texas is located at 600 Travis, Houston, Texas 77002.

     In consideration of the services provided by the adviser pursuant to the Advisory Agreement, the adviser is entitled to receive from each Fund or Portfolio an investment advisory fee computed daily and paid monthly based on a rate equal to a percentage of such Fund's or Portfolio's average daily net assets specified in the relevant Prospectuses. However, the adviser may voluntarily agree to waive a portion of the fees payable to it on a month-to-month basis. For its services under its sub-advisory agreement, CAM, State Street or Chase Texas, as the case may be, will be entitled to receive, with respect to each such Fund or Portfolio, such compensation, payable by the adviser out of its advisory fee, as is described in the relevant Prospectuses.

     For the fiscal years ended October 31, 1997, 1998 and 1999, Chase was paid or accrued the following investment advisory fees with respect to the following Funds, and voluntarily waived the amounts in parentheses following such fees with respect to each such period:




                                                                   Fiscal Year Ended October 31,
                                   ---------------------------------------------------------------------------------------------
                                                1997                           1998                          1999
                                   ------------------------------- ----------------------------   ------------------------------
Fund                                 paid/accrued       waived      paid/accrued      waived       paid/accrued        waived
----                               ---------------- -------------- -------------- -------------   --------------   -------------
Balanced Fund                      $  419,971       $ (19,663)     $  566,217     $      --       $  698,506       $      --
Equity Income Fund                    142,666         (14,010)        376,013            --          479,036              --
Large Cap Equity Fund                 476,896        (476,885)        684,337      (684,337)         908,698        (908,698)
Focus Fund (a)                            N/A             N/A          36,757       (36,757)         206,729        (206,729)
Small Cap Equity Fund               3,122,539              --       3,688,988            --        3,049,840              --
Small Cap Opportunities Fund (b)      123,519        (110,695)        725,783       (96,116)         945,594        (225,558)

                                                              Fiscal Year Ended October 31,
                            -------------------------------------------------------------------------------------------------
                                         1997                             1998                            1999
                            ------------------------------- --------------------------------   ------------------------------
Fund                          paid/accrued       waived       paid/accrued        waived        paid/accrued        waived
----                        ---------------- -------------- ---------------- ---------------   --------------   -------------
U.S. Treasury Income Fund        329,197      (78,607)           223,287     (104,604)         261,826          (157,985)
U.S. Government Securities
 Fund                            195,014           --            169,150     (150,101)         167,522          (167,522)
Bond Fund                         74,105      (74,105)            53,423      (53,423)         190,826          (190,826)
Short-Term Bond Fund             120,146     (120,146)           129,578     (129,578)         132,197          (132,197)
Strategic Income Fund (c)          N/A            N/A              N/A             N/A          29,509           (29,509)



----------
(a) Advisory fees and waivers for 1998 are from the period June 30, 1998 (commencement of operations) through October 31, 1998.
(b) Advisory fees and waivers for 1997 are from the period May 19, 1997 (commencement of operations) through October 31, 1997.
(c) Advisory fees and waivers for 1999 are from the period November 30, 1998 (commencement of operations) through October 31, 1999.

     Growth and Income Fund, Select Growth and Income Fund and Capital Growth Fund utilize the Master/Feeder Fund Structure and do not have an investment advisor because the Trust seeks to achieve the investment objective of the Fund by investing all of the investable assets of each respective Fund in each respective Portfolio. For the fiscal years ended October 31, 1997, 1998 and 1999, Chase was paid or accrued the following investment advisory fees with respect to the following Portfolios, and voluntarily waived the amounts in parentheses following such fees with respect to each such period:



                                                         Fiscal Year Ended October 31,
                                --------------------------------------------------------------------------------
                                          1997                        1998                        1999
                                -------------------------   -------------------------   ------------------------
Portfolio                        paid/accrued     waived     paid/accrued     waived     paid/accrued     waived
---------                       --------------   --------   --------------   --------   --------------   -------
Growth and Income Portfolio       $9,877,868        $--     $11,363,349         $--     $11,408,864        $--
Capital Growth Portfolio           4,971,835         --       5,459,469          --       4,371,569         --



     Core Equity Fund and Equity Growth Fund also utilize the Master/Feeder Fund Structure. For the period from August 12, 1999 (commencement of operations) to December 31, 1999 (fiscal year end of Mutual Fund Master Investment Trust), Chase was paid or accrued investment advisory fees of $524,385 and $863,350 by Core Equity Portfolio and Equity Growth Portfolio, respectively. Of these amounts, Chase voluntarily waived $69,918 and $34,534, respectively.


                                 Administrator

     Pursuant to separate Administration Agreements (the "Administration Agreements"), Chase is the administrator of the Funds and the administrator of each Portfolio. Chase provides certain administrative services to the Funds and Portfolios, including, among other responsibilities, coordinating the negotiation of contracts and fees with, and the monitoring of performance and billing of, the Funds' and Portfolios' independent contractors and agents; preparation for signature by an officer of the Trust and Portfolios of all documents required to be filed for compliance by the Trust and Portfolios with applicable laws and regulations excluding those of the securities laws of various states; arranging for the computation of performance data, including net asset value and yield; responding to shareholder inquiries; and arranging for the maintenance of books and records of the Funds and Portfolios and providing, at its own expense, office facilities, equipment and personnel necessary to carry out its duties. Chase in its capacity as administrator does not have any responsibility or authority for the management of the Funds or Portfolios, the determination of investment policy, or for any matter pertaining to the distribution of Fund shares.

     Under the Administration Agreements Chase is permitted to render administrative services to others. The Administration Agreements will continue in effect from year to year with respect to each Fund or Portfolio only if such continuance is specifically approved at least annually by the Board of Trustees of the Trust or Portfolio or by vote of a majority of such Fund's or Portfolio's outstanding voting securities and, in either case, by a majority of the Trustees who are not parties to the Administration Agreements or "interested persons" (as defined in the 1940 Act) of any such party. The Administration Agreements are terminable without penalty by the Trust on behalf of each Fund or by a Portfolio on 60 days' written notice when authorized either by a majority vote of such Fund's or Portfolio shareholders or by vote of a majority of the Board of Trustees, including a majority of the Trustees who are not "interested persons" (as defined in the 1940 Act) of the Trust or Portfolios, or by Chase on 60 days' written notice, and will automatically terminate in the event of their "assignment" (as defined in the 1940 Act). The Administration Agreements also provide that neither Chase or its personnel shall be liable for any error of judgment or mistake of law or for any act or omission in the administration of the Funds or Portfolios, except for willful misfeasance, bad faith or gross negligence in the performance of its or their duties or by reason of reckless disregard of its or their obligations and duties under the Administration Agreements.

     In addition, the Administration Agreements provide that, in the event the operating expenses of any Fund or Portfolio, including all investment advisory, administration and sub-administration fees, but excluding brokerage commissions and fees, taxes, interest and extraordinary expenses such as litigation, for any fiscal year exceed the most restrictive expense limitation applicable to that Fund imposed by the securities laws or regulations thereunder of any state in which the shares of such Fund are qualified for sale, as such limitations may be raised or lowered from time to time, Chase shall reduce its administration fee (which fee is described below) to the extent of its share of such excess expenses. The amount of any such reduction to be borne by Chase shall be deducted from the monthly administration fee otherwise payable to Chase during such fiscal year, and if such amounts should exceed the monthly fee, Chase shall pay to such Fund or Portfolio its share of such excess expenses no later than the last day of the first month of the next succeeding fiscal year.


     In consideration of the services provided by Chase pursuant to the Administration Agreements, Chase receives from each Fund a fee computed daily and paid monthly at an annual rate equal to 0.10% of each of the Fund's average daily net assets, on an annualized basis for the Fund's then-current fiscal year, except that with respect to the Growth and Income Fund, Select Growth and Income Fund, Capital Growth Fund, Core Equity Fund and Equity Growth Fund, Chase receives from each of the Funds and the Portfolios a fee computed daily and paid monthly at an annual rate equal to 0.05% of their respective average daily net assets. Chase may voluntarily waive a portion of the fees payable to it with respect to each Fund on a month-to-month basis.

     For the fiscal years ended October 31, 1997, 1998 and 1999, Chase was paid or accrued the following administration fees and voluntarily waived the amounts in parentheses following such fees:




                                                               Fiscal Year Ended October 31,
                                   --------------------------------------------------------------------------------------
                                               1997                         1998                         1999
                                   ---------------------------- ---------------------------- ----------------------------
Fund                                paid/accrued      waived     paid/accrued      waived     paid/accrued      waived
----                               -------------- ------------- -------------- ------------- -------------- -------------
Balanced Fund                        $   83,940    $       --     $  113,243    $       --     $  139,701    $       --
Equity Income Fund                       35,929        (1,560)        94,003            --        119,759            --
Large Cap Equity Fund                   119,235      (119,235)       171,083      (171,083)       227,175      (227,175)
Growth and Income Fund                1,169,015            --      1,112,549            --      1,062,002            --
Select Growth and Income
 Fund (e)                                   N/A           N/A        225,434            --        282,172            --
Growth and Income Portfolio           1,234,733            --      1,420,419            --      1,426,108            --
Focus Fund (a)                              N/A           N/A          9,189        (9,189)        51,682        (3,565)
Capital Growth Fund                     619,816            --        681,429            --        545,078            --
Capital Growth Portfolio                621,480            --        682,434            --        546,446            --
Small Cap Equity Fund                   480,368            --        567,538            --        469,206            --
Small Cap Opportunities Fund (b)         18,909        (7,783)       111,659            --        145,476            --
Core Equity Fund (d)                        N/A           N/A            N/A           N/A            612          (612)
Equity Growth Fund (d)                      N/A           N/A            N/A           N/A            883          (883)

                                                       Fiscal Year Ended October 31,
                            -----------------------------------------------------------------------------------
                                       1997                        1998                        1999
                            --------------------------- --------------------------- ---------------------------
Fund                         paid/accrued     waived     paid/accrued     waived     paid/accrued     waived
----                        -------------- ------------ -------------- ------------ -------------- ------------
U.S. Treasury Income Fund      109,732             --      74,429              --       88,260             --
U.S. Government Securities
 Fund                           65,005             --      56,383         (46,865)      55,841        (55,841)
Bond Fund                       24,703        (24,703)     53,423         (53,423)      63,609        (45,526)
Short-Term Bond Fund            48,058        (48,058)     51,831         (51,831)      52,879        (52,879)
Strategic Income Fund (c)          N/A            N/A         N/A             N/A        5,902         (5,902)



----------

(a) Administration fees and waivers for 1998 are from the period June 30, 1998 (commencement of operations) through October 31, 1998.
(b) Administration fees and waivers for 1997 are from the period May 19, 1997 (commencement of operations) through October 31, 1997.
(c) Administration fees and waivers for 1999 are from the period November 30, 1998 (commencement of operations through October 31, 1999.
(d) Administration fees and waivers for 1999 are from the period August 12, 1999 (commencement of operations) through October 31, 1999.
(e) Administration fees and waivers for 1998 are from the period January 6, 1998 (commencement of operations) through October 31, 1998.

     For the period from August 12, 1999 (commencement of operations) to December 31, 1999 (fiscal year end of Mutual Fund Master Investment Trust), Chase was paid or accrued administration fees of $34,960 and $57,557 by Core Equity Portfolio and Equity Growth Portfolio, respectively.


                              Distribution Plans

     The Trust has adopted separate plans of distribution pursuant to Rule 12b-1 under the 1940 Act (a "Distribution Plan") on behalf of certain classes of shares of certain Funds as described in the Prospectuses, which provide such classes of such Funds shall pay for distribution services a distribution fee (the "Distribution Fee"), including payments to the Distributor, at annual rates not to exceed the amounts set forth in their respective Prospectuses. The Distributor may use all or any portion of such Distribution Fee to pay for Fund expenses of printing prospectuses and reports used for sales purposes, expenses of the preparation and printing of sales literature and other such distribution-related expenses. Promotional activities for the sale of each class of shares of each Fund will be conducted generally by the Chase Vista Funds, and activities intended to promote one class of shares of a Fund may also benefit the Fund's other shares and other Chase Vista Funds.

     Class B and Class C shares pay a Distribution Fee of up to 0.75% of average daily net assets. The Distributor currently expects to pay sales commissions to a dealer at the time of sale of Class B and Class C shares of up to 4.00% and 1.00%, respectively, of the purchase price of the shares sold by such dealer. The Distributor will use its own funds (which may be borrowed or otherwise financed) to pay such amounts. Because the Distributor will receive a maximum Distribution Fee of 0.75% of average daily net assets with respect to Class B shares, it will take the Distributor several years to recoup the sales commissions paid to dealers and other sales expenses.

     Some payments under the Distribution Plans may be used to compensate broker-dealers with trail or maintenance commissions in an amount not to exceed 0.25% annualized of the average net asset values of Class A shares, or 0.25% annualized of the average net asset value of the Class B shares, or 0.75% annualized of the average net asset value of the Class C shares, maintained in a Fund by such broker-dealers' customers. Trail or maintenance commissions on Class B and Class C shares will be paid to broker-dealers beginning the 13th month following the purchase of such Class B or Class C shares. Since the distribution fees are not directly tied to expenses, the amount of distribution fees paid by a Fund during any year may be more or less than actual expenses incurred pursuant to the Distribution Plans. For this reason, this type of distribution fee arrangement is characterized by the staff of the Securities and Exchange Commission as being of the "compensation variety" (in contrast to "reimbursement" arrangements by which a distributor's payments are directly linked to its expenses). With respect to Class B and Class C shares, because of the 0.75% annual limitation on the compensation paid to the Distributor during a fiscal year, compensation relating to a large portion of the commissions attributable to sales of Class B or Class C shares in any one year will be accrued and paid by a Fund to the Distributor in fiscal years subsequent thereto. In determining whether to purchase Class B or Class C shares, investors should consider that compensation payments could continue until the Distributor has been fully reimbursed for the commissions paid on sales of Class B and Class C shares. However, the Shares are not liable for any distribution expenses incurred in excess of the Distribution Fee paid.

     Each class of shares is entitled to exclusive voting rights with respect to matters concerning its Distribution Plan.


     Each Distribution Plan provides that it will continue in effect indefinitely if such continuance is specifically approved at least annually by a vote of both a majority of the Trustees and a majority of the Trustees who are not "interested persons" (as defined in the 1940 Act) of the Trust and who have no direct or indirect financial interest in the operation of the Distribution Plans or in any agreement related to such Plan ("Qualified Trustees"). The continuance of each Distribution Plan was most recently approved on October 13, 1995. Each Distribution Plan requires that the Trust shall provide to the Board of Trustees, and the Board of Trustees shall review, at least quarterly, a written report of the amounts expended (and the purposes therefor) under the Distribution Plan. Each Distribution Plan further provides that the selection and nomination of Qualified Trustees shall be committed to the discretion of the disinterested Trustees (as defined in the 1940 Act) then in office. Each Distribution Plan may be terminated at any time by a vote of a majority of the Qualified Trustees or, with respect to a particular Fund, by vote of a majority of the outstanding voting Shares of the class of such Fund to which it applies (as defined in the 1940 Act). Each Distribution Plan may not be amended to increase materially the amount of permitted expenses thereunder without the approval of shareholders and may not be materially amended in any case without a vote of the majority of both the Trustees and the Qualified Trustees. Each of the Funds will preserve copies of any plan, agreement or report made pursuant to a Distribution Plan for a period of not less than six years from the date of the Distribution Plan, and for the first two years such copies will be preserved in an easily accessible place. For the fiscal year ended October 31, 1999, the Distributor was paid or accrued the following Distribution Fees and voluntarily waived the amounts of such fees:



Fund                                 Paid/Accrued                 Waived
----                                --------------               -------
Balanced Fund
 A Shares                             $  278,552                   $--
 B Shares                                208,967                    --
 C Shares (a)                              3,138                    --
Equity Income Fund
 A Shares                                210,385                    --
 B Shares                                220,504                    --
 C Shares                                 46,534                    --
Large Cap Equity Fund
 A Shares                                158,245                    --
 B Shares                                187,541                    --
 C Shares (b)                              5,301                    --
Growth and Income Fund
 A Shares                              3,792,745                    --
 B Shares                              4,280,374                    --
 C Shares                                 63,665                    --

Fund                                     Paid/Accrued           Waived
----                                    --------------         --------
Focus Fund
 A Shares                                      49,145                --
 B Shares                                     191,112                --
 C Shares                                      49,062                --
Capital Growth Fund
 A Shares                                   1,651,758                --
 B Shares                                   2,861,416                --
 C Shares                                      39,908                --
Small Cap Equity Fund
 A Shares                                     306,049                --
 B Shares                                     539,333                --
Small Cap Opportunities Fund
 A Shares                                     186,265                --
 B Shares                                     481,737                --
 C Shares                                      50,438                --
Core Equity Fund
 A Shares (c)                                   1,575            (1,575)
 B Shares (c)                                   3,510                --
 C Shares (d)                                     939                --
Equity Growth Fund
 A Shares (c)                                   1,478            (1,478)
 B Shares (d)                                   8,021                --
 C Shares (e)                                     585                --
U.S. Treasury Income Fund
 A Shares                                     179,154          (179,154)
 B Shares                                     122,595                --
U.S. Government Securities Fund
 A Shares                                       8,411            (8,411)
Bond Fund
 A Shares                                      92,038           (37,023)
 B Shares                                      36,227                --
Short Term Bond Fund
 A Shares                                      57,561            (4,265)
 M Shares (f)                                   1,681              (246)
Strategic Income Fund
 A Shares (g)                                   3,535            (3,214)
 B Shares (g)                                  15,182           (14,373)
 C Shares (g)                                  11,917           (11,024)
 M Shares (h)                                      --                --



----------
(a) Distribution fees and waivers are from the period November 20, 1998 (commencement of operations) through October 31, 1999.
(b) Distribution fees and waivers are from the period November 11, 1998 (commencement of operations) through October 31, 1999.
(c) Distribution fees and waivers are from the period August 12, 1999 (commencement of operations) through October 31, 1999.
(d) Distribution fees and waivers are from the period August 13, 1999 (commencement of operations) through October 31, 1999.
(e) Distribution fees and waivers are from the period August 20, 1999 (commencement of operations) through October 31, 1999.
(f) Distribution fees and waivers are from the period July 1, 1999 (commencement of operations) through October 31, 1999.

(g) Distribution fees and waivers are from the period November 30, 1998 (commencement of operations) through October 31, 1999.
(h) Distribution fees and waivers are from the period October 28, 1999 (commencement of operations) through October 31, 1999.

     Expenses paid by the Distributor related to the distribution of Trust shares during the year ended October 31, 1999 were as follows:



Advertising and sales literature ......................................................... $  461,188
Printing, production and mailing of prospectuses prospectuses and shareholder reports to
 other than current shareholders .........................................................    237,166
Compensation to dealers ..................................................................  6,622,881
Compensation to sales personnel ..........................................................  5,286,769
B share financing charges ................................................................  9,305,903
Equipment, supplies and other indirect distribution-related expenses .....................     72,709



     With respect to the Class B shares and Class C shares of the Funds, the Distribution Fee was paid to FEP Capital L.P. for acting as finance agent.


                 Distribution and Sub-Administration Agreement

     The Trust has entered into a Distribution and Sub-Administration Agreement dated August 24, 1995 (the "Distribution Agreement") with the Distributor, pursuant to which the Distributor acts as the Funds' exclusive underwriter, provides certain administration services and promotes and arranges for the sale of each class of Shares. The Distributor is a wholly-owned subsidiary of BISYS Fund Services, Inc. The Distribution Agreement provides that the Distributor will bear the expenses of printing, distributing and filing prospectuses and statements of additional information and reports used for sales purposes, and of preparing and printing sales literature and advertisements not paid for by the Distribution Plan. The Trust pays for all of the expenses for qualification of the shares of each Fund for sale in connection with the public offering of such shares, and all legal expenses in connection therewith. In addition, pursuant to the Distribution Agreement, the Distributor provides certain sub-administration services to the Trust, including providing officers, clerical staff and office space.

     The Distribution Agreement is currently in effect and will continue in effect with respect to each Fund only if such continuance is specifically approved at least annually by the Board of Trustees or by vote of a majority of such Fund's outstanding voting securities and, in either case, by a majority of the Trustees who are not parties to the Distribution Agreement or "interested persons" (as defined in the 1940 Act) of any such party. The Distribution Agreement is terminable without penalty by the Trust on behalf of each Fund on 60 days' written notice when authorized either by a majority vote of such Fund's shareholders or by vote of a majority of the Board of Trustees of the Trust, including a majority of the Trustees who are not "interested persons" (as defined in the 1940 Act) of the Trust, or by the Distributor on 60 days' written notice, and will automatically terminate in the event of its "assignment" (as defined in the 1940 Act). The Distribution Agreement also provides that neither the Distributor nor its personnel shall be liable for any act or omission in the course of, or connected with, rendering services under the Distribution Agreement, except for willful misfeasance, bad faith, gross negligence or reckless disregard of its obligations or duties.

     In the event the operating expenses of any Fund, including all investment advisory, administration and sub-administration fees, but excluding brokerage commissions and fees, taxes, interest and extraordinary expenses such as litigation, for any fiscal year exceed the most restrictive expense limitation applicable to that Fund imposed by the securities laws or regulations thereunder of any state in which the shares of such Fund are qualified for sale, as such limitations may be raised or lowered from time to time, the Distributor shall reduce its sub-administration fee with respect to such Fund (which fee is described below) to the extent of its share of such excess expenses. The amount of any such reduction to be borne by the Distributor shall be deducted from the monthly sub-administration fee otherwise payable with respect to such Fund during such fiscal year; and if such amounts should exceed the monthly fee, the Distributor shall pay to such Fund its share of such excess expenses no later than the last day of the first month of the next succeeding fiscal year.


     In consideration of the sub-administration services provided by the Distributor pursuant to the Distribution Agreement, the Distributor receives an annual fee, payable monthly, of 0.05% of the net assets of each Fund. However, the Distributor has voluntarily agreed to waive a portion of the fees payable to it under the Distribution Agreement with respect to each Fund on a month-to-month basis. For the fiscal years ended October 31, 1997, 1998 and 1999 the Distributor was paid or accrued the following sub-administration fees under the Distribution Agreement, and voluntarily waived the amounts in parentheses following such fees:



                                                              Fiscal Year-Ended October 31,
                                    ---------------------------------------------------------------------------------
                                               1997                       1998                       1999
                                    -------------------------- -------------------------- ---------------------------
Fund                                 paid/accrued     waived    paid/accrued     waived    paid/accrued     waived
----                                -------------- ----------- -------------- ----------- -------------- ------------
Balanced Fund                         $   41,997    $     --    $   56,622    $     --    $   69,851    $     --
Equity Income Fund                        17,963          --        47,001          --        59,880          --
Large Cap Equity Fund                     59,617          --        85,542          --       113,587          --
Growth and Income Fund                 1,169,014          --     1,112,549          --     1,062,002          --
Select Growth and Income Fund (e)            N/A         N/A       225,434          --       282,172          --
Focus Fund (a)                               N/A         N/A         4,595      (4,595)       25,841        (883)
Capital Growth Fund                      619,911          --       681,429          --       545,078          --
Small Cap Equity Fund                    240,179          --       283,769          --       234,603          --
Small Cap Opportunities Fund (b)           9,451      (3,891)       55,829          --        72,738          --
Core Equity Fund (d)                         N/A         N/A           N/A         N/A           612        (612)
Equity Growth Fund (d)                       N/A         N/A           N/A         N/A           883        (883)
U.S. Treasury Income Fund                 54,866          --        37,214          --        44,130          --
U.S. Government Securities Fund           32,502     (15,205)       28,182     (28,182)       27,920     (27,920)
Bond Fund                                 12,350      (6,968)       26,711     (26,711)       31,804     (18,667)
Short Term Bond Fund                      24,030      (5,836)       25,916     (25,916)       26,439     (26,439)
Strategic Income Fund (c)                    N/A         N/A           N/A         N/A         2,951      (2,951)



----------
(a) Sub-administration fees and waivers for 1998 are from the period June 30, 1998 (commencement of operations) through October 31, 1998.
(b) Sub-administration fees and waivers for 1997 are from the period May 19, 1997 (commencement of operations) through October 31, 1997.
(c) Sub-administration fees and waivers for 1999 are from the period November 30, 1998 (commencement of operations through October 31, 1999.
(d) Sub-administration fees and waivers for 1999 are from the period August 12, 1999 (commencement of operations) through October 31, 1999.
(e) Sub-administration fees and waivers for 1998 are from the period January 6, 1998 (commencement of operations) through October 31, 1998.

          Shareholder Servicing Agents, Transfer Agent and Custodian


     The Trust has entered into a shareholder servicing agreement (a "Servicing Agreement") with each Shareholder Servicing Agent to provide certain services including but not limited to the following: answer customer inquiries regarding account status and history, the manner in which purchases and redemptions of shares may be effected for the Fund as to which the Shareholder Servicing Agent is so acting and certain other matters pertaining to the Fund; assist shareholders in designating and changing dividend options, account designations and addresses; provide necessary personnel and facilities to establish and maintain shareholder accounts and records; assist in processing purchase and redemption transactions; arrange for the wiring of funds; transmit and receive funds in connection with customer orders to purchase or redeem shares; verify and guarantee shareholder signatures in connection with redemption orders and transfers and changes in shareholder-designated accounts; furnish (either separately or on an integrated basis with other reports sent to a shareholder by a Shareholder Servicing Agent) quarterly and year-end statements and confirmations of purchases and redemptions; transmit, on behalf of the Fund, proxy statements, annual reports, updated prospectuses and other communications to shareholders of the Fund; receive, tabulate and transmit to the Fund proxies executed by shareholders with respect to meetings of shareholders of the Fund; and provide such other related services as the Fund or a shareholder may request. Shareholder servicing agents may be required to register pursuant to state securities law. Shareholder Servicing Agents may subcontract with other parties for the provision of shareholder support services.


     Each Shareholder Servicing Agent may voluntarily agree from time to time to waive a portion of the fees payable to it under its Servicing Agreement with respect to each Fund on a month-to-month basis. For the fiscal years ended October 31, 1997, 1998 and 1999, fees payable to the Shareholder Servicing Agents (all of which currently are related parties) and the amounts voluntarily waived for each such period (as indicated in parentheses), were as follows:



                                                    Fiscal Year-Ended October 31,
                        --------------------------------------------------------------------------------------
                                    1997                         1998                         1999
                        ---------------------------- ---------------------------- ----------------------------
Fund                     paid/accrued      waived     paid/accrued      waived     paid/accrued      waived
----                    -------------- ------------- -------------- ------------- -------------- -------------
Balanced Fund
 A Shares                    179,498      (179,498)       233,147      (171,504)       278,552      (208,887)
 B Shares                     30,353            --         49,961            --         69,656            --
 C Shares (a)                     --            --             --            --          1,046            --
Equity Income Fund
 A Shares                     67,368       (43,638)       173,516            --        210,385            --
 B Shares                     17,214            --         56,044            --         73,501            --
 C Shares (b)                     --            --          5,449            --         15,511            --
Large Cap Equity Fund
 A Shares                     37,298            --        122,882            --        158,245            --
 B Shares                      7,218            --         18,148            --         62,514            --
 C Shares (c)                     --            --        286,680            --          1,767            --
 Institutional Shares        253,543            --             --            --        345,411            --
Growth and Income Fund
 A Shares                  3,744,600            --      3,910,171            --      3,792,745            --
 B Shares                  1,092,905            --      1,356,558            --      1,426,791            --
 C Shares (d)                     --            --          4,417            --         21,222            --
 Institutional Shares      1,007,567            --        291,585            --         69,253            --
Focus Fund
 A Shares (e)                    N/A           N/A         11,922       (11,922)        49,145       (29,885)
 B Shares (e)                    N/A           N/A          8,302        (5,018)        63,707       (13,679)
 C Shares (e)                    N/A           N/A          2,479        (1,613)        16,354        (3,236)
Capital Growth Fund
 A Shares                  2,029,200            --      2,109,946            --      1,651,758            --
 B Shares                    962,344            --      1,113,911            --        953,805            --
 C Shares (d)                     --            --          3,204            --         13,303            --
 Institutional Shares        107,773            --        180,080            --        106,525            --
Small Cap Equity Fund
 A Shares                     66,388            --         62,952            --         36,726            --
 B Shares                    226,585            --        246,507            --        179,778            --
 Institutional Shares        566,164       (90,765)       766,562      (296,699)       687,189      (687,189)

                                                             Fiscal Year-Ended October 31,
                                 ------------------------------------------------------------------------------------
                                            1997                         1998                         1999
                                --------------------------- ---------------------------- ----------------------------
Fund                             paid/accrued      waived    paid/accrued       waived    paid/accrued       waived
----                            -------------- ------------ -------------- ------------- -------------- -------------
Small Cap Opportunities Fund
 A Shares (f)                         27,016       (26,585)      143,104       (137,222)      186,265       (179,935)
 B Shares (f)                         20,133            --       130,786             --       160,579             --
 C Shares (g)                             --            --         5,257             --        16,813             --
 Institutional Shares (h)                N/A           N/A           N/A            N/A            33            (33)
Core Equity Fund
 A Shares (i)                            N/A           N/A           N/A            N/A         1,575         (1,575)
 B Shares (i)                            N/A           N/A           N/A            N/A         1,170         (1,170)
 C Shares (j)                            N/A           N/A           N/A            N/A           313           (313)
Equity Growth Fund
 A Shares (i)                            N/A           N/A           N/A            N/A         1,478         (1,478)
 B Shares (j)                            N/A           N/A           N/A            N/A         2,674         (2,674)
 C Shares (k)                            N/A           N/A           N/A            N/A           195           (195)
U.S. Treasury Income Fund
 A Shares                            248,112      (238,380)      157,143       (102,503)      178,944       (100,498)
 B Shares                             26,319            --        28,929             --        41,705             --
U.S. Government Securities Fund
 A Shares                              7,685        (7,685)        6,591         (6,591)        8,411         (8,411)
 Institutional Shares                154,826       (21,879)      134,367             --       131,191             --
Bond Fund
 A Shares                             13,451       (13,451)       80,517        (58,222)       92,038        (73,873)
 B Shares                              2,789            --         6,674             --        12,076             --
 Institutional Shares                 45,514       (45,313)       46,366        (46,366)       54,907        (46,489)
Short-Term Bond Fund
 A Shares                             22,218        (8,902)       40,617        (35,336)       57,561        (46,240)
 Institutional Shares                 97,928       (58,693)       88,961        (78,738)       73,436        (58,891)
 M Shares (l)                            N/A           N/A           N/A            N/A         1,201             --
Strategic Income Fund
 A Shares (m)                            N/A           N/A           N/A            N/A         3,539         (3,539)
 B Shares (m)                            N/A           N/A           N/A            N/A         5,093         (5,093)
 C Shares (m)                            N/A           N/A           N/A            N/A         3,972         (3,972)
 Institutional Shares (m)                N/A           N/A           N/A            N/A         2,186         (2,186)
 M Shares (n)                            N/A           N/A           N/A            N/A            --             --



----------
(a) Shareholder Servicing fees and waivers for 1999 are from the period November 20, 1998 (commencement of operations) through October 31, 1999.
(b) Shareholder Servicing fees and waivers for 1998 are from the period January 1, 1998 (commencement of operations) through October 31, 1998.
(c) Shareholder Servicing fees and waivers for 1999 are from the period November 11, 1998 (commencement of operations) through October 31, 1999.
(d) Shareholder Servicing fees and waivers for 1998 are from the period January 2, 1998 (commencement of operations) through October 31, 1998.
(e) Shareholder Servicing fees and waivers for 1998 are from the period June 30, 1998 (commencement of operations) through October 31, 1998.
(f) Shareholder Servicing fees and waivers for 1997 are from the period May 19, 1997 (commencement of operations) through October 31, 1997.

(g) Shareholder Servicing fees and waivers for 1998 are from the period January 8, 1998 (commencement of operations) through October 31, 1998.
(h) Shareholder Servicing fees and waivers for 1999 are from the period April 5, 1999 (commencement of operations) through October 31, 1999.
(i) Shareholder Servicing fees and waivers for 1999 are from the period August 12, 1999 (commencement of operations) through October 31, 1999.
(j) Shareholder Servicing fees and waivers for 1999 are from the period August 13, 1999 (commencement of operations) through October 31, 1999.
(k) Shareholder Servicing fees and waivers for 1999 are from the period August 20, 1999 (commencement of operations) through October 31, 1999.
(l) Shareholder Servicing fees and waivers for 1999 are from the period July 1, 1999 (commencement of operations) through October 31, 1999.
(m) Shareholder Servicing fees and waivers for 1999 are from the period November 30, 1998 (commencement of operations) through October 31, 1999.
(n) Shareholder Servicing fees and waivers for 1999 are from the period October 28, 1999 (commencement of operations) through October 31, 1999.

     Shareholder servicing agents may offer additional services to their customers, including specialized procedures and payment for the purchase and redemption of Fund shares, such as pre-authorized or systematic purchase and redemption programs, "sweep" programs, cash advances and redemption checks. Each Shareholder Servicing Agent may establish its own terms and conditions, including limitations on the amounts of subsequent transactions, with respect to such services. Certain Shareholder Servicing Agents may (although they are not required by the Trust to do so) credit to the accounts of their customers from whom they are already receiving other fees amounts not exceeding such other fees or the fees for their services as Shareholder Servicing Agents.


     For shareholders that bank with Chase, Chase may aggregate investments in the Chase Vista Funds with balances held in Chase bank accounts for purposes of determining eligibility for certain bank privileges that are based on specified minimum balance requirements, such as reduced or no fees for certain banking services or preferred rates on loans and deposits. Chase and certain broker-dealers and other Shareholder Servicing Agents may, at their own expense, provide gifts, such as computer software packages, guides and books related to investment or additional Fund shares valued up to $250 to their customers that invest in the Chase Vista Funds.

     Chase and/or the Distributor may from time to time, at their own expense out of compensation retained by them from the Fund or other sources available to them, make additional payments to certain selected dealers or other Shareholder Servicing Agents for performing administrative services for their customers. These services include maintaining account records, processing orders to purchase, redeem and exchange Fund shares and responding to certain customer inquiries. The amount of such compensation may be up to an additional 0.10% annually of the average net assets of the Fund attributable to shares if the Fund held by customers of such Shareholder Servicing Agents. Such compensation does not represent an additional expense to the Fund or its shareholders, since it will be paid by Chase and/or the Distributor.

     Chase and its affiliates and the Chase Vista Funds, affiliates, agents and subagents may exchange among themselves and others certain information about shareholders and their accounts, including information used to offer investment products and insurance products to them, unless otherwise contractually prohibited.

     The Trust has also entered into a Transfer Agency Agreement with DST Systems, Inc. ("DST") pursuant to which DST acts as transfer agent for the Trust. DST's address is 210 West 10th Street, Kansas City, MO 64105.


     Pursuant to a Custodian Agreement, Chase acts as the custodian of the assets of each Fund and Portfolio, except Core Equity Portfolio and Equity Growth Portfolio, and receives such compensation as is from time to time agreed upon by the Trust and Chase. As custodian, Chase provides oversight and record keeping for the assets held in the portfolios of each Fund. Chase also provides fund accounting services for the income, expenses and shares outstanding for all Funds except Growth and Income Fund, Select Growth and Income Fund, Capital Growth Fund, Core Equity Fund and Equity Growth Fund. Chase is located at 3 Metrotech Center, Brooklyn, NY 11245. Investors Bank & Trust Company ("IBT") acts as the custodian of the assets of Core Equity Portfolio and Equity Growth Portfolio. IBT also provides fund accounting services for the income, expenses and shares outstanding for Growth and Income Fund, Select Growth and Income Fund, Capital Growth Fund, Core Equity Fund, Equity Growth Fund and the Portfolios. IBT is located at 200 Clarendon Street, 16th Floor, Boston, MA 02116.


                            INDEPENDENT ACCOUNTANTS


     The financial statements incorporated herein by reference from the Trust's Annual Reports to Shareholders for the fiscal year ended October 31, 1999, and the related financial highlights which appear in the Prospectuses, have been incorporated herein and included in the Prospectuses in reliance on the reports of PricewaterhouseCoopers LLP, 1177 Avenue of the Americas, New York, New York 10036, independent accountants of the Funds, given on the authority of said firm as experts in accounting and auditing. PricewaterhouseCoopers LLP provides the Funds with audit services, tax return preparation and assistance and consultation with respect to the preparation of filings with the Securities and Exchange Commission.

                           CERTAIN REGULATORY MATTERS


     Chase and its affiliates may have deposit, loan and other commercial banking relationships with the issuers of securities purchased on behalf of any of the Funds, including outstanding loans to such issuers which may be repaid in whole or in part with the proceeds of securities so purchased. Chase and its affiliates deal, trade and invest for their own accounts in U.S. Government obligations, municipal obligations and commercial paper and are among the leading dealers of various types of U.S. Government obligations and municipal obligations. Chase and its affiliates may sell U.S. Government obligations and municipal obligations to, and purchase them from, other investment companies sponsored by the Funds' distributor or affiliates of the distributor. Chase will not invest any Fund assets in any U.S. Government obligations, municipal obligations or commercial paper purchased from itself or any affiliate, although under certain circumstances such securities may be purchased from other members of an underwriting syndicate in which Chase or an affiliate is a non-principal member. This restriction my limit the amount or type of U.S. Government obligations, municipal obligations or commercial paper available to be purchased by any Fund. Chase has informed the Funds that in making its investment decision, it does not obtain or use material inside information in the possession of any other division or department of Chase, including the division that performs services for the Trust as custodian, or in the possession of any affiliate of Chase. Shareholders of the Funds should be aware that, subject to applicable legal or regulatory restrictions, Chase and its affiliates may exchange among themselves certain information about the shareholder and his account. Transactions with affiliated broker-dealers will only be executed on an agency basis in accordance with applicable federal regulations.

                                   Expenses

     Each Fund pays the expenses incurred in its operations, including its pro rata share of expenses of the Trust. These expenses include investment advisory and administrative fees; the compensation of the Trustees; registration fees; interest charges; taxes; expenses connected with the execution, recording and settlement of security transactions; fees and expenses of the Funds' custodian for all services to the funds, including safekeeping of funds and securities and maintaining required books and accounts; expenses of preparing and mailing reports to investors and to government offices and commissions; expenses of meetings of investors; fees and expenses of independent accountants, of legal counsel and of any transfer agent, registrar or dividend disbursing agent of the Trust; insurance premiums; and expenses of calculating the net asset value of, and the net income on, shares of the Funds. Shareholder servicing and distribution fees are all allocated to specific classes of the Funds. In addition, the Funds may allocate transfer agency and certain other expenses by class. Service providers to a Fund may, from time to time, voluntarily waive all or a portion of any fees to which they are entitled.

                              GENERAL INFORMATION

             Description of Shares, Voting Rights and Liabilities


     Mutual Fund Group is an open-end, non-diversified management investment company organized as Massachusetts business trust under the laws of the Commonwealth of Massachusetts in 1987. The Trust currently consists of 21 series of shares of beneficial interest, par value $.001 per share. With respect to certain Funds, the Trust may offer more than one class of shares. The Trust has reserved the right to create and issue additional series or classes. Each share of a series or class represents an equal proportionate interest in that series or class with each other share of that series or class. The shares of each series or class participate equally in the earnings, dividends and assets of the particular series or class. Expenses of the Trust which are not attributable to a specific series or class are allocated amount all the series in a manner believed by management of the Trust to be fair and equitable. Shares have no pre-emptive or conversion rights. Shares when issued are fully paid and non-assessable, except as set forth below. Shareholders are entitled to one vote for each whole share held, and each fractional share shall be entitled to a proportionate fractional vote, except that Trust shares held in the treasury of the Trust shall not be voted. Shares of each series or class generally vote together, except when required under federal securities laws to vote separately on matters that only affect a particular class, such as the approval of distribution plans for a particular class. With respect to shares purchased through a Shareholder Servicing Agent and, in the event written proxy instructions are not received by a Fund or its designated agent prior to a shareholder meeting at which a proxy is to be voted and the shareholder does not attend the meeting in person, the Shareholder Servicing Agent for such shareholder will be authorized pursuant to an applicable agreement with the shareholder to vote the shareholder's outstanding shares in the same proportion as the votes cast by other Fund shareholders represented at the meeting in person or by proxy.

     Certain Funds offer Class A, Class B, Class C, Class M and Institutional Class shares. The classes of shares have several different attributes relating to sales charges and expenses, as described herein and in the Prospectuses. In addition to such differences, expenses borne by each class of a Fund may differ slightly because of the allocation of other class-specific expenses. For example, a higher transfer agency fee may be imposed on Class B shares than on Class A shares. The relative impact of initial sales charges, contingent deferred sales charges, and ongoing annual expenses will depend on the length of time a share is held.


     Selected dealers and financial consultants may receive different levels of compensation for selling one particular class of shares rather than another.


     The business and affairs of the Trust are managed under the general direction and supervision of the Trust's Board of Trustees. The Trust is not required to hold annual meetings of shareholders but will hold special meetings of shareholders of a series or class when, in the judgment of the Trustees, it is necessary or desirable to submit matters for a shareholder vote. Shareholders have, under certain circumstances, the right to communicate with other shareholders in connection with requesting a meeting of shareholders for the purpose of removing one or more Trustees. Shareholders also have, in certain circumstances, the right to remove one or more Trustees without a meeting. No material amendment may be made to the Trust's Declaration of Trust without the affirmative vote of the holders of a majority of the outstanding shares of each portfolio affected by the amendment. The Trust's Declaration of Trust provides that, at any meeting of shareholders of the Trust or of any series or class, a Shareholder Servicing Agent may vote any shares as to which such Shareholder Servicing Agent is the agent of record and which are not represented in person or by proxy at the meeting, proportionately in accordance with the votes cast by holders of all shares of that portfolio otherwise represented at the meeting in person or by proxy as to which such Shareholder Servicing Agent is the agent of record. Any shares so voted by a Shareholder Servicing Agent will be deemed represented at the meeting for purposes of quorum requirements. Shares have no preemptive or conversion rights. Shares, when issued, are fully paid and non-assessable, except as set forth below. Any series or class may be terminated (i) upon the merger or consolidation with, or the sale or disposition of all or substantially all of its assets to, another entity, if approved by the vote of the holders of two-thirds of its outstanding shares, except that if the Board of Trustees recommends such merger, consolidation or sale or disposition of assets, the approval by vote of the holders of a majority of the series' or class' outstanding shares will be sufficient, or (ii) by the vote of the holders of a majority of its outstanding shares, or (iii) by the Board of Trustees by written notice to the series' or class' shareholders. Unless each series and class is so terminated, the Trust will continue indefinitely.


     Stock certificates are issued only upon the written request of a shareholder, subject to the policies of the investor's Shareholder Servicing Agent, but the Trust will not issue a stock certificate with respect to shares that may be redeemed through expedited or automated procedures established by a Shareholder Servicing Agent. No certificates are issued for Class B shares due to their conversion feature. No certificates are issued for Institutional Shares.

     Under Massachusetts law, shareholders of a business trust may, under certain circumstances, be held personally liable as partners for its obligations. However, the Trust's Declaration of Trust contains an express disclaimer of shareholder liability for acts or obligations of the Trust and provides for indemnification and reimbursement of expenses out of the Trust property for any shareholder held personally liable for the obligations of the Trust. The Trust's Declaration of Trust also provides that the Trust shall maintain appropriate insurance (for example, fidelity bonding and errors and omissions insurance) for the protection of the Trust, its shareholders, Trustees, officers, employees and agents covering possible tort and other liabilities. Thus, the risk of a shareholder incurring financial loss on account of shareholder liability is limited to circumstances in which both inadequate insurance existed and the Trust itself was unable to meet its obligations.

     The Trust's Declaration of Trust further provides that obligations of the Trust are not binding upon the Trustees individually but only upon the property of the Trust and that the Trustees will not be liable for any action or failure to act, errors of judgment or mistakes of fact or law, but nothing in the Declaration of Trust protects a Trustee against any liability to which he would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of his office.

     The Board of Trustees has adopted a code of ethics addressing personal securities transactions by investment personnel and access persons and other related matters. The code has been designated to address potential conflicts of interest that can arise in connection with personal trading activities of such persons. Persons subject to the code are generally permitted to engage in personal securities transactions, subject to certain prohibitions, pre-clearance requirements and blackout periods.

                               Principal Holders


     As of February 16, 2000, the following persons owned of record 5% or more of the outstanding shares of the following classes of the following Funds:



BALANCED FUND A SHARES

Texas Commerce Bank NA                         24.94%
Attn: Avesta
MSC 10 1111F 342
Asset Trading Unit
PO Box 2558
Houston, TX 77252-2558

MLPF&S for the sole benfit of its customers    10.73%
Attn: Fund Administration
SEC# 97FB6
4800 Deer Lake Drive East
2nd Floor
Jacksonville, FL 32246-6484

BCO Popular TTEE                                8.15%
FBO Texaco Pr Inc Pension Plan
Attn: Yantra Nazario
PO Box 762708
San Juan, PR 00916-2708

Hamill and Company                              8.00%
FBO Texas New Mexico Power
Mail Sta 16-HCB-09
PO Box 2558
Houston, TX 77252

BALANCED FUND B SHARES

MLPF&S for the sole benefit of its customers    5.21%
Attn: Fund Administration
SEC# 97FB7
4800 Deer Lake Drive East
2nd Floor
Jacksonville, FL 32246-6484

BALANCED FUND C SHARES

MLPF&S for the sole benefit of its customers   66.12%
Attn: Fund Administration
SEC# 97TR4
4800 Deer Lake Drive East
2nd Floor
Jacksonville, FL 32246-6484

NFSC FEBO # C1B-405485                          7.58%
Holy Redeemer Cemetary Sacred Heart
149 S. Plainfield Avenue
S. Plainfield, NJ 07080-4000

NFSC FEBO # C1B-405493                          7.31%
Sacred Heart Church
149 S. Plainfield Avenue
S. Plainfield, NJ 07080-4099

BOND FUND A SHARES

Liva & Company                                 41.39%
C/O Chase Manhattan Bank
Attn: Mut FDS / T-C
PO Box 1412
Rochester NY 14603-1412

Balsa and Company                              13.26%
PO Box 1768
Grand Central Station
New York, NY 10163-1768

Trulin and Company                              7.86%
C/O Chase Manhattan Bank
Attn: Mutual Funds FDS/T-C
PO Box 1412
Rochester, NY 14603-1412

Texas Commerce Bank NA                          6.01%
Attn: Avesta
PO Box 2558
Houston, TX 77252-2558

BOND FUND INSTITUTIONAL SHARES

Trulin and Company                             51.03%
C/O Chase Manhattan Bank
Attn: Mutual Funds FDS/T-C
PO Box 1412
Rochester, NY 14603-1412

Texas Commerce Bank                            27.12%
Attn: Avesta
MSC 101111F 342
Asset Trading Unit
PO Box 2558
Houston, TX 77252-2558


CAPITAL GROWTH FUND
 C SHARES

MLPF&S for the sole benefit of its customers   36.67%
Attn: Fund Administration
SEC# 97TR4
4800 Deer Lake Drive East
2nd Floor
Jacksonville, FL 32246-6484

CAPITAL GROWTH FUND
 INSTITUTIONAL SHARES

Bankers Trust Trustee                          54.06%
Alliance Coal Corp PSSP
Attn: Elijah Outen
34 Exchange Place
Jersey City, NJ 07302-3885

Texas Commerce Bank NA                         29.61%
Attn: Avesta
MSC 10 1111F 342
Asset Trading Unit
PO Box 2558
Houston, TX 77252-2558

Mellon Bank as Trustee Omnibus                 13.13%
Attn: Nancy A. Ryan Rogers
135 Santilli Highway
AIM 026-0027
Everett, MA 02149-1906

CORE EQUITY FUND
 A SHARES

MLPF&S for the sole benefit of its customers   13.27%
Attn: Fund Administration
SEC# 97B00
4800 Deer Lake Drive East
2nd Floor
Jacksonville, FL 32246-6484

Liva & Company                                 12.31%
C/O Chase Manhattan Bank NA
Attn: Mutual FDS/T-C
PO Box 1412
Rochester, NY 14603-1422

CORE EQUITY FUND
 B SHARES

MLPF&S for the sole benefit of its customers   25.40%
Attn: Fund Administration
SEC# 97FBB
4800 Deer Lake Drive East
2nd Floor
Jacksonville, FL 32246-6484

CORE EQUITY FUND
 C SHARES

MLPF&S for the sole benefit of its customers   76.76%
Attn: Fund Administration
SEC# 97TR2
4800 Deer Lake Drive East
2nd Floor
Jacksonville, FL 32246-6484

EQUITY GROWTH FUND
 A SHARES

Liva & Company                                 12.00%
C/O Chase Manhattan Bank NA
Attn: Mutual FDS/T-C
PO Box 1412
Rochester, NY 14603-1412

EQUITY GROWTH FUND
 B SHARES

MLPF&S for the sole benefit of its customers    5.55%
Attn: Fund Administration
SEC# 97FB8
4800 Deer Lake Drive East
2nd Floor
Jacksonville, FL 32246-6484

EQUITY GROWTH FUND
 C SHARES

MLPF&S for the sole benefit of its customers   61.73%
Attn: Fund Administration
SEC# 97TR2
4800 Deer Lake Drive East
2nd Floor
Jacksonville, FL 32246-6484

EQUITY INCOME FUND
 A SHARES

Texas Commerce Bank NA                         10.27%
Attn: Avesta
MSC 10 1111F 342
Asset Trading Unit
PO Box 2558
Houston, TX 77252-2558

EQUITY INCOME FUND
 C SHARES

MLPF&S for the sole benefit of its customers    7.37%
Attn: Fund Administration
SEC# 97TR3
4800 Deer Lake Drive East
2nd Floor
Jacksonville, FL 32246-6484


FOCUS FUND A SHARES

MLPF&S for the sole benefit of its customers    5.58%
Attn: Fund Administration
SEC# 97FB8
4800 Deer Lake Drive East
2nd Floor
Jacksonville, FL 32246-6484

FOCUS FUND B SHARES

MLPF&S for the sole benefit of its customers   27.90%
Attn: Fund Administration
SEC# 97FB8
4800 Deer Lake Drive East
2nd Floor
Jacksonville, FL 32246-6484

FOCUS FUND C SHARES

MLPF&S for the sole benefit of its customers   24.64%
Attn: Fund Administration
SEC# 97FB8
4800 Deer Lake Drive East
2nd Floor
Jacksonville, FL 32246-6484

FOCUS FUND INSTITUTIONAL SHARES

BISYS as seed money for Focus Fund C           83.34%
Shares
Attn: Todd Frank
3435 Stelzer Road, Suite 1000
Columbus, OH 43219-6004

GROWTH AND INCOME FUND
 C SHARES

MLPF&S for the sole benefit of its customers    8.49%
Attn: Fund Administration
SEC# 97TR2
4800 Deer Lake Drive East
2nd Floor
Jacksonville, FL 32246-6484

GROWTH AND INCOME FUND
 INSTITUTIONAL SHARES

Texas Commerce Bank NA                         94.25%
Attn: Avesta
PO Box 2558
Houston, TX 77252-2558

Balsa and Company                               5.68%
PO Box 1768
Grand Central Station
New York, NY 10163-1768

LARGE CAP EQUITY FUND
 A SHARES

Trulin and Company                             27.94%
C/O Chase Manhattan Bank
Attn: Mutual Funds FDS/T-C
PO Box 1412
Rochester, NY 14603-1412

MLPF&S for the sole benefit of its customers   12.38%
Attn: Fund Administration
SEC# 97JB4
4800 Deer Lake Drive East
2nd Floor
Jacksonville, FL 32246-6484

Texas Commerce Bank NA                          7.58%
Attn: Avesta
PO Box 2558
Houston, TX 77252-2558

LARGE CAP EQUITY FUND
 B SHARES

MLPF&S for the sole benefit of its customers   27.31%
Attn: Fund Administration
SEC# 97J85
4800 Deer Lake Drive East
2nd Floor
Jacksonville, FL 32246-6484

LARGE CAP EQUITY FUND
 C SHARES

MLPF&S for the sole benefit of its customers   45.15%
Attn: Fund Administration
SEC# 97TR4
4800 Deer Lake Drive East
2nd Floor
Jacksonville, FL 32246-6484

Donaldson Lufkin Jenrette                      11.64%
Securities Corp. Inc.
PO Box 2052
Jersey City, NJ 07303-2052

LARGE CAP EQUITY FUND
 INSTITUTIONAL SHARES

Texas Commerce Bank NA                         34.45%
Attn: Avesta
PO Box 2558
Houston, TX 77252-2558

Trulin and Company                              9.72%
C/O Chase Manhattan Bank
Attn: Mutual Funds FDS/T-C
PO Box 1412
Rochester, NY 14603-1412


Chase Manhattan Bank                            5.70%
FBA Jericho OCI Pension PL SLRD EE
Future Benefits--Custody
Attn: Terry Zimmardi
One Chase Manhattan Plaza  4th Floor
New York, NY 10081-1000

Chase Manhattan Bank                            5.11%
FBA Jericho OCI Pension PL SLRD EE
Future Benefits--Custody
Attn: Terry Zimmardi
One Chase Manhattan Plaza  4th Floor
New York, NY 10005-1401

SELECT GROWTH AND INCOME FUND

Chase Manhattan Bank N/A                         100%
Global SEC Services Omnibus
CMB Thrift Incentive Plan
Attn: Jeff Rosenberg
3 Chase Metro Tech Center, 7th Floor
Brooklyn, NY 11245-0001

SHORT TERM BOND FUND
 A SHARES

Liva & Company                                 32.54%
c/o Chase Manhattan Bank
Attn: Mutual Funds/T-C
PO Box 1412
Rochester, NY 14603-1412

Mass Mutual Agents Health                      30.95%
Benefit Trust
C/O Mary Swanson K032
1295 State Street
Springfield, MA 01111-0001

Balsa and Company                               5.58%
PO Box 1768
Grand Central Station
New York, NY 10163-1768

SHORT TERM BOND FUND
 M SHARES

Sakura Bank Tokyo Japan                        70.95%
Investment Products Division
1-2 Yurakucho 1 Chome Ceiyoda-Ku
Tokyo 100-0006 Japn

Shinyei Ishiro Securities Co. Ltd.             29.05%
36-2 Nieonbashihakozakicho Chou-Ku
Tokyo, Japan 103-0015

SHORT TERM BOND FUND
 INSTITUTIONAL SHARES

Trulin and Company                             40.97%
C/O Chase Manhattan Bank
Attn: Mutual Funds FDS/T-C
PO Box 1412
Rochester, NY 14603-1412

Texas Commerce Bank NA                         30.63%
Attn: Avesta
PO Box 2558
Houston, TX 77252-2558

Fleet National Bank                            11.35%
Attn: 20842001
FBO Rochester Area Community Foundation
PO Box 92800
Rochester, NY 14692-8900

Fleet National Bank                             9.49%
FBO Rochester Area Foundation
Attn: #20845012
PO Box 92800
Rochester, NY 14692-8900

SMALL CAP EQUITY FUND
 A SHARES

Texas Commerce Bank                             7.76%
Attn: Avesta
10 31111F 342
Asset Trading Unit
PO Box 2558
Houston, TX 77252-2558

Charles Schwab & Co.                            6.04%
Reinvest Account
Attn: Mutual Funds Dept
101 Montgomery Street
San Francisco, CA 94104-4122

Balsa & Co.                                     5.86%
PO Box 1768
Grand Central Station
New York, NY 10163-1768

SMALL CAP EQUITY FUND
 INSTITUTIONAL SHARES

Chase Manhattan Bank N/A                       99.87%
Global Sec Services Omnibus
CMB Thrift Incentive Plan
Attn: Jeff Rosenberg
3 Chase Metro Tech Center
7th Floor
Brooklyn, NY 11245-0001


SMALL CAP OPPORTUNITIES FUND
 A SHARES

Balsa & Co.                                    14.08%
PO Box 1768
Grand Central Station
New York, NY 10163-1768

SMALL CAP OPPORTUNITIES FUND
 B SHARES

MLPF&S for the sole benefit of its customers    9.26%
Attn: Fund Administration
4800 Deer Lake Drive East
2nd Floor
Jacksonville, FL 32246-6484

SMALL CAP OPPORTUNITIES FUND
 C SHARES

MLPF&S for the sole benefit of its customers   23.88%
Attn: Fund Administration
SEC# 97TR1
4800 Deer Lake Drive East
2nd Floor
Jacksonville, FL 32246-6484

Donaldson Lufkin Jenrette                       7.63%
Securities Corp. Inc.
PO Box 2052
Jersey City, NJ 07303-2052

SMALL CAP OPPORTUNITIES FUND
 INSTITUTIONAL SHARES

G. Murrell Runnels                             98.94%
Olivia Runnels Ttee
D/A DTD Dec 30 96
FBO George & Olivia Runnels Liv Tr
295 N. Broadway Street, SPC 189
Orcutt, CA 93455-4645

STRATEGIC INCOME A SHARES

MLPF&S for the sole benefit of its customers   20.11%
Attn: Fund Administration
SEC# 97B00
4800 Deer Lake Drive East
2nd Floor
Jacksonville, FL 32246-6484

NFSC FEBO # CR1-345B22                          9.19%
Chase Manhattan Bank Cust
IRA of Allan T. Nance
Trad IRA
201 E. 66th Street, Apt. 8A
New York, NY 10021-6460

Donaldson Lufkin Jenrette                       9.00%
Securities Corp. Inc.
PO Box 2052
Jersey City, NJ 07303-2052

STRATEGIC INCOME B SHARES

MLPF&S for the sole benefit of its customers    25.73%
Attn: Fund Administration
SEC# 97B00
4800 Deer Lake Drive East
2nd Floor
Jacksonville, FL 32246-6484

STRATEGIC INCOME C SHARES

MLPF&S for the sole benefit of its customers    26.67%
Attn: Fund Administration
SEC# 97B00
4800 Deer Lake Drive East
2nd Floor
Jacksonville, FL 32246-6484

NFSC FEBO # C1B-511641                          20.30%
Jim Poon
Maria M. H. Poon
132 Nassau Street, Rm. 515
New York, NY 10038-2400

NFSC FEBO # C1B-463426                          17.12%
Atlantic Coast Investment
3 Coventry Court
Mt. Sinai, NY 11766-1516

Norma J. Stocker                                 6.26%
312 S. Main Street
Nazareth, PA 18064-2710

Micro Trim, Inc.                                 5.90%
3613 W. Macarthur Boulevard, Suite 604
Santa Ana, CA 92704-6846

STRATEGIC INCOME M SHARES

Ando Securities Co. Ltd.                       100.00%
1-4-1 Shinkawa Chuo-Ku
Tokyo 104-0033 Japan

US GOVERNMENT SECURITIES FUND
 A SHARES

Chemical Bank                                   16.57%
Custodian for the IRA of Rose Faggan
7 East 14th Street, Apt. 19-T
New York, NY 10003-3127

William H. McDavid                              12.99%
Sylvia N. McDavid JTWROS
33 Norman Drive
Rye, NY 10580-2251


Chemical Bank                                    6.85%
Custodian for the IRA of Alice Ann Berryhill
PO Box 232
Mendham, NJ 07945-0232

Chemical Bank                                    5.56%
Custodian for the IRA of Rose Faggan
7 East 14th Street, Apt. 19-T
New York, NY 10003-3127

US GOVERNMENT SECURITIES FUND
 INSTITUTIONAL SHARES

Chase Manhattan Bank                            10.20%
FBA Jericho Rockaway
Future Benefits--Custody
Attn: Terry Zimmardi
One Chase Manhattan Plaza
4th Floor
New York, NY 10081-1000

Chase Manhattan Bank                             7.62%
FBA Jericho Rockaway
Future Benefits--Custody
Attn: Terry Zimmardi
One Chase Manhattan Plaza
4th Floor
New York, NY 10081-1000

Chase Manhattan Bank                             6.06%
FBA Jericho RBS Plastics
Future Benefits--Custody
Attn: Terry Zimmardi
One Chase Manhattan Plaza
4th Floor
New York, NY 10081-1000

Chase Manhattan Bank                             5.76%
FBA Jericho Adirondack
Future Benefits--Custody
Attn: Terry Zimmardi
One Chase Manhattan Plaza
4th Floor
New York, NY 10005-1401

Chase Manhattan Bank                             5.68%
Future Benefits--Custody
OCI Pension Plan Salaried EE's
Attn: Terry Zimmardi
One Chase Manhattan Plaza
4th Floor
New York, NY 10005-1401

Chase Manhattan Bank              5.48%
 Future Benefits--Custody
OCI Pension Plan Hourly EE's
Attn: Terry Zimmardi
One Chase Manhattan Plaza
4th Floor
New York, NY 10005-1401

US TREASURY INCOME FUND
 A SHARES

Texas Commerce Bank NA           31.51%
Attn: Avesta
PO Box 2558
Houston, TX 77252-2558

                             Financial Statements


     The 1999 Annual Report to Shareholders of each Fund, including the reports of independent accounts, financial highlights and financial statements for the fiscal year ended October 31, 1999 contained therein, are incorporated herein by reference.



                                     Specimen Computations of Offering Prices Per Share
Balanced Fund (specimen computations)
A Shares:
Net Asset Value and Redemption Price per Share of Beneficial Interest at October 31, 1999      $ 16.24
Maximum Offering Price per Share ($16.24 divided by .9425) (reduced on purchases of
 $100,000 or more)........................................................................     $ 17.23
B Shares:
Net Asset Value and Redemption Price per Share of Beneficial Interest at October 31, 1999      $ 15.94
C Shares:
Net Asset Value and Redemption Price per Share of Beneficial Interest at October 31, 1999      $ 15.89
Equity Income Fund (specimen computations)
A Shares:
Net Asset Value and Redemption Price per Share of Beneficial Interest at October 31, 1999      $ 21.06
Maximum Offering Price per Share ($21.06 divided by .9425) (reduced on purchases of
 $100,000 or more)........................................................................     $ 22.34
B Shares:
Net Asset Value and Redemption Price per Share of Beneficial Interest at October 31, 1999      $ 20.88
C Shares:
Net Asset Value and Redemption Price per Share of Beneficial Interest at October 31, 1999      $ 20.87
Large Cap Equity Fund (specimen computations)
A Shares:
Net Asset Value and Redemption Price per Share of Beneficial Interest at October 31, 1999      $ 16.20
Maximum Offering Price per Share ($16.20 divided by .9425) (reduced on purchases of
 $100,000 or more)........................................................................     $ 17.19
B Shares:
Net Asset Value and Redemption Price per Share of Beneficial Interest at October 31, 1999      $ 16.10
C Shares:
Net Asset Value and Redemption Price per Share of Beneficial Interest at October 31, 1999      $ 16.03
Institutional Shares:
Net Asset Value and Redemption Price per Share of Beneficial Interest at October 31, 1999      $ 16.27
Growth and Income Fund (specimen computations)
A Shares:
Net Asset Value and Redemption Price per Share of Beneficial Interest at October 31, 1999      $ 43.65
Maximum Offering Price per Share ($43.65 divided by .9425) (reduced on purchases of
 $100,000 or more)........................................................................     $ 46.31
B Shares:
Net Asset Value and Redemption Price per Share of Beneficial Interest at October 31, 1999      $ 43.25
C Shares:
Net Asset Value and Redemption Price per Share of Beneficial Interest at October 31, 1999      $ 42.34
Institutional Shares:
Net Asset Value and Redemption Price per Share of Beneficial Interest at October 31, 1999      $ 43.89
Select Growth and Income Fund (specimen computations)
Net Asset Value and Redemption Price per Share of Beneficial Interest at October 31, 1999      $ 48.88

Focus Fund (specimen computations)
A Shares:
Net Asset Value and Redemption Price per Share of Beneficial Interest at October 31, 1999     $  9.83
Maximum Offering Price per Share ($9.83 divided by .9425) (reduced on purchases of
 $100,000 or more)........................................................................    $ 10.43
B Shares:
Net Asset Value and Redemption Price per Share of Beneficial Interest at October 31, 1999     $  9.77
C Shares:
Net Asset Value and Redemption Price per Share of Beneficial Interest at October 31, 1999     $  9.76
Institutional Shares:
Net Asset Value and Redemption Price per Share of Beneficial Interest at October 31, 1999     $  9.86
Capital Growth Fund (specimen computations)
A Shares:
Net Asset Value and Redemption Price per Share of Beneficial Interest at October 31, 1999     $ 42.85
Maximum Offering Price per Share ($42.85 divided by .9425) (reduced on purchases of
 $100,000 or more)........................................................................    $ 45.46
B Shares:
Net Asset Value and Redemption Price per Share of Beneficial Interest at October 31, 1999     $ 41.67
C Shares:
Net Asset Value and Redemption Price per Share of Beneficial Interest at October 31, 1999     $ 41.31
Institutional Shares:
Net Asset Value and Redemption Price per Share of Beneficial Interest at October 31, 1999     $ 43.36
Small Cap Equity Fund (specimen computations)
A Shares:
Net Asset Value and Redemption Price per Share of Beneficial Interest at October 31, 1999     $ 22.77
Maximum Offering Price per Share ($22.77 divided by .9425) (reduced on purchases of
 $100,000 or more)........................................................................    $ 24.16
B Shares:
Net Asset Value and Redemption Price per Share of Beneficial Interest at October 31, 1999     $ 22.06
Institutional Shares:
Net Asset Value and Redemption Price per Share of Beneficial Interest at October 31, 1999     $ 23.10
Small Cap Opportunities Fund (specimen computations)
A Shares:
Net Asset Value and Redemption Price per Share of Beneficial Interest at October 31, 1999     $ 15.98
Maximum Offering Price per Share ($15.98 divided by .9425) (reduced on purchases of
 $100,000 or more)........................................................................    $ 16.95
B Shares:
Net Asset Value and Redemption Price per Share of Beneficial Interest at October 31, 1999     $ 15.71
C Shares:
Net Asset Value and Redemption Price per Share of Beneficial Interest at October 31, 1999     $ 15.69
Institutional Shares:
Net Asset Value and Redemption Price per Share of Beneficial Interest at October 31, 1999     $ 15.98
Core Equity Fund (specimen computations)
A Shares:
Net Asset Value and Redemption Price per Share of Beneficial Interest at October 31, 1999     $ 10.47
Maximum Offering Price per Share ($10.47 divided by .9425) (reduced on purchases of
 $100,000 or more)........................................................................    $ 11.11
B Shares:
Net Asset Value and Redemption Price per Share of Beneficial Interest at October 31, 1999     $ 10.46
C Shares:
Net Asset Value and Redemption Price per Share of Beneficial Interest at October 31, 1999     $ 10.46

Equity Growth Fund (specimen computations)
A Shares:
Net Asset Value and Redemption Price per Share of Beneficial Interest at October 31, 1999      $ 10.53
Maximum Offering Price per Share ($10.53 divided by .9425) (reduced on purchases of
 $100,000 or more)........................................................................     $ 11.17
B Shares:
Net Asset Value and Redemption Price per Share of Beneficial Interest at October 31, 1999      $ 10.51
C Shares:
Net Asset Value and Redemption Price per Share of Beneficial Interest at October 31, 1999      $ 10.51
U.S. Treasury Income Fund (specimen computations)
A Shares:
Net Asset Value and Redemption Price per Share of Beneficial Interest at October 31, 1999      $ 10.67
Maximum Offering Price per Share ($10.67 divided by .9550) (reduced on purchases of
 $100,000 or more)........................................................................     $ 11.17
B Shares:
Net Asset Value and Redemption Price per Share of Beneficial Interest at October 31, 1999      $ 10.67
U.S. Government Securities Fund (specimen computations)
A Shares:
Net Asset Value and Redemption Price per Share of Beneficial Interest at October 31, 1999      $  9.67
Maximum Offering Price per Share ($9.67 divided by .9550) (reduced on purchases of
 $100,000 or more)........................................................................     $ 10.13
Institutional Shares:
Net Asset Value and Redemption Price per Share of Beneficial Interest at October 31, 1999      $  9.65
Bond Fund (specimen computations)
A Shares:
Net Asset Value and Redemption Price per Share of Beneficial Interest at October 31, 1999      $ 10.18
Maximum Offering Price per Share ($10.18 divided by .9550) (reduced on purchases of
 $100,000 or more)........................................................................     $ 10.66
B Shares:
Net Asset Value and Redemption Price per Share of Beneficial Interest at October 31, 1999      $ 10.21
Institutional Shares:
Net Asset Value and Redemption Price per Share of Beneficial Interest at October 31, 1999      $ 10.16

Short-Term Bond Fund (specimen computations)
A Shares:
Net Asset Value and Redemption Price per Share of Beneficial Interest at October 31, 1999     $  9.94
Maximum Offering Price per Share ($9.94 divided by .9850) (reduced on purchases of
 $100,000 or more)........................................................................    $ 10.09
Institutional Shares:
Net Asset Value and Redemption Price per Share of Beneficial Interest at October 31, 1999     $  9.95
M Shares:
Net Asset Value and Redemption Price per Share of Beneficial Interest at October 31, 1999     $  9.94
Maximum Offering Price per Share ($9.94 divided by .9850) (reduced on purchases of
 $100,000 or more)........................................................................    $ 10.09
Strategic Income Fund (specimen computations)
A Shares:
Net Asset Value and Redemption Price per Share of Beneficial Interest at October 31, 1999     $  9.59
Maximum Offering Price per Share ($9.59 divided by .9550) (reduced on purchases of
 $100,000 or more)........................................................................    $ 10.04
B Shares:
Net Asset Value and Redemption Price per Share of Beneficial Interest at October 31, 1999     $  9.59
C Shares:
Net Asset Value and Redemption Price per Share of Beneficial Interest at October 31, 1999     $  9.59
Institutional Shares:
Net Asset Value and Redemption Price per Share of Beneficial Interest at October 31, 1999     $  9.59
M Shares:
Net Asset Value and Redemption Price per Share of Beneficial Interest at October 31, 1999     $  9.59
Maximum Offering Price per Share ($9.59 divided by .9700) (reduced on purchases of
 $100,000 or more)........................................................................    $  9.89

                                  APPENDIX A

                      DESCRIPTION OF CERTAIN OBLIGATIONS
                    ISSUED OR GUARANTEED BY U.S. GOVERNMENT
                         AGENCIES OR INSTRUMENTALITIES

     Federal Farm Credit System Notes and Bonds--are bonds issued by a cooperatively owned nationwide system of banks and associations supervised by the Farm Credit Administration, an independent agency of the U.S. Government. These bonds are not guaranteed by the U.S. Government.

     Maritime Administration Bonds--are bonds issued and provided by the Department of Transportation of the U.S. Government are guaranteed by the U.S. Government.

     FNMA Bonds--are bonds guaranteed by the Federal National Mortgage Association. These bonds are not guaranteed by the U.S. Government.

     FHA Debentures--are debentures issued by the Federal Housing
Administration of the U.S. Government and are guaranteed by the U.S.
Government.

     FHA Insured Notes--are bonds issued by the Farmers Home Administration of the U.S. Government and are guaranteed by the U.S. Government.

     GNMA Certificates--are mortgage-backed securities which represent a partial ownership interest in a pool of mortgage loans issued by lenders such as mortgage bankers, commercial banks and savings and loan associations. Each mortgage loan included in the pool is either insured by the Federal Housing Administration or guaranteed by the Veterans Administration and therefore guaranteed by the U.S. Government. As a consequence of the fees paid to GNMA and the issuer of GNMA Certificates, the coupon rate of interest of GNMA Certificates is lower than the interest paid on the VA-guaranteed or FHA-insured mortgages underlying the Certificates. The average life of a GNMA Certificate is likely to be substantially less than the original maturity of the mortgage pools underlying the securities. Prepayments of principal by mortgagors and mortgage foreclosures may result in the return of the greater part of principal invested far in advance of the maturity of the mortgages in the pool. Foreclosures impose no risk to principal investment because of the GNMA guarantee. As the prepayment rate of individual mortgage pools will vary widely, it is not possible to accurately predict the average life of a particular issue of GNMA Certificates. The yield which will be earned on GNMA Certificates may vary from their coupon rates for the following reasons: (i) Certificates may be issued at a premium or discount, rather than at par; (ii) Certificates may trade in the secondary market at a premium or discount after issuance; (iii) interest is earned and compounded monthly which has the effect of raising the effective yield earned on the Certificates; and (iv) the actual yield of each Certificate is affected by the prepayment of mortgages included in the mortgage pool underlying the Certificates. Principal which is so prepaid will be reinvested although possibly at a lower rate. In addition, prepayment of mortgages included in the mortgage pool underlying a GNMA Certificate purchased at a premium could result in a loss to a Fund. Due to the large amount of GNMA Certificates outstanding and active participation in the secondary market by securities dealers and investors, GNMA Certificates are highly liquid instruments. Prices of GNMA Certificates are readily available from securities dealers and depend on, among other things, the level of market rates, the Certificate's coupon rate and the prepayment experience of the pool of mortgages backing each Certificate. If agency securities are purchased at a premium above principal, the premium is not guaranteed by the issuing agency and a decline in the market value to par may result in a loss of the premium, which may be particularly likely in the event of a prepayment. When and if available, U.S. Government obligations may be purchased at a discount from face value.

     FHLMC Certificates and FNMA Certificates--are mortgage-backed bonds issued by the Federal Home Loan Mortgage Corporation and the Federal National Mortgage Association, respectively, and are guaranteed by the U.S. Government.

     GSA Participation Certificates--are participation certificates issued by the General Services Administration of the U.S. Government and are guaranteed by the U.S. Government.

     New Communities Debentures--are debentures issued in accordance with the provisions of Title IV of the Housing and Urban Development Act of 1968, as supplemented and extended by Title VII of the Housing and Urban Development Act of 1970, the payment of which is guaranteed by the U.S. Government.

     Public Housing Bonds--are bonds issued by public housing and urban renewal agencies in connection with programs administered by the Department of Housing and Urban Development of the U.S. Government, the payment of which is secured by the U.S. Government.

     Penn Central Transportation Certificates--are certificates issued by Penn Central Transportation and guaranteed by the U.S. Government.

     SBA Debentures--are debentures fully guaranteed as to principal and interest by the Small Business Administration of the U.S. Government.

     Washington Metropolitan Area Transit Authority Bonds--are bonds issued by the Washington Metropolitan Area Transit Authority. Some of the bonds issued prior to 1993 are guaranteed by the U.S. Government.

     FHLMC Bonds--are bonds issued and guaranteed by the Federal Home Loan Mortgage Corporation. These bonds are not guaranteed by the U.S. Government.

     Federal Home Loan Bank Notes and Bonds--are notes and bonds issued by the Federal Home Loan Bank System and are not guaranteed by the U.S. Government.

     Student Loan Marketing Association ("Sallie Mae") Notes and bonds--are notes and bonds issued by the Student Loan Marketing Association and are not guaranteed by the U.S. Government.

     D.C. Armory Board Bonds--are bonds issued by the District of Columbia Armory Board and are guaranteed by the U.S. Government.

     Export-Import Bank Certificates--are certificates of beneficial interest and participation certificates issued and guaranteed by the Export-Import Bank of the U.S. and are guaranteed by the U.S. Government.

     In the case of securities not backed by the "full faith and credit" of the U.S. Government, the investor must look principally to the agency issuing or guaranteeing the obligation for ultimate repayment, and may not be able to assert a claim against the U.S. Government itself in the event the agency or instrumentality does not meet its commitments.

     Investments may also be made in obligations of U.S. Government agencies or instrumentalities other than those listed above.

                                                                     APPENDIX B


                            DESCRIPTION OF RATINGS

A description of the rating policies of Moody's, S&P and Fitch with respect to bonds and commercial paper appears below.

Moody's Investors Service's Corporate Bond Ratings

Aaa--Bonds which are rated "Aaa" are judged to be of the best quality and carry the smallest degree of investment risk. Interest payments are protected by a large or by an exceptionally stable margin, and principal is secure. While the various protective elements are likely to change, such changes as can be visualized are most unlikely to impair the fundamentally strong position of such issues.

Aa--Bonds which are rated "Aa" are judged to be of high quality by all standards. Together with the Aaa group they comprise what are generally known as high grade bonds. They are rated lower than the best bonds because margins of protection may not be as large as in Aaa securities or fluctuation of protective elements may be of greater amplitude or there may be other elements present which make the long-term risks appear somewhat larger than in Aaa securities.

A--Bonds which are rated "A" possess many favorable investment qualities and are to be considered as upper medium grade obligations. Factors giving security to principal and interest are considered adequate but elements may be present which suggest a susceptibility to impairment sometime in the future.

Baa--Bonds which are rated "Baa" are considered as medium grade obligations, i.e., they are neither highly protected nor poorly secured. Interest payments and principal security appear adequate for the present but certain protective elements may be lacking or may be characteristically unreliable over any great length of time. Such bonds lack outstanding investment characteristics and in fact have speculative characteristics as well.

Ba--Bonds which are rated "Ba" are judged to have speculative elements; their future cannot be considered as well assured. Often the protection of interest and principal payments may be very moderate and thereby not well safeguarded during both good and bad times over the future. Uncertainty of position characterizes bonds in this class.

B--Bonds which are rated "B" generally lack characteristics of a desirable investment. Assurance of interest and principal payments or of maintenance and other terms of the contract over any long period of time may be small.

Caa--Bonds which are rated "Caa" are of poor standing. Such issues may be in default or there may be present elements of danger with respect to principal or interest.

Ca--Bonds which are rated "Ca" represent obligations which are speculative in high degree.

Such issues are often in default or have other marked shortcomings.

C--Bonds which are rated "C" are the lowest rated class of bonds and issues so rated can be regarded as having extremely poor prospects of ever attaining any real investment standing.

Moody's applies numerical modifiers "1", "2", and "3" to certain of its rating classifications. The modifier "1" indicates that the security ranks in the higher end of its generic rating category; the modifier "2" indicates a mid-range ranking; and the modifier "3" indicates that the issue ranks in the lower end of its generic rating category.

Standard & Poor's Ratings Group Corporate Bond Ratings

AAA--This is the highest rating assigned by Standard & Poor's to a debt obligation and indicates an extremely strong capacity to repay principal and pay interest.

AA--Bonds rated "AA" also qualify as high quality debt obligations. Capacity to pay principal and interest is very strong, and differs from "AAA" issues only in small degree.

A--Bonds rated "A" have a strong capacity to repay principal and pay interest, although they are somewhat more susceptible to the adverse effects of changes in circumstances and economic conditions than debt in higher rated categories.

BBB--Bonds rated "BBB" are regarded as having an adequate capacity to repay principal and pay interest. Whereas they normally exhibit adequate protection parameters, adverse economic conditions or changing circumstances are more likely to lead to a weakened capacity to repay principal and pay interest for bonds in this category than for higher rated categories.

BB-B-CCC-CC-C--Bonds rated "BB", "B", "CCC", "CC" and "C" are regarded, on balance, as predominantly speculative with respect to the issuer's capacity to pay interest and repay principal in accordance with the terms of the obligations. BB indicates the lowest degree of speculation and C the highest degree of speculation. While such bonds will likely have some quality and protective characteristics, these are outweighed by large uncertainties or major risk exposures to adverse conditions.

CI--Bonds rated "CI" are income bonds on which no interest is being paid.

D--Bonds rated "D" are in default. The "D" category is used when interest payments or principal payments are not made on the date due even if the applicable grace period has not expired unless S&P believes that such payments will be made during such grace period. The "D" rating is also used upon the filing of a bankruptcy petition if debt service payments are jeopardized.

The ratings set forth above may be modified by the addition of a plus or minus to show relative standing within the major rating categories.

Moody's Investors Service's Commercial Paper Ratings

Prime-1--Issuers (or related supporting institutions) rated "Prime-1" have a superior ability for repayment of senior short-term debt obligations. "Prime-1" repayment ability will often be evidenced by many of the following characteristics: leading market positions in well-established industries, high rates of return on funds employed, conservative capitalization structures with moderate reliance on debt and ample asset protection, broad margins in earnings coverage of fixed financial charges and high internal cash generation, and well-established access to a range of financial markets and assured sources of alternate liquidity.

Prime-2--Issuers (or related supporting institutions) rated "Prime-2" have a strong ability for repayment of senior short-term debt obligations. This will normally be evidenced by many of the characteristics cited above but to a lesser degree. Earnings trends and coverage ratios, while sound, will be more subject to variation. Capitalization characteristics, while still appropriate, may be more affected by external conditions. Ample alternative liquidity is maintained.

Prime-3--Issuers (or related supporting institutions) rated "Prime-3" have an acceptable ability for repayment of senior short-term obligations. The effect of industry characteristics and market compositions may be more pronounced. Variability in earnings and profitability may result in changes in the level of debt protection measurements and the requirement for relatively high financial leverage. Adequate alternate liquidity is maintained.

Not Prime--Issuers rated "Not Prime" do not fall within any of the Prime rating categories.

Standard & Poor's Ratings Group Commercial Paper Ratings

A S&P commercial paper rating is current assessment of the likelihood of timely payment of debt having an original maturity of no more than 365 days. Ratings are graded in several categories, ranging from "A-1" for the highest quality obligations to "D" for the lowest. The four categories are as follows:

A-1--This highest category indicates that the degree of safety regarding timely payment is strong. Those issues determined to possess extremely strong safety characteristics are denoted with a plus (+) sign designation.

A-2--Capacity for timely payment on issues with this designation is satisfactory. However, the relative degree of safety is not as high as for issues designated "A-1".

A-3--Issues carrying this designation have adequate capacity for timely payment. They are, however, somewhat more vulnerable to the adverse effects of changes in circumstances than obligations carrying the higher designations.

B--Issues rated "B" are regarded as having only speculative capacity for timely payment.

C--This rating is assigned to short-term debt obligations with a doubtful capacity for payment.

D--Debt rated "D" is in payment default. The "D" rating category is used when interest payments or principal payments are not made on the date due, even if the applicable grace period has not expired, unless S&P believes that such payments will be made during such grace period.

Fitch Bond Ratings

AAA--Bonds rated AAA by Fitch are considered to be investment grade and of the highest credit quality. The obligor has an exceptionally strong ability to pay interest and repay principal, which is unlikely to be affected by reasonably foreseeable events.

AA--Bonds rated AA by Fitch are considered to be investment grade and of very high credit quality. The obligor's ability to pay interest and repay principal is very strong, although not quite as strong as bonds rated AAA. Because bonds rated in the AAA and AA categories are not significantly vulnerable to foreseeable future developments, short-term debt of these issues is generally rated F-1+ by Fitch.

A--Bonds rated A by Fitch are considered to be investment grade and of high credit quality. The obligor's ability to pay interest and repay principal is considered to be strong, but may be more vulnerable to adverse changes in economic conditions and circumstances than bonds with higher ratings.

BBB--Bonds rated BBB by Fitch are considered to be investment grade and of satisfactory credit quality. The obligor's ability to pay interest and repay principal is considered to be adequate. Adverse changes in economic conditions and circumstances, however, are more likely to have adverse consequences on these bonds, and therefore impair timely payment. The likelihood that the ratings of these bonds will fall below investment grade is higher than for bonds with higher ratings.

Plus and minus signs are used by Fitch to indicate the relative position of a credit within a rating category. Plus and minus signs, however, are not used in the AAA category.

Fitch Short-Term Ratings

Fitch's short-term ratings apply to debt obligations that are payable on demand or have original maturities of generally up to three years, including commercial paper, certificates of deposit, medium-term notes, and municipal and investment notes.

The short-term rating places greater emphasis than a long-term rating on the existence of liquidity necessary to meet the issuer's obligations in a timely manner.

Fitch's short-term ratings are as follows:

F-1+--Issues assigned this rating are regarded as having the strongest degree of assurance for timely payment.

F-1--Issues assigned this rating reflect an assurance of timely payment only slightly less in degree than issues rated F-1+.

F-2--Issues assigned this rating have a satisfactory degree of assurance for timely payment but the margin of safety is not as great as for issues assigned F-1+ and F-1 ratings.

F-3--Issues assigned this rating have characteristics suggesting that the degree of assurance for timely payment is adequate, although near-term adverse changes could cause these securities to be rated below investment grade.

LOC--The symbol LOC indicates that the rating is based on a letter of credit issued by a commercial bank.

Like higher rated bonds, bonds rated in the Baa or BBB categories are considered to have adequate capacity to pay principal and interest. However, such bonds may have speculative characteristics, and changes in economic conditions or other circumstances are more likely to lead to a weakened capacity to make principal and interest payments than is the case with higher grade bonds.

After purchase by a Fund, a security may cease to be rated or its rating may be reduced below the minimum required for purchase by such Fund. Neither event will require a sale of such security by a Fund. However, a Fund's investment manager will consider such event in its determination of whether such Fund should continue to hold the security. To the extent the ratings given by Moody's, S&P or Fitch may change as a result of changes in such organizations or their rating systems, a Fund will attempt to use comparable ratings as standards for investments in accordance with the investment policies contained in this Prospectus and in the Statement of Additional Information.

                            [Chase Vista Funds logo]


                                                                    STATEMENT OF
                                                          ADDITIONAL INFORMATION

                                                              February 28, 2000


                                  EUROPEAN FUND
                            INTERNATIONAL EQUITY FUND
                                   JAPAN FUND
                           LATIN AMERICAN EQUITY FUND
                              SOUTHEAST ASIAN FUND

       1211 Avenue of the Americas, 41st Floor, New York, New York 10081


     This Statement of Additional Information sets forth information which may be of interest to investors but which is not necessarily included in the Prospectuses offering shares of the Funds. This Statement of Additional Information should be read in conjunction with the Prospectuses offering shares of International Equity Fund, European Fund, Japan Fund, Latin American Equity Fund and Southeast Asian Fund. Any references to a "Prospectus" in this Statement of Additional Information is a reference to one or more of the foregoing Prospectuses, as the context requires. Copies of each Prospectus may be obtained by an investor without charge by contacting Vista Fund Distributors, Inc. ("VFD"), the Funds' distributor (the "Distributor"), at the above-listed address.



This Statement of Additional Information is NOT a prospectus and is authorized for distribution to prospective investors only if preceded or accompanied by an effective prospectus.


For more information about your account, simply call or write the Vista Service Center at:


1-800-34-VISTA
Vista Service Center
P.O. Box 419392
Kansas City, MO 64141







                                                                     NTL-SAI-200

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Table of Contents                                                                     Page
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The Funds ............................................................................   3
Investment Policies and Restrictions .................................................   3
Performance Information ..............................................................  28
Determination of Net Asset Value .....................................................  33
Purchases, Redemptions and Exchanges .................................................  34
Distributions; Tax Matters ...........................................................  39
Management of the Trust and the Funds or Portfolios ..................................  45
Independent Accountants ..............................................................  59
Certain Regulatory Matters ...........................................................  59
General Information ..................................................................  60
Appendix A--Description of Certain Obligations Issued or Guaranteed by U.S. Government
 Agencies or Instrumentalities ....................................................... A-1
Appendix B--Description of Ratings ................................................... B-1
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                                    THE FUNDS


     Mutual Fund Group (the "Trust") is an open-end management investment company which was organized as a business trust under the laws of the Commonwealth of Massachusetts on May 11, 1987. The Trust presently consists of 21 separate series (the "Funds"). Certain of the Funds are diversified and other Funds are non-diversified, as such term is defined in the Investment Company Act of 1940, as amended (the "1940 Act"). The shares of the Funds are collectively referred to in this Statement of Additional Information as the "Shares."


     The Board of Trustees of the Trust provides broad supervision over the affairs of the Trust including the Funds. The International Equity Fund seeks to achieve its investment objective by investing all of its investable assets in an open-end, management investment company which has the same investment objective as such Fund. The International Equity Fund invests in the International Equity Portfolio (the "Portfolio"). The Portfolio is a New York trust with its principal office in New York. Certain qualified investors, in addition to the Fund, may invest in the Portfolio. For purposes of this Statement of Additional Information, any information or references to the Portfolio refer to the operations and activities after implementation of the master fund/feeder fund structure.

     The Board of Trustees of the Trust provides broad supervision over the affairs of the Trust including the Funds. In the case of the Portfolio, a separate Board of Trustees, with the same members as the Board of Trustees of the Trust, provides broad supervision. The Chase Manhattan Bank ("Chase") is the investment adviser for the Funds (other than the International Equity Fund, which does not have its own adviser) and the Portfolio. Chase also serves as the administrator of the Trust, including the Funds, and is the administrator of the Portfolio. A majority of the Trustees of the Trust are not affiliated with the investment adviser or sub-advisers. Similarly, a majority of the Trustees of the Portfolio are not affiliated with the investment adviser or sub-advisers.


                      INVESTMENT POLICIES AND RESTRICTIONS
                               Investment Policies

     The Prospectuses set forth the various investment policies of each Fund and Portfolio. The following information supplements and should be read in conjunction with the related sections of each Prospectus. For descriptions of the securities ratings of Moody's Investors Service, Inc. ("Moody's"), Standard & Poor's Corporation ("S&P") and Fitch Investors Service, Inc. ("Fitch"), see Appendix B.


     U.S. Government Securities. Each Fund and Portfolio may invest in U.S. Government securities. U.S. Government Securities include (1) U.S. Treasury obligations, which generally differ only in their interest rates, maturities and times of issuance, including: U.S. Treasury bills (maturities of one year or less), U.S. Treasury notes (maturities of one to ten years) and U.S. Treasury bonds (generally maturities of greater than ten years); and (2) obligations issued or guaranteed by U.S. Government agencies and instrumentalities which are supported by any of the following: (a) the full faith and credit of the U.S. Treasury, (b) the right of the issuer to borrow any amount listed to a specific line of credit from the U.S. Treasury, (c) discretionary authority of the U.S. Government to purchase certain obligations of the U.S. Government agency or instrumentality or (d) the credit of the agency or instrumentality. Agencies and instrumentalities of the U.S. Government include but are not limited to: Federal Land Banks, Federal Financing Banks, Banks for Cooperatives, Federal Intermediate Credit Banks, Farm Credit Banks, Federal Home Loan Banks, Federal Home Loan Mortgage Corporation, Federal National Mortgage Association, Student Loan Marketing Association, United States Postal Service, Chrysler Corporate Loan Guarantee Board, Small Business Administration, Tennessee Valley Authority and any other enterprise established or sponsored by the U.S. Government. Certain U.S. Government Securities, including U.S. Treasury bills, notes and bonds, Government National Mortgage Association certificates and Federal Housing Administration debentures, are supported by the full faith and credit of the United States. Other U.S. Government Securities are issued or


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guaranteed by federal agencies or government sponsored enterprises and are not supported by the full faith and credit of the United States. These securities include obligations that are supported by the right of the issuer to borrow from the U.S. Treasury, such as obligations of Federal Home Loan Banks, and obligations that are supported by the creditworthiness of the particular instrumentality, such as obligations of the Federal National Mortgage Association or Federal Home Loan Mortgage Corporation. For a description of certain obligations issued or guaranteed by U.S. Government agencies and instrumentalities, see Appendix A.


     In addition, certain U.S. Government agencies and instrumentalities issue specialized types of securities, such as guaranteed notes of the Small Business Administration, Federal Aviation Administration, Department of Defense, Bureau of Indian Affairs and Private Export Funding Corporation, which often provide higher yields that are available from the more common types of government-backed instruments. However, such specialized instruments may only be available from a few sources in limited amounts, or only in very large denominations; they may also require specialized capability in portfolio servicing and in legal matters related to government guarantees. While they may frequently offer attractive yields, the limited-activity markets of many of these securities means that, if a Fund or Portfolio were required to liquidate any of them, it might not be able to do so advantageously; accordingly, each Fund and Portfolio investing in such securities normally to hold such securities to maturity or pursuant to repurchase agreements, and would treat such securities (including repurchase agreements maturing in more than seven days) as illiquid for purposes of its limitation on investment in illiquid securities.


     Bank Obligations. Investments in bank obligations are limited to those of U.S. banks (including their foreign branches) which have total assets at the time of purchase in excess of $1 billion and the deposits of which are insured by either the Bank Insurance Fund or the Savings Association Insurance Fund of the Federal Deposit Insurance Corporation, and foreign banks (including their U.S. branches) having total assets in excess of $10 billion (or the equivalent in other currencies), and such other U.S. and foreign commercial banks which are judged by the advisers to meet comparable credit standing criteria.


     Bank obligations include negotiable certificates of deposit, bankers' acceptances, fixed time deposits and deposit notes. A certificate of deposit is a short-term negotiable certificate issued by a commercial bank against funds deposited in the bank and is either interest-bearing or purchased on a discount basis. A bankers' acceptance is a short-term draft drawn on a commercial bank by a borrower, usually in connection with an international commercial transaction. The borrower is liable for payment as is the bank, which unconditionally guarantees to pay the draft at its face amount on the maturity date. Fixed time deposits are obligations of branches of United States banks or foreign banks which are payable at a stated maturity date and bear a fixed rate of interest. Although fixed time deposits do not have a market, there are no contractual restrictions on the right to transfer a beneficial interest in the deposit to a third party. Fixed time deposits subject to withdrawal penalties and with respect to which a Fund or Portfolio cannot realize the proceeds thereon within seven days are deemed "illiquid" for the purposes of its restriction on investments in illiquid securities. Deposit notes are notes issued by commercial banks which generally bear fixed rates of interest and typically have original maturities ranging from eighteen months to five years.


     Banks are subject to extensive governmental regulations that may limit both the amounts and types of loans and other financial commitments that may be made and the interest rates and fees that may be charged. The profitability of this industry is largely dependent upon the availability and cost of capital funds for the purpose of financing lending operations under prevailing money market conditions. Also, general economic conditions play an important part in the operations of this industry and exposure to credit losses arising from possible financial difficulties of borrowers might affect a bank's ability to meet its obligations. Bank obligations may be general obligations of the parent bank or may be limited to the issuing branch by the terms of the specific obligations or by government regulation. Investors should also be aware that securities of foreign banks and foreign branches of United States banks may involve foreign investment risks in addition to those relating to domestic bank obligations. These investment risks may involve, among other consider-


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ations, risks relating to future political and economic developments, more limited liquidity of foreign obligations than comparable domestic obligations, the possible imposition of withholding taxes on interest income, the possible seizure or nationalization of foreign assets and the possible establishment of exchange controls or other restrictions. There also may be less publicly available information concerning foreign issuers, difficulties in obtaining or enforcing a judgment against a foreign issuer (including branches) and differences in accounting, auditing and financial reporting standards and practices from those applicable to U.S. issuers. In addition, foreign banks are also not subject to regulations comparable to U.S. banking regulations. Certain national policies may also impede the investment opportunities of the Fund or Portfolio in other ways, including restrictions on investing in issuers or industries deemed sensitive to relevant national interests. For example, the Latin American Equity Fund currently does not intend to invest directly in Chile due to certain restrictions and deposit requirements imposed on foreign investors.


     Foreign Securities. For purposes of a Fund's or a Portfolio's investment policies, an issuer of a security may be deemed to be located in a particular country if (i) the principal trading market for the security is in such country,
(ii) the issuer is organized under the laws of such country or (iii) the issuer derives at least 50 percent of its revenues or profits from such country or has at least 50 percent of its assets situated in such country.


     Depositary Receipts. Each Fund and Portfolio may invest its assets in securities of multinational companies in the form of American Depositary Receipts or other similar securities representing securities of foreign issuers, such as European Depositary Receipts, Global Depositary Receipts and other similar securities representing securities of foreign issuers (collectively, "Depositary Receipts"). The Funds and the Portfolio treat Depositary Receipts as interests in the underlying securities for purposes of their investment policies. Unsponsored Depositary Receipts may not carry comparable voting rights to sponsored Depositary Receipts, and a purchaser of unsponsored Depositary Receipts may not receive as much information about the issuer of the underlying securities as with a sponsored Depositary Receipt.


     Commercial Paper. Commercial paper consists of short-term (usually from 1 to 270 days) unse- cured promissory notes issued by corporations in order to finance their current operations. A variable amount master demand note (which is a type of commercial paper) represents a direct borrowing arrangement involving periodically fluctuating rates of interest under a letter agreement between a commercial paper issuer and an institutional lender pursuant to which the lender may determine to invest varying amounts.


     Supranational Obligations. Each Fund and Portfolio may invest in supranational obligations. Supranational organizations include organizations such as The World Bank, which was chartered to finance development projects in developing member countries; the European Community, which is a twelve-nation organization engaged in cooperative economic activities; the European Coal and Steel Community, which is an economic union of various European nations steel and coal industries; and the Asian Development Bank, which is an international development bank established to lend funds, promote investment and provide technical assistance to member nations of the Asian and Pacific regions.


     Money Market Instruments. Each Fund and Portfolio may invest in cash or high-quality, short-term money market instruments. These may include U.S. Government securities, commercial paper of domestic and foreign issuers and obligations of domestic and foreign banks. Investments in foreign money market instruments may involve certain risks associated with foreign investment


     Corporate Reorganizations. In general securities that are subject to a tender or exchange offer or proposal sell at a premium to their historic market price immediately prior to the announcement of the offer or proposal. The increased market price of these securities may also discount what the stated or appraised value of the security would be if the contemplated action were approved or consummated. These investments may be advantageous when the discount significantly overstates the risk of the contingencies involved; sig-


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nificantly undervalues the securities, assets or cash to be received by shareholder of the prospective portfolio company as a result of the contemplated transaction; or fails adequately to recognize the possibility that the offer or proposal may be replaced or superseded by an offer or proposal of greater value. The evaluation of these contingencies requires unusually broad knowledge and experience on the part of the advisers that must apprise not only the value of the issuer and its component businesses as well as the assets or securities to be received as a result of the contemplated transaction, but also the financial resources and business motivation of the offeror as well as the dynamics of the business climate when the offer or proposal is in progress. Investments in reorganization securities may tend to increase the turnover ratio of a Fund or Portfolio and increase its brokerage and other transaction expenses.


     Loan Participations. The Latin American Equity Fund may invest in participations in fixed and floating rate loans arranged through private negotiations between a borrower and one or more financial institutions. The Fund may have difficulty disposing of participations because to do so it will have to assign such securities to a third party. Because there is no established secondary market for such securities, the Fund anticipates that such securities could be sold only to a limited number of institutional investors. The lack of an established secondary market may have an adverse impact on the value of such securities and the Fund's ability to dispose of particular assignments or participations when necessary to meet the Fund's liquidity needs or in response to a specific economic event such as a deterioration in the creditworthiness of the borrower. When investing in a participation, the Fund will typically have the right to receive payments only from the lender, and not from the borrower itself, to the extent the lender receives payments from the borrower. Accordingly, the Fund may be subject to the credit risk of both the borrower and the lender. The lack of an established secondary market for assignments and participations also may make it more difficult for the Fund to assign a value to these securities for purposes of valuing the Fund's portfolio and calculating its net asset value. The Fund will not invest more than 15% of the value of its net assets in participations and assignments that are illiquid, and in other illiquid securities.


     Brady Bonds. The Latin American Equity Fund may invest in Brady Bonds. The Brady Plan framework, as it has developed, contemplates the exchange of external commercial bank debt for newly issued bonds, called Brady Bonds. Brady Bonds may also be issued in respect of new money being advanced by existing lenders in connection with the debt restructuring. Brady Bonds issued to date generally have maturities of between 15 and 30 years from the date of issuance. The following Latin American countries have issued Brady Bonds: Argentina, Brazil, Costa Rica, the Dominican Republic, Ecuador, Mexico, Uruguay and Venezuela. In addition, other countries may announce plans to issue Brady Bonds. The Funds may invest in Brady Bonds of countries that have been issued to date, as well as those which may be issued in the future.


     Agreements implemented under the Brady Plan to date are designed to achieve debt and debt-service reduction through specific options negotiated by a debtor nation with its creditors. As a result, the financial packages offered by each country differ. The types of options have included the exchange of outstanding commercial bank debt for bonds issued at 100% of face value of such debt which carry a below-market stated rate of interest (generally known as par bonds), bonds issued at a discount from the face value of such debt (generally known as discount bonds), bonds bearing an interest rate which increases over time and bonds issued in exchange for the advancement of new money by existing lenders. Regardless of the stated face amount and stated interest rate of the various types of Brady Bonds, the Fund will purchase Brady Bonds in secondary markets, as described below, in which the price and yield to the investor reflect market conditions at the time of purchase. Brady Bonds issued to date have traded at a deep discount from their face value. Brady Bonds are often viewed as having three or four valuation components: (i) the collateralized repayment of principal at final maturity; (ii) the collateralized interest payments; (iii) the uncollateralized interest payments; and (iv) any uncollateralized repayment of principal at maturity (these uncollateralized amounts constitute the "residual risk"). The Fund may purchase Brady Bonds with no or limited collateralization and will be relying for payment of interest and (except in the case of principal collateralized Brady Bonds) principal primarily on the willingness and ability of the foreign government to make payment in accor-


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dance with the terms of the Brady Bonds. Brady Bonds issued to date are purchased and sold in secondary markets through U.S. securities dealers and other financial institutions and are generally maintained through European transnational securities depositories.


     In addition to Brady Bonds, the Latin American Equity Fund may invest in Latin American governmental obligations which may be issued as a result of other debt restructuring agreements.


     Repurchase Agreements. Each Fund and Portfolio may enter into repurchase agreements. Repurchase agreements are agreements to purchase and resell securities at an agreed-upon price and time. A Fund or Portfolio will enter into repurchase agreements only with member banks of the Federal Reserve System and securities dealers believed creditworthy, and only if fully collateralized by securities in which such Fund or Portfolio is permitted to invest. Under the terms of a typical repurchase agreement, a Fund or Portfolio would acquire an underlying instrument for a relatively short period (usually not more than one week) subject to an obligation of the seller to repurchase the instrument and the Fund or Portfolio to resell the instrument at a fixed price and time, thereby determining the yield during the Fund's or Portfolio's holding period. This procedure results in a fixed rate of return insulated from market fluctuations during such period. A repurchase agreement is subject to the risk that the seller may fail to repurchase the security. Repurchase agreements are considered under the 1940 Act to be loans collateralized by the underlying securities. All repurchase agreements entered into by a Fund or Portfolio will be fully collateralized at all times during the period of the agreement in that the value of the underlying security will be at least equal to 100% of the amount of the loan, including the accrued interest thereon, and the Fund or Portfolio or its custodian or sub-custodian will have possession of the collateral, which the Board of Trustees believes will give it a valid, perfected security interest in the collateral. Whether a repurchase agreement is the purchase and sale of a security or a collateralized loan has not been conclusively established. This might become an issue in the event of the bankruptcy of the other party to the transaction. In the event of default by the seller under a repurchase agreement construed to be a collateralized loan, the underlying securities would not be owned by the Fund or Portfolio, but would only constitute collateral for the seller's obligation to pay the repurchase price. Therefore, a Fund or Portfolio may suffer time delays and incur costs in connection with the disposition of the collateral. The Board of Trustees believes that the collateral underlying repurchase agreements may be more susceptible to claims of the seller's creditors than would be the case with securities owned by a Fund or Portfolio. Repurchase agreements maturing in more than seven days are treated as illiquid for purposes of the Funds' and Portfolios' restrictions on purchases of illiquid securities. Repurchase agreements are also subject to the risks described below with respect to stand-by commitments.


     Borrowings and Reverse Repurchase Agreements. Each Fund may borrow money from banks for temporary or short-term purposes, but will not borrow to buy additional securities, known as "leveraging." Each Fund and Portfolio may enter into reverse repurchase agreements. Reverse repurchase agreements involve the sale of securities held by a Fund or Portfolio with an agreement to repurchase the securities at an agreed upon price and date. A Fund or Portfolio may use this practice to generate cash for shareholder redemptions without selling securities during unfavorable market conditions. Whenever a Fund or Portfolio enters into a reverse repurchase agreement, it will establish a segregated account in which it will maintain liquid assets on a daily basis in an amount at least equal to the repurchase price (including accrued interest.) A Fund or Portfolio would be required to pay interest on amounts obtained through reverse repurchase agreements, which are considered borrowings under federal securities laws. The repurchase price is generally equal to the original sales price plus interest. Reverse repurchase agreements are usually for seven days or less and cannot be repaid prior to their expiration dates. Reverse repurchase agreements involve the risk that the market value of the portfolio securities transferred may decline below the price at which the Fund or Portfolio is obliged to purchase the securities.


     Forward Commitments. Each Fund and Portfolio may purchase securities on a forward commitment basis. In order to invest a Fund's assets immediately, while awaiting delivery of securities purchased on a forward commitment basis, short-term obligations that offer same-day settlement and earnings will nor-


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mally be purchased. When a commitment to purchase a security on a forward commitment basis is made, procedures are established consistent with the General Statement of Policy of the Securities and Exchange Commission concerning such purchases. Since that policy currently recommends that an amount of the respective Fund's or Portfolio's assets equal to the amount of the purchase be held aside or segregated to be used to pay for the commitment, a separate account of such Fund or Portfolio consisting of cash, cash equivalents or high quality debt securities equal to the amount of such Fund's or Portfolio's commitments securities will be established at such Fund's or Portfolio's custodian bank. For the purpose of determining the adequacy of the securities in the account, the deposited securities will be valued at market value. If the market value of such securities declines, additional cash, cash equivalents or highly liquid securities will be placed in the account daily so that the value of the account will equal the amount of such commitments by the respective Fund or Portfolio.


     Although it is not intended that such purchases would be made for speculative purposes, purchases of securities on a forward commitment basis may involve more risk than other types of purchases. Securities purchased on a forward commitment basis and the securities held in the respective Fund's or Portfolio's portfolio are subject to changes in value based upon the public's perception of the issuer and changes, real or anticipated, in the level of interest rates. Purchasing securities on a forward commitment basis can involve the risk that the yields available in the market when the delivery takes place may actually be higher or lower than those obtained in the transaction itself. On the settlement date of the forward commitment transaction, the respective Fund or Portfolio will meet its obligations from then available cash flow, sale of securities held in the separate account, sale of other securities or, although it would not normally expect to do so, from sale of the forward commitment securities themselves (which may have a value greater or lesser than such Fund's or Portfolio's payment obligations). The sale of securities to meet such obligations may result in the realization of capital gains or losses. Purchasing securities on a forward commitment basis can also involve the risk of default by the other party on its obligation, delaying or preventing the Fund or Portfolio from recovering the collateral or completing the transaction.



     To the extent a Fund or Portfolio engages in forward commitment transactions, it will do so for the purpose of acquiring securities consistent with its investment objective and policies and not for the purpose of investment leverage, and settlement of such transactions will be within 90 days from the trade date.


     Investment Grade Debt Securities. Each Fund and Portfolio may invest in investment grade debt securities. Investment grade debt securities are securities that are rated in the category BBB or higher by Standard & Poor's Corporation ("S&P"), Baa or higher by Moody's Investors Service, Inc. ("Moody's"), rated at an equivalent level by another national rating organization or, if unrated, determined by the advisers to be of comparable quality.


     Stripped Obligations. The principal and interest components of United States Treasury bonds with remaining maturities of longer than ten years are eligible to be traded independently under the Separate Trading of Registered Interest and Principal of Securities ("STRIPS") program. Under the STRIPS program, the principal and interest components are separately issued by the United States Treasury at the request of depository financial institutions, which then trade the component parts separately. The interest component of STRIPS may be more volatile than that of United States Treasury bills with comparable maturities. The risk is greater when the period to maturity is longer. Each Fund and Portfolio may invest up to 20 percent of its total assets in stripped obligations where the underlying obligation is backed by the full faith and credit of the U.S. Government.


     Indexed Investments. Each Fund and Portfolio may invest in instruments which are indexed to certain specific foreign currency exchange rates. The terms of such instruments may provide that their principal amounts or just their coupon interest rates are adjusted upwards or downwards (but not below zero) at maturity or on established coupon payment dates to reflect changes in the exchange rate between two or more


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currencies while the obligation is outstanding. Such indexed investments entail the risk of loss of principal and/or interest payments from currency movements in addition to principal risk, but offer the potential for realizing gains as a result of changes in foreign currency exchange rates.


     Warrants and Rights. Warrants basically are options to purchase equity securities at a specified price for a specific period of time. Their prices do not necessarily move parallel to the prices of the underlying securities. Rights are similar to warrants but normally have a shorter duration and are distributed directly by the issuer to shareholders. Rights and warrants have no voting rights, receive no dividends and have no rights with respect to the assets of the issuer.


     Illiquid Securities. For purposes of its limitation on investments in illiquid securities, each Fund and the Portfolio may elect to treat as liquid, in accordance with procedures established by the Board of Trustees, certain investments in restricted securities for which there may be a secondary market of qualified institutional buyers as contemplated by Rule 144A under the Securities Act of 1933, as amended (the "Securities Act") and commercial obligations issued in reliance on the so-called "private placement" exemption from registration afforded by Section 4(2) of the Securities Act. ("Section 4(2) paper") Rule 144A provides an exemption from the registration requirements of the Securities Act for the resale of certain restricted securities to qualified institutional buyers. Section 4(2) paper is restricted as to disposition under the federal securities laws, and generally is sold to institutional investors such as a Fund or Portfolio who agree that they are purchasing the paper for investment and not with a view to public distribution. Any resale of Section 4(2) paper by the purchaser must be in an exempt transaction.


     One effect of Rule 144A and Section 4(2) is that certain restricted securities may now be liquid, though there is no assurance that a liquid market for Rule 144A securities or Section 4(2) paper will develop or be maintained. The Trustees have adopted policies and procedures for the purpose of determining whether securities that are eligible for resale under Rule 144A and Section 4(2) paper are liquid or illiquid for purposes of the limitation on investment in illiquid securities. Pursuant to those policies and procedures, the Trustees have delegated to the advisers the determination as to whether a particular instrument is liquid or illiquid, requiring that consideration be given to, among other things, the frequency of trades and quotes for the security, the number of dealers willing to sell and security and the number of potential purchasers, dealer undertakings to make a market in the security, the nature of the security and the time needed to dispose of the security. The Trustees will periodically review the Funds' and Portfolio's purchases and sales of Rule 144A securities and Section 4(2) paper.


     Stand-By Commitments. Each Fund and Portfolio may utilize stand-by commitments in securities sales transactions. In a put transaction, a Fund or Portfolio acquires the right to sell a security at an agreed upon price within a specified period prior to its maturity date, and a stand-by commitment entitles a Fund or Portfolio to same-day settlement and to receive an exercise price equal to the amortized cost of the underlying security plus accrued interest, if any, at the time of exercise. Stand-by commitments are subject to certain risks, which include the inability of the issuer of the commitment to pay for the securities at the time the commitment is exercised, the fact that the commitment is not marketable by a Fund or Portfolio, and that the maturity of the underlying security will generally be different from that of the commitment. A put transaction will increase the cost of the underlying security and consequently reduce the available yield.


     Securities Loans. To the extent specified in its Prospectus, each Fund and Portfolio is permitted to lend its securities to broker-dealers and other institutional investors in order to generate additional income. Such loans of portfolio securities may not exceed 30% of the value of a Fund's or Portfolio's total assets. In connection with such loans, a Fund or Portfolio will receive collateral consisting of cash, cash equivalents, U.S. Government securities or irrevocable letters of credit issued by financial institutions. Such collateral will be maintained at all times in an amount equal to at least 100% of the current market value plus accrued interest of the securities loaned. A Fund or Portfolio can increase its income through the investment of such collateral. A Fund or Portfolio


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continues to be entitled to the interest payable or any dividend-equivalent payments received on a loaned security and, in addition, to receive interest on the amount of the loan. However, the receipt of any dividend-equivalent payments by a Fund or Portfolio on a loaned security from the borrower will not qualify for the dividends-received deduction. Such loans will be terminable at any time upon specified notice. A Fund or Portfolio might experience risk of loss if the institutions with which it has engaged in portfolio loan transactions breach their agreements with such Fund or Portfolio. The risks in lending portfolio securities, as with other extensions of secured credit, consist of possible delays in receiving additional collateral or in the recovery of the securities or possible loss of rights in the collateral should the borrower experience financial difficulty. Loans will be made only to firms deemed by the advisers to be of good standing and will not be made unless, in the judgment of the advisers, the consideration to be earned from such loans justifies the risk.


     Other Investment Companies. Apart from being able to invest all of their investable assets in another investment company having substantially the same investment objectives and policies, each Fund may invest up to 10% of its total assets in shares of other investment companies when consistent with its investment objective and policies, subject to applicable regulatory limitations. For purposes of this restriction, a Mauritius Company will not be considered an investment company. Additional fees may be charged by other investment companies.


     Unique Characteristics of Master/Feeder Fund Structure. Unlike other mutual funds which directly acquire and manage their own portfolio securities, the International Equity Fund invests all of its investable assets in the Portfolio, a separate registered investment company. Therefore, a shareholder's interest in the Portfolio's securities is indirect. In addition to selling a beneficial interest to the Fund, the Portfolio may sell beneficial interests to other mutual funds or institutional investors. Such investors will invest in the Portfolio on the same terms and conditions and will pay a proportionate share of the Portfolio's expenses. However, other investors investing in the Portfolio are not be required to sell their shares at the same public offering prices as the Fund, and may bear different levels of ongoing expenses than the Fund. Shareholders of the Fund should be aware that these differences may result in differences in returns experienced in the different funds that invest in the Portfolio. Such differences in return are also present in other mutual fund structures.


     Smaller funds investing in the Portfolio may be materially affected by the actions of larger funds investing in the Portfolio. For example, if a large fund were to withdraw from the Portfolio, the remaining funds might experience higher pro rata operating expenses, thereby producing lower returns. Additionally, the Portfolio may become less diverse, resulting in increased portfolio risk. However, the possibility also exists for traditionally structured funds which have large or institutional investors. Funds with a greater pro rata ownership in the Portfolio could have effective voting control of the operations of the Portfolio. Whenever the Trust is requested to vote on matters pertaining to the Portfolio, the Trust will hold a meeting of shareholders of the Fund and will cast all of its votes in the same proportion as do the Fund's shareholders. Shares of the Fund for which no voting instructions have been received will be voted in the same proportion as those shares for which voting instructions have been received. Certain changes in the Portfolio's objective, policies or restrictions may require the Trust to withdraw the Fund's interest in such the Portfolio. Any withdrawal could result in a distribution in kind of portfolio securities (as opposed to a cash distribution from the Portfolio). The Fund could incur brokerage fees or other transaction costs in converting such securities to cash. In addition, a distribution in kind may result in a less diversified portfolio of investments or adversely affect the liquidity of the Fund.


     The same individuals who are disinterested Trustees of the Trust serve as Trustees of the Portfolio. The Trustees of the Trust, including a majority of the disinterested Trustees, have adopted procedures they believe are reasonably appropriate to deal with any conflict of interest up to and including creating a separate Board of Trustees.


     Investors in the Fund may obtain information about whether an investment in the Portfolio may be available through other funds by calling the Chase Vista Service Center at 1-800-34-VISTA.

       Additional Policies Regarding Derivative and Related Transactions

     Introduction. As explained more fully below, the Funds and the Portfolio may employ derivative and related instruments as tools in the management of portfolio assets. Put briefly, a "derivative" instrument may be considered a security or other instrument which derives its value from the value or performance of other instruments or assets, interest or currency exchange rates, or indexes. For instance, derivatives include futures, options, forward contracts, structured notes and various over-the-counter instruments.


     Like other investment tools or techniques, the impact of using derivatives strategies or similar instruments depends to a great extent on how they are used. Derivatives are generally used by portfolio managers in three ways: First, to reduce risk by hedging (offsetting) an investment position. Second, to substitute for another security particularly where it is quicker, easier and less expensive to invest in derivatives. Lastly, to speculate or enhance portfolio performance. When used prudently, derivatives can offer several benefits, including easier and more effective hedging, lower transaction costs, quicker investment and more profitable use of portfolio assets. However, derivatives also have the potential to significantly magnify risks, thereby leading to potentially greater losses for a Fund or Portfolio.


     Each Fund and Portfolio may invest its assets in derivative and related instruments subject only to the Fund's or Portfolio's investment objective and policies and the requirement that the Fund or Portfolio maintain segregated accounts consisting of liquid assets, such as cash, U.S. Government securities, or other high-grade debt obligations (or, as permitted by applicable regulation, enter into certain offsetting positions) to cover its obligations under such instruments with respect to positions where there is no underlying portfolio asset so as to avoid leveraging the Fund or Portfolio.


     The value of some derivative or similar instruments in which the Funds and the Portfolio may invest may be particularly sensitive to changes in prevailing interest rates or other economic factors, and--like other investments of the Funds and the Portfolio--the ability of a Fund or Portfolio to successfully utilize these instruments may depend in part upon the ability of the advisers to forecast interest rates and other economic factors correctly. If the advisers inaccurately forecasts such factors and has taken positions in derivative or similar instruments contrary to prevailing market trends, the Funds and the Portfolio could be exposed to the risk of a loss. The Funds and/or the Portfolio may not employ any or all of the strategies described herein, and no assurance can be given that any strategy used will succeed.


     Set forth below is an explanation of the various derivatives strategies and related instruments the Funds and the Portfolio may employ along with risks or special attributes associated with them. This discussion is intended to supplement the Funds' current prospectuses as well as provide useful information to prospective investors.


     Risk Factors. As explained more fully below and in the discussions of particular strategies or instruments, there are a number of risks associated with the use of derivatives and related instruments: There can be no guarantee that there will be a correlation between price movements in a hedging vehicle and in the portfolio assets being hedged. An incorrect correlation could result in a loss on both the hedged assets in a Fund or Portfolio and the hedging vehicle so that the portfolio return might have been greater had hedging not been attempted. This risk is particularly acute in the case of "cross-hedges" between currencies. The advisers may inaccurately forecast interest rates, market values or other economic factors in utilizing a derivatives strategy. In such a case, a Fund or Portfolio may have been in a better position had it not entered into such strategy. Hedging strategies, while reducing risk of loss, can also reduce the opportunity for gain. In other words, hedging usually limits both potential losses as well as potential gains. The Funds and Portfolio are not required to use any hedging strategies and strategies not involving hedging involve leverage and may increase the risk to a Fund or Portfolio. Certain strategies, such as yield enhancement, can have speculative characteristics and may result in more risk to a Fund or Portfolio than hedging strategies using the same instruments.

     There can be no assurance that a liquid market will exist at a time when a Fund or Portfolio seeks to close out an option, futures contract or other derivative or related position. Many exchanges and boards of trade limit the amount of fluctuation permitted in option or futures contract prices during a single day; once the daily limit has been reached on particular contract, no trades may be made that day at a price beyond that limit. In addition, certain instruments are relatively new and without a significant trading history. As a result, there is no assurance that an active secondary market will develop or continue to exist. Finally, over-the-counter instruments typically do not have a liquid market. Lack of a liquid market for any reason may prevent a Fund or Portfolio from liquidating an unfavorable position. Activities of large traders in the futures and securities markets involving arbitrage, "program trading," and other investment strategies may cause price distortions in these markets. In certain instances, particularly those involving over-the-counter transactions, forward contracts, foreign exchanges or foreign boards of trade, there is a greater potential that a counterparty or broker may default or be unable to perform on its commitments. In the event of such a default, a Fund or Portfolio may experience a loss. In transactions involving currencies, the value of the currency underlying an instrument may fluctuate due to many factors, including economic conditions, interest rates, governmental policies and market forces.


     Specific Uses and Strategies. Set forth below are explanations of various strategies involving derivatives and related instruments which may be used by a Fund or Portfolio.


     Options on Securities, Securities Indexes, Currencies and Debt Instruments. A Fund or Portfolio may PURCHASE, SELL or EXERCISE call and put options on: securities; securities indexes; currencies; or debt instruments. Specifically, each Fund and Portfolio may (i) purchase, write and exercise call and put options on securities and securities indexes (including using options in combination with securities, other options or derivative instruments), (ii) enter into swaps, futures contracts and options on futures contracts, (iii) employ forward currency and interest rate contracts and (iv) purchase and sell structured products, which are instruments designed to restructure or reflect the characteristics of certain other investments.


     Although in most cases these options will be exchange-traded, the Funds and the Portfolio may also purchase, sell or exercise over-the-counter options. Over-the-counter options differ from exchange-traded options in that they are two-party contracts with price and other terms negotiated between buyer and seller. As such, over-the-counter options generally have much less market liquidity and carry the risk of default or nonperformance by the other party.


     One purpose of purchasing put options is to protect holdings in an underlying or related security against a substantial decline in market value. One purpose of purchasing call options is to protect against substantial increases in prices of securities a Fund or Portfolio intends to purchase pending its ability to invest in such securities in an orderly manner. A Fund or Portfolio may also use combinations of options to minimize costs, gain exposure to markets or take advantage of price disparities or market movements. For example, a Fund or Portfolio may sell put or call options it has previously purchased or purchase put or call options it has previously sold. These transactions may result in a net gain or loss depending on whether the amount realized on the sale is more or less than the premium and other transaction costs paid on the put or call option which is sold. A Fund or Portfolio may write a call or put option in order to earn the related premium from such transactions. Prior to exercise or expiration, an option may be closed out by an offsetting purchase or sale of a similar option. The Funds will not write uncovered options.


     In addition to the general risk factors noted above, the purchase and writing of options involve certain special risks. During the option period, a Fund or Portfolio writing a covered call (i.e., where the underlying securities are held by the Fund or Portfolio) has, in return for the premium on the option, given up the opportunity to profit from a price increase in the underlying securities above the exercise price, but has retained the risk of loss should the price of the underlying securities decline. The writer of an option has no control over the time when it may be required to fulfill its obligation as a writer of the option. Once an option writer has received an exercise notice, it cannot effect a closing purchase transaction in order to terminate its obligation under the option and must deliver the underlying securities at the exercise price.

     If a put or call option purchased by a Fund or Portfolio is not sold when it has remaining value, and if the market price of the underlying security, in the case of a put, remains equal to or greater than the exercise price or, in the case of a call, remains less than or equal to the exercise price, such Fund or Portfolio will lose its entire investment in the option. Also, where a put or call option on a particular security is purchased to hedge against price movements in a related security, the price of the put or call option may move more or less than the price of the related security. There can be no assurance that a liquid market will exist when a Fund or Portfolio seeks to close out an option position. Furthermore, if trading restrictions or suspensions are imposed on the options markets, a Fund or Portfolio may be unable to close out a position.


     Futures Contracts and Options on Futures Contracts. A Fund on Portfolio may purchase or sell: interest-rate futures contracts; stock index futures contracts; foreign currency futures contracts; futures contracts on specified instruments or indices; and options on these futures contracts ("futures options").


     The futures contracts and futures options may be based on various instruments or indices in which the Funds and the Portfolio may invest such as foreign currencies, certificates of deposit, Eurodollar time deposits, securities indices, economic indices (such as the Consumer Price Indices compiled by the U.S. Department of Labor).


     Futures contracts and futures options may be used to hedge portfolio positions and transactions as well as to gain exposure to markets. For example, a Fund or Portfolio may sell a futures contract--or buy a futures option--to protect against a decline in value, or reduce the duration, of portfolio holdings. Likewise, these instruments may be used where a Fund or Portfolio intends to acquire an instrument or enter into a position. For example, a Fund or Portfolio may purchase a futures contract--or buy a futures option--to gain immediate exposure in a market or otherwise offset increases in the purchase price of securities or currencies to be acquired in the future. Futures options may also be written to earn the related premiums.


     When writing or purchasing options, the Funds and the Portfolio may simultaneously enter into other transactions involving futures contracts or futures options in order to minimize costs, gain exposure to markets, or take advantage of price disparities or market movements. Such strategies may entail additional risks in certain instances. The Funds and the Portfolio may engage in cross-hedging by purchasing or selling futures or options on a security or currency different from the security or currency position being hedged to take advantage of relationships between the two securities or currencies.


     Investments in futures contracts and options thereon involve risks similar to those associated with options transactions discussed above. The Funds and the Portfolio will only enter into futures contracts or options or futures contracts which are traded on a U.S. or foreign exchange or board of trade, or similar entity, or quoted on an automated quotation system.


     Forward Contracts. Each Fund and Portfolio may enter into forward contracts. A Fund or Portfolio may use foreign currency and interest-rate forward contracts for various purposes as described below.


     Foreign currency exchange rates may fluctuate significantly over short periods of time. They generally are determined by the forces of supply and demand in the foreign exchange markets and the relative merits of investments in different countries, actual or perceived changes in interest rates and other complex factors, as seen from an international perspective. The Funds and the Portfolio may invest in securities denominated in foreign currencies and may, in addition to buying and selling foreign currency futures contracts and options on foreign currencies and foreign currency futures, enter into forward foreign currency exchange contracts to reduce the risks or otherwise take a position in anticipation of changes in foreign exchange rates. A forward foreign currency exchange contract involves an obligation to purchase or sell a specific currency at a future date, which may be a fixed number of days from the date of the contract agreed upon by the parties, at a price set at the time of the contract. By entering into a forward foreign currency contract, a Fund or Portfolio

"locks in" the exchange rate between the currency it will deliver and the currency it will receive for the duration of the contract. As a result, a Fund or Portfolio reduces its exposure to changes in the value of the currency it will deliver and increases its exposure to changes in the value of the currency it will exchange into. The effect on the value of a Fund or Portfolio is similar to selling securities denominated in one currency and purchasing securities denominated in another. Transactions that use two foreign currencies are sometimes referred to as "cross-hedges."


     A Fund or Portfolio may enter into these contracts for the purpose of hedging against foreign exchange risk arising from investments or anticipated investments in securities denominated in foreign currencies. A Fund or Portfolio may also enter into these contracts for purposes of increasing exposure to a foreign currency or to shift exposure to foreign currency fluctuations from one country to another.


     A Fund or Portfolio may also use forward contracts to hedge against changes in interest-rates, increase exposure to a market or otherwise take advantage of such changes. An interest-rate forward contract involves the obligation to purchase or sell a specific debt instrument at a fixed price at a future date.


     Interest Rate and Currency Transactions. A Fund or Portfolio may employ currency and interest rate management techniques, including transactions in options (including yield curve options), futures, options on futures, forward foreign currency exchange contracts, currency options and futures and currency and interest rate swaps. The aggregate amount of a Fund's or Portfolio's net currency exposure will not exceed the total net asset value of its portfolio. However, to the extent that a Fund or Portfolio is fully invested while also maintaining currency positions, it may be exposed to greater combined risk.


     The Funds and the Portfolio will only enter into interest rate and currency swaps on a net basis, i.e., the two payment streams are netted out, with the Fund or Portfolio receiving or paying, as the case may be, only the net amount of the two payments. Interest rate and currency swaps do not involve the delivery of securities, the underlying currency, other underlying assets or principal. Accordingly, the risk of loss with respect to interest rate and currency swaps is limited to the net amount of interest or currency payments that a Fund or Portfolio is contractually obligated to make. If the other party to an interest rate or currency swap defaults, a Fund's or Portfolio's risk of loss consists of the net amount of interest or currency payments that the Fund or Portfolio is contractually entitled to receive. Since interest rate and currency swaps are individually negotiated, the Funds and the Portfolio expect to achieve an acceptable degree of correlation between their portfolio investments and their interest rate or currency swap positions.


     A Fund or Portfolio may hold foreign currency received in connection with investments in foreign securities when it would be beneficial to convert such currency into U.S. dollars at a later date, based on anticipated changes in the relevant exchange rate.


     A Fund or Portfolio may purchase or sell without limitation as to a percentage of its assets forward foreign currency exchange contracts when the advisers anticipate that the foreign currency will appreciate or depreciate in value, but securities denominated in that currency do not present attractive investment opportunities and are not held by such Fund or Portfolio. In addition, a Fund or Portfolio may enter into forward foreign currency exchange contracts in order to protect against adverse changes in future foreign currency exchange rates. A Fund or Portfolio may engage in cross-hedging by using forward contracts in one currency to hedge against fluctuations in the value of securities denominated in a different currency if its advisers believe that there is a pattern of correlation between the two currencies. Forward contracts may reduce the potential gain from a positive change in the relationship between the U.S. Dollar and foreign currencies. Unanticipated changes in currency prices may result in poorer overall performance for a Fund or Portfolio than if it had not entered into such contracts. The use of foreign currency forward contracts will not eliminate fluctuations in the underlying U.S. dollar equivalent value of the prices of or rates of return on a Fund's or Portfolio's foreign currency denominated portfolio securities and the use of such techniques will subject the Fund or Portfolio to certain risks.

     The matching of the increase in value of a forward contract and the decline in the U.S. dollar equivalent value of the foreign currency denominated asset that is the subject of the hedge generally will not be precise. In addition, a Fund or Portfolio may not always be able to enter into foreign currency forward contracts at attractive prices, and this will limit a Fund's or Portfolio's ability to use such contract to hedge or cross-hedge its assets. Also, with regard to a Fund's or Portfolio's use of cross-hedges, there can be no assurance that historical correlations between the movement of certain foreign currencies relative to the U.S. dollar will continue. Thus, at any time poor correlation may exist between movements in the exchange rates of the foreign currencies underlying a Fund's or Portfolio's cross-hedges and the movements in the exchange rates of the foreign currencies in which the Fund's or Portfolio's assets that are the subject of such cross-hedges are denominated.


     A Fund or Portfolio may enter into interest rate and currency swaps to the maximum allowed limits under applicable law. A Fund or Portfolio will typically use interest rate swaps to shorten the effective duration of its portfolio. Interest rate swaps involve the exchange by a Fund or Portfolio with another party of their respective commitments to pay or receive interest, such as an exchange of fixed rate payments for floating rate payments. Currency swaps involve the exchange of their respective rights to make or receive payments in specified currencies.


     Structured Products. Each Fund and Portfolio may invest in structured products. Structured products are interests in entities organized and operated solely for the purpose of restructuring the investment characteristics of certain other investments. This type of restructuring involves the deposit with or purchase by an entity, such as a corporation or trust, or specified instruments (such as commercial bank loans) and the issuance by that entity of one or more classes of securities ("structured products") backed by, or representing interests in, the underlying instruments. The cash flow on the underlying instruments may be apportioned among the newly issued structured products to create securities with different investment characteristics such as varying maturities, payment priorities and interest rate provisions, and the extent of the payments made with respect to structured products is dependent on the extent of the cash flow on the underlying instruments. A Fund or Portfolio may invest in structured products which represent derived investment positions based on relationships among different markets or asset classes.


     A Fund or Portfolio may also invest in other types of structured products, including, among others, inverse floaters, spread trades and notes linked by a formula to the price of an underlying instrument. Inverse floaters have coupon rates that vary inversely at a multiple of a designated floating rate (which typically is determined by reference to an index rate, but may also be determined through a dutch auction or a remarketing agent or by reference to another security) (the "reference rate"). As an example, inverse floaters may constitute a class of CMOs with a coupon rate that moves inversely to a designated index, such as LIBOR (London Interbank Offered Rate) or the Cost of Funds Index. Any rise in the reference rate of an inverse floater (as a consequence of an increase in interest rates) causes a drop in the coupon rate while any drop in the reference rate of an inverse floater causes an increase in the coupon rate. A spread trade is an investment position relating to a difference in the prices or interest rates of two securities where the value of the investment position is determined by movements in the difference between the prices or interest rates, as the case may be, of the respective securities. When a Fund or Portfolio invests in notes linked to the price of an underlying instrument, the price of the underlying security is determined by a multiple (based on a formula) of the price of such underlying security. A structured product may be considered to be leveraged to the extent its interest rate varies by a magnitude that exceeds the magnitude of the change in the index rate of interest. Because they are linked to their underlying markets or securities, investments in structured products generally are subject to greater volatility than an investment directly in the underlying market or security. Total return on the structured product is derived by linking return to one or more characteristics of the underlying instrument. Because certain structured products of the type in which a Fund or Portfolio may invest may involve no credit enhancement, the credit risk of those structured products generally would be equivalent to that of the underlying instruments. A Fund or Portfolio may invest in a class of structured products that is either subordinated or unsubordinated to the right of payment of another class. Subordinated structured products typically have higher yields and present greater risks than unsubordinated structured products. Although a Fund's or Portfolio's purchase of subordinated structured products would have similar economic effect to that of borrowing against the underlying securities, the purchase will not be deemed to be leverage for purposes of a Fund's or Portfolio's fundamental investment limitation related to borrowing and leverage.


     Certain issuers of structured products may be deemed to be "investment companies" as defined in the 1940 Act. As a result, an investment in these structured products may be limited by the restrictions contained in the 1940 Act. Structured products are typically sold in private placement transactions, and there currently is no active trading market for structured products. As a result, certain structured products in which a Fund or Portfolio invests may be deemed illiquid and subject to its limitation on illiquid investments.


     Investments in structured products generally are subject to greater volatility than an investment directly in the underlying market or security. In addition, because structured products are typically sold in private placement transactions, there currently is no active trading market for structured products.


     Additional Restrictions on the Use of Futures and Option Contracts. None of the Funds is a "commodity pool" (i.e., a pooled investment vehicle which trades in commodity futures contracts and options thereon and the operator of which is registered with the CFTC) and futures contracts and futures options will be purchased, sold or entered into only for bona fide hedging purposes, provided that a Fund may enter into such transactions for purposes other than bona fide hedging if, immediately thereafter, the sum of the amount of its initial margin and premiums on open contracts and options would not exceed 5% of the liquidation value of the Fund's portfolio, provided, further, that, in the case of an option that is in-the-money, the in-the-money amount may be excluded in calculating the 5% limitation.


     When a Fund or Portfolio purchases a futures contract, an amount of cash or cash equivalents or high quality debt securities will be deposited in a segregated account with such Fund's or Portfolio's custodian or sub-custodian so that the amount so segregated, plus the initial deposit and variation margin held in the account of its broker, will at all times equal the value of the futures contract, thereby insuring that the use of such futures is unleveraged.


                             Investment Restrictions


     The Funds and the Portfolio have adopted the following investment restrictions which may not be changed without approval by a "majority of the outstanding shares" of a Fund or Portfolio which, as used in this Statement of Additional Information, means the vote of the lesser of (i) 67% or more of the shares of a Fund or total beneficial interests of a Portfolio present at a meeting, if the holders of more than 50% of the outstanding shares of a Fund or total beneficial interests of the Portfolio are present or represented by proxy, or (ii) more than 50% of the outstanding shares of a Fund or total beneficial interests of the Portfolio.


     Whenever the Trust is requested to vote on a fundamental policy of the Portfolio, the Trust will hold a meeting of shareholders of the International Equity Fund and will cast its votes as instructed by the shareholders of such Fund.


     With respect to the International Equity Fund, it is a fundamental policy that when the Fund holds no portfolio securities except interests in the Portfolio, the Fund's investment objective and policies shall be identical to the Portfolio's investment objective and policies, except for the following: the Fund (1) may invest more than 10% of its net assets in the securities of a registered investment company, (2) may hold more than 10% of the voting securities of a registered investment company, and (3) will concentrate its investments in the investment company. It is a fundamental investment policy of the Fund that when the Fund holds only portfolio securities other than interests in the Portfolio, the Fund's investment objective and policies shall be identical to the investment objective and policies of the Portfolio at the time the assets of the Fund were withdrawn from the Portfolio.


     Each Fund and Portfolio may not:


          (1) borrow money, except that each Fund and the Portfolio may borrow money for temporary or emergency purposes, or by engaging in reverse repurchase transactions, in an amount not exceeding 33-1/3% of the value of its total assets at the time when the loan is made and may pledge, mortgage or hypothecate no more than 1/3 of its net assets to secure such borrowings. Any borrowings representing more than 5% of total assets must be repaid before the Fund or Portfolio may make additional investments;


          (2) make loans, except that each Fund and the Portfolio may: (i) purchase and hold debt instruments (including without limitation, bonds, notes, debentures or other obligations and certificates of deposit, bankers' acceptances and fixed time deposits) in accordance with its investment objectives and policies; (ii) enter into repurchase agreements with respect to portfolio securities; and (iii) lend portfolio securities with a value not in excess of one-third of the value of its total assets;


          (3) purchase the securities of any issuer (other than securities issued or guaranteed by the U.S. government or any of its agencies or instrumentalities, or repurchase agreements secured thereby) if, as a result, more than 25% of the Fund's or Portfolio's total assets would be invested in the securities of companies whose principal business activities are in the same industry. Notwithstanding the foregoing, with respect to a Fund's or Portfolio's permissible futures and options transactions in U.S. Government securities, positions in such options and futures shall not be subject to this restriction;


          (4) purchase or sell physical commodities unless acquired as a result of ownership of securities or other instruments but this shall not prevent a Fund or Portfolio from (i) purchasing or selling options and futures contracts or from investing in securities or other instruments backed by physical commodities or (ii) engaging in forward purchases or sales of foreign currencies or securities;


          (5) purchase or sell real estate unless acquired as a result of ownership of securities or other instruments (but this shall not prevent a Fund or Portfolio from investing in securities or other instruments backed by real estate or securities of companies engaged in the real estate business). Investments by a Fund or Portfolio in securities backed by mortgages on real estate or in marketable securities of companies engaged in such activities are not hereby precluded;


          (6) issue any senior security (as defined in the 1940 Act), except that (a) a Fund or Portfolio may engage in transactions that may result in the issuance of senior securities to the extent permitted under applicable regulations and interpretations of the 1940 Act or an exemptive order; (b) a Fund or Portfolio may acquire other securities, the acquisition of which may result in the issuance of a senior security, to the extent permitted under applicable regulations or interpretations of the 1940 Act; and (c) subject to the restrictions set forth above, a Fund or Portfolio may borrow money as authorized by the 1940 Act. For purposes of this restriction, collateral arrangements with respect to permissible options and futures transactions, including deposits of initial and variation margin, are not considered to be the issuance of a senior security; or


          (7) underwrite securities issued by other persons except insofar as a Fund or Portfolio may technically be deemed to be an underwriter under the Securities Act of 1933 in selling a portfolio security.


     In addition, as a matter of fundamental policy, each of the Southeast Asian Fund, Japan Fund and European Fund may not:

          (8) make or guarantee loans to any person or otherwise become liable for or in connection with any obligation or indebtedness of any person without the prior written consent of the Trustees, provided that for purposes of this restriction the acquisition of bonds, debentures, or other corporate debt securities and investments in government bonds, short-term commercial paper, certificates of deposit and bankers' acceptances shall not be deemed to be the making of a loan;


          (9) invest in securities which are not traded or have not sought a listing on a stock exchange, over-the-counter market or other organized securities market that is open to the international public and on which securities are regularly traded if, regarding all such securities, more than 10% of its total net assets would be invested in such securities immediately after and as a result of such transaction;


          (10) deal in put options, write or purchase call options, including warrants, unless such options or warrants are covered and are quoted on a stock exchange or dealt in on a recognized market, and, at the date of the relevant transaction: (i) call options written do not involve more than 25%, calculated at the exercise price, of the market value of the securities within the Fund's portfolio excluding the value of any outstanding call options purchased, and (ii) the cost of call options or warrants purchased does not exceed, in terms of premium, 2% of the value of the net assets of the Fund; or


          (11) purchase securities of any issuer if such purchase at the time thereof would cause more than 10% of the voting securities of such issuer to be held by the Fund.


     In addition, as a matter of fundamental policy, notwithstanding any other investment policy or restriction, each Fund may seek to achieve its investment objective by investing all of its investable assets in another investment company having substantially the same investment objective and policies as the Fund. For purposes of investment restriction (2) above, loan participations are considered to be debt instruments. For purposes of investment restriction (5) above, real estate includes Real Estate Limited Partnerships.


     For purposes of investment restriction (3) above, industrial development bonds, where the payment of principal and interest is the ultimate responsibility of companies within the same industry, are grouped together as an "industry." Investment restriction (3) above, however, is not applicable to investments by a Fund or Portfolio in municipal obligations where the issuer is regarded as a state, city, municipality or other public authority since such entities are not members of an "industry." Supranational organizations are collectively considered to be members of a single "industry" for purposes of restriction (3) above.


     In addition, each Fund and the Portfolio is subject to the following nonfundamental restrictions which may be changed without shareholder approval:


          (1) The International Equity Fund and the Portfolio may not, with respect to 50% of its assets, hold more than 10% of the outstanding voting securities of an issuer.


          (2) Each Fund and the Portfolio may not make short sales of securities, other than short sales "against the box," or purchase securities on margin except for short-term credits necessary for clearance of portfolio transactions, provided that this restriction will not be applied to limit the use of options, futures contracts and related options, in the manner otherwise permitted by the investment restrictions, policies and investment program of a Fund or Portfolio. No Fund or Portfolio has the current intention of making short sales against the box.



          (3) Each Fund and the Portfolio may not purchase or sell interests in oil, gas or mineral leases.


          (4) Each Fund and the Portfolio may not invest more than 15% of its net assets in illiquid securities.


          (5) Each Fund and the Portfolio may not write, purchase or sell any put or call option or any combination thereof, provided that this shall not prevent (i) the writing, purchasing or selling of puts, calls or combinations thereof with respect to portfolio securities or (ii) with respect to a Fund's or Portfolio's permissible futures and options transactions, the writing, purchasing, ownership, holding or selling of futures and options positions or of puts, calls or combinations thereof with respect to futures.


          (6) Except as specified above, each Fund and the Portfolio may invest in the securities of other investment companies to the extent permitted by applicable Federal securities law; provided, however, that a Mauritius holding company (a "Mauritius Portfolio Company") will not be considered an investment company for this purpose.


     In addition, each of the Southeast Asian Fund, Japan Fund and European Fund is subject to the following nonfundamental restrictions which may be changed without shareholder approval:


          (7) The value of a Fund's investments in holdings of options and warrants (other than those held for hedging purposes) may not exceed 15% of the total net asset value of the Fund.


          (8) Each Fund may not make any investment in assets that involve assumption of any liability that is unlimited, or acquire any investments that are for the time being nil paid or partly paid, unless according to the terms of the issue thereof any call to be made thereon could be met in full out of cash by the Fund's portfolio.


          (9) Each Fund may not sell, purchase or loan securities (excluding shares in the Fund) or grant or receive a loan or loans to or from the adviser, corporate and domicillary agent, or paying agent, the distributors and the authorized agents or any of their directors, officers or employees or any of their major shareholders (meaning a shareholder who holds, in his own or other name (as well as a nominee's name), more than 10% of the total issued and outstanding shares of stock of such company) acting as principal, or for their own account, unless the transaction is made within the other restrictions set forth above and either (i) at a price determined by current publicly available quotations, or (ii) at competitive prices or interest rates prevailing from time to time on internationally recognized securities markets or internationally recognized money markets.


          For purposes of the Funds' and Portfolio's investment restrictions, the issuer of a tax-exempt security is deemed to be the entity (public or private) ultimately responsible for the payment of the principal of and interest on the security.


          With respect to each of the Funds, as a matter of nonfundamental policy, to the extent permitted under applicable law, the above restrictions do not apply to the following investments ("OECD investments"): (i) any security issued by or the payment of principal and interest on which is guaranteed by the government of any member state of the Organization for Economic Cooperation and Development ("OECD country");
     (ii) any fixed income security issued in any OECD country by any public or local authority or nationalized industry or undertaking of any OECD country or anywhere in the world by the International Bank for Reconstruction and Development, European Investment Bank, Asian Development Bank or any body which is, in the Trustees' opinion, of similar standing. However, no investment may be made in any OECD investment of any one issue if that would result in the value of a Fund's holding of that issue exceeding 30% of the net asset value of the Fund and, if the Fund's portfolio consists only of OECD investments, those OECD investments shall be of at least six different issues.


          In order to permit the sale of its shares in certain states, a Fund or Portfolio may make commitments more restrictive than the investment policies and limitations described above and in its Prospectus. Should a Fund or Portfolio determine that any such commitment is no longer in its best interests, it will revoke the commitment by terminating sales of its shares in the state involved. In order to comply with certain regulatory policies, as a matter of operating policy, each Fund and the Portfolio will not: (i) invest more than 5% of its assets in companies which, including predecessors, have a record of less than three years' continuous operation; provided that this restriction shall not apply to investments in a Mauritius Portfolio Company, (ii) invest in warrants, valued at the lower of cost or market, in excess of 5% of the value of its net assets, and no more than 2% of such value may be warrants which are not listed on the New York or American Stock Exchanges, or (iii) purchase or retain in its portfolio any securities issued by an issuer any of whose officers, directors, trustees or security holders is an officer or Trustee of the Trust or Portfolio, or is an officer or director of the adviser, if after the purchase of the securities of such issuer by the Fund or Portfolio one or more of such persons owns beneficially more than 1/2 of 1% of the shares or securities, or both, all taken at market value, of such issuer, and such persons owning more than 1/2 of 1% of such shares or securities together own beneficially more than 5% of such shares or securities, or both, all taken at market value; provided, however, that this restriction shall not apply to investments in a Mauritius Portfolio Company.


          If a percentage or rating restriction on investment or use of assets set forth herein or in a Prospectus is adhered to at the time a transaction is effected, later changes in percentage resulting from any cause other than actions by a Fund or Portfolio will not be considered a violation. If the value of a Fund's or Portfolio's holdings of illiquid securities at any time exceeds the percentage limitation applicable at the time of acquisition due to subsequent fluctuations in value or other reasons, the Board of Trustees will consider what actions, if any, are appropriate to maintain adequate liquidity.

                             Special Considerations

     Investing in Southeast Asia. Investing in securities of Southeast Asian countries entails risks of nationalization, expropriation or confiscatory taxation, political changes, government regulation, social instability or diplomatic developments that could adversely impact a Southeast Asian country or the Fund's investment in that country.


     Southeast Asian Fund. Southeast Asian economies and financial markets have experienced significant volatility in recent years. Many of the countries of Southeast Asia are developing both economically and politically. Southeast Asian countries may have relatively unstable governments, economies based on only a few commodities or industries, and securities markets trading infrequently or in low volumes. Securities of issuers located in some Southeast Asian countries tend to have volatile prices and such may offer significant potential for loss as well as gain. Further, certain companies in Southeast Asia may not have firmly established product markets, may lack depth of management, or may be more vulnerable to political or economic developments such as nationalization of their own industries.


     The Fund is susceptible to political and economic factors affecting issuers in Southeast Asian countries. In addition, although this Fund will not invest in Japanese companies, some Southeast Asian economies are directly affected by Japanese capital investment in the region, by Japanese consumer demands and by the state of the Japanese economy.


     Southeast Asian securities are normally denominated and traded in the currencies of Southeast Asian countries. Accordingly, changes in the values of these currencies against the U.S. dollar will result in corresponding changes in the U.S. dollar value of the Fund's assets denominated in those currencies. Many of the currencies of Southeast Asian countries have recently experienced extreme volatility relative to the United States dollar. In particular, Thailand, Indonesia, the Philippines and South Korea have experienced currency crises of a magnitude warranting assistance from the International Monetary Fund. Devaluations in the currencies in which the Fund's portfolio securities are denominated will adversely affect the Fund's net asset value.


     Trading volumes on Southeast Asian stock exchanges, although increasing, are substantially less than in the U.S. stock market, and the stock markets of Southeast Asian countries have exhibited extreme volatility. Further, securities of some Southeast Asian companies are less liquid and more volatile than secu-rities of comparable U.S. companies. Fixed commissions on Southeast Asian stock exchanges are generally higher than negotiated commissions in U.S. exchanges, although the Fund endeavors to achieve the most favorable net results on its portfolio transaction and me be able to purchase securities in which the Fund may invest on other stock exchanges where commissions are negotiable.


     These considerations are more of a concern in developing countries. For example, the possibility of revolution and the dependence on foreign economic assistance may be greater in these countries than in developed countries. The management of the Fund seeks to mitigate the risks associated with the foregoing considerations through continuous professional management.


     Investing in Japan. Japan currently has the second largest GDP in the world. The Japanese economy has grown substantially in the last three decades. During the last seven years, however, despite small rallies and market gains, Japan has been plagued with economic sluggishness. Economic conditions have weakened considerably in Japan since October 1992. The boom in Japan's equity and property markets during the expansion of the late 1980s supported high rates of investment and consumer spending on durable goods, but both of these components of demand have retreated sharply following the decline in asset prices. It is suffering through its worst recession in two decades. Profits have fallen sharply, unemployment has reached a historical high of 3.2% and consumer confidence is low. The banking sector continues to suffer from non-performing loans. Nine discount rate cuts since its 6% peak in 1991, a succession of fiscal stimulus packages, support plans for a debt-burdened financial system and spending for reconstruction following the Kobe earthquake should help contain the recessionary forces, but substantial uncertainties remain. The general government position has deteriorated as a result of weakening economic growth, as well as stimulative measures taken recently to support economic activity and to restore financial stability.


     In addition to a cyclical downturn, Japan is suffering through structural adjustments. The Japanese have seen a deterioration of their competitiveness due to high wages, a string currency and structural rigidities. Japan has also become a mature industrial economy and, as a result, will see its long-term growth rate slow down over the next ten years. Finally, Japan is reforming its political process and deregulating its economy. This has brought about turmoil, uncertainty and a crisis of confidence.


     Japan is heavily dependent upon international trade and, accordingly, has been and may continue to be adversely affected by trade barriers and other protectionist or retaliatory measures of, as well as economic conditions in the U.S. and other countries with which it trades. Industry, the most important sector of the economy, is heavily dependent on imported raw materials and fuels. Japan's major industries are in the engineering, electrical, textile, chemical, automobile, fishing and telecommunication fields. Japan imports iron ore, copper, and many forest products. Only 19% of its land is suitable for cultivation. Japan's agricultural economy is subsidized and protected. It is about 50% self-sufficient in food production. Even though Japan produces a minute rice surplus, it is dependent upon large imports of wheat, sorghum and soybeans from other countries. Japan's high volume of exports such as automobiles, machine tools and semiconductors have caused trade tensions with other countries, particularly the United States. Some trading agreements between the countries have reduced the friction caused by the current trade imbalance.


     The relaxing of official and de facto barriers to imports, or hardships created by any pressure brought by trading partners, could adversely affect Japan's economy. A substantial rise in world oil or commodity prices could also have a negative effect on the country's economy. The strength of the yen itself may prove an impediment to string continued exports, because of the high prices its means for Japanese goods sold in other countries. Because the Japanese economy is so dependent on exports, any fall-off in exports may be seen as a sign of economic weakness, which may adversely affect the market and the Fund.


     Japanese securities are normally denominated and traded in the Japanese yen. Accordingly, changes in the value of the yen, or other the currencies of other securities in which the Fund has invested, against the U.S. dollar will result in corresponding changes in the U.S. dollar value of the Fund's assets denominated in the yen, or such other currency. Historically, over a number of years, the yen has generally appreciated in relation to the dollar. Nonetheless, the yen has recently experienced increasing volatility relative to the U.S. dollar, including periods of devaluation. The Japanese yen may also be adversely affected by currency difficulties of other countries in the Southeast Asian region. Devaluations in the yen, and any other currencies in which the Fund's portfolio securities are denominated, will adversely affect the Fund's net asset value.


     In 1990, the Japanese stock market, as measured by the Tokyo Stock Price Index (TOPIX), began a spectacular decline which continued through 1992. Since then, the market has failed to rebound and continues to exhibit substantial volatility. The decline in the Japanese securities markets has contributed to a weakness in the Japanese economy, and the impact of a further decline cannot be ascertained. The common stocks of many Japanese companies continue to trade at high price-earnings ratios in comparison with those of the United States, even after recent market decline. Differences in accounting methods make it difficult to compare the earnings of Japanese companies with those of companies in other countries, especially the United States.


     While the Japanese governmental system seems stable, the country's politics have been unpredictable in recent years. The economic crisis of 1990-92 brought the downfall of the conservative Liberal Democratic Party, which had ruled since 1955. Since then, the country has seen a series of unstable multi-party coalitions and several prime ministers come and go, because of politics as well as personal scandals. While there appears to be no reason for anticipating civil unrest, its is impossible to know when the political instability will end and what trade and fiscal policies might be pursued by the government that emerges.


     A seven-year decline of the Tokyo stock market has made the country's banks and financial institutions vulnerable because of their large share portfolios, and has left Japanese banks holding large numbers of non-performing loans. In addition, the Japanese economy labors under a heavy government budget deficit and historically low interest rates. As a result of these factors, several high-profile bankruptcies of Japanese banks, brokerage firms and insurance companies have occurred, and there can be no assurance that the number of such bankruptcies will not increase. The economic difficulties of other countries in the Southeast Asian region have adversely affected and may continue to adversely affect the Japan's economy as many Japanese banks and companies have exposure to the region and as the region's demand for Japanese exports fluctuates.


     Geologically, Japan is located in a volatile area of the world, and has historically been vulnerable to earthquakes, volcanoes and other natural disasters. As demonstrated by the Kobe earthquake in January of 1995, in which 5,000 people were killed and billions of dollars of damage was sustained, these natural disasters can be significant enough to affect the country's economy.


     As in the United States and other markets, small company stocks are typically more volatile than large company stocks, reacting more extremely to good or bad news. Since Japan's market is dominated by large stocks (the average company size in Japan is the largest anywhere in the world), the behavior of the Japanese market in general and of the small-stock segment in particular may be affected by the trading activity on a relatively small number of large-company stocks to a much greater degree than is typically seen in the United States. Further, during periods of economic difficulty, small companies can find it harder to compete or survive. Since August 1990, the shares of smaller Japanese companies have underperformed those of larger companies, as they tend to do in periods of declining industrial production. However, the reverse trend tends to apply in periods of economic recovery.

     Investing in Europe. Investment in the securities of European countries may entail risks relating to restrictions on foreign investment and on repatriation of capital invested as well as risks relating to economic conditions of the region.

     The securities markets of many European countries are relatively small, with the majority of market capitalization and trading volume concentrated in a limited number of companies representing a small number of industries. Consequently, the Fund's investment portfolio may experience greater price volatility and significantly lower liquidity than a portfolio invested in equity securities of U.S. companies. These markets may be subject to a greater influence by adverse events generally affecting the market, and by large investors trading significant blocks of securities, than is usual in the U.S. Securities settlements may in some instances be subject to delays and related administrative uncertainties.


     Foreign investment in the securities markets of certain European countries is restricted or controlled to varying degrees. These restrictions or controls may at times limit or preclude investment in certain securities and may increase the cost and expenses of the Fund, As illustrations, certain countries require governmental approval prior to investments by foreign persons, or limit the amount of investment by foreign persons in a particular company, or limit the investment by foreign persons to only a specific class of securities of a company which may have less advantageous terms than securities of the company available for purchase by nationals. In addition, the repatriation of both investment income and capital from certain of the countries is controlled under regulations, including in some case the need for certain advance government notification or authority. The Fund could be adversely affected by delays in, or a refusal to grant, any required governmental approval for repatriation.


     The economies of individual European countries may differ favorably or unfavorably from the U.S economy in such respects as growth of gross domestic product or gross national product, as the case may be, rate of inflation, capital reinvestment, resource self-sufficiency and balance of payments position. In addition, securities traded in certain emerging European securities trading markets may be subject to risks due to inexperience of financial intermediaries, the lack of modern technology, the lack of sufficient capital base to expand business operations and the possibility of permanent or temporary termination of trading and greater spreads between bid and asked prices for securities in such markets.


     Investing in Latin America. Investing in securities of Latin American Issuers may entail risks relating to the potential political and economic instability of certain Latin American countries and the risks of expropriation, nationalization, confiscation or the imposition of restrictions on foreign investment and on repatriation of capital invested. In the event of expropriation, nationalization or other confiscation by any country, the Fund could lose its entire investment in any such country.


     The securities market of Latin American countries are substantially smaller, less developed, less liquid and more volatile than the major securities markets in the Unites States. Disclosure and regulatory standards are in many respects less stringent that Unites States standards. Furthermore, there is a lower level of monitoring and regulation of the markets and the activities of investors in such markets.


     The limited size of many Latin American securities markets and limited trading volume in the securities of Latin American issuers compared to volume of trading in the securities of Unites States issuer could cause prices to be erratic for reasons apart from factors that affect the soundness and competitiveness of the securities issuers. For example, limited market size may cause prices to be unduly influenced by traders who control large positions. Adverse publicity and investors' perceptions, whether or not based on in-depth fundamental analysis, may decrease the value and liquidity of portfolio securities.


     The Latin American Equity Fund invests insecurities denominated in currencies of Latin American countries. Accordingly, changes in the value of these currencies against the Unites States dollar will result in corresponding changes in the United States dollar value of the Fund's assets denominated in those currencies.


     Some Latin American countries also may have managed currencies, which are not free floating against the Unites States dollar. In addition, there is risk that certain Latin American countries may restrict the free conversion of their currencies into other currencies. Further, certain Latin American currencies may not be internationally traded. Certain of these currencies have experienced a steep devaluation relative to the Unites States dollar. Amy devaluations in the currencies win which the Fund's portfolio securities are denominated may have a detrimental impact on the Fund's net asset value.

     The economies of individual Latin American countries may differ favorably or unfavorably from the United States economy in such respects as the rate of growth of gross domestic product, the rate of inflation, capital reinvestment, resource self-sufficiency and balance of payments position. Certain Latin American countries have experienced high levels of inflation which can have a debilitating effect on an economy. furthermore, certain Latin American countries may impose withholding taxes on dividends payable to the Fund at a higher rate than those imposed by other foreign countries. this may reduce the Fund's investment income available for distribution to shareholders.


     Certain Latin American countries such as Argentina, Brazil and Mexico are among the world's largest debtors to commercial banks and foreign governments. At times, certain Latin American counties have declared moratoria on the payment of principal and/or interest on outstanding debt. Investment in sovereign debt can involve a high degree of risk. The governmental entity that controls the repayment of sovereign debt may not be able to willing to repay the principal and/or interest when due in accordance with the terms of such debt. A governmental entity's willingness or ability to repay principal and interest due in a timely manner may be affected by, among other factors, its cash flow situation, the extent of its foreign reserves, the availability of sufficient foreign exchange on the date a payment is due, the relative size of the debt service burden to the economy as a whole, the governmental entity's policy towards the International Monetary Fund, and the political constraints to which a governmental entity may be subject. Governmental entities may also be dependent on expected disbursements from foreign governments, multilateral agencies and others abroad to reduce principal and interest arrearage on their debt. The commitment on the part of these governments, agencies and others to make such disbursements may be conditioned on a governmental entities implementation of economic reforms and/or economic performance and the timely service of such debtor's obligations. Failure to implement such reforms, achieve such levels of economic performance or repay principal or interest when due may result in the cancellation of such third parties' commitments to lend funds to the governmental entity, which may further impair such debtor's ability or willingness to service its debts in a timely manner. Consequently, governmental entities may default on their sovereign debt.


     Holders of sovereign debt, including the Fund, may be requested to participate in the rescheduling of such debt and the extend further loans to governmental entities. There is no bankruptcy proceeding by which defaulted sovereign debt say be collected in whole or in part.


     Latin America is a region rich in natural resources such as oil, copper, tin, silver, iron, ore, forestry, fishing, livestock and agriculture. The region has a large population (roughly 300 million) representing a large domestic market. economic growth was strong in the 1960's and 1970's, but slowed dramatically (and in sumo was negative ) in the 1980's as a result of poor economic policies, higher international interest rates, and the denial of access to new foreign capital. Although a number of Latin American countries are currently experiencing lower rates of inflation and higher rates of real growth in gross domestic product than the have in the past, other Latin American countries continue to experience significant problems, including high inflation rates and high interest rates. Capital flight has proven a persistent problem and external debt has been forcibly rescheduled. Someway turmoil, high inflation, capital repatriation restrictions, and nationalization have further exacerbated conditions.


     Governments of many Latin American countries have exercised and continue to exercise substantial influence over many aspects of the private sector through the ownership or control of many companies, including some of the largest in those countries. As a result, government actions in the future could have a significant effect on economic conditions which may adversely affect prices of certain portfolio securities. Expropriation, confiscatory taxation, nationalization, political economic or social instability or other similar developments, such as military coups, have occurred in the past and could also adversely affect the Fund's investments in this region.


     Changes in political leadership, the implementation of market oriented economic policies, such as he North American Free Trade Agreement ("NFTA"), privatization, trade reform and fiscal and monetary reform are among the recent steps taken to renew economic growth. External debt is being restructured and flight capital (domestic capital that has left home country) has begun to return. Inflation control efforts have also been implemented. Latin American equity markets can be extremely volatile and in the past have shown little correlation with the United States market. Currencies are typically weak, but most are now relatively free floating, and it is not unusual for the currencies to undergo wide fluctuations in value over short periods of time.


     Lower Rated Securities. Each Fund and the Portfolio is permitted to invest in non-investment grade securities. Such securities, though higher yielding, are characterized by risk. Each Fund may invest in debt securities rated as low as B- by Moody's or S&P or, if not rated, are determined to be of comparable quality. Lower rated securities are securities such as those rated Ba by Moody's or BB by S&P or as low as the lowest rating assigned by Moody's or S&P. They generally are not meant for short-term investing and may be subject to certain risks with respect to the issuing entity and to greater market fluctuation than certain lower yielding, higher rated fixed income securities. Obligations rated Ba by Moody's are judged to have speculative elements; their future cannot be considered well assured and often the protection of interest and principal payments may be very moderate. Obligations rated BB by S&P are regarded as having predominantly speculative characteristics and, while such obligations have less near-term vulnerability to default than other speculative grade debt, they face major ongoing uncertainties or exposure to adverse business, financial or economic conditions which could lead to inadequate capacity to meet timely interest and principal payments. Obligations rated C by Moody's are regarded as having extremely poor prospects of ever attaining any real investment standing. Obligations rated D by S&P are in default and the payment of interest and/or repayments of principal is in arrears. Such obligations, though high yielding, are characterized by great risk. See "Appendix B" herein for a general description of Moody's and S&P ratings.


     The ratings of Moody's and S&P represent their opinions as to the quality of the securities which they undertake to rate. The ratings are relative and subjective and, although ratings may be useful in evaluating the safety of interest and principal payments, they do not evaluate the market risk of these securities. Therefore, although these ratings may be an initial criterion for selection of portfolio investments, the Investment Adviser will also evaluate these securities and the ability of the issuers of such securities to pay interest and principal. Each Fund or the Portfolio will rely on the Investment Adviser's judgment, analysis and experience in evaluating the creditworthiness of an issuer. In this evaluation, the Investment Adviser will take into consideration, among other things, the issuer's financial resources, its sensitivity to economic conditions and trends, its operating history, the quality of the issuer's management and regulatory matters. The Fund's or Portfolio's ability to achieve its investment objective may be more dependent on the Investment Adviser's credit analysis than might be the case for funds that invested in higher rated securities. Once the rating of a security in the Fund's or Portfolio's portfolio has been changed, the Investment Adviser will consider all circumstances deemed relevant in determining whether the Fund or Portfolio should continue to hold the security.


     The market price and yield of debt securities rated Ba or lower by Moody's and BB or lower by S&P are more volatile that those of higher rated securities. Factors adversely affecting the market price and yield of these securities will adversely affect a Fund's net asset value. It is likely that any economic recession could disrupt severely the market for such securities and may have an adverse impact on the value of such securities. In addition, it is likely that any such economic downturn could adversely affect the ability of the issuers of such securities to repay principal and pay interest thereon and increase the incidence for default for such securities.


     The market values of certain lower rated debt securities tend to reflect individual corporate developments to a greater extent than do higher rated securities, which react primarily to fluctuations in the general level of interest rates, and tend to be more sensitive to economic conditions than are higher rated securities. Companies that issue such securities often are highly leveraged and may not have available to them more traditional methods of financing. Therefore the risk associated with acquiring the securities of such issuers generally is greater than is the case with higher rated securities. For example, during an economic downturn or a sustained period of rising interest rates, highly leveraged issuers of these securities may experience financial stress. During such periods, such issuers may not have sufficient revenues to meet their interest payment obligations. The issuer's ability to service its debt obligations also may be affected adversely by specific corporate developments or the issuer's inability to meet specific projected business forecasts, or the unavailability of additional financing. The risk of loss because of default by the issuer is significantly greater for the holders of these securities because such securities generally are unsecured and often are subordinated to other creditors of the issuer.


     Because there is no established retail secondary market for many of these securities, the Investment Adviser anticipates that such securities could be sold only to a limited number of dealers or institutional investors. To the extent a secondary trading market for these securities does exist, it generally is not as liquid as the secondary market for higher rated securities. The lack of a liquid secondary market may have an adverse impact on market price and yield and a Fund's ability to dispose of particular issues when necessary to meet that Fund's liquidity needs or in response to a specific economic event such as a deterioration in the creditworthiness of the issuer. The lack of a liquid secondary market for certain securities also may make it more difficult for a Fund or Portfolio to obtain accurate market quotations for purposes of valuing that Fund's or Portfolio's portfolio and calculating its net asset value. Adverse publicity and investor perceptions, whether or not based on fundamental analysis, may decrease the values and liquidity of these securities. In such cases, judgment may play a greater role in valuation because less reliable, objective data may be available.


     A Fund or Portfolio may acquire these securities during an initial offering. Such securities may involve special risks because they are new issues. The Funds and Portfolio have no arrangement with any persons concerning the acquisition of such securities, and the Investment Adviser will review carefully the credit and other characteristics pertinent to such new issues.


     Each Fund and Portfolio may invest in lower rated zero coupon securities and pay-in-kind bonds (bonds which pay interest through the issuance of additional bonds), which involve special considerations. These securities may be subject to greater fluctuations in value due to changes in interest rates that interest-bearing securities. These securities carry an additional risk in that, unlike bonds which may interest throughout the period to maturity, the Funds will realize no cash until the cash payment date unless a portion of such securities are sold and, if the issuer defaults, the Funds or Portfolio may obtain no return at all on their investment. See "Tax Matters."

                Portfolio Transactions and Brokerage Allocation


     Specific decisions to purchase or sell securities for a Fund or Portfolio are made by a portfolio manager who is an employee of the adviser or sub-adviser to such Fund or Portfolio and who is appointed and supervised by senior officers of such adviser or sub-adviser. Changes in a Fund's or Portfolio's investments are reviewed by the Board of Trustees of the Trust or Portfolios. The portfolio managers may serve other clients of the advisers in a similar capacity.


     The frequency of a Fund's or Portfolio's portfolio transactions--the portfolio turnover rate--will vary from year to year depending upon market conditions. Because a high turnover rate may increase a Fund's or Portfolio's transaction costs and the possibility of taxable short-term gains, as well as make it more difficult for the Fund to qualify as a registered investment company under federal tax law. Therefore, the advisers will weigh the added costs of short-term investment against anticipated gains. Each Fund or Portfolio will engage in portfolio trading if its advisers believe a transaction, net of costs (including custodian charges), will help it achieve its investment objective.



     The portfolio turnover rates for the Funds for the fiscal years ended October 31, 1997, 1998 and 1999 were as follows:

                                 1997      1998       1999
                                ------   --------   --------
European Fund                   170%        183%       149%
Japan Fund                      217%        212%       133%
Latin American Equity Fund*      N/A         90%        80%
Southeast Asian Fund            234%        316%       248%



----------
 *Portfolio turnover for 1998 is computed from December 1, 1997 (commencement of operations) through October 31, 1998.

     The portfolio turnover rates for the International Equity Portfolio for the fiscal years ended October 31, 1997, 1998 and 1999 were 199%, 182% and 153%, respectively. The International Equity Fund invests all of its investable assets in the Portfolio and does not invest directly in a portfolio of assets, and therefore does not have reportable turnover rates.


     Under the advisory agreement and the sub-advisory agreements, the adviser and sub-advisers shall use their best efforts to seek to execute portfolio transactions at prices which, under the circumstances, result in total costs or proceeds being the most favorable to the Funds and Portfolios. In assessing the best overall terms available for any transaction, the adviser and sub-advisers consider all factors they deem relevant, including the breadth of the market in the security, the price of the security, the financial condition and execution capability of the broker or dealer, research services provided to the adviser or sub-advisers, and the reasonableness of the commissions, if any, both for the specific transaction and on a continuing basis. The adviser and sub-advisers are not required to obtain the lowest commission or the best net price for any Fund or Portfolio on any particular transaction, and are not required to execute any order in a fashion either preferential to any Fund or Portfolio relative to other accounts they manage or otherwise materially adverse to such other accounts.

     Debt securities are traded principally in the over-the-counter market through dealers acting on their own account and not as brokers. In the case of securities traded in the over-the-counter market (where no stated commissions are paid but the prices include a dealer's markup or markdown), the adviser or sub-adviser to a Fund or Portfolio normally seeks to deal directly with the primary market makers unless, in its opinion, best execution is available elsewhere. In the case of securities purchased from underwriters, the cost of such securities generally includes a fixed underwriting commission or concession. From time to time, soliciting dealer fees are available to the adviser or sub-adviser on the tender of a Fund's or Portfolio's portfolio securities in so-called tender or exchange offers. Such soliciting dealer fees are in effect recaptured for the Funds and Portfolio by the adviser and sub-advisers. At present, no other recapture arrangements are in effect.

     Under the advisory and sub-advisory agreements and as permitted by Section 28(e) of the Securities Exchange Act of 1934, the adviser or sub-advisers may cause the Funds and Portfolio to pay a broker-dealer which provides brokerage and research services to the adviser or sub-advisers, the Funds or Portfolio and/or other accounts for which they exercise investment discretion an amount of commission for effecting a securities transaction for a Fund or Portfolio in excess of the amount other broker-dealers would have charged for the transaction if they determine in good faith that the greater commission is reasonable in relation to the value of the brokerage and research services provided by the executing broker-dealer viewed in terms of either a particular transaction or their overall responsibilities to accounts over which they exercise investment discretion. Not all of such services are useful or of value in advising the Funds and Portfolio. The adviser and sub-advisers report to the Board of Trustees regarding overall commissions paid by the Funds and Portfolio and their reasonableness in relation to the benefits to the Funds and Portfolio. The term "brokerage and research services" includes advice as to the value of securities, the advisability of investing in, purchasing or selling securities, and the availability of securities or of purchasers or sellers of securities, furnishing analyses and reports concerning issues, industries, securities, economic factors and trends, portfolio strategy and the performance of accounts, and effecting securities transactions and performing functions incidental thereto such as clearance and settlement.

     The management fees that the Funds and Portfolio pay to the adviser will not be reduced as a consequence of the adviser's or sub-advisers' receipt of brokerage and research services. To the extent the Funds' or Portfolio's portfolio transactions are used to obtain such services, the brokerage commissions paid by the Funds or Portfolio will exceed those that might otherwise be paid by an amount which cannot be presently determined. Such services generally would be useful and of value to the adviser or sub-advisers in serving one or more of their other clients and, conversely, such services obtained by the placement of brokerage business of other clients generally would be useful to the adviser and sub-advisers in carrying out their obligations to the Funds and Portfolio. While such services are not expected to reduce the expenses of the adviser or sub-advisers, they would, through use of the services, avoid the additional expenses which would be incurred if they should attempt to develop comparable information through their own staffs.


     In certain instances, there may be securities that are suitable for one or more of the Funds and Portfolio as well as one or more of the adviser's or sub-adviser's, other clients. Investment decisions for the Funds and Portfolio and for other clients are made with a view to achieving their respective investment objectives. It may develop that the same investment decision is made for more than one client or that a particular security is bought or sold for only one client even though it might be held by, or bought or sold for, other clients. Likewise, a particular security may be bought for one or more clients when one or more clients are selling that same security. Some simultaneous transactions are inevitable when several clients receive investment advice from the same investment adviser, particularly when the same security is suitable for the investment objectives of more than one client. When two or more Funds or Portfolio or other clients are simultaneously engaged in the purchase or sale of the same security, the securities are allocated among clients in a manner believed to be equitable to each. It is recognized that in some cases this system could have a detrimental effect on the price or volume of the security as far as the Funds or Portfolio are concerned. However, it is believed that the ability of the Funds and Portfolio to participate in volume transactions will generally produce better executions for the Funds and Portfolio.


     The International Equity Portfolio and the Funds paid brokerage commissions as detailed below:



                                           Year              Year          Year
                                           Ended             Ended        Ended
                                         10/31/97          10/31/98      10/31/99
                                         --------          --------      --------
International Equity Portfolio           $222,212         $280,471      $204,705
European Fund                             109,903          315,450       432,341
Japan Fund                                 78,861           54,469        31,083
Southeast Asian Fund                      241,480          133,365       110,415
Latin American Equity Fund*                   N/A           59,858        28,645



----------
 *Brokerage commissions for 1998 are from December 1, 1997 (commencement of operations) through October 31, 1998.


     No portfolio transactions are executed with the advisers or a Shareholder Servicing Agent, or with any affiliate of the advisers or a Shareholder Servicing Agent, acting either as principal or as broker.


                             PERFORMANCE INFORMATION

     From time to time, a Fund may use hypothetical investment examples and performance information in advertisements, shareholder reports or other communications to shareholders. Performance is calculated separately for each class of shares. Because such performance information is based on past investment results, it should not be considered as an indication or representation of the performance of any classes of a Fund in the future. From time to time, the performance and yield of classes of a Fund may be quoted and compared to those of other mutual funds with similar investment objectives, unmanaged investment accounts, including savings accounts, or other similar products and to stock or other relevant indices or to rankings prepared by independent services or other financial or industry publications that monitor the performance of mutual funds. For example, the performance of a Fund or its classes may be compared to data prepared by Lipper Analytical Services, Inc. or Morningstar Mutual Funds on Disc, widely recognized independent services which monitor the performance of mutual funds. Performance and yield data as reported in national financial publications including, but not limited to, Money Magazine, Forbes, Barron's, The Wall

Street Journal and The New York Times, or in local or regional publications, may also be used in comparing the performance and yield of a Fund or its classes. A Fund's performance may be compared with indices such as the Lehman Brothers Government/Corporate Bond Index, the Lehman Brothers Government Bond Index, the Lehman Government Bond 1-3 Year Index and the Lehman Aggregate Bond Index; the Morgan Stanley Capital International Europe Index (Europe Fund); the Tokyo Stock Exchange (TOPIX) First Section Index (Japan Fund); the Morgan Stanley Capital International (All Countries) Asia Pacific ex Japan Free Index (Southeast Asian
Fund); the Morgan Stanley Capital International Europe, Australia and Far East Index (International Equity Portfolio); the S&P 500 Index, the Dow Jones Industrial Average or any other commonly quoted index of common stock prices; and the Russell 2000 Index and the NASDAQ Composite Index. Additionally, a Fund may, with proper authorization, reprint articles written about such Fund and provide them to prospective shareholders.


     A Fund may provide period and average annual "total rates of return." The "total rate of return" refers to the change in the value of an investment in a Fund over a period (which period shall be stated in any advertisement or communication with a shareholder) based on any change in net asset value per share including the value of any shares purchased through the reinvestment of any dividends or capital gains distributions declared during such period. For Class A shares, the average annual total rate of return figures will assume payment of the maximum initial sales load at the time of purchase. For Class B and Class C shares, the average annual total rate of return figures will assume deduction of the applicable contingent deferred sales charge imposed on a total redemption of shares held for the period. One-, five-, and ten-year periods will be shown, unless the class has been in existence for a shorter-period.


     Unlike some bank deposits or other investments which pay a fixed yield for a stated period of time, the yields and the net asset values of the classes of shares of a Fund will vary based on market conditions, the current market value of the securities held by a Fund and changes in the Fund's expenses. The advisers, Shareholder Servicing Agents, the Administrator, the Distributor and other service providers may voluntarily waive a portion of their fees on a month-to-month basis. In addition, the Distributor may assume a portion of a Fund's operating expenses on a month-to-month basis. These actions would have the effect of increasing the net income (and therefore the yield and total rate of return) of the classes of shares of a Fund during the period such waivers are in effect. These factors and possible differences in the methods used to calculate the yields and total rates of return should be considered when comparing the yields or total rates of return of the classes of shares of a Fund to yields and total rates of return published for other investment companies and other investment vehicles (including different classes of shares). The Trust is advised that certain Shareholder Servicing Agents may credit to the accounts of their customers from whom they are already receiving other fees amounts not exceeding the Shareholder Servicing Agent fees received, which will have the effect of increasing the net return on the investment of customers of those Shareholder Servicing Agents. Such customers may be able to obtain through their Shareholder Servicing Agents quotations reflecting such increased return.


     Each Fund presents performance information for each class thereof since the commencement of operations of that Fund rather than the date such class was introduced. Performance information for each class introduced after the commencement of operations of the related Fund is therefore based on the performance history of a predecessor class. Performance information is restated to reflect the current maximum front-end sales charge (in the case of Class A Shares) or the maximum contingent deferred sales charge (in the case of Class B and Class C Shares ) when presented inclusive of sales charges. Additional performance information may be presented which does not reflect the deduction of sales charges. Historical expenses reflected in performance information are based upon the distribution, shareholder servicing fees and other expenses actually incurred during the periods presented and have not been restated, for periods during which the performance information for a particular class is based upon the performance history of a predecessor class, to reflect the ongoing expenses currently borne by the particular class.


     Advertising or communications to shareholders may contain the views of the advisers as to current market, economic, trade and interest rate trends, as well as legislative, regulatory and monetary developments, and may include investment strategies and related matters believed to be of relevance to a Fund.

     Advertisements for the Chase Vista Funds may include references to the asset size of other financial products made available by Chase, such as the offshore assets of other funds.

                              Total Rate of Return

     A Fund's or class' total rate of return for any period will be calculated by (a) dividing (i) the sum of the net asset value per share on the last day of the period and the net asset value per share on the last day of the period of shares purchasable with dividends and capital gains declared during such period with respect to a share held at the beginning of such period and with respect to shares purchased with such dividends and capital gains distributions, by (ii) the public offering price per share on the first day of such period, and (b) subtracting 1 from the result. Any annualized total rate of return quotation will be calculated by (x) adding 1 to the period total rate of return quotation as calculated above, (y) raising such sum to a power which is equal to 365 divided by the number of days in such period, and (z) subtracting 1 from the result.


     The Funds may also from time to time include in advertisements or other communications a total return figure that is not calculated according to the formula set forth above in order to compare more accurately the performance of the Funds with other measures of investment return.


                          Average Annual Total Returns*
                           (excluding sales charges)


     The average annual total rates of return for the following Funds, reflecting the initial investment and assuming the reinvestment of all distributions (but excluding the effects of any applicable sales charges), for the one year period ended October 31, 1999 and for the period from commencement of business operations of each such Fund to October 31, 1999, were as follows:




                                                                            Date of        Date of
                                   One          Five          Since           Fund          Class
                                   Year         Years       Inception      Inception     Introduction
                               -----------   ----------   -------------   -----------   -------------
European Fund                                                               11/2/95
 A Shares                      15.60%         N/A           20.73%                          11/2/95
 B Shares                      14.66%         N/A           19.86%                          11/3/95
 C Shares                      14.73%         N/A           19.88%                          11/9/98
Japan Fund                                                                  11/2/95
 A Shares                      53.51%         N/A            1.54%                          11/2/95
 B Shares                      52.69%         N/A            0.82%                          11/3/95
Southeast Asian Fund                                                        11/2/95
 A Shares                      44.33%         N/A           (1.64%)                         11/2/95
 B Shares                      43.14%         N/A           (2.42%)                         11/3/95
International Equity Fund                                                  12/31/92
 A Shares                      19.09%       5.11%            6.99%                         12/31/92
 B Shares**                    18.49%       4.62%            6.52%                          11/4/93
Latin American Equity Fund                                                  12/1/97
 A Shares                       6.58%         N/A          (23.16%)                         12/1/97
 B Shares**                     5.99%         N/A          (23.59%)                         3/24/98


----------
 *The ongoing fees and expenses borne by Class B and Class C Shares are greater than those borne by Class A Shares. As indicated above, the performance information for each class introduced after the commencement of operations of the related Fund is based on the performance history of a predecessor class and historical expenses have not been restated, for periods during which the performance information for a particular class is based upon the performance history of a predecessor class, to reflect the ongoing expenses currently borne by the particular class. Accordingly, the performance information presented in the table above and in each table that follows may be used in assessing each Fund's performance history but does not reflect how the distinct classes would have performed on a relative basis prior to the introduction of those classes, which would require an adjustment to the ongoing expenses.

  The performance quoted reflects fee waivers that subsidize and reduce the total operating expenses of certain Funds (or classes thereof). Returns on these Funds (or classes) would have been lower if there were not such waivers. With respect to certain Funds, Chase and/or other service providers are obligated to waive certain fees and/or reimburse certain expenses for a stated period of time. In other instances, there is no obligation to waive fees or to reimburse expenses. Each Fund's Prospectus discloses the extent of any agreements to waive fees and/or reimburse expenses.

**Performance information presented in the table above and in each table that follows for this class of this Fund prior to the date the class was introduced does not reflect distribution fees and certain other expenses borne by this class which, if reflected, would reduce the performance quoted.

                          Average Annual Total Returns*
                           (including sales charges)



     With the current maximum respective sales charges of 5.75% for Class A shares, and the currently applicable CDSC for Class B and Class C shares for each period length, reflected, the total rates of return would be as follows:




                                  One         Five          Since
                                 Year         Years       Inception
                              ----------   ----------   ------------
European Fund
 A Shares                      8.95%        N/A           18.96%
 B Shares                      9.66%        N/A           19.42%
 C Shares                     13.73%        N/A           19.88%
Japan Fund
 A Shares                     44.68%        N/A            0.04%
 B Shares                     47.69%        N/A            0.11%
Southeast Asian Fund
 A Shares                     36.04%        N/A           (3.09%)
 B Shares                     38.14%        N/A           (3.12%)
International Equity Fund
 A Shares                     12.25%       3.87%           6.06%
 B Shares                     13.49%       4.28%           6.52%
Latin American Equity Fund
 A Shares                      0.45%        N/A          (25.50%)
 B Shares                      0.99%        N/A          (25.17%)


----------
*See the notes to the preceding table.


     The Funds may also from time to time include in advertisements or other communications a total return figure that is not calculated according to the formula set forth above in order to compare more accurately the performance of a Fund with other measures of investment return.

                                Yield Quotations


     Any current "yield" quotation for a class of shares shall consist of an annualized historical yield, carried at least to the nearest hundredth of one percent, based on a thirty calendar day period and shall be calculated by (a) raising to the sixth power the sum of 1 plus the quotient obtained by dividing the Fund's net investment income earned during the period by the product of the average daily number of shares outstanding during the period that were entitled to receive dividends and the maximum offering price per share on the last day of the period, (b) subtracting 1 from the result, and (c) multiplying the result by 2.


     The yields of all share classes of the International Equity Fund, European Fund, Japan Fund and Southeast Asian Fund for the thirty-day period ended October 31, 1999 were 0.00%. The yields for Latin American Equity Fund Class A and Class B shares for the thirty-day period ended October 31, 1999 were 1.12% and 0.32%, respectively.


                      Non-Standardized Performance Results*
                           (excluding sales charges)


     The table below reflects the net change in the value of an assumed initial investment of $10,000 in the following Funds (excluding the effects of any applicable sales charges) for the period from the commencement date of business for each Fund, with values reflecting an assumption that capital gain distributions and income dividends, if any, have been invested in additional shares of the same class. From time to time, the Funds may provide these performance results in addition to the total rate of return quotations required by the Securities and Exchange Commission. As discussed more fully in the Prospectuses, neither these performance results, nor total rate of return quotations, should be considered as representative of the performance of the Funds in the future. These factors and the possible differences in the methods used to calculate performance results and total rates of return should be considered when comparing such performance results and total rate of return quotations of the Funds with those published for other investment companies and other investment vehicles.


                                 Total
                                 Value
                              ----------
International Equity Fund
 A Shares                      $15,864
 B Shares                       15,397
European Fund
 A Shares                       21,247
 B Shares                       20,638
 C Shares                       20,651
Japan Fund
 A Shares                       10,629
 B Shares                       10,334
Southeast Asian Fund
 A Shares                        9,359
 B Shares                        9,067
Latin American Equity Fund
 A Shares                        6,039
 B Shares                        5,973


----------
*See the notes to the table captioned "Average Annual Total Return (excluding sales charges)" above. The table above assumes an initial investment of $10,000 in a particular class of a Fund for the period from the Fund's commencement of operations, although the particular class may have been introduced at a subsequent date. As indicated above, performance information for each class introduced after the commencement of operations of the related Fund is based on the performance history of a predecessor class, and historical expenses have not been restated, for periods during which the performance information for a particular class is based upon the peformance history of a predecessor class, to reflect the ongoing expenses currently borne by the particular class.

                      Non-Standardized Performance Results*
                           (including sales charges)


     With the current maximum sales charge of 5.75% for Class A Shares and the currently applicable CDSC for Class B and Class C Shares for each period length, the performance periods for the same periods would be as follows:




                                 Total
                                 Value
                              ----------
International Equity Fund
 A Shares                      $14,952
 B Shares                       15,397
European Fund
 A Shares                       20,025
 B Shares                       20,338
 C Shares                       20,651
Japan Fund
 A Shares                       10,017
 B Shares                       10,045
Southeast Asian Fund
 A Shares                        8,821
 B Shares                        8,811
Latin American Equity Fund
 A Shares                        5,691
 B Shares                        5,739


----------
*See the notes to the table captioned "Average Annual Total Return (excluding sales charges)" above. The table above assumes an initial investment of $10,000 in a particular class of a Fund for the period from the Fund's commencement of operations, although the particular class may have been introduced at a subsequent date. As indicated above, performance information for each class introduced after the commencement of operations of the related Fund is based on the performance history of a predecessor class, and historical expenses have not been restated, for periods during which the performance information for a particular class is based upon the peformance history of a predecessor class, to reflect the ongoing expenses currently borne by the particular class.


                        DETERMINATION OF NET ASSET VALUE

     As of the date of this Statement of Additional Information, the New York Stock Exchange is open for trading every weekday except for the following holidays: New Year's Day, Martin Luther King, Jr.'s Day, Presidents' Day, Good Friday, Memorial Day, Independence Day, Labor Day, Thanksgiving Day and Christmas Day. Since the Funds and the Portfolio invest in securities primarily listed on foreign exchanges which trade on Saturdays or other customary United States national business holidays on which the Funds and the Portfolio do not price, the Funds' and the Portfolio's portfolios will trade and the net asset value of the Funds' shares may be significantly affected on days on which the investor has no access to the Fund.


     Each Fund calculates its NAV once each day at the close of regular trading on the New York Stock Exchange. Equity securities are valued at the last sale price on the exchange on which they are primarily traded or on the NASDAQ National Market System, or at the last quoted bid price for securities in which there were no sales during the day or for other unlisted (over-the-counter) securities. Bonds and other fixed income securities (other than short-term obligations, but including listed issues) are valued on the basis of valuations furnished by a pricing service, the use of which has been approved by the Board of Trustees. In making such valuations, the pricing service utilizes both dealer-supplied valuations and electronic data processing techniques that take into account appropriate factors such as institutional-size trading in similar groups of securities, yield, quality, coupon rate, maturity, type of issue, trading characteristics and other market data, without exclusive reliance upon quoted prices or exchange or over-the-counter prices, since such valuations are believed to reflect more accurately the fair value of such securities. Short-term obligations which mature in 60 days or less are valued at amortized cost, which constitutes fair value as determined by the Board of Trustees. Futures and option contracts that are traded on commodities or securities exchanges are normally valued at the settlement price on the exchange on which they are traded. Portfolio securities (other than short-term obligations) for which there are no such quotations or valuations are valued at fair value as determined in good faith by or at the direction of the Board of Trustees.

     Interest income on long-term obligations is determined on the basis of interest accrued plus amortization of discount (generally, the difference between coupon acquisition price and stated redemption price at maturity) and premiums (generally, the excess of purchase price over stated redemption price at maturity). Interest income on short-term obligations is determined on the basis of interest and discount accrued less amortization of premium.


                      PURCHASES, REDEMPTIONS AND EXCHANGES

     The Fund has established certain procedures and restrictions, subject to change from time to time, for purchase, redemption, and exchange orders, including procedures for accepting telephone instructions and effecting automatic investments and redemptions. The Funds' Transfer Agent may defer acting on a shareholder's instructions until it has received them in proper form. In addition, the privileges described in the Prospectuses are not available until a completed and signed account application has been received by the Transfer Agent. Telephone transaction privileges are made available to shareholders automatically upon opening an account unless the privilege is declined in Section 6 of the Account Application. The Telephone Exchange Privilege is not available if you were issued certificates for shares that remain outstanding.

     An investor can buy Fund shares three ways: (i) through an investment representative; (ii) through the Fund's distributor by calling the Chase Vista Service Center or (iii) through the Systematic Investment Plan. Upon receipt of any instructions or inquiries by telephone from a shareholder or, if held in a joint account, from either party, or from any person claiming to be the shareholder, a Fund or its agent is authorized, without notifying the shareholder or joint account parties, to carry out the instructions or to respond to the inquiries, consistent with the service options chosen by the shareholder or joint shareholders in his or their latest account application or other written request for services, including purchasing, exchanging, or redeeming shares of such Fund and depositing and withdrawing monies from the bank account specified in the Bank Account Registration section of the shareholder's latest account application or as otherwise properly specified to such Fund in writing.

     Subject to compliance with applicable regulations, each Fund has reserved the right to pay the redemption price of its Shares, either totally or partially, by a distribution in kind of readily marketable portfolio securities (instead of cash). The securities so distributed would be valued at the same amount as that assigned to them in calculating the net asset value for the shares being sold. If a shareholder received a distribution in kind, the shareholder could incur brokerage or other charges in converting the securities to cash. The Trust has filed an election under Rule 18f-1 committing to pay in cash all redemptions by a shareholder of record up to amounts specified by the rule (approximately $250,000).

     With respect to the International Equity Fund, the Trust will redeem Fund shares in kind only if it has received a redemption in kind from the corresponding Portfolio and therefore shareholders of the Fund that receive redemptions in kind will receive portfolio securities of such Portfolio and in no case will they receive a security issued by the Portfolio. The Portfolio has advised the Trust that the Portfolio will not redeem in kind except in circumstances in which the corresponding Fund is permitted to redeem in kind or unless requested by the corresponding Fund.

     Each investor in a Portfolio, including the corresponding Fund, may add to or reduce its investment in the Portfolio on each day that the New York Stock Exchange is open for business. Once on each such day, based upon prices determined as of the close of regular trading on the New York Stock Exchange (normally 4:00 p.m., Eastern time, however, options are priced at 4:15 p.m. Eastern time) the value of each investor's interest in a Portfolio will be determined by multiplying the net asset value of the Portfolio by the percentage representing that investor's share of the aggregate beneficial interests in the Portfolio. Any additions or reductions which are to be effected on that day will then be effected. The investor's percentage of the aggregate beneficial interests in a Portfolio will then be recomputed as the percentage equal to the fraction (i) the numerator of which is the value of such investor's investment in the Portfolio as of such time on such day plus or minus, as the case may be, the amount of net additions to or reductions in the investor's investment in the Portfolio effected on such day and (ii) the denominator of which is the aggregate net asset value of the Portfolio as of such time on such day plus or minus, as the case may be, the amount of net additions to or reductions in the aggregate investments in the Portfolio by all investors in the Portfolio. The percentage so determined will then be applied to determine the value of the investor's interest in the Portfolio as of such time on the following day the New York Stock Exchange is open for trading.

                                 Class A Shares

     The public offering price of Class A shares is the net asset value plus a sales charge that varies depending on the size of your purchase. The Fund receives the net asset value. The sales charge is allocated between your broker-dealer and the Fund's distributor as shown in the following table, except when the Fund's distributor, in its discretion, allocates the entire amount to your broker-dealer.



                                                                Amount of
                                    Sales charge as a         sales charge
                                      percentage of:          reallowed to
                                -------------------------     dealers as a
Amount of transaction at         Offering     Net amount     percentage of
   offering price ($)              price       invested      offering price
-----------------------------   ----------   ------------   ---------------
Under 100,000                   5.75         6.10           5.00
100,000 but under 250,000       3.75         3.90           3.25
250,000 but under 500,000       2.50         2.56           2.25
500,000 but under 1,000,000     2.00         2.04           1.75

     There is no initial sales charge on purchases of Class A shares of $1 million or more.

     The Fund's distributor pays broker-dealers commissions on net sales of Class A shares of $1 million or more based on an investor's cumulative purchases. Such commissions are paid at the rate of 1.00% of the amount under $2.5 million, 0.75% of the next $7.5 million, 0.50% of the next $40 million and 0.20% thereafter. The Fund's distributor may withhold payments with respect to short-term investments.


     Investors in Class A shares may qualify for reduced initial sales charges by signing a statement of intention (the "Statement"). This enables the investor to aggregate purchases of Class A shares in the Fund with purchases of Class A shares of any other Fund in the Trust (or if a Fund has only one class, shares of such Fund), excluding shares of any Chase Vista money market fund, during a 13-month period. The sales charge is based on the total amount to be invested in Class A shares during the 13-month period. All Class A or other qualifying shares of these Funds currently owned by the investor will be credited as purchases (at their current offering prices on the date the Statement is signed) toward completion of the Statement. A 90-day back-dating period can be used to include earlier purchases at the investor's cost. The 13-month period would then begin on the date of the first purchase during the 90-day period. No retroactive adjustment will be made if purchases exceed the amount indicated in the Statement. A shareholder must notify the Transfer Agent or Distributor whenever a purchase is being made pursuant to a Statement.


     The Statement is not a binding obligation on the investor to purchase the full amount indicated; however, on the initial purchase, if required (or subsequent purchases if necessary), 5% of the dollar amount specified in the Statement will be held in escrow by the Transfer Agent in Class A shares (or if a Fund has only one class and is subject to an initial sales charge, shares of such Fund) registered in the shareholder's name in order to assure payment of the proper sales charge. If total purchases pursuant to the Statement (less any dispositions and exclusive of any distributions on such shares automatically reinvested) are less than the amount specified, the investor will be requested to remit to the Transfer Agent an amount equal to the difference between the sales charge paid and the sales charge applicable to the aggregate purchases actually made. If not remitted within 20 days after written request, an appropriate number of escrowed shares will be redeemed in order to realize the difference. This privilege is subject to modification or discontinuance at any time with respect to all shares purchased thereunder. Reinvested dividend and capital gain distributions are not counted toward satisfying the Statement.

     Class A shares of a Fund may also be purchased by any person at a reduced initial sales charge which is determined by (a) aggregating the dollar amount of the new purchase and the greater of the purchaser's total (i) net asset value or
(ii) cost of any shares acquired and still held in the Fund, or any other Chase Vista fund excluding any Chase Vista money market fund, and (b) applying the initial sales charge applicable to such aggregate dollar value (the "Cumulative Quantity Discount"). The privilege of the Cumulative Quality Discount is subject to modification or discontinuance at any time with respect to all Class A shares (or if a Fund has only one class and is subject to an initial sales charge, shares of such Fund) purchased thereafter.

     An individual who is a member of a qualified group (as hereinafter defined) may also purchase Class A shares of a Fund (or if a Fund has only one class and is subject to an initial sales charge, shares of such Fund) at the reduced sales charge applicable to the group taken as a whole. The reduced initial sales charge is based upon the aggregate dollar value of Class A shares (or if a Fund has only one class and is subject to an initial sales charge, shares of such
Fund) previously purchased and still owned by the group plus the securities currently being purchased and is determined as stated in the preceding paragraph. In order to obtain such discount, the purchaser or investment dealer must provide the Transfer Agent with sufficient information, including the purchaser's total cost, at the time of purchase to permit verification that the purchaser qualifies for a cumulative quantity discount, and confirmation of the order is subject to such verification. Information concerning the current initial sales charge applicable to a group may be obtained by contacting the Transfer Agent.


     A "qualified group" is one which (i) has been in existence for more than six months, (ii) has a purpose other than acquiring Class A shares (or if a Fund has only one class and is subject to an initial sales charge, shares of such
Fund) at a discount and (iii) satisfies uniform criteria which enables the Distributor to realize economies of scale in its costs of distributing Class A shares (or if a Fund has only one class and is subject to an initial sales charge, shares of such Fund). A qualified group must have more than 10 members, must be available to arrange for group meetings between representatives of the Fund and the members, must agree to include sales and other materials related to the Fund in its publications and mailings to members at reduced or no cost to the Distributor, and must seek to arrange for payroll deduction or other bulk transmission of investments in the Fund. This privilege is subject to modification or discontinuance at any time with respect to all Class A shares (or if a Fund has only one class and is subject to an initial sales charge, shares of such Fund) purchased thereafter.


     Some participant-directed employee benefit plans participate in a "multi-fund" program which offers both Chase Vista and non-Chase Vista mutual funds. With Board of Trustee approval, the money that is invested in Chase Vista Funds may be combined with the other mutual funds in the same program when determining the plan's eligibility to buy Class A shares without a sales charge. These investments will also be included for purposes of the discount privileges and programs described above.

     No initial sales charge will apply to the purchase of a Fund's Class A shares if (i) one is investing proceeds from a qualified retirement plan where a portion of the plan was invested in the Chase Vista Funds, (ii) one is investing through any qualified retirement plan with 50 or more participants or (iii) the investor is a participant in certain qualified retirement plans and is investing (or reinvesting) the proceeds from the repayment of a plan loan made to him or her.

     The Funds may sell Class A shares at net asset value without an initial sales charge to the current and retired Trustees (and their immediate families), current and retired employees (and their immediate families) of Chase, the Funds' distributor and transfer agent or any affiliates or subsidiaries thereof, registered representatives and other employees (and their immediate families) of broker-dealers having selected dealer agreements with the Funds' distributor, employees (and their immediate families) of financial institutions having selected dealer agreements with the Funds' distributor (or otherwise having an arrangement with a broker-dealer or financial institution with respect to sales of Chase Vista Fund shares), financial institutions trust departments investing an aggregate of $1 million or more in the Chase Vista Funds and clients of certain administrators of tax-qualified plans when proceeds from repayments of loans to participants are invested (or reinvested) in the Chase Vista Funds.


     Purchases of a Fund's Class A shares may be made with no initial sales charge through an investment adviser or financial planner that charges a fee for its services. Purchases of a Fund's Class A shares may be made with no initial sales charge (i) by an investment adviser, broker or financial planner, provided arrangements are pre-approved and purchases are placed through an omnibus account with the Fund or (ii) by clients of such investment adviser or financial planner who place trades for their own accounts, if such accounts are linked to a master account of such investment adviser or financial planner on the books and records of the broker or agent. Such purchases may also be made for retirement and deferred compensation plans and trusts used to fund those plans.

     Investors may incur a fee if they effect transactions through a broker or agent.

     Purchases of a Fund's Class A shares may be made with no initial sales charge in accounts opened by a bank, trust company or thrift institution which is acting as a fiduciary exercising investment discretion, provided that appropriate notification of such fiduciary relationship is reported at the time of the investment to the Fund, the Fund's distributor or the Chase Vista Funds Service Center.

     Shareholders of record of any Chase Vista fund as of November 30, 1990 and certain immediate family members may purchase a Fund's Class A shares with no initial sales charge for as long as they continue to own Class A shares of any Chase Vista fund, provided there is no change in account registration.

     Each Fund may sell Class A shares at net asset value without an initial sales charge in connection with the acquisition by the Fund of assets of an investment company or personal holding company.

     Shareholders of other Chase Vista Funds may be entitled to exchange their shares for, or reinvest distributions from their funds in, shares of a Fund at net asset value.

     The Funds reserve the right to change any of these policies at any time and may reject any request to purchase shares at a reduced sales charge.

     Reinstatement Privilege. Upon written request, Class A shareholders of each Fund and Portfolio have a one time privilege of reinstating their investment in the Fund at net asset value next determined subject to written request within 90 calendar days of the redemption. The reinstatement request must be accompanied by payment for the shares (not in excess of the redemption), and shares will be purchased at the next determined net asset value. Class B (or C) shareholders who have redeemed their shares and paid a CDSC with such redemption may purchase Class A shares with no initial sales charge (in an amount not in excess of their redemption proceeds) if the purchase occurs within 90 days of the redemption of the Class B (or C) shares.

     Under the Exchange Privilege, shares may be exchanged for shares of another fund only if shares of the fund exchanged into are registered in the state where the exchange is to be made. Shares of a Fund may only be exchanged into another fund if the account registrations are identical. With respect to exchanges from any Vista money market fund, shareholders must have acquired their shares in such money market fund by exchange from one of the Vista non-money market funds or the exchange will be done at relative net asset value plus the appropriate sales charge. Any such exchange may create a gain or loss to be recognized for federal income tax purposes. Normally, shares of the fund to be acquired are purchased on the redemption date, but such purchase may be delayed by either fund for up to five business days if a fund determines that it would be disadvantaged by an immediate transfer of the proceeds.


     The Funds' distributor pays broker-dealers a commission of 4.00% of the offering price on sales of Class B shares and a commission of 1.00% of the offering price on sales of Class C shares. The distributor keeps the entire amount of any CDSC the investor pays.

     The contingent deferred sales charge for Class B and Class C shares will be waived for certain exchanges and for redemptions in connection with a Fund's systematic withdrawal plan, subject to the conditions described in the Prospectuses. In addition, subject to confirmation of a shareholder's status, the contingent deferred sales charge will be waived for: (i) a total or partial redemption made within one year of the shareholder's death or initial qualification for Social Security disability payments; (ii) a redemption in connection with a Minimum Required Distribution from an IRA, Keogh or custodial account under section 403(b) of the Internal Revenue Code or a mandatory distribution from a qualified plan; (iii) redemptions made from an IRA, Keogh or custodial account under section 403(b) of the Internal Revenue Code through an established Systematic Redemption Plan; (iv) a redemption resulting from an over-contribution to an IRA; (v) distributions from a qualified plan upon retirement; and, (vi) an involuntary redemption of an account balance under $500. Up to 12% of the value of Class B shares subject to a systematic withdrawal plan may also be redeemed each year without a CDSC, provided that the Class B account had a minimum balance of $20,000 at the time the systematic withdrawal plan was established.


     Class B shares automatically convert to Class A shares (and thus are then subject to the lower expenses borne by Class A shares) after a period of time specified below has elapsed since the date of purchase (the "CDSC Period"), together with the pro rata portion of all Class B shares representing dividends and other distributions paid in additional Class B shares attributable to the Class B shares then converting. The conversion of Class B shares purchased on or after May 1, 1996, will be effected at the relative net asset values per share of the two classes on the first business day of the month following the eighth anniversary of the original purchase. The conversion of Class B shares purchased prior to May 1, 1996, will be effected at the relative net asset values per share of the two classes on the first business day of the month following the seventh anniversary of the original purchase. If any exchanges of Class B shares during the CDSC Period occurred, the holding period for the shares exchanged will be counted toward the CDSC Period. At the time of the conversion the net asset value per share of the Class A shares may be higher or lower than the net asset value per share of the Class B shares; as a result, depending on the relative net asset values per share, a shareholder may receive fewer or more Class A shares than the number of Class B shares converted.

     A Fund may require signature guarantees for changes that shareholders request be made in Fund records with respect to their accounts, including but not limited to, changes in bank accounts, for any written requests for additional account services made after a shareholder has submitted an initial account application to the Fund, and in certain of the circumstances described in the Prospectuses. A Fund may also refuse to accept or carry out any transaction that does not satisfy any restrictions then in effect. A signature guarantee may be obtained from a bank, trust company, broker-dealer or other member of a national securities exchange. Please note that a notary public cannot provide a signature guarantee.

                           DISTRIBUTIONS; TAX MATTERS

     The following is only a summary of certain additional tax considerations generally affecting the Funds and their shareholders that are not described in the respective Prospectus. No attempt is made to present a detailed explanation of the tax treatment of each Fund or its shareholders, and the discussion here and in the Prospectus is not intended as a substitute for careful tax planning.


                Qualification as a Regulated Investment Company

     Each Fund has elected to be taxed as a regulated investment company under Subchapter M of the Internal Revenue Code of 1986, as amended (the "Code") and to meet all other requirements that are necessary for it to be relieved of federal taxes on income and gains it distributes to shareholders. Net investment income for each Fund consists of all interest accrued and discounts earned, less amortization of any market premium on the portfolio assets of the Fund and the accrued expenses of the Fund. As a regulated investment company, a Fund is not subject to federal income tax on the portion of its net investment income (i.e., its investment company taxable income, as that term is defined in the Code, without regard to the deduction for dividends paid) and net capital gain (i.e., the excess of net long-term capital gain over net short-term capital loss) that it distributes to shareholders, provided that it distributes at least 90% of its net investment income for the taxable year (the "Distribution Requirement"), and satisfies certain other requirements of the Code that are described below. Because International Equity Fund invests all of its assets in the Portfolio which will be classified as a partnership for federal income tax purposes, the Fund will be deemed to own a proportionate share of the income of the Portfolio for purposes of determining whether the Fund satisfies the Distribution Requirement and the other requirements necessary to qualify as a regulated investment company (e.g., Income Requirement (hereinafter defined), etc.).


     In addition to satisfying the Distribution Requirement, a regulated investment company must (1) derive at least 90% of its gross income from dividends, interest, certain payments with respect to securities loans, gains from the sale or other disposition of stock or securities or foreign currencies (to the extent such currency gains are directly related to the regulated investment company's principal business of investing in stock or securities) and other income (including but not limited to gains from options, futures or forward contracts) derived with respect to its business of investing in such stock, securities or currencies (the "Income Requirement").


     In addition to satisfying the requirements described above, each Fund must satisfy an asset diversification test in order to qualify as a regulated investment company. Under this test, at the close of each quarter of a Fund's taxable year, at least 50% of the value of the Fund's assets must consist of cash and cash items, U.S. Government securities, securities of other regulated investment companies, and securities of other issuers (as to which the Fund has not invested more than 5% of the value of the Fund's total assets in securities of such issuer and as to which the Fund does not hold more than 10% of the outstanding voting securities of such issuer), and no more than 25% of the value of its total assets may be invested in the securities of any one issuer (other than U.S. Government securities and securities of other regulated investment companies), or in two or more issuers which the Fund controls and which are engaged in the same or similar trades or businesses.


     Each Fund may engage in hedging or derivatives transactions involving foreign currencies, forward contracts, options and futures contracts (including options, futures and forward contracts on foreign currencies) and short sales. See "Additional Policies Regarding Derivative and Related Transactions." Such transactions will be subject to special provisions of the Code that, among other things, may affect the character of gains and losses realized by the Fund (that is, may affect whether gains or losses are ordinary or capital), accelerate recognition of income of the Fund and defer recognition of certain of the Fund's losses. These rules could therefore affect the character, amount and timing of distributions to shareholders. In addition, these provisions (1) will require a Fund to "mark-to-market" certain types of positions in its portfolio (that is, treat them as if they were closed out) and (2) may cause a Fund to recognize income without receiving cash with which to pay dividends or make distributions in amounts necessary to satisfy the Distribution Requirement and avoid the 4% excise tax (described below). Each Fund intends to monitor its transactions, will make the appropriate tax elections and will make the appropriate entries in its books and records when it acquires any option, futures contract, forward contract or hedged investment in order to mitigate the effect of these rules.


     If a Fund purchases shares in a "passive foreign investment company" (a "PFIC"), such Fund may be subject to U.S. federal income tax on a portion of any "excess distribution" or gain from the disposition of such shares even if such income is distributed as a taxable dividend by the Fund to its shareholders. Additional charges in the nature of interest may be imposed on the Fund in respect of deferred taxes arising from such distributions or gains. If a Fund were to invest in a PFIC and elected to treat the PFIC as a "qualified electing fund" under the Code (a "QEF"), in lieu of the foregoing requirements, the Fund would be required to include in income each year a portion of the ordinary earnings and net capital gain of the qualified electing fund, even if not distributed to the Fund. Alternatively, under recently enacted legislation, the Fund can elect to mark-to-market at the end of each taxable year its shares in a PFIC; in this case, the Fund would recognize as ordinary income any increase in the value of such shares, and as ordinary loss any decrease in such value to the extent it did not exceed prior increases included in income. Under either election, a Fund might be required to recognize in a year income in excess of its distributions from PFICs and its proceeds from dispositions of PFIC stock during that year, and such income would nevertheless be subject to the Distribution Requirement and would be taken into account for purposes of the 4% excise tax (described below).


     If for any taxable year a Fund does not qualify as a regulated investment company, all of its taxable income (including its net capital gain) will be subject to tax at regular corporate rates without any deduction for distributions to shareholders, and such distributions will be taxable to the shareholders as ordinary dividends to the extent of the Fund's current and accumulated earnings and profits. Such distributions generally will be eligible for the dividends-received deduction in the case of corporate shareholders.

                 Excise Tax on Regulated Investment Companies

     A 4% non-deductible excise tax is imposed on a regulated investment company that fails to distribute in each calendar year an amount equal to 98% of ordinary taxable income for the calendar year and 98% of capital gain net income for the one-year period ended on October 31 of such calendar year (or, at the election of a regulated investment company having a taxable year ending November 30 or December 31, for its taxable year (a "taxable year election")). The balance of such income must be distributed during the next calendar year. For the foregoing purposes, a regulated investment company is treated as having distributed any amount on which it is subject to income tax for any taxable year ending in such calendar year.


     Each Fund intends to make sufficient distributions or deemed distributions of its ordinary taxable income and capital gain net income prior to the end of each calendar year to avoid liability for the excise tax. However, investors should note that the Fund may in certain circumstances be required to liquidate portfolio investments to make sufficient distributions to avoid excise tax liability.

                               Fund Distributions

     The Funds anticipate distributing substantially all of their net investment income for each taxable year. An investor can choose from three distribution options: (i) reinvest all distributions in additional Fund shares without a sales charge; (ii) receive distributions from net investment income in cash or by ACH to a pre-established bank account while reinvesting capital gains distributions in additional shares without a sales charge; or, (3) receive all distributions in cash or by ACH. One can change his or her distribution option by notifying the Chase Vista service center in writing. If an investor does not select an option when he or she opens his or her account, all distributions will be reinvested. All distributions not paid in cash or by ACH will be reinvested in shares of the same share class. The investor will receive a statement confirming reinvestment of distributions in additional Fund shares promptly following the quarter in which the reinvestment occurs.


     If a check representing a Fund distribution is not cashed within a specified period, the Chase Vista Service Center will notify the investor that he or she has the option of requesting another check or reinvesting the distribution in the Fund or in an established account of another Chase Vista fund without a sales charge. If the Chase Vista Service Center does not receive the investor's election, the distribution will be reinvested in the Fund. Similarly, if the Fund or the Chase Vista Service Center sends you correspondence returned as "undeliverable," distributions will automatically be reinvested in the Fund. Such distributions will be taxable to shareholders as ordinary income and treated as dividends for federal income tax purposes, but they will not qualify for the 70% dividends-received deduction for corporate shareholders of the Funds. Dividends paid on Class A and Class B shares are calculated at the same time. In general, dividends on Class B shares are expected to be lower than those on Class A shares due to the higher distribution expenses borne by the Class B shares. Dividends may also differ between classes as a result of differences in other class specific expenses.


     A Fund may either retain or distribute to shareholders its net capital gain for each taxable year. The Funds currently intend to distribute any such amounts. If net capital gain is distributed and designated as a capital gain dividend, it will be taxable to shareholders as long-term capital gain, regardless of the length of time the shareholder has held his shares or whether such gain was recognized by the Fund prior to the date on which the shareholder acquired his shares.



     Under current legislation, the maximum rate of tax on long-term capital gains of individuals is 20% (10% for gains otherwise taxed at 15%) for long-term capital gains realized with respect to capital assets held for more than 12 months. Additionally, beginning after December 31, 2000, the maximum tax rate for capital assets with a holding period beginning after that date and held for more than five years will be 18%.


     Conversely, if a Fund elects to retain its net capital gain, the Fund will be taxed thereon (except to the extent of any available capital loss carryovers) at the 35% corporate tax rate. If a Fund elects to retain its net capital gain, it is expected that the Fund also will elect to have shareholders of record on the last day of its taxable year treated as if each received a distribution of his pro rata share of such gain, with the result that each shareholder will be required to report his pro rata share of such gain on his tax return as long-term capital gain, will receive a refundable tax credit for his pro rata share of tax paid by the Fund on the gain, and will increase the tax basis for his shares by an amount equal to the deemed distribution less the tax credit.



     Investment income that may be received by a Fund from sources within foreign countries may be subject to foreign taxes withheld at the source. The United States has entered into tax treaties with many foreign countries which entitle the Funds to a reduced rate of, or exemption from, taxes on such income. It is impossible to determine the effective rate of foreign tax in advance since the amount of a Fund's assets to be invested in various countries is not known. If more than 50% of the value of the Fund's total assets at the close of its taxable year consists of the stock or securities of foreign corporations, the Fund may elect to "pass through" to the Fund's shareholders the amount of foreign taxes paid by such Fund. If a Fund so elects, each shareholder would be required to include in gross income, even though not actually received, his pro rata share of the foreign taxes paid by the Fund, but would be treated as having paid his pro rata share of such foreign taxes and would therefore be allowed to either deduct such amount in computing taxable income or use such amount (subject to various Code limitations) as a foreign tax credit against federal income tax (but not both). For purposes of the foreign tax credit limitation rules of the Code, each shareholder would treat as foreign source income his pro rata share of such foreign taxes plus the portion of dividends received from a Fund representing income derived from foreign sources. In certain circumstances, a shareholder that (i) has held shares of a Fund for less than a specified minimum period during which it is not protected from risk of loss or (ii) is obligated to make payments related to the dividends, will not be allowed a foreign tax credit for foreign taxes deemed imposed on dividends paid on such shares. A Fund must also meet this holding period requirement with respect to its foreign stock and securities in order to flow through "creditable" taxes. No deduction for foreign taxes could be claimed by an individual shareholder who does not itemize deductions. Each shareholder should consult his own tax advisor regarding the potential application of foreign tax credits.


     A Fund may make investments that produce income that is not matched by a corresponding cash distribution to the Fund, such as investments in obligations such as certain Brady Bonds or zero coupon securities having original issue discount or market discount if the Fund elects to accrue market discount on a current basis. In addition, income may continue to accrue for federal income tax purposes with respect to a non-performing investment. Any of the foregoing income would be treated as income earned by the Fund and therefore would be subject to the distribution requirements of the Code. Because such income may not be matched by a corresponding cash distribution to the Fund, the Fund may be required to dispose of other securities to be able to make distributions to its investors.


     Distributions by a Fund that do not constitute ordinary income dividends or capital gain dividends will be treated as a return of capital to the extent of (and in reduction of) the shareholder's tax basis in his shares; any excess will be treated as gain from the sale of his shares, as discussed below.


     Distributions by a Fund will be treated in the manner described above regardless of whether such distributions are paid in cash or reinvested in additional shares of the Fund (or of another fund). Shareholders receiving a distribution in the form of additional shares will be treated as receiving a distribution in an amount equal to the fair market value of the shares received, determined as of the reinvestment date. In addition, if the net asset value at the time a shareholder purchases shares of a Fund reflects undistributed net investment income or recognized capital gain net income, or unrealized appreciation in the value of the assets of the Fund, distributions of such amounts will be taxable to the shareholder in the manner described above, although such distributions economically constitute a return of capital to the shareholder.


     Ordinarily, shareholders are required to take distributions by a Fund into account in the year in which the distributions are made. However, dividends declared in October, November or December of any year and payable to shareholders of record on a specified date in such a month will be deemed to have been received by the shareholders (and made by the Fund) on December 31 of such calendar year if such dividends are actually paid in January of the following year. Shareholders will be advised annually as to the U.S. federal income tax consequences of distributions made (or deemed made) during the year.


     Each Fund will be required in certain cases to withhold and remit to the U.S. Treasury 31% of ordinary income dividends and capital gain dividends, and the proceeds of redemption of shares, paid to any shareholder (1) who has provided either an incorrect tax identification number or no number at all, (2) who is subject to backup withholding by the IRS for failure to report the receipt of interest or dividend income properly, or (3) who has failed to certify to the Fund that it is not subject to backup withholding or that it is a corporation or other "exempt recipient."

                          Sale or Redemption of Shares

     A shareholder will recognize gain or loss on the sale or redemption of shares of a Fund in an amount equal to the difference between the proceeds of the sale or redemption and the shareholder's adjusted tax basis in the shares. All or a portion of any loss so recognized may be disallowed if the shareholder purchases other shares of such Fund within 30 days before or after the sale or redemption. In general, any gain or loss arising from (or treated as arising from) the sale or redemption of shares of a Fund will be considered capital gain or loss and will be long-term capital gain or loss if the shares were held for longer than one year. However, any capital loss arising from the sale or redemption of shares held for six months or less will be treated as a long-term capital loss to the extent of the amount of capital gain dividends received on such shares.

                              Foreign Shareholders

     Taxation of a shareholder who, as to the United States, is a nonresident alien individual, foreign trust or estate, foreign corporation, or foreign partnership ("foreign shareholder"), depends on whether the income from the Fund is "effectively connected" with a U.S. trade or business carried on by such shareholder.


     If the income from a Fund is not effectively connected with a U.S. trade or business carried on by a foreign shareholder, dividends paid to a foreign shareholder from net investment income will be subject to U.S. withholding tax at the rate of 30% (or lower treaty rate) upon the gross amount of the dividend. Furthermore, such a foreign shareholder may be subject to U.S. withholding tax at the rate of 30% (or lower treaty rate) on the gross income resulting from a Fund's election to treat any foreign taxes paid by it as paid by its shareholders, but may not be allowed a deduction against this gross income or a credit against this U.S. withholding tax for the foreign shareholder's pro rata share of such foreign taxes which it is treated as having paid. Such a foreign shareholder would generally be exempt from U.S. federal income tax on gains realized on the sale of shares of the Fund, and capital gain dividends and amounts retained by the Fund that are designated as undistributed capital gains.


     If the income from a Fund is effectively connected with a U.S. trade or business carried on by a foreign shareholder, then ordinary income dividends, capital gain dividends and any gains realized upon the sale of shares of the Fund will be subject to U.S. federal income tax at the rates applicable to U.S. citizens or domestic corporations.


     In the case of foreign noncorporate shareholders, a Fund may be required to withhold U.S. federal income tax at a rate of 31% on distributions that are otherwise exempt from withholding tax (or taxable at a reduced treaty rate) unless such shareholders furnish the Fund with proper notification of their foreign status.


     The tax consequences to a foreign shareholder entitled to claim the benefits of an applicable tax treaty may be different from those described herein. Foreign shareholders are urged to consult their own tax advisers with respect to the particular tax consequences to them of an investment in a Fund, including the applicability of foreign taxes.

                           State and Local Tax Matters

     Depending on the residence of the shareholder for tax purposes, distributions may also be subject to state and local taxes or withholding taxes. Most states provide that a RIC may pass through (without restriction) to its shareholders state and local income tax exemptions available to direct owners of certain types of U.S. government securities (such as U.S. Treasury obligations). Thus, for residents of these states, distributions derived from a Fund's investment in certain types of U.S. government securities should be free from state and local income taxes to the extent that the interest income from such investments would have been exempt from state and local income taxes if such securities had been held directly by the respective shareholders themselves. Certain states, however, do not allow a RIC to pass through to its shareholders the state and local income tax exemptions available to direct owners of certain types of U.S. government securities unless the RIC holds at least a required amount of U.S. government securities. Accordingly, for residents of these states, distributions derived from a Fund's investment in certain types of U.S. government securities may not be entitled to the exemptions from state and local income taxes that would be available if the shareholders had purchased U.S. government securities directly. Shareholders' dividends attributable to a Fund's income from repurchase agreements generally are subject to state and local income taxes, although states and regulations vary in their treatment of such income. The exemption from state and local income taxes does not preclude states from asserting other taxes on the ownership of U.S. government securities. To the extent that a Fund invests to a substantial degree in U.S. government securities which are subject to favorable state and local tax treatment, shareholders of such Fund will be notified as to the extent to which distributions from the Fund are attributable to interest on such securities. Rules of state and local taxation of ordinary income dividends and capital gain dividends from RICs may differ from the rules for U.S. federal income taxation in other respects. Shareholders are urged to consult their tax advisers as to the consequences of these and other state and local tax rules affecting investment in a Fund.

                          Effect of Future Legislation

     The foregoing general discussion of U.S. federal income tax consequences is based on the Code and the Treasury Regulations issued thereunder as in effect on the date of this Statement of Additional Information. Future legislative or administrative changes or court decisions may significantly change the conclusions expressed herein, and any such changes or decisions may have a retroactive effect with respect to the transactions contemplated herein.

              MANAGEMENT OF THE TRUST AND THE FUNDS OR PORTFOLIOS
                              Trustees and Officers

     The Trustees and officers of the Trust and their principal occupations for at least the past five years are set forth below. Their titles may have varied during that period.



     Fergus Reid, III--Chairman of the Trust. Chairman and Chief Executive Officer, Lumelite Corporation, since September 1985; Trustee, Morgan Stanley Funds. Age: 67. Address: 202 June Road, Stamford, CT 06903.


     *H. Richard Vartabedian--Trustee and President of the Trust. Investment Management Consultant, formerly, Senior Investment Officer, Division Executive of the Investment Management Division of The Chase Manhattan Bank, N.A., 1980 through 1991. Age: 64. Address: P.O. Box 296, Beach Road, Hendrick's Head, Southport, ME 04576.


     William J. Armstrong--Trustee. Vice President and Treasurer,
Ingersoll-Rand Company. Age: 58. Address: 49 Aspen Way, Upper Saddle River, NJ 07458.


     John R.H. Blum--Trustee. Attorney in private practice; formerly, partner in the law firm of Richards, O'Neil & Allegaert; Commissioner of Agriculture--State of Connecticut, 1992-1995. Age: 70. Address: 322 Main Street, Lakeville, CT 06039.


     Stuart W. Cragin, Jr.--Trustee. Retired; formerly President, Fairfield Testing Laboratory, Inc. He has previously served in a variety of marketing, manufacturing and general management positions with Union Camp Corp., Trinity Paper & Plastics Corp., and Conover Industries. Age: 66. Address: 108 Valley Road, Cos Cob, CT 06807.


     Roland R. Eppley, Jr.--Trustee. Retired; formerly President and Chief Executive Officer, Eastern States Bankcard Association Inc., (1971-1988); Director, Janel Hydraulics, Inc.; Director of The Hanover Funds, Inc. Age: 67.
Address: 105 Coventry Place, Palm Beach Gardens, FL 33418.


     Joseph J. Harkins--Trustee. Retired; Commercial Sector Executive and Executive Vice President of The Chase Manhattan Bank, N.A. from 1985 through 1989. He has been employed by Chase in numerous capacities and offices since 1954. Director of Blessings Corporation, Jefferson Insurance Company of New York, Monticello Insurance Company and National. Age: 68. Address: 257 Plantation Circle South, Ponte Vedra Beach, FL 32082.


     *Sarah E. Jones--Trustee. President and Chief Operating Officer of Chase Mutual Funds Corp.; formerly Managing Director for the Global Asset Management and Private Banking Division of The Chase Manhattan Bank. Age: 47. Address:
Chase Mutual Funds Corp., 1211 Avenue of the Americas, 41st Floor, New York, New York 10081.


     W.D. MacCallan--Trustee. Director of The Adams Express Co. and Petroleum & Resources Corp.; formerly Chairman of the Board and Chief Executive Officer of The Adams Express Co. and Petroleum & Resources Corp.; Director of The Hanover Funds, Inc. and The Hanover Investment Funds, Inc. Age: 72. Address: 624 East 45th Street, Savannah, GA 31405


     W. Perry Neff--Trustee. Independent Financial Consultant; Director of North America Life Assurance Co., Petroleum & Resources Corp. and The Adams Express Co.; Director and Chairman of The Hanover Funds, Inc.; Director, Chairman and President of The Hanover Investment Funds, Inc. Age: 72. Address:
RR 1 Box 102, Weston, VT 05181.

     *Leonard M. Spalding, Jr.--Trustee. Chief Executive Officer of Chase Mutual Funds Corp.; formerly President and Chief Executive Officer of Vista Capital Management; Chief Investment Executive of The Chase Manhattan Bank.
Age: 64. Address: Chase Mutual Funds Corp., One Chase Manhattan Plaza, Third Floor, New York, New York 10081.


     Richard E. Ten Haken--Trustee. Chairman of the Audit Committee. Formerly District Superintendent of Schools, Monroe No. 2 and Orleans Counties, New York; Chairman of the Board and President, New York State Teachers' Retirement System. Age: 65. Address: 4 Barnfield Road, Pittsford, NY 14534.


     Irving L. Thode--Trustee. Retired; formerly Vice President of Quotron Systems. He has previously served in a number of executive positions with Control Data Corp., including President of its Latin American Operations, and General Manager of its Data Services business. Age: 69. Address: 80 Perkins Road, Greenwich, CT 06830.


     Martin R. Dean--Treasurer and Assistant Secretary. Associate Director, Accounting Services, BISYS Fund Services; formerly Senior Manager, KPMG Peat Marwick (1987-1994). Age: 37. Address: 3435 Stelzer Road, Columbus, OH 43219.


     Lisa Hurley--Secretary. Senior Vice President and General Counsel, BISYS Fund Services; formerly Counsel to Moore Capital Management and General Counsel to Global Asset Management and Northstar Investments Management. Age: 44.
Address: 90 Park Avenue, New York, NY 10016.


     Vicky M. Hayes--Assistant Secretary. Vice President and Global Marketing Manager, Vista Fund Distributors, Inc.; formerly Assistant Vice President, Alliance Capital Management and held various positions with J. & W. Seligman & Co. Age: 37. Address: 1211 Avenue of the Americas, 41st Floor, New York, NY 10081.


     Alaina Metz--Assistant Secretary. Chief Administrative Officer, BISYS Fund Services; formerly Supervisor, Blue Sky Department, Alliance Capital Management L.P. Age: 31. Address: 3435 Stelzer Road, Columbus, OH 43219.

----------
* Asterisks indicate those Trustees that are "Interested Persons" (as defined in the 1940 Act). Mr. Reid is not an interested person of the Trust's investment advisers or principal underwriter, but may be deemed an interested person of the Trust solely by reason of being an officer of the Trust.



     The Board of Trustees of the Trust presently has an Audit Committee. The members of the Audit Committee are Messrs. Ten Haken (Chairman), Armstrong, Eppley, MacCallan and Thode. The function of the Audit Committee is to recommend independent auditors and monitor accounting and financial matters. The Audit Committee met two times during the fiscal year ended October 31, 1999.



     The Board of Trustees of the Trust has established an Investment Committee. The members of the Investment Committee are Messrs. Vartabedian (Chairman) Reid and Spalding. The function of the Investment Committee is to review the investment management process of the Trust.


     The Trustees and officers of the Trust appearing in the table above also serve in the same capacities with respect to Mutual Fund Trust, Mutual Fund Variable Annuity Trust, Mutual Fund Select Group, Mutual Fund Select Trust,Capital Growth Portfolio, Growth and Income Portfolio and International Equity Portfolio (these entities, together with the Trust, are referred to below as the "Chase Vista Funds").

           Remuneration of Trustees and Certain Executive Officers:

     Each Trustee is reimbursed for expenses incurred in attending each meeting of the Board of Trustees or any committee thereof. Each Trustee who is not an affiliate of the advisers is compensated for his or her services according to a fee schedule which recognizes the fact that each Trustee also serves as a Trustee of other investment companies advised by the advisers. Each Trustee receives a fee, allocated among all investment companies for which the Trustee serves, which consists of an annual retainer component and a meeting fee component.

     Set forth below is information regarding compensation paid or accrued during the fiscal year ended October 31, 1999 for each Trustee of the Trust:




                                                      International                  Latin American     Southeast
                                        European          Equity          Japan          Equity           Asian
                                          Fund             Fund           Fund            Fund            Fund
                                      ------------   ---------------   ----------   ----------------   ----------
Fergus Reid, III, Trustee             $174.95        $75.25            $9.48        $19.98             $15.70
H. Richard Vartabedian, Trustee        131.77         54.20             6.40         13.96              10.59
William J. Armstrong, Trustee           87.85         36.13             4.27          9.30               7.06
John R.H. Blum, Trustee                 94.59         37.70             4.46          9.48               7.35
Stuart W. Cragin, Jr., Trustee          90.87         36.13             4.27          9.30               7.06
Ronald R. Eppley, Jr., Trustee          87.55         36.13             4.27          9.30               7.06
Joseph J. Harkins, Trustee              90.87         36.13             4.27          9.30               7.06
Sarah E. Jones, Trustee                    --            --               --            --                 --
W.D. MacCallan, Trustee                 87.85         36.13             4.27          9.30               7.06
W. Perry Neff, Trustee                  87.88         35.47             4.04          9.02               6.65
Leonard M. Spalding, Jr., Trustee       87.85         36.13             4.27          9.30               7.06
Richard E. Ten Haken, Trustee           90.02         36.61             4.44          9.49               7.30
Irving L. Thode, Trustee                87.85         36.13             4.27          9.30               7.06




                                                                            Total
                                                                        Compensation
                                             Pension or                     from
                                             Retirement               "Fund Complex"(2)
                                          Benefits Accrued        (includes all Chase Vista
                                       by the Fund Complex(1)      Trusts and Portfolios)
                                      ------------------------   --------------------------
Fergus Reid, III, Trustee                     $108,490                    $160,000
H. Richard Vartabedian, Trustee                 69,858                     120,000
William J. Armstrong, Trustee                   35,695                      80,000
John R.H. Blum, Trustee                         70,084                      87,500
Stuart W. Cragin, Jr., Trustee                  42,785                      82,500
Ronald R. Eppley, Jr., Trustee                  52,102                      80,000
Joseph J. Harkins, Trustee                      60,009                      80,000
Sarah E. Jones, Trustee                             --                          --
W.D. MacCallan, Trustee                         73,291                      80,000
W. Perry Neff, Trustee                          70,365                      80,000
Leonard M. Spalding, Jr., Trustee               25,509                      80,000
Richard E. Ten Haken, Trustee                   55,162                      83,750
Irving L. Thode, Trustee                        50,414                      80,000


----------

(1) Data reflects total benefits accrued by the Trust, Mutual Fund Select Group, Capital Growth Portfolio, Growth and Income Portfolio and International Equity Portfolio for the fiscal year ended October 31, 1999, and by Mutual Fund Trust, Mutual Fund Select Trust and Mutual Fund Variable Annuity Trust for the fiscal year ended August 31, 1999.
(2) Data reflects total compensation earned during the period January 1, 1999 to December 31, 1999 for service as a Trustee to the Trust, Mutual Fund Trust, Mutual Fund Variable Annuity Trust, Mutual Fund Select Group, Mutual Fund Select Trust, Capital Growth Portfolio, Growth and Income Portfolio and International Equity Portfolio.

----------

As of December 31, 1999, the Trustees and officers as a group owned less than 1% of each Fund's outstanding shares, all of which were acquired for investment purposes. For the fiscal year ended October 31, 1999, the Trust paid its disinterested Trustees fees and expenses for all of the meetings of the Board and any committees attended in the aggregate amount of approximately $89,000 which amount is then apportioned among the Funds comprising the Trust.

            Chase Vista Funds Retirement Plan for Eligible Trustees



     Effective August 21, 1995, the Trustees also instituted a Retirement Plan for Eligible Trustees (the "Plan") pursuant to which each Trustee (who is not an employee of any of the Funds, the advisers, administrator or distributor or any of their affiliates) may be entitled to certain benefits upon retirement from the Board of Trustees. Pursuant to the Plan, the normal retirement date is the date on which the eligible Trustee has attained age 65 and has completed at least five years of continuous service with one or more of the investment companies advised by the adviser (collectively, the "Covered Funds"). Each Eligible Trustee is entitled to receive from the Covered Funds an annual benefit commencing on the first day of the calendar quarter coincident with or following his date of retirement equal to the sum of (i) 8% of the highest annual compensation received from the Covered Funds multiplied by the number of such Trustee's years of service (not in excess of 10 years) completed with respect to any of the Covered Funds and (ii) 4% of the highest annual compensation received from the Covered Funds for each year of service in excess of 10 years, provided that no Trustee's annual benefit will exceed the highest annual compensation received by that Trustee from the Covered Funds. Such benefit is payable to each eligible Trustee in monthly installments for the life of the Trustee.


     Set forth below in the table are the estimated annual benefits payable to an eligible Trustee upon retirement assuming various compensation and years of service classifications. As of October 31, 1998, the estimated credited years of service for Messrs. Reid, Vartabedian, Armstrong, Blum, Cragin, Eppley, Harkins, MacCallan, Neff, Spalding, Ten Haken and Thode and for Ms. Jones are 15, 7, 12, 15, 6, 10, 9, 9, 15, 1, 14, 6 and 0, respectively.




                  Highest Annual Compensation Paid by All Chase Vista Funds
            ---------------------------------------------------------------------
             $80,000      $100,000      $120,000      $140,000      $160,000




Years of
 Service                   Estimated Annual Benefits Upon Retirement
--------    ---------------------------------------------------------------------
16           $80,000      $100,000      $120,000      $140,000      $160,000
14            76,800        96,000       115,200       134,400       153,600
12            70,400        88,000       105,600       123,200       140,800
10            64,000        80,000        96,000       112,000       128,000
 8            51,200        64,000        76,800        89,600       102,400
 6            38,400        48,000        57,600        67,200        76,800
 4            25,600        32,000        38,400        44,800        51,200



     Effective August 21, 1995, the Trustees instituted a Deferred Compensation Plan for Eligible Trustees (the "Deferred Compensation Plan") pursuant to which each Trustee (who is not an employee of any of the Funds, the advisers, administrator or distributor or any of their affiliates) may enter into agreements with the Funds whereby payment of the Trustee's fees are deferred until the payment date elected by the Trustee (or the Trustee's termination of service). The deferred amounts are invested in shares of Chase Vista Funds selected by the Trustee. The deferred amounts are paid out in a lump sum or over a period of several years as elected by the Trustee at the time of deferral. If a deferring Trustee dies prior to the distribution of amounts held in the deferral account, the balance of the deferral account will be distributed to the Trustee's designated beneficiary in a single lump sum payment as soon as practicable after such deferring Trustee's death.


     Messrs. Eppley, Ten Haken, Thode and Vartabedian have each executed a deferred compensation agreement for the 1999 calendar year and as of October 31, 1999 they had contributed $52,400, $27,700, $58,950 and $98,250, respectively.



     The Declaration of Trust provides that the Trust will indemnify its Trustees and officers against liabilities and expenses incurred in connection with litigation in which they may be involved because of their offices with the Trust, unless, as to liability to the Trust or its shareholders, it is finally adjudicated that they engaged in willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in their offices or with respect to any matter unless it is finally adjudicated that they did not act in good faith in the reasonable belief that their actions were in the best interest of the Trust. In the case of settlement, such indemnification will not be provided unless it has been determined by a court or other body approving the settlement or other disposition, or by a reasonable determination based upon a review of readily available facts, by vote of a majority of disinterested Trustees or in a written opinion of independent counsel, that such officers or Trustees have not engaged in willful misfeasance, bad faith, gross negligence or reckless disregard of their duties.

                             Adviser and Sub-Adviser


     Chase acts as investment adviser to the Funds or Portfolios pursuant to an Investment Advisory Agreement, dated as of May 6, 1996 (the "Advisory Agreement"). Subject to such policies as the Board of Trustees may determine, Chase is responsible for investment decisions for the Funds or Portfolios. Pursuant to the terms of the Advisory Agreement, Chase provides the Funds or Portfolios with such investment advice and supervision as it deems necessary for the proper supervision of the Funds' or Portfolios' investments. The advisers continuously provide investment programs and determine from time to time what securities shall be purchased, sold or exchanged and what portion of the Funds' or Portfolios' assets shall be held uninvested. The advisers to the Funds or Portfolios furnish, at their own expense, all services, facilities and personnel necessary in connection with managing the investments and effecting portfolio transactions for the Funds or Portfolios. The Advisory Agreement for the Funds or Portfolios will continue in effect from year to year only if such continuance is specifically approved at least annually by the Board of Trustees or by vote of a majority of a Fund's or Portfolio's outstanding voting securities and by a majority of the Trustees who are not parties to the Advisory Agreement or interested persons of any such party, at a meeting called for the purpose of voting on such Advisory Agreement.


     Under the Advisory Agreement, the adviser may utilize the specialized portfolio skills of all its various affiliates, thereby providing the Funds with greater opportunities and flexibility in accessing investment expertise.


     Pursuant to the terms of the Advisory Agreement and the sub-advisers' agreements with the adviser, the adviser and sub-advisers are permitted to render services to others. Each advisory agreement is terminable without penalty by the Trust on behalf of the Funds on not more than 60 days', nor less than 30 days', written notice when authorized either by a majority vote of a Fund's shareholders or by a vote of a majority of the Board of Trustees of the Trust, or by the adviser or sub-adviser on not more than 60 days', nor less than 30 days', written notice, and will automatically terminate in the event of its "assignment" (as defined in the 1940 Act). The advisory agreements provide that the adviser or sub-adviser under such agreement shall not be liable for any error of judgment or mistake of law or for any loss arising out of any investment or for any act or omission in the execution of portfolio transactions for the respective Fund, except for willful misfeasance, bad faith or gross negligence in the performance of its duties, or by reason of reckless disregard of its obligations and duties thereunder.


     With respect to the Funds or Portfolios investing in equity securities, the equity research team of the adviser looks for two key variables when analyzing stocks for potential investment by equity portfolios: value and momentum. To uncover these qualities, the team uses a combination of quantitative analysis, fundamental research and computer technology to help identify undervalued stocks.


     In the event the operating expenses of the Funds, including all investment advisory, administration and sub-administration fees, but excluding brokerage commissions and fees, taxes, interest and extraordinary expenses such as litigation, for any fiscal year exceed the most restrictive expense limitation applicable to the Funds imposed by the securities laws or regulations thereunder of any state in which the shares of the Funds are qualified for sales, as such limitations may be raised or lowered from time to time, the adviser shall reduce its advisory fee (which fee is described below) to the extent of its share of such excess expenses. The amount of any such reduction to be borne by the adviser shall be deducted from the monthly advisory fee otherwise payable with respect to the Funds during such fiscal year; and if such amounts should exceed the monthly fee, the adviser shall pay to a Fund its share of such excess expenses no later than the last day of the first month of the next succeeding fiscal year.


     Under the Advisory Agreement, Chase may delegate a portion of its responsibilities to a sub-adviser. In addition, the Advisory Agreement provides that Chase may render services through its own employees or the employees of one or more affiliated companies that are qualified to act as an investment adviser of the Fund and are under the common control of Chase as long as all such persons are functioning as a part of an organized group of persons, managed by authorized officers of Chase.


     Chase, on behalf of the Funds or Portfolio, has entered into an investment sub-advisory agreement dated as of May 6, 1996 with Chase Asset Management, Inc. ("CAM"). With respect to the day-to-day management of the Funds or Portfolio, under the sub-advisory agreement CAM makes decisions concerning, and places all orders for, purchases and sales of securities and helps maintain the records relating to such purchases and sales. CAM may, in its discretion, provide such services through its own employees or the employees of one or more affiliated companies that are qualified to act as an investment adviser to the Company under applicable laws and are under the common control of Chase; provided that
(i) all persons, when providing services under the sub-advisory agreement, are functioning as part of an organized group of persons, and (ii) such organized group of persons is managed at all times by authorized officers of the sub-advisers. This arrangement will not result in the payment of additional fees by the Funds.


     Chase, a wholly-owned subsidiary of The Chase Manhattan Corporation, a registered bank holding company, is a commercial bank offering a wide range of banking and investment services to customers throughout the United States and around the world. The Chase Manhattan Corporation is the entity resulting from the merger of The Chase Manhattan Corporation into Chemical Banking Corporation on March 31, 1996. Chemical Banking Corporation was thereupon renamed The Chase Manhattan Corporation. Also included among Chase's accounts are commingled trust funds and a broad spectrum of individual trust and investment management portfolios. These accounts have varying investment objectives. Chase is located at 270 Park Avenue, New York, New York 10017.


     CAM is a wholly-owned operating subsidiary of the Adviser. CAM is registered with the Securities and Exchange Commission as an investment adviser and provides discretionary investment advisory services to institutional clients, and the same individuals who serve as portfolio managers for CAM also serve as portfolio managers for Chase. CAM is located at 1211 Avenue of the Americas, New York, New York 10036.


     In consideration of the services provided by the adviser pursuant to the Advisory Agreement, the adviser is entitled to receive from each Fund or Portfolio an investment advisory fee computed daily and paid monthly based on a rate equal to a percentage of such Fund's or Portfolio's average daily net assets specified in the relevant Prospectuses. However, the adviser may voluntarily agree to waive a portion of the fees payable to it on a month-to-month basis. For its services under its sub-advisory agreement, CAM will be entitled to receive, with respect to each such Fund or Portfolio, such compensation, payable by the adviser out of its advisory fee, as is described in the relevant Prospectuses.


     CAM London, the Portfolio's sub-investment adviser, is entitled to receive a fee, payable by Chase from its advisory fee, at an annual rate equal to 0.50% of the average daily net assets of the Fund or Portfolio. CAM London provides discretionary investment services to institutional clients. The same individuals who serve as fund or portfolio managers for Chase with respect to the Fund or Portfolio also serve as fund or portfolio managers of CAM London. CAM London is located at Colvile House, 32 Curzon Street, London W1Y8AL.

     For the fiscal years ended October 31, 1997, 1998 and 1999, Chase was paid or accrued the following investment advisory fees with respect to the following Funds and Portfolios, and voluntarily waived the amounts in parentheses following such fees with respect to each such period:





                                                            Fiscal Year Ended October 31,
                              -----------------------------------------------------------------------------------------
                                          1997                          1998                          1999
                              ----------------------------- ----------------------------- -----------------------------
Fund                           paid/accrued      waived      paid/accrued      waived      paid/accrued      waived
----------------------------- -------------- -------------- -------------- -------------- -------------- --------------
International
 Equity Portfolio*               $325,433       $(325,433)     $277,625       $(277,625)     $264,592       $(264,592)
European Fund                     112,618        (112,618)      279,521        (166,744)      555,370        (178,633)
Japan Fund                         55,120         (55,120)       41,865         (41,865)       35,137         (35,137)
Southeast Asian Fund              125,923        (125,923)       53,521         (53,521)       60,365         (60,365)
Latin American Equity Fund#         N/A           N/A            60,228         (60,228)       54,445         (54,445)


----------

* The International Equity Fund does not have an investment adviser because the Trust seeks to achieve the investment objective of the Fund by investing all of the investable assets of the Fund in the Portfolio.
# Fees and waivers for 1998 are for the period from December 1, 1997
  (commencement of operations) through October 31, 1998.

                                  Administrator

     Pursuant to separate Administration Agreements (the "Administration Agreements"), Chase is the administrator of the Funds and the administrator of the Portfolio. Chase provides certain administrative services to the Funds and Portfolios, including, among other responsibilities, coordinating the negotiation of contracts and fees with, and the monitoring of performance and billing of, the Funds' and Portfolio's independent contractors and agents; preparation for signature by an officer of the Trust and Portfolio of all documents required to be filed for compliance by the Trust and Portfolio with applicable laws and regulations excluding those of the securities laws of various states; arranging for the computation of performance data, including net asset value and yield; responding to shareholder inquiries, and arranging for the maintenance of books and records of the Funds and Portfolio and providing, at its own expense, office facilities, equipment and personnel necessary to carry out its duties. Chase in its capacity as administrator does not have any responsibility or authority for the management of the Funds or Portfolio, the determination of investment policy, or for any matter pertaining to the distribution of Funds shares.


     Under the Administration Agreements Chase is permitted to render administrative services to others. The Administration Agreements will continue in effect from year to year with respect to each Fund or Portfolio only if such continuance is specifically approved at least annually by the Board of Trustees of the Trust or Portfolio or by vote of a majority of such Fund's or Portfolio's outstanding voting securities and, in either case, by a majority of the Trustees who are not parties to the Administration Agreements or "interested persons" (as defined in the 1940 Act) of any such party. The Administration Agreements are terminable without penalty by the Trust on behalf of each Fund or by a Portfolio on 60 days' written notice when authorized either by a majority vote of such Fund's or Portfolio's shareholders or by vote of a majority of the Board of Trustees, including a majority of the Trustees who are not "interested persons" (as defined in the 1940 Act) of the Trust or Portfolios, or by Chase on 60 days' written notice, and will automatically terminate in the event of their "assignment" (as defined in the 1940 Act). The Administration Agreements also provide that neither Chase or its personnel shall be liable for any error of judgment or mistake of law or for any act or omission in the administration of the Funds or Portfolio, except for willful misfeasance, bad faith or gross negligence in the performance of its or their duties or by reason of reckless disregard of its or their obligations and duties under the Administration Agreements.


     In addition, the Administration Agreements provide that, in the event the operating expenses of any Fund or Portfolio, including all investment advisory, administration and sub-administration fees, but excluding brokerage commissions and fees, taxes, interest and extraordinary expenses such as litigation, for any fiscal year exceed the most restrictive expense limitation applicable to that Fund imposed by the securities laws or regulations thereunder of any state in which the shares of such Fund are qualified for sale, as such limitations may be raised or lowered from time to time, Chase shall reduce its administration fee (which fee is described below) to the extent of its share of such excess expenses. The amount of any such reduction to be borne by Chase shall be deducted from the monthly administration fee otherwise payable to Chase during such fiscal year, and if such amounts should exceed the monthly fee, Chase shall pay to such Fund or Portfolio its share of such excess expenses no later than the last day of the first month of the next succeeding fiscal year.

     In consideration of the services provided by Chase pursuant to the Administration Agreements, Chase receives from each Fund a fee computed daily and paid monthly at an annual rate equal to 0.10% of each of the Fund's average daily net assets, on an annualized basis for the Fund's then-current fiscal year, except that with respect to the International Equity Fund, Chase receives from each of the Fund and the Portfolio a fee computed daily and paid monthly at an annual rate equal to 0.05% of their respective average daily net assets. Chase may voluntarily waive a portion of the fees payable to it with respect to each Fund on a month-to-month basis.


     For the fiscal years ended October 31, 1997, 1998 and 1999, Chase was paid or accrued administration fees and voluntarily waived the amount in parentheses following such fees:




                                                          Fiscal Year Ended October 31,
                              --------------------------------------------------------------------------------------
                                          1997                         1998                         1999
                              ---------------------------- ---------------------------- ----------------------------
                               paid/accrued      waived     paid/accrued      waived     paid/accrued      waived
                              -------------- ------------- -------------- ------------- -------------- -------------
International Equity Fund*        $16,230       $(16,230)      $13,807       $(13,807)      $13,176       $(13,176)
European Fund                      11,266         (6,348)       27,109         (6,446)       55,537             --
Japan Fund                          5,512         (5,512)        3,603         (3,603)        3,514         (3,514)
Southeast Asian Fund               12,592         (8,056)        5,362         (5,362)        6,036         (6,036)
Latin American Equity Fund#         N/A           N/A            6,054         (6,054)        5,445         (5,445)



*Since inception, the Fund changed has utilized a Master/Feeder Structure. The
 Portfolio's administrator is Chase. With respect to the International Equity Portfolio, for the fiscal year ended October 31, 1997, October 31, 1998 and October 31, 1999, Chase was paid or accrued administration fees of $16,272, $13,881 and $13,230, respectively, and voluntarily waived all of such fees.

#Fees and waivers for 1998 are for the period from December 1, 1997 (commencement of operations) through October 31, 1998.

                               Distribution Plans

     The Trust has adopted separate plans of distribution pursuant to Rule 12b-1 under the 1940 Act (a "Distribution Plan") on behalf of certain classes or shares of certain Funds as described in the Prospectuses, which provide that such classes of such Funds shall pay for distribution services a distribution fee (the "Distribution Fee"), including payments to the Distributor, at annual rates not to exceed the amounts set forth in their respective Prospectuses. The Distributor may use all or any portion of such Class A Distribution Fee to pay for Fund expenses of printing prospectuses and reports used for sales purposes, expenses of the preparation and printing of sales literature and other such distribution-related expenses. Promotional activities for the sale of each class of shares of each Fund will be conducted generally by the Chase Vista Funds, and activities intended to promote one class of shares of a Fund may also benefit the Fund's other shares and other Chase Vista Funds.


     Class B and Class C shares pay a Distribution Fee of up to 0.75% of average daily net assets. The Distributor currently expects to pay sales commissions to a dealer at the time of sale of Class B and Class C shares of up to 4.00% and 1.00% respectively, of the purchase price of the shares sold by such dealer. The Distributor will use its own funds (which may be borrowed or otherwise financed) to pay such amounts.

Because the Distributor will receive a maximum Distribution Fee of 0.75% of average daily net assets with respect to Class B shares, it will take the Distributor several years to recoup the sales commissions paid to dealers and other sales expenses.



     Some payments under the Distribution Plans may be used to compensate broker-dealers with trail or maintenance commissions in an amount not to exceed 0.25% annualized of the average net asset value of Class A shares, or 0.25% annualized of the average net asset value of the Class B shares, or 0.75% annualized of the average net asset value of the Class C shares, maintained in a Fund by such broker-dealers' customers. Trail or maintenance commissions on Class B and Class C shares will be paid to broker-dealers beginning the 13th month following the purchase of such Class B and Class C shares. Since the distribution fees are not directly tied to expenses, the amount of distribution fees paid by a Fund during any year may be more or less than actual expenses incurred pursuant to the Distribution Plans. For this reason, this type of distribution fee arrangement is characterized by the staff of the Securities and Exchange Commission as being of the "compensation variety" (in contrast to "reimbursement" arrangements by which a distributor's payments are directly linked to its expenses). With respect to Class B and Class C shares, because of the 0.75% annual limitation on the compensation paid to the Distributor during a fiscal year, compensation relating to a large portion of the commissions attributable to sales of Class B and Class C shares in any one year will be accrued and paid by a Fund to the Distributor in fiscal years subsequent thereto. In determining whether to purchase Class B and Class C shares, investors should consider that compensation payments could continue until the Distributor has been fully reimbursed for the commissions paid on sales of Class B and Class C shares. However, the shares are not liable for any distribution expenses incurred in excess of the Distribution Fee paid.



     Each class of shares is entitled to exclusive voting rights with respect to matters concerning its Distribution Plan.


     Each Distribution Plan provides that it will continue in effect indefinitely if such continuance is specifically approved at least annually by a vote of both a majority of the Trustees and a majority of the Trustees who are not "interested persons" (as defined in the 1940 Act) of the Trust and who have no direct or indirect financial interest in the operation of the Distribution Plans or in any agreement related to such Plan ("Qualified Trustees"). The continuance of each Distribution Plan was most recently approved on October 13, 1995. The Distribution Plans require that the Trust shall provide to the Board of Trustees, and the Board of Trustees shall review, at least quarterly, a written report of the amounts expended (and the purposes therefor) under the Distribution Plans. The Distribution Plans further provides that the selection and nomination of Qualified Trustees shall be committed to the discretion of the disinterested Trustees (as defined in the 1940 Act) then in office. The Distribution Plans may be terminated at any time by a vote of a majority of the Qualified Trustees or, with respect to a particular Fund, by vote of a majority of the outstanding voting Shares of the class of such Fund to which it applies (as defined in the 1940 Act). The Distribution Plans may not be amended to increase materially the amount of permitted expenses thereunder without the approval of shareholders and may not be materially amended in any case without a vote of the majority of both the Trustees and the Qualified Trustees. Each of the Funds will preserve copies of any plan, agreement or report made pursuant to a Distribution Plan for a period of not less than six years from the date of the Distribution Plan, and for the first two years such copies will be preserved in an easily accessible place.

     For the fiscal years ended October 31, 1997, 1998 and 1999, the Distributor was paid or accrued distribution fees with respect to the Funds, and voluntarily waived the amount in parentheses following such fees:




                                                           Fiscal Year Ended October 31,
                               --------------------------------------------------------------------------------------
                                           1997                         1998                         1999
                               ---------------------------- ---------------------------- ----------------------------
                                paid/accrued      waived     paid/accrued      waived     paid/accrued      waived
                               -------------- ------------- -------------- ------------- -------------- -------------
A Shares-
International Equity Fund          $60,160       $(40,307)      $49,730       $(33,485)      $47,950       $(47,950)
European Fund                       25,027             --        54,193             --       109,680             --
Japan Fund                          11,895         (7,018)        8,575         (5,042)        7,418         (7,418)
Southeast Asian Fund                27,118        (15,457)       10,912         (6,228)       11,733        (11,733)
Latin American Equity Fund**         N/A           N/A           15,040        (11,645)       13,456        (13,456)
B Shares-
International Equity Fund           62,911             --        58,089             --        53,785             --
European Fund                        9,344             --        47,038             --        81,208             --
Japan Fund                           5,656             --         5,673             --         4,547             --
Southeast Asian Fund                13,089             --         7,420             --        10,072             --
Latin American Equity Fund#          N/A           N/A               54             --           468             --
C Shares-
European Fund*                       N/A           N/A            N/A           N/A            6,279             --



----------
 *Distribution fees are from the period November 1, 1998 (commencement of operations) through October 31, 1999.
**Fees and waivers for 1998 are for the period from December 1, 1997
  (commencement of operations) through October 31, 1998.
#Fees and waivers for 1998 are for the period from March 24, 1998
  (commencement of offering of class of shares) through October 31, 1998.


     Expenses paid by the Distributor related to the distribution of Trust shares during the year ended October 31, 1999 were as follows:




                                                        Total
                                                        Value
                                                    ------------
Advertising and sales literature                    $ 461,188
Printing, production and mailing of prospectuses
 and shareholder report to other than current
 shareholders                                         237,166
Compensation to sales personnel                     6,622,881
Compensation to sales personnel                     5,286,769
B share financing charges                           9,305,903
Equipment, supplies and other indirect
 distribution-related expenses                         72,709


     With respect to the Class B shares of the Funds, the Distribution Fee was paid to FEP Capital L.P. for acting as a finance agent.

                 Distribution and Sub-Administration Agreement

     The Trust has entered into a Distribution and Sub-Administration Agreement dated August 24, 1995 (the "Distribution Agreement") with the Distributor, pursuant to which the Distributor acts as the Funds' exclusive underwriter, provides certain administration services and promotes and arranges for the sale of each class of Shares.

The Fund's distributor is Vista Fund Distributors, Inc. ("VFD"). VFD is a subsidiary of The BISYS Group, Inc. and is unaffiliated with Chase. The Distribution Agreement provides that the Distributor will bear the expenses of printing, distributing and filing prospectuses and statements of additional information and reports used for sales purposes, and of preparing and printing sales literature and advertisements not paid for by the Distribution Plan. The Trust pays for all of the expenses for qualification of the shares of each Fund for sale in connection with the public offering of such shares, and all legal expenses in connection therewith. In addition, pursuant to the Distribution Agreement, the Distributor provides certain sub-administration services to the Trust, including providing officers, clerical staff and office space. Payments may also be used to compensate broker-dealers with trail or maintenance commissions at an annual rate of up to 0.25% of the average daily net asset value of Class A, Class B or Class C shares invested in the Fund by customers of these broker-dealers. Trail or maintenance commissions are paid to broker-dealers beginning the 13th month following the purchase of shares by their customers. Promotional activities for the sale of Class A, Class B and Class C shares will be conducted generally by the Chase Vista Funds, and activities intended to promote the Fund's Class A, Class B or Class C shares may also benefit the Fund's other shares and other Chase Vista Funds.



     VFD may provide promotional incentives to broker-dealers that meet specified sales targets for one or more Vista Funds. These incentives may include gifts of up to $100 per person annually; an occasional meal, ticket to a sporting event or theater for entertainment for broker-dealers and their guests; and payment or reimbursement for travel expenses, including lodging and meals, in connection with attendance at training and educational meetings within and outside the U.S.


     VFD may from time to time, pursuant to objective criteria established by it, pay additional compensation to qualifying authorized broker-dealers for certain services or activities which are primarily intended to result in the sale of shares of the Fund. In some instances, such compensation may be offered only to certain broker-dealers who employ registered representatives who have sold or may sell significant amounts of shares of the Fund and/or other Chase Vista Funds during a specified period of time. Such compensation does not represent an additional expense to the Fund or its shareholders, since it will be paid by VFD out of compensation retained by it from the Fund or other sources available to it.


     The Distribution Agreement is currently in effect and will continue in effect thereafter with respect to each Fund only if such continuance is specifically approved at least annually by the Board of Trustees or by vote of a majority of such Fund's outstanding voting securities and, in either case, by a majority of the Trustees who are not parties to the Distribution Agreement or "interested persons" (as defined in the 1940 Act) of any such party. The Distribution Agreement is terminable without penalty by the Trust on behalf of each Fund on 60 days' written notice when authorized either by a majority vote of such Fund's shareholders or by vote of a majority of the Board of Trustees of the Trust, including a majority of the Trustees who are not "interested persons" (as defined in the 1940 Act) of the Trust, or by the Distributor on 60 days' written notice, and will automatically terminate in the event of its "assignment" (as defined in the 1940 Act). The Distribution Agreement also provides that neither the Distributor nor its personnel shall be liable for any act or omission in the course of, or connected with, rendering services under the Distribution Agreement, except for wilful misfeasance, bad faith, gross negligence or reckless disregard of its obligations or duties.


     In the event the operating expenses of any Fund, including all investment advisory, administration and sub-administration fees, but excluding brokerage commissions and fees, taxes, interest and extraordinary expenses such as litigation, for any fiscal year exceed the most restrictive expense limitation applicable to that Fund imposed by the securities laws or regulations thereunder of any state in which the shares of such Fund are qualified for sale, as such limitations may be raised or lowered from time to time, the Distributor shall reduce its sub-administration fee with respect to such Fund (which fee is described below) to the extent of its share of such excess expenses. The amount of any such reduction to be borne by the Distributor shall be deducted from the monthly sub-administration fee otherwise payable with respect to such Fund during such fiscal year; and if such amounts should exceed the monthly fee, the Distributor shall pay to such Fund its share of such excess expenses no later than the last day of the first month of the next succeeding fiscal year.

     In consideration of the sub-administration services provided by the Distributor pursuant to the Distribution Agreement, the Distributor receives an annual fee, payable monthly, of 0.05% of the net assets of each Fund. The Distributor may voluntarily waive a portion of the fees payable to it under the Distribution Agreement with respect to each Fund on a month-to-month basis. For the fiscal years ended October 31, 1997, 1998 and 1999, the Distributor was paid or accrued sub-administration fees with respect to the Funds and voluntarily waived the amount in parentheses following such fees:





                                                           Fiscal Year Ended October 31,
                                ------------------------------------------------------------------------------------
                                           1997                         1998                         1999
                                --------------------------   --------------------------   --------------------------
International Equity Fund:        $16,220        $(8,136)     $13,864        $(13,864)     $13,176        $(13,176)
European Fund                       5,628         (3,184)      13,973          (3,223)      27,768              --
Japan Fund                          2,755         (2,755)       1,678          (1,678)       1,756          (1,756)
Southeast Asian Fund                6,296         (4,030)       2,666          (2,666)       3,019          (3,019)
Latin American Equity Fund#         N/A           N/A           2,981          (2,981)       2,722          (2,722)



----------
 #Fees and waivers for 1998 are for the period from December 1, 1997
  (commencement of operations) through October 31, 1998.


          Shareholder Servicing Agents, Transfer Agent and Custodian


     The Trust has entered into a shareholder servicing agreement (a "Servicing Agreement") with each Shareholder Servicing Agent to provide certain services including but not limited to the following: answer customer inquiries regarding account status and history, the manner in which purchases and redemptions of shares may be effected for the Fund as to which the Shareholder Servicing Agent is so acting and certain other matters pertaining to the Fund; assist shareholders in designating and changing dividend options, account designations and addresses; provide necessary personnel and facilities to establish and maintain shareholder accounts and records; assist in processing purchase and redemption transactions; arrange for the wiring of funds; transmit and receive funds in connection with customer orders to purchase or redeem shares; verify and guarantee shareholder signatures in connection with redemption orders and transfers and changes in shareholder-designated accounts; furnish (either separately or on an integrated basis with other reports sent to a shareholder by a Shareholder Servicing Agent) quarterly and year-end statements and confirmations of purchases and redemptions; transmit, on behalf of the Fund, proxy statements, annual reports, updated prospectuses and other communications to shareholders of the Fund; receive, tabulate and transmit to the Fund proxies executed by shareholders with respect to meetings of shareholders of the Fund; and provide such other related services as the Fund or a shareholder may request. Shareholder servicing agents may be required to register pursuant to state securities law. For performing these services, each shareholder servicing agent receives an annual fee of up to 0.25% of the average daily net assets of the shares of the Funds held by investors for whom the shareholder servicing agent maintains a servicing relationship. Shareholder Servicing Agents may subcontract with other parties for the provision of shareholder support services.



     Each Shareholder Servicing Agent may voluntarily agree from time to time to waive a portion of the fees payable to it under its Servicing Agreement with respect to each Fund on a month-to-month basis. For the fiscal years ended October 31, 1997, 1998 and 1999, fees payable to the Shareholder Servicing Agents and the amounts voluntarily waived for each such period (as indicated in parentheses) were as follows:

                                                        Fiscal Year-Ended October 31,
                              ----------------------------------------------------------------------------------
                                        1997                         1998                         1999
                              -------------------------   ---------------------------   ------------------------
                                 payable       waived        payable        waived       payable       waived
                              ------------   ----------   ------------   ------------   ---------   ------------
International Equity Fund:
 Class A                         $60,160         --          $49,814      $      --     $47,950      $      --
 Class B                          20,965         --           19,363        (13,262)     17,928        (17,928)
European Fund
 Class A                              --         --               --             --          --             --
 Class B                           3,107         --           15,675             --      27,069             --
 Class C                           N/A           N/A           N/A           N/A          2,093             --
Southeast Asian Fund
 Class A                              --         --               --             --          --             --
 Class B                           4,363         --            2,476         (1,559)      3,357         (3,357)
Japan Fund
 Class A                              --         --               --             --          --             --
 Class B                           1,886         --            1,891           (902)      1,618         (1,618)
Latin American Equity Fund
 Class A**                         N/A           N/A          15,040        (15,040)     13,456        (13,456)
 Class B#                          N/A           N/A              18            (18)        156           (156)



----------
**Fees and waivers for 1998 are for the period from December 1, 1997
  (commencement of operations) through October 31, 1998.
# Fees and waivers for 1998 are for the period from March 24, 1998
  (commencement of offering of class of shares) through October 31, 1998.

     Shareholder Servicing Agents may offer additional services to their customers, such as pre-authorized or systematic purchase and redemption plans. Each Shareholder Servicing Agent may establish its own terms and conditions, including limitations on the amounts of subsequent transactions, with respect to such services. Certain Shareholder Servicing Agents may (although they are not required by the Trust to do so) credit to the accounts of their customers from whom they are already receiving other fees amounts not exceeding such other fees or the fees for their services as Shareholder Servicing Agents.


     For shareholders that bank with Chase, Chase may aggregate investments in the Chase Vista Funds with balances held in Chase bank accounts for purposes of determining eligibility for certain bank privileges that are based on specified minimum balance requirements, such as reduced or no fees for certain banking services or preferred rates on loans and deposits. Chase and certain broker-dealers and other Shareholder Servicing Agents may, at their own expense, provide gifts, such as computer software packages, guides and books related to investment or additional Fund shares valued up to $250 to their customers that invest in the Chase Vista Funds.

     Chase and/or the Distributor may from time to time, at their own expense out of compensation retained by them from the Fund or other sources available to them, make additional payments to certain selected dealers or other Shareholder Servicing Agents for performing administrative services for their customers. These services include maintaining account records, processing orders to purchase, redeem and exchange Fund shares and responding to certain customer inquiries. The amount of such compensation may be up to an additional 0.10% annually of the average net assets of the Fund attributable to shares if the Fund held by customers of such Shareholder Servicing Agents. Such compensation does not represent an additional expense to the Fund or its shareholders, since it will be paid by Chase and/or the Distributor.

     The Trust has also entered into a Transfer Agency Agreement with DST Systems, Inc. ("DST") pursuant to which DST acts as transfer agent for the Trust. DST's address is 210 West 10th Street, Kansas City, MO 64105.

     Pursuant to a Custodian Agreement, Chase acts as the custodian of the assets of each Fund and receives such compensation as is from time to time agreed upon by the Trust and Chase. As custodian, Chase provides oversight and record keeping for the assets held in the portfolios of each Fund. Chase also provides fund accounting services for the income, expenses and shares outstanding for such Funds. Chase is located at 3 Metro- tech Center, Brooklyn, NY 11245. Investors Bank and Trust Co., One First Canadian Place, Toronto, Canada M5X 1C8, provides similar services for the International Equity Portfolio.


                             INDEPENDENT ACCOUNTANTS


     The financial statements incorporated herein by reference from the Trust's Annual Reports to Shareholders for the fiscal year ended October 31, 1999, and the related financial highlights which appear in the Prospectuses, have been incorporated herein and included in the Prospectuses in reliance on the reports of PricewaterhouseCoopers LLP, 1177 Avenue of the Americas, New York, New York 10036, independent accountants of the Funds, given on the authority of said firm as experts in accounting and auditing. PricewaterhouseCoopers LLP provides the Funds with audit services, tax return preparation and assistance and consultation with respect to the preparation of filings with the Securities and Exchange Commission.

                           CERTAIN REGULATORY MATTERS


     Chase and its affiliates may have deposit, loan and other commercial banking relationships with the issuers of securities purchased on behalf of any of the Funds, including outstanding loans to such issuers which may be repaid in whole or in part with the proceeds of securities so purchased. Chase and its affiliates deal, trade and invest for their own accounts in U.S. Government obligations, municipal obligations and commercial paper and are among the leading dealers of various types of U.S. Government obligations and municipal obligations. Chase and its affiliates may sell U.S. Government obligations and municipal obligations to, and purchase them from, other investment companies sponsored by the Funds' distributor or affiliates of the distributor. Chase will not invest any Fund assets in any U.S. Government obligations, municipal obligations or commercial paper purchased from itself or any affiliate, although under certain circumstances such securities may be purchased from other members of an underwriting syndicate in which Chase or an affiliate is a non-principal member. This restriction my limit the amount or type of U.S. Government obligations, municipal obligations or commercial paper available to be purchased by any Fund. Chase has informed the Funds that in making its investment decision, it does not obtain or use material inside information in the possession of any other division or department of Chase, including the division that performs services for the Trust as custodian, or in the possession of any affiliate of Chase. Shareholders of the Funds should be aware that, subject to applicable legal or regulatory restrictions, Chase and its affiliates may exchange among themselves certain information about the shareholder and his account. Transactions with affiliated broker-dealers will only be executed on an agency basis in accordance with applicable federal regulations.


                               GENERAL INFORMATION

                                    Expenses

     Each Fund pays the expenses incurred in its operations, including its pro rata share of expenses of the Trust. These expenses include investment advisory and administrative fees; the compensation of the Trustees; registration fees; interest charges; taxes; expenses connected with the execution, recording and settlement of security transactions; fees and expenses of the Funds' custodian for all services to the funds, including safekeeping of funds and securities and maintaining required books and accounts; expenses of preparing and mailing reports to investors and to government offices and commissions; expenses of meetings of investors; fees and expenses of independent accountants, of legal counsel and of any transfer agent, registrar or dividend disbursing agent of the Trust; insurance premiums; and expenses of calculating the net asset value of, and the net income on, shares of the Funds. Shareholder servicing and distribution fees are all allocated to specific classes of the Funds. In addition, the Funds may allocate transfer agency and certain other expenses by class. Service providers to a Fund may, from time to time, voluntarily waive all or a portion of any fees to which they are entitled.

             Description of Shares, Voting Rights and Liabilities


     Mutual Fund Group is an open-end, non-diversified management investment company organized as a Massachusetts business trust under the laws of the Commonwealth of Massachusetts in 1987. Because the Trust is "non-diversified", more than 5% of the assets of certain Funds may be invested in the obligations of any single issuer, which may make the value of the shares in such a Fund more susceptible to certain risks than shares of a diversified mutual fund.



     The Trust currently consists of 21 series of shares of beneficial interest, par value $.001 per share. With respect to certain Funds, the Trust may offer more than one class of shares. The Trust has reserved the right to create and issue additional series or classes. Each share of a series or class represents an equal proportionate interest in that series or class with each other share of that series or class. The shares of each series or class participate equally in the earnings, dividends and assets of the particular series or class. Expenses of the Trust which are not attributable to a specific series or class are allocated among all the series in a manner believed by management of the Trust to be fair and equitable. Shares have no preemptive or conversion rights. Shares when issued are fully paid and non-assessable, except as set forth below. Shareholders are entitled to one vote for each whole share held, and each fractional share shall be entitled to a proportional fractional vote, except that Trust shares held in the treasury of the Trust shall not be voted. Shares of class generally vote together except when required under federal securities laws to vote separately on matters that only affect a particular class, such as the approval of distribution plans for a particular class. With respect to shares purchased through a Shareholder Servicing Agent and, in the event written proxy instructions are not received by a Fund or its designated agent prior to a shareholder meeting at which a proxy is to be voted and the shareholder does not attend the meeting in person, the Shareholder Servicing Agent for such shareholder will be authorized pursuant to an applicable agreement with the shareholder to vote the shareholder's outstanding shares in the same proportion as the votes cast by other Fund shareholders represented at the meeting in person or by proxy.



     Certain Funds offer Class A, Class B and Class C shares. The classes of shares have several different attributes relating to sales charges and expenses, as described herein and in the Prospectuses. In addition to such differences, expenses borne by each class of a Fund may differ slightly because of the allocation of other class-specific expenses. For example, a higher transfer agency fee may be imposed on Class B shares than on class A shares. The relative impact of initial sales charges, contingent deferred sales charges, and ongoing annual expenses will depend on the length of time a share is held.


     Selected dealers and financial consultants may receive different levels of compensation for selling one particular class of shares rather than another.


     The business and affairs of the Trust are managed under the general direction and supervision of the Trust's Board of Trustees.The Trust is not required to hold annual meetings of shareholders but will hold special meetings of shareholders of a series or class when, in the judgment of the Trustees, it is necessary or desirable to submit matters for a shareholder vote. Shareholders have, under certain circumstances, the right to communicate with other shareholders in connection with requesting a meeting of shareholders for the purpose of removing one or more Trustees. Shareholders also have, in certain circumstances, the right to remove one or more Trustees without a meeting. No material amendment may be made to the Trust's Declaration of Trust without the affirmative vote of the holders of a majority of the outstanding shares of each series affected by the amendment. The Trust's Declaration of Trust provides that, at any meeting of shareholders of the Trust or of any series or class, a Shareholder Servicing Agent may vote any shares as to which such Shareholder Servicing Agent is the agent of record and which are not represented in person or by proxy at the meeting, proportionately in accordance with the votes cast by holders of all shares of that series or class otherwise represented at the meeting in person or by proxy as to which such Shareholder Servicing Agent is the agent of record. Any shares so voted by a Shareholder Servicing Agent will be deemed rep-resented at the meeting for purposes of quorum requirements. Shares have no preemptive or conversion rights. Shares, when issued, are fully paid and non-assessable, except as set forth below. Any series or class may be terminated
(i) upon the merger or consolidation with, or the sale or disposition of all or substantially all of its assets to, another entity, if approved by the vote of the holders of two thirds of its outstanding shares, except that if the Board of Trustees recommends such merger, consolidation or sale or disposition of assets, the approval by vote of the holders of a majority of the series' or class' outstanding shares will be sufficient, or (ii) by the vote of the holders of a majority of its outstanding shares, or (iii) by the Board of Trustees by written notice to the series' or class' shareholders. Unless each series and class is so terminated, the Trust will continue indefinitely.


     Stock certificates are issued only upon the written request of a shareholder, subject to the policies of the investor's Shareholder Servicing Agent, but the Trust will not issue a stock certificate with respect to shares that may be redeemed through expedited or automated procedures established by a Shareholder Servicing Agent. No certificates are issued for Class B shares due to their conversion feature. No certificates are issued for Institutional Shares.


     Under Massachusetts law, shareholders of a business trust may, under certain circumstances, be held personally liable as partners for its obligations. However, the Trust's Declaration of Trust contains an express disclaimer of shareholder liability for acts or obligations of the Trust and provides for indemnification and reimbursement of expenses out of the Trust property for any shareholder held personally liable for the obligations of the Trust. The Trust's Declaration of Trust also provides that the Trust shall maintain appropriate insurance (for example, fidelity bonding and errors and omissions insurance) for the protection of the Trust, its shareholders, Trustees, officers, employees and agents covering possible tort and other liabilities. Thus, the risk of a shareholder incurring financial loss on account of shareholder liability is limited to circumstances in which both inadequate insurance existed and the Trust itself was unable to meet its obligations.


     The Trust's Declaration of Trust further provides that obligations of the Trust are not binding upon the Trustees individually but only upon the property of the Trust and that the Trustees will not be liable for any action or failure to act, errors of judgment or mistakes of fact or law, but nothing in the Declaration of Trust protects a Trustee against any liability to which he would otherwise be subject by reason of wilful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of his office.


     The Board of Trustees has adopted a code of ethics addressing personal securities transactions by investment personnel and access persons and other related matters. The code has been designated to address potential conflicts of interest that can arise in connection with personal trading activities of such persons. Persons subject to the code are generally permitted to engage in personal securities transactions, subject to certain prohibitions, pre-clearance requirements and blackout periods.

                                Principal Holders


     As of February 16, 2000 the following persons owned of record 5% or more of the outstanding shares of the following classes of the following Funds:






       EUROPEAN FUND A SHARES
       Balsa & Co.                      20.23%
       PO Box 1768
       Grand Central Station
       New York, NY 10163-1768

       Balsa & Co.                      12.40%
       PO Box 1768
       Grand Central Station
       New York, NY 10163-1768

       Balsa & Co.                      10.45%
       PO Box 1768
       Grand Central Station
       New York, NY 10163-1768

       EUROPEAN FUND B SHARES
       MLPF&S for the sole benefit      10.33%
       of its customers
       Attn: Fund Administration
       SEC# 97HT4
       4800 Deer Lake Drive East
       2nd Floor
       Jacksonville, FL 32246-6484

       EUROPEAN FUND C SHARES
       MLPF&S for the sole benefit      26.84%
       of its customers
       Attn: Fund Administration
       SEC# 97TR4
       4800 Deer Lake Drive East
       2nd Floor
       Jacksonville, FL 32246-6484

       Everen Securities Inc.            9.82%
       Account 7651-1603
       Michael Regan &
       Jean Regan Jtten
       111 East Kilbourn Avenue
       Milwaukee, WI 53202-6611

       INTERNATIONAL EQUITY FUND
       A SHARES
       Balsa & Co.                      27.01%
       PO Box 1768
       Grand Central Station
       New York, NY 10163-1768



       Texas Commerce Bank NA           15.36%
       Attn: Avesta
       PO Box 2558
       Houston, TX 77252-2558

       JAPAN FUND A SHARES
       Balsa & Co.                      46.12%
       PO Box 1768
       Grand Central Station
       New York, NY 10163-1768

       Balsa & Co.                      20.28%
       PO Box 1768
       Grand Central Station
       New York, NY 10163-1768

       JAPAN FUND B SHARES
       MLPF&S for sole benefit of its   27.58%
       customers
       Attn: Fund Adminsitration
       SEC# 97HT6
       4800 Deer Lake Drive East
       2nd Floor
       Jacksonville, FL 32246-6484

       NFSC FEBO #CL5-545830            14.56%
       Mario Siragusa
       23 Rue de la Loi
       Brussels, Belgium

       NFSC FEBO #C1Q-008729             7.51%
       Michael Marco
       Antonina Campanella Marco
       40 Malcolm Court
       Tenafly, NJ 07670-2423

       SOUTHEAST ASIAN FUND
       A SHARES
       Balsa & Co.                      29.97%
       PO Box 1768
       Grand Central Station
       New York, NY 10163-1768


       Balsa & Co.                    20.84%
       PO Box 1768
       Grand Central Station
       New York, NY 10163-1768

       SOUTHEAST ASIAN FUND
       B SHARES
       MLPF&S for the sole benefit    20.52%
       of its customers
       Attn: Fund Administration
       SEC# 97HT3
       4600 Deer Lake Drive East
       2nd Floor
       Jacksonville, FL 32246-6484

       LATIN AMERICAN EQUITY -
       A SHARES
       Balsa & Co.                    89.27%
       PO Box 1768
       Grand Central Station
       New York, NY 10163-1768

       Charles M. Kornberger           5.77%
       Veronica S. Kornberger
       JTWROS
       248 Ellin Drive
       Park Ridge, NJ 07656-2517


       LATIN AMERICAN EQUITY -
       B SHARES
       Anita Forsythe                 56.86%
       Kathleen Melleky JT TEN
       1606 Fann Court, SW
       Ocean Island Beach, NC 28469-
       6717

       Luis J. Perea & Vilma T.       13.89%
       Sodevilla
       All Digital Productions Inc.
       Pension Plan
       2100 Coral Way, Ste. 502
       Miami, FL 33145-2657

       FCS Cust                       10.96
       FBO Stephen A. Malcolm
       S/D IRA
       28 Fair Street
       Cooperstown, NY 13326-1031

       FCS Cust                       10.60%
       FBO Ellen A. Morris
       S/D IRA
       PO Box 742
       Cooperstown, NY 13326-0742

       IFTC Cust IRA R/O               7.22%




  Edwin J. Boccardo
  1516 Esther Lane
  Yardley, PA 19067-4732

                              Financial Statements



     The 1999 Annual Report to Shareholders of each Fund, including the reports of independent accountants, financial highlights and financial statements for the fiscal year ended October 31, 1999 contained therein, are incorporated herein by reference.

              Specimen Computations of Offering Prices Per Share

               International Equity Fund (specimen computations)



A Shares:

Net Asset Value and Redemption Price per Share
 of Beneficial Interest at October 31, 1999                                 $13.77

Maximum Offering Price per Share ($13.77 divided by .9425)
 (reduced on purchases of $100,000 or more)                                 $14.61

B Shares:

Net Asset Value and Redemption Price per Share
 of Beneficial Interest at October 31, 1999                                 $13.51

                               European Fund (specimen computations)
A Shares:

Net Asset Value and Redemption Price per Share
 of Beneficial Interest at October 31, 1999                                 $16.52

Maximum Offering Price per Share ($16.52 divided by .9425)
 (reduced on purchases of $100,000 or more)                                 $17.53

B Shares:

Net Asset Value and Redemption Price per Share
 of Beneficial Interest at October 31, 1999                                 $16.18

C Shares:

Net Asset Value and Redemption Price per Share of Beneficial Interest at
 October 31, 1999                                                           $16.19

                       Japan Fund (specimen computations)

A Shares:

Net Asset Value and Redemption Price per Share
 of Beneficial Interest at October 31, 1999                                 $ 9.84

Maximum Offering Price per Share ($9.84 divided by .9425)
 (reduced on purchases of $100,000 or more)                                 $10.44


B Shares:

Net Asset Value and Redemption Price per Share
 of Beneficial Interest at October 31, 1999                                 $ 9.65

                          Southeast Asian Fund (specimen computations)
A Shares:

Net Asset Value and Redemption Price per Share
 of Beneficial Interest at October 31, 1999                                 $ 8.79

Maximum Offering Price per Share ($8.79 divided by .9425)
 (reduced on purchases of $100,000 or more)                                 $ 9.33

B Shares:

Net Asset Value and Redemption Price per Share
 of Beneficial Interest at October 31, 1999                                 $ 8.56

                                       Latin American Equity Fund

A Shares:

Net Asset Value and Redemption Price per Share
 of Beneficial Interest at October 31, 1999                                 $ 5.88

Maximum Offering Price per Share ($5.88 divided by .9425)
 (reduced on purchases of $100,000 or more)                                 $ 6.24

B Shares:

Net Asset Value and Redemption Price per Share of Beneficial Interest at
 October 31, 1999                                                           $ 5.84


The European Fund, Japan Fund and Southeast Asian Fund commenced offering of Shares on November 1, 1995. The Latin American Equity Fund commenced offering of Shares on December 1, 1997.

                                   APPENDIX A

                       DESCRIPTION OF CERTAIN OBLIGATIONS
                ISSUED OR GUARANTEED BY U.S. GOVERNMENT AGENCIES
                              OR INSTRUMENTALITIES

     Federal Farm Credit System Notes and Bonds--are bonds issued by a cooperatively owned nationwide system of banks and associations supervised by the Farm Credit Administration, an independent agency of the U.S. Government. These bonds are not guaranteed by the U.S. Government.

     Maritime Administration Bonds--are bonds issued and provided by the Department of Transportation of the U.S. Government and are guaranteed by the U.S. Government.

     FNMA Bonds--are bonds guaranteed by the Federal National Mortgage Association. These bonds are not guaranteed by the U.S. Government.

     FHA Debentures--are debentures issued by the Federal Housing
Administration of the U.S. Government and are guaranteed by the U.S.
Government.

     FHA Insured Notes--are bonds issued by the Farmers Home Administration, the U.S. Government and are guaranteed by the U.S. Government.

     GNMA Certificates--are mortgage-backed securities which represent a partial ownership interest in a pool of mortgage loans issued by lenders such as mortgage bankers, commercial banks and savings and loan associations. Each mortgage loan included in the pool is either insured by the Federal Housing Administration or guaranteed by the Veterans Administration and therefore guaranteed by the U.S. Government. As a consequence of the fees paid to GNMA and the issuer of GNMA Certificates, the coupon rate of interest of GNMA Certificates is lower than the interest paid on the VA-guaranteed or FHA-insured mortgages underlying the Certificates. The average life of a GNMA Certificate is likely to be substantially less than the original maturity of the mortgage pools underlying the securities. Prepayments of principal by mortgagors and mortgage foreclosures may result in the return of the greater part of principal invested far in advance of the maturity of the mortgages in the pool. Foreclosures impose no risk to principal investment because of the GNMA guarantee. As the prepayment rate of individual mortgage pools will vary widely, it is not possible to accurately predict the average life of a particular issue of GNMA Certificates. The yield which will be earned on GNMA Certificates may vary from their coupon rates for the following reasons: (i) Certificates may be issued at a premium or discount, rather than at par; (ii) Certificates may trade in the secondary market at a premium or discount after issuance; (iii) interest is earned and compounded monthly which has the effect of raising the effective yield earned on the Certificates; and (iv) the actual yield of each Certificate is affected by the prepayment of mortgages included in the mortgage pool underlying the Certificates. Principal which is so prepaid will be reinvested although possibly at a lower rate. In addition, prepayment of mortgages included in the mortgage pool underlying a GNMA Certificate purchased at a premium could result in a loss to a Fund. Due to the large amount of GNMA Certificates outstanding and active participation in the secondary market by securities dealers and investors, GNMA Certificates are highly liquid instruments. Prices of GNMA Certificates are readily available from securities dealers and depend on, among other things, the level of market rates, the Certificate's coupon rate and the prepayment experience of the pool of mortgages backing each Certificate. If agency securities are purchased at a premium above principal, the premium is not guaranteed by the issuing agency and a decline in the market value to par may result in a loss of the premium, which may be particularly likely in the event of a prepayment. When and if available, U.S. Government obligations may be purchased at a discount from face value.

     FHLMC Certificates and FNMA Certificates--are mortgage-backed bonds issued by the Federal Home Loan Mortgage Corporation and the Federal National Mortgage Association, respectively, and are guaranteed by the U.S. Government.

     GSA Participation Certificates--are participation certificates issued by the General Services Administration of the U.S. Government and are guaranteed by the U.S. Government.

     New Communities Debentures--are debentures issued in accordance with the provisions of Title IV of the Housing and Urban Development Act of 1968, as supplemented and extended by Title VII of the Housing and Urban Development Act of 1970, the payment of which is guaranteed by the U.S. Government.

     Public Housing Bonds--are bonds issued by public housing and urban renewal agencies in connection with programs administered by the Department of Housing and Urban Development of the U.S. Government, the payment of which is secured by the U.S. Government.

     Penn Central Transportation Certificates--are certificates issued by Penn Central Transportation and guaranteed by the U.S. Government.

     SBA Debentures--are debentures fully guaranteed as to principal and interest by the Small Business Administration of the U.S. Government.

     Washington Metropolitan Area Transit Authority Bonds--are bonds issued by the Washington Metropolitan Area Transit Authority. Some of the bonds issued prior to 1993 are guaranteed by the U.S. Government.

     FHLMC Bonds--are bonds issued and guaranteed by the Federal Home Loan Mortgage Corporation. These bonds are not guaranteed by the U.S. Government.

     Federal Home Loan Bank Notes and Bonds--are notes and bonds issued by the Federal Home Loan Bank System and are not guaranteed by the U.S. Government.

     Student Loan Marketing Association ("Sallie Mae") Notes and bonds--are notes and bonds issued by the Student Loan Marketing Association and are not guaranteed by the U.S. Government.

     D.C. Armory Board Bonds--are bonds issued by the District of Columbia Armory Board and are guaranteed by the U.S. Government.

     Export-Import Bank Certificates--are certificates of beneficial interest and participation certificates issued and guaranteed by the Export-Import Bank of the U.S. and are guaranteed by the U.S. Government.

     In the case of securities not backed by the "full faith and credit" of the U.S. Government, the investor must look principally to the agency issuing or guaranteeing the obligation for ultimate repayment, and may not be able to assert a claim against the U.S. Government itself in the event the agency or instrumentality does not meet its commitments.

     Investments may also be made in obligations of U.S. Government agencies or instrumentalities other than those listed above.

                                   APPENDIX B


                             DESCRIPTION OF RATINGS


A description of the rating policies of Moody's, S&P and Fitch with respect to bonds and commercial paper appears below.


Moody's Investors Service's Corporate Bond Ratings


Aaa--Bonds which are rated "Aaa" are judged to be of the best quality and carry the smallest degree of investment risk. Interest payments are protected by a large or by an exceptionally stable margin, and principal is secure. While the various protective elements are likely to change, such changes as can be visualized are most unlikely to impair the fundamentally strong position of such issues.


Aa--Bonds which are rated "Aa" are judged to be of high quality by all standards. Together with the Aaa group they comprise what are generally known as high grade bonds. They are rated lower than the best bonds because margins of protection may not be as large as in Aaa securities or fluctuation of protective elements may be of greater amplitude or there may be other elements present which make the long-term risks appear somewhat larger than in Aaa securities.


A--Bonds which are rated "A" possess many favorable investment qualities and are to be considered as upper medium grade obligations. Factors giving security to principal and interest are considered adequate but elements may be present which suggest a susceptibility to impairment sometime in the future.


Baa--Bonds which are rated "Baa" are considered as medium grade obligations, i.e., they are neither highly protected nor poorly secured. Interest payments and principal security appear adequate for the present but certain protective elements may be lacking or may be characteristically unreliable over any great length of time. Such bonds lack outstanding investment characteristics and in fact have speculative characteristics as well.


Ba--Bonds which are rated "Ba" are judged to have speculative elements; their future cannot be considered as well assured. Often the protection of interest and principal payments may be very moderate and thereby not well safeguarded during both good and bad times over the future. Uncertainty of position characterizes bonds in this class.


B--Bonds which are rated "B" generally lack characteristics of a desirable investment. Assurance of interest and principal payments or of maintenance and other terms of the contract over any long period of time may be small.


Caa--Bonds which are rated "Caa" are of poor standing. Such issues may be in default or there may be present elements of danger with respect to principal or interest.


Ca--Bonds which are rated "Ca" represent obligations which are speculative in high degree.


Such issues are often in default or have other marked shortcomings.


C--Bonds which are rated "C" are the lowest rated class of bonds and issues so rated can be regarded as having extremely poor prospects of ever attaining any real investment standing.


Moody's applies numerical modifiers "1", "2", and "3" to certain of its rating classifications. The modifier "1" indicates that the security ranks in the higher end of its generic rating category; the modifier "2" indicates a mid-range ranking; and the modifier "3" indicates that the issue ranks in the lower end of its generic rating category.

Standard & Poor's Ratings Group Corporate Bond Ratings


AAA--This is the highest rating assigned by Standard & Poor's to a debt obligation and indicates an extremely strong capacity to repay principal and pay interest.


AA--Bonds rated "AA" also qualify as high quality debt obligations. Capacity to pay principal and interest is very strong, and differs from "AAA" issues only in small degree.


A--Bonds rated "A" have a strong capacity to repay principal and pay interest, although they are somewhat more susceptible to the adverse effects of changes in circumstances and economic conditions than debt in higher rated categories.


BBB--Bonds rated "BBB" are regarded as having an adequate capacity to repay principal and pay interest. Whereas they normally exhibit adequate protection parameters, adverse economic conditions or changing circumstances are more likely to lead to a weakened capacity to repay principal and pay interest for bonds in this category than for higher rated categories.


BB-B-CCC-CC-C--Bonds rated "BB", "B", "CCC", "CC" and "C" are regarded, on balance, as predominantly speculative with respect to the issuer's capacity to pay interest and repay principal in accordance with the terms of the obligations. BB indicates the lowest degree of speculation and C the highest degree of speculation. While such bonds will likely have some quality and protective characteristics, these are outweighed by large uncertainties or major risk exposures to adverse conditions.


CI--Bonds rated "CI" are income bonds on which no interest is being paid.


D--Bonds rated "D" are in default. The "D" category is used when interest payments or principal payments are not made on the date due even if the applicable grace period has not expired unless S&P believes that such payments will be made during such grace period. The "D" rating is also used upon the filing of a bankruptcy petition if debt service payments are jeopardized.


The ratings set forth above may be modified by the addition of a plus or minus to show relative standing within the major rating categories.


Moody's Investors Service's Commercial Paper Ratings


Prime-1--Issuers (or related supporting institutions) rated "Prime-1" have a superior ability for repayment of senior short-term debt obligations. "Prime-1" repayment ability will often be evidenced by many of the following characteristics: leading market positions in well-established industries, high rates of return on funds employed, conservative capitalization structures with moderate reliance on debt and ample asset protection, broad margins in earnings coverage of fixed financial charges and high internal cash generation, and well-established access to a range of financial markets and assured sources of alternate liquidity.


Prime-2--Issuers (or related supporting institutions) rated "Prime-2" have a strong ability for repayment of senior short-term debt obligations. This will normally be evidenced by many of the characteristics cited above but to a lesser degree. Earnings trends and coverage ratios, while sound, will be more subject to variation. Capitalization characteristics, while still appropriate, may be more affected by external conditions. Ample alternative liquidity is maintained.


Prime-3--Issuers (or related supporting institutions) rated "Prime-3" have an acceptable ability for repayment of senior short-term obligations. The effect of industry characteristics and market compositions may be more pronounced. Variability in earnings and profitability may result in changes in the level of debt protection measurements and the requirement for relatively high financial leverage. Adequate alternate liquidity is maintained.

Not Prime--Issuers rated "Not Prime" do not fall within any of the Prime rating categories.


Standard & Poor's Ratings Group Commercial Paper Ratings


A S&P commercial paper rating is current assessment of the likelihood of timely payment of debt having an original maturity of no more than 365 days. Ratings are graded in several categories, ranging from "A-1" for the highest quality obligations to "D" for the lowest. The four categories are as follows:


A-1--This highest category indicates that the degree of safety regarding timely payment is strong. Those issues determined to possess extremely strong safety characteristics are denoted with a plus (+) sign designation.


A-2--Capacity for timely payment on issues with this designation is satisfactory. However, the relative degree of safety is not as high as for issues designated "A-1".


A-3--Issues carrying this designation have adequate capacity for timely payment. They are, however, somewhat more vulnerable to the adverse effects of changes in circumstances than obligations carrying the higher designations.


B--Issues rated "B" are regarded as having only speculative capacity for timely payment.


C--This rating is assigned to short-term debt obligations with a doubtful capacity for payment.


D--Debt rated "D" is in payment default. The "D" rating category is used when interest payments or principal payments are not made on the date due, even if the applicable grace period has not expired, unless S&P believes that such payments will be made during such grace period.

Fitch Bond Ratings

     AAA--Bonds rated AAA by Fitch are considered to be investment grade and of the highest credit quality. The obligor has an exceptionally strong ability to pay interest and repay principal, which is unlikely to be affected by reasonably foreseeable events.


     AA--Bonds rated AA by Fitch are considered to be investment grade and of very high credit quality. The obligor's ability to pay interest and repay principal is very strong, although not quite as strong as bonds rated AAA. Because bonds rated in the AAA and AA categories are not significantly vulnerable to foreseeable future developments, short-term debt of these issues is generally rated F-1+ by Fitch


     A--Bonds rated A by Fitch are considered to be investment grade and of high credit quality. The obligor's ability to pay interest and repay principal is considered to be strong, but may be more vulnerable to adverse changes in economic conditions and circumstances than bonds with higher ratings.


     BBB--Bonds rated BBB by Fitch are considered to be investment grade and of satisfactory credit quality. The obligor's ability to pay interest and repay principal is considered to be adequate. Adverse changes in economic conditions and circumstances, however, are more likely to have adverse consequences on these bonds, and therefore impair timely payment. The likelihood that the ratings of these bonds will fall below investment grade is higher than for bonds with higher ratings.


     Plus and minus signs are used by Fitch to indicate the relative position of a credit within a rating category. Plus and minus signs, however, are not used in the AAA category.

Fitch Short-Term Ratings


Fitch's short-term ratings apply to debt obligations that are payable on demand or have original maturities of generally up to three years, including commercial paper, certificates of deposit, medium-term notes, and municipal and investment notes.

The short-term rating places greater emphasis than a long-term rating on the existence of liquidity necessary to meet the issuer's obligations in a timely manner.

Fitch's short-term ratings are as follows:


F-1+--Issues assigned this rating are regarded as having the strongest degree of assurance for timely payment.


F-1--Issues assigned this rating reflect an assurance of timely payment only slightly less in degree than issues rated F-1+.


F-2--Issues assigned this rating have a satisfactory degree of assurance for timely payment but the margin of safety is not as great as for issues assigned F-1+ and F-1 ratings.


F-3--Issues assigned this rating have characteristics suggesting that the degree of assurance for timely payment is adequate, although near-term adverse changes could cause these securities to be rated below investment grade.


LOC--The symbol LOC indicates that the rating is based on a letter of credit issued by a commercial bank.


Like higher rated bonds, bonds rated in the Baa or BBB categories are considered to have adequate capacity to pay principal and interest. However, such bonds may have speculative characteristics, and changes in economic conditions or other circumstances are more likely to lead to a weakened capacity to make principal and interest payments than is the case with higher grade bonds.


After purchase by a Fund, a security may cease to be rated or its rating may be reduced below the minimum required for purchase by such Fund. Neither event will require a sale of such security by a Fund. However, a Fund's investment manager will consider such event in its determination of whether such Fund should continue to hold the security. To the extent the ratings given by Moody's, S&P or Fitch may change as a result of changes in such organizations or their rating systems, a Fund will attempt to use comparable ratings as standards for investments in accordance with the investment policies contained in this Prospectus and in the Statement of Additional Information.